                                                                    Exhibit 2.17

                           MITEL NETWORKS CORPORATION

                                   ----------

                       CLASS A CONVERTIBLE PREFERRED SHARE
                             SUBSCRIPTION AGREEMENT

                                   ----------

                                 April 23, 2004


Portions of this document marked with "***" are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

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MITEL NETWORKS CORPORATION...............................................     1

ARTICLE 1 DEFINITIONS AND PRINCIPLES OF INTERPRETATION...................     2

   1.1   DEFINITIONS.....................................................     2
   1.2   INTELLECTUAL PROPERTY DEFINITIONS...............................    10
   1.3   CERTAIN RULES OF INTERPRETATION.................................    12
   1.4   KNOWLEDGE.......................................................    13
   1.5   ENTIRE AGREEMENT................................................    13
   1.6   SCHEDULES.......................................................    14
   1.7   EXHIBITS........................................................    14

ARTICLE 2 SHARE AND WARRANT SUBSCRIPTION.................................    14

   2.1   SUBSCRIPTION AND ISSUANCE OF PURCHASED SHARES AND EDGESTONE
            WARRANTS.....................................................    14
   2.2   PURCHASE PRICE..................................................    15
   2.3   CLOSING.........................................................    15
   2.4   CLOSING DELIVERIES..............................................    15
   2.5   CLOSING CONDITIONS IN FAVOUR OF EDGESTONE.......................    16
   2.6   CLOSING CONDITIONS IN FAVOUR OF THE CORPORATION.................    19

ARTICLE 3 ADDITIONAL EQUITY INVESTMENT...................................    21

   3.1   ADDITIONAL INVESTMENT...........................................    21
   3.2   EDGESTONE OPTION................................................    21
   3.3   ADJUSTMENTS.....................................................    22
   3.4   ADDITIONAL COMMON SHARES........................................    22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION..............    22

   4.1   INCORPORATION AND ORGANIZATION..................................    23
   4.2   CORPORATE RECORDS...............................................    23
   4.3   SUBSIDIARIES....................................................    23
   4.4   QUALIFICATION IN FOREIGN JURISDICTIONS..........................    24
   4.5   AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL......................    24
   4.6   LAWFUL ISSUANCE.................................................    26
   4.7   CORPORATE AUTHORIZATION.........................................    26
   4.8   NO GOVERNMENTAL OR THIRD PARTY CONSENTS.........................    27
   4.9   FINANCIAL STATEMENTS - ABSENCE OF CERTAIN CHANGES...............    27
   4.10  INVENTORY VALUATION.............................................    29
   4.11  ACCOUNTS RECEIVABLE.............................................    29
   4.12  ACCOUNTS PAYABLE................................................    30
   4.13  INDEBTEDNESS....................................................    30
   4.14  ABSENCE OF UNDISCLOSED LIABILITIES..............................    30
   4.15  CASH AND CASH EQUIVALENTS.......................................    30
   4.16  TAX MATTERS.....................................................    31
   4.17  REAL PROPERTY...................................................    32
   4.18  PERSONAL PROPERTY...............................................    33
   4.19  HEALTH, SAFETY AND ENVIRONMENTAL MATTERS........................    34
   4.20  EMPLOYMENT CONTRACTS............................................    34
   4.21  EMPLOYEE PLANS..................................................    36
   4.22  UNIONS..........................................................    38
   4.23  MATERIAL CONTRACTS..............................................    38
   4.24  CUSTOMERS, LICENSORS AND SUPPLIERS..............................    40
   4.25  DESCRIPTION OF BUSINESS INTELLECTUAL PROPERTY...................    41


                                       -i-

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                                TABLE OF CONTENTS
                                   (continued)

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   4.26  INTELLECTUAL PROPERTY RIGHTS....................................    41
   4.27  LITIGATION......................................................    46
   4.28  INSURANCE.......................................................    46
   4.29  INSIDERS AND CONFLICTS OF INTEREST..............................    47
   4.30  BROKERS.........................................................    48
   4.31  NO SALE AGREEMENTS..............................................    48
   4.32  PAYMENT OF BRECONRIDGE NOTE.....................................    48
   4.33  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC....................    48
   4.34  PUBLIC DISCLOSURES..............................................    49
   4.35  COMPLIANCE WITH SECURITIES LAW..................................    49
   4.36  FULL ACCESS.....................................................    50
   4.37  DISCLOSURE......................................................    50

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.................    50

   5.1   REPRESENTATIONS AND WARRANTIES OF INVESTOR......................    50
   5.2   INVESTOR ACKNOWLEDGEMENTS.......................................    52
   5.3   RELIANCE UPON REPRESENTATIONS AND WARRANTIES....................    54

ARTICLE 6 REGISTRATION AND TRANSFER OF SECURITIES........................    54

   6.1   TRANSFER AND EXCHANGE OF PURCHASED SHARES AND
           EDGESTONE WARRANTS............................................    54
   6.2   REPLACEMENT OF CERTIFICATES.....................................    54

ARTICLE 7 COVENANTS OF THE CORPORATION...................................    55

   7.1   POST-CLOSING COVENANTS..........................................    55

ARTICLE 8 LEAD WORK FEE AND EXPENSES.....................................    56

   8.1   PAYMENT OF LEAD WORK FEE........................................    56
   8.2   REIMBURSEMENT OF EXPENSES.......................................    56
   8.3   BROKER FEES.....................................................    56

ARTICLE 9 INDEMNIFICATION................................................    57

   9.1   NON-MERGER AND EXCLUSIVE REMEDY.................................    57
   9.2   GENERAL INDEMNIFICATION.........................................    57
   9.3   AGENCY FOR REPRESENTATIVES......................................    58
   9.4   TIME LIMITATIONS................................................    58
   9.5   LIMITATIONS AS TO AMOUNT........................................    59
   9.6   NOTICE OF THIRD PARTY CLAIMS....................................    59
   9.7   DEFENCE OF THIRD PARTY CLAIMS...................................    59
   9.8   ASSISTANCE FOR THIRD PARTY CLAIMS...............................    60
   9.9   SETTLEMENT OF THIRD PARTY CLAIMS................................    60
   9.10  DIRECT CLAIMS...................................................    60
   9.11  FAILURE TO GIVE TIMELY NOTICE...................................    61
   9.12  REDUCTIONS AND SUBROGATION......................................    61
   9.13  TAX EFFECT......................................................    61
   9.14  ADDITIONAL RULES AND PROCEDURES.................................    61

ARTICLE 10 GENERAL.......................................................    62

   10.1  AMENDMENTS......................................................    62
   10.2  WAIVER..........................................................    62
   10.3  SUCCESSORS AND ASSIGNS..........................................    62
   10.4  NOTICES.........................................................    62
   10.5  BINDING EFFECT AND BENEFITS.....................................    64


                                      -ii-

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                                TABLE OF CONTENTS
                                   (continued)

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   10.6  FURTHER ASSURANCES..............................................    64
   10.7  ARBITRATION.....................................................    64
   10.8  EQUITABLE RELIEF................................................    65
   10.9  CONFIDENTIALITY.................................................    65
   10.10 PUBLICITY.......................................................    65
   10.11 COUNTERPARTS....................................................    65
   10.12 LANGUAGE........................................................    65

           CLASS A CONVERTIBLE PREFERRED SHARE SUBSCRIPTION AGREEMENT

     THIS AGREEMENT is made this 23rd day of April, 2004,

BETWEEN:

     MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "Corporation")

                                     - and -

     EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (as listed on Schedule
     D), and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (as listed on Schedule D) (collectively "EdgeStone" or the "Investor")

RECITALS:

A. The authorized capital of the Corporation consists of an unlimited number of Common Shares.

B. The issued capital of the Corporation consists of 141,317,207 Common Shares and no other shares.

C. Prior to Closing, the Corporation shall file articles of amendment (the "Articles of Amendment") to create: (i) an unlimited number of Class A Convertible Preferred Shares, issuable in series, of which one series shall be designated as Class A Convertible Preferred Shares, Series 1; and (ii) an unlimited number of Class B Convertible Preferred Shares, issuable in series, of which one series shall be designated as Class B Convertible Preferred Shares, Series 1.

D.   In conjunction with the Closing and after the filing of the Articles of
     Amendment: (i) the Common Shares of the Corporation held by WCC and PTIC (as such terms are defined below) shall be exchanged for Class B Convertible Preferred Shares, Series 1; and (ii) the Common Shares of the Corporation held by each of the Converted Debenture Holders (as such term is defined below) that has executed a Debenture Holder Consent (as such term is defined below) shall be converted into Class B Convertible Preferred Shares, Series 1, on the basis hereinafter provided.

E. The Corporation wishes to issue and sell an aggregate of 20,000,000 Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation to EdgeStone and EdgeStone wishes to purchase such shares upon the terms and conditions set forth in this Agreement (the "Investment").

F. As the lead investor by virtue of the Investment, the Corporation wishes to also issue to EdgeStone the EdgeStone Warrants on the basis hereinafter provided.

G. Immediately upon completion of the transactions referred to or otherwise contemplated by this Agreement and the Other Agreements, including the completion of the Investment and the issuance of the Class B Convertible Preferred Shares, Series 1 described above (but excluding the issuance of securities in relation to the Additional Investment, and the Common Share offering contemplated in Section 3.4), the issued and outstanding capital of the Corporation shall be as set out in Schedule A.

THEREFORE the parties agree as follows:

                                    Article 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1  Definitions

Whenever used in this Agreement (including the Recitals hereto), the following words and terms shall have the meanings set out below:

     "Act" means the Canada Business Corporations Act;

     "Additional Investment" has the meaning ascribed thereto in Section 3.1(a);

     "Affiliate" of a Person means any Person that would be deemed to be an "affiliated entity" of such first mentioned Person under Rule 45-501 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;

     "Affiliated Group" includes any combined, consolidated, or unitary group, as defined under any applicable United States, Canadian, state, provincial, local, or foreign income tax law;

     "Aggregate Purchase Price" means the sum of the Share Purchase Price and the Warrant Purchase Price;

     "Agreement" means this Class A Convertible Preferred Share Subscription Agreement, including all schedules and exhibits and all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement;

     "Annual Budget" has the meaning ascribed to such term in the Shareholders Agreement;

     "Articles of Amendment" has the meaning ascribed thereto in the Recitals hereto;

     "Arm's Length" has the meaning ascribed to such term for the purposes of the Income Tax Act (Canada);

     "August 2002 Debentures" means the mandatory convertible debentures issued by the Corporation in August 2002 evidencing indebtedness of the Corporation to the holders thereof in the aggregate principal amount of $10,089,003;

     "August 2002 Debenture Shares" means an aggregate of 5,445,775 Common Shares issued on or about October 31, 2003 upon the conversion of the August 2002 Debentures;

     "Business" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice, video and data communications platforms over internet protocol, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration);

     "Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours;

     "Canadian Securities Laws" means the securities legislation, regulations, rules and published policy statements, blanket orders and blanket rulings and other regulatory instruments of the Securities Authorities of the Province of Ontario;

     "Claim" means any act, omission or state of facts, and any Legal Proceeding, assessment, judgment, settlement or compromise relating thereto, which may give rise to a right to indemnification under Article 9;

     "Closing" means the completion of the subscription for the Purchased Shares and EdgeStone Warrants by the Investor as contemplated in this Agreement;

     "Closing Date" means April 23, 2004 or such earlier or later date as the Corporation and the Investor may agree in writing;

     "Code" means the United States Internal Revenue Code of 1986, as amended;

     "Collective Agreement" means any collective agreement, letter of understanding, letter of intent or other written communication with any labour union or employee association that governs the terms and conditions of employment of any employees of the Corporation or any Subsidiary, including the collective agreements listed in Section 4.22 of the Disclosure Schedule;

     "Common Shares" means the common shares in the capital of the Corporation;

     "Contract" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guarantee, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, commitment, option, covenant, assurance or undertaking of any nature. For the purposes of any disclosure required under Section 4.23, the term "Contracts" shall not include any Contracts as between the Corporation and its Subsidiaries;

     "Converted Debenture Holders" means the holders of the August 2002 Debenture Shares;

     "Converted Shares" means the Common Shares issued or issuable upon the conversion of the Series A Shares;

     "Debenture Holder Consent" means the consent and notice of conversion to be executed by Converted Debenture Holders, substantially in the form attached as Exhibit F-1;

     "Disclosure Schedule" means the schedule of exceptions to the representations and warranties of the Corporation, attached as Schedule B;

     "EdgeStone Group" means:

          (a)  any Affiliate of EdgeStone;

          (b) any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

          (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

          (d) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b), (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b), whether or not, in either case, an Affiliate described in clause (a) has the exclusive right to exercise the rights of EdgeStone transferred hereunder on behalf of such beneficial holder or Persons; and

          (e) EdgeStone Capital Equity Fund II-A, L.P. and/or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P.

     "EdgeStone Purchase Option" has the meaning ascribed thereto in Section 3.2(a);

     "EdgeStone Warrants" means the Series 1 Warrants and the Series 2 Warrants;

     "Employee Plans" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether or not in writing, with respect to some or all of the current or former directors, officers, employees, independent contractors, agents or other service providers of the Corporation or any of the Subsidiaries which provide for or relate to:

          (a) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any compensation in addition to salary,

          (b) retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements, or

          (c) insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability, long term disability and workers compensation), vacation, sick pay, hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor's benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employment benefits;

     "Encumbrance" means any mortgage, hypothec, lien, charge, pledge, security interest, right of set-off, or other type of encumbrance whether fixed or floating, on any asset or assets, whether real, personal or mixed, tangible or intangible, or pledge or hypothecation of any such assets or any conditional sales agreement or any other title retention agreement relating to any such assets, option, right of pre-emption, privilege, or any obligation to assign, license or sub-license any asset including the Business IP (as defined in Section 1.2), or any action, claim, right to salvage, execution or demand of any nature whatsoever, howsoever created or arising, or any Contract to create any of the foregoing;

     "Environmental Laws" means, collectively, any and all federal, provincial, state, local or foreign statutes, regulations, ordinances, orders, and decrees relating to public health and safety, or the environment;

     "Equity Fund" means EdgeStone Capital Equity Fund II-A, L.P.;

     "ERISA" means the United States Employment Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" means any entity that, together with the Corporation, would be treated as a single employer under section 414 of the Code;

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

     "Existing Shareholders Agreement" means the Amended and Restated Shareholders Agreement made as of August 31, 2001 between the Corporation, Mitel Systems Corporation, Zarlink and PTIC;

     "Expenses" has the meaning ascribed thereto in Section 8.2(a);

     "Financial Statement Date" has the meaning ascribed thereto in Section 4.9;

     "Financial Statements" has the meaning ascribed to such term in Section
     4.9;

     "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

     "Hazardous Substance" means any pollutant, contaminant, toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws;

     "Indebtedness" means:

          (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured,

          (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement,

          (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property),

          (d) all indebtedness secured by a purchase money security interest or other Lien to secure all or part of the purchase price of property subject to such interest or Lien,

          (e) all obligations under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Corporation or any Subsidiary is liable as lessee,

          (f) any liability in respect of banker's acceptances or letters of credit, and

          (g) all indebtedness of any Person that is directly or indirectly guaranteed by the Corporation or any Subsidiary or that the Corporation or any Subsidiary has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;

     "Insiders" has the meaning ascribed thereto in the Securities Act
     (Ontario);

     "Investment" has the meaning ascribed thereto in the Recitals hereto;

     "Lead Work Fee" has the meaning ascribed thereto in Section 8.1;

     "Leased Real Property" means real property which the Corporation or a Subsidiary has a right to use or occupy pursuant to a lease, including those set forth and described in Section 4.17(a) of the Disclosure Schedule;

     "Legal Proceeding" means any litigation, action, suit, investigation, inquiry, hearing, claim, complaint, grievance, arbitration proceeding, mediation, alternative dispute resolution procedure or other proceeding (court, administrative, regulatory or otherwise), and includes any appeal or review of and any application for same;

     "Liens" means any and all liens, claims, mortgages, hypothecs, security interests, charges, Encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to the Shareholders Agreement or Registration Rights Agreement;

     "Loss" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment (including consequential damages, but excluding loss of profits or revenue), resulting from or arising out of any Claim, including the costs and expenses of any Legal Proceeding in relation to any such Claim, and any assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith;

     "Material Adverse Effect" means, with reference to the Corporation or any of the Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries taken as a whole, the Corporation's ability to consummate the transactions hereby contemplated, or the value of the Purchased Shares or the Converted Shares, other than any Material Adverse Effect resulting from industry-wide conditions affecting the industry in which the Corporation or any of the Subsidiaries carry on business or conditions affecting the economy in general;

     "Material Subsidiary" means each of Mitel Networks Limited, Mitel Networks, Inc., Mitel Networks International Limited and Mitel Networks Overseas Limited;

     "Other Agreements" means all of the agreements, instruments, certificates, and other documents, including the Shareholders Agreement, the Registration Rights Agreement and the EdgeStone Warrants, executed and delivered by or on behalf of the Corporation or EdgeStone or any of their respective Affiliates at the Closing or otherwise in connection with this Agreement and the transactions contemplated herein (including, without limitation, the certificates referred to in Sections 2.4(b)(ii) and 2.4(b)(iii));

     "Owned Real Property" means the real and immoveable property owned by the Corporation or any Subsidiary, as described in Section 4.17(a) of the Disclosure Schedule, and includes all plants, buildings, structures, erections, improvements, appurtenances and fixtures situate thereon or forming part thereof;

     "Party" or "Parties" means a party to this Agreement;

     "Permit" means any permit, license, approval, authorization, certificate, directive, order, variance, registration, right, privilege, concession or franchise issued, granted, conferred or otherwise created by any Governmental Authority;

     "Permitted Transferee" has the meaning ascribed to such term in the Shareholders Agreement;

     "Person" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau or court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

     "Purchased Shares" has the meaning ascribed thereto in Section 2.1(a);

     "PTIC" means Power Technology Investment Corporation;

     "PTIC Exchange and Release Agreement" means the Exchange and Release Agreement to be entered into between the Corporation and PTIC, substantially in the form attached hereto as Exhibit F-2;

     "PTIC Shares" means an aggregate of 4,000,000 Common Shares issued to PTIC pursuant to the PTIC Subscription Agreement;

     "PTIC Subscription Agreement" means the subscription agreement between PTIC and the Corporation dated August 31, 2001, as amended by Amendment No. 1 dated May 3, 2002;

     "Real Property" means the Leased Real Property and the Owned Real Property;

     "Registration Rights Agreement" means the registration rights agreement to be entered into between the Corporation, EdgeStone and certain other shareholders of the Corporation, substantially in the form attached hereto as Exhibit C;

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Act" means the United States Securities Act of 1933, as amended;

     "Securities Authorities" means the securities commissions and other regulatory authorities administering Canadian Securities Laws;

     "Senior Bank Debt" means all Indebtedness owed to the Senior Lender;

     "Senior Lender" means Bank of Montreal;

     "Series 1 Warrants" means warrants to purchase certain Common Shares to be issued to EdgeStone in accordance with this Agreement, substantially in the form annexed hereto as Exhibit D-1;

     "Series 2 Warrants" means warrants to purchase certain Common Shares to be issued to EdgeStone in accordance with this Agreement, substantially in the form annexed hereto as Exhibit D-2;

     "Series A Shares" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation having substantially the rights, privileges, restrictions and conditions set forth in Exhibit A-1;

     "Series B Shares" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation having substantially the rights, privileges, restrictions and conditions set forth in Exhibit A-2;

     "Share Purchase Price" has the meaning ascribed thereto in Section 2.2(a);

     "Shareholders Agreement" means the shareholders agreement to be entered into by the Corporation, EdgeStone, Mitel Systems Corporation, Mitel Knowledge Corporation, Zarlink, PTIC, WCC and Dr. Terence H. Matthews, substantially in the form attached hereto as Exhibit B;

     "Stock Option Plan" means the stock option plan of the Corporation enacted on March 6, 2001, as amended on May 8, 2001, August 3, 2001, June 18, 2002, September 6, 2002 and June 13, 2003;

     "Subsidiaries" means: (a) any corporation at least a majority of whose outstanding Voting Shares is owned, directly or indirectly, by the Corporation or by one or more of its Subsidiaries, or by the Corporation and by one or more of its Subsidiaries, and includes each of the corporations identified in Section 4.3 of the Disclosure Schedule; (b) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its Subsidiaries, or by the Corporation and one or more of its Subsidiaries; and (c) any limited partnership of which the Corporation or any of its Subsidiaries is a general partner, and "Subsidiary" means any one of them;

     "Tax" or "Taxes" means all taxes, assessments, duties, fees, levies, or other charges imposed by any Governmental Authority, including, without limitation, all federal, provincial, state, local, foreign and other income, corporation, franchise, profits, capital gains, estimated, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, environmental, customs, duties, imposts, real property, personal property, capital stock, unemployment, disability, payroll, license, employee, deficiency assessments, withholding and other taxes, assessments, charges, duties, fees, levies or other charges of any kind whatsoever imposed by any Governmental Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return) including any interest, penalties, or additions to tax in respect of the foregoing and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or Affiliated Group or of a contractual obligation to indemnify any person or other entity;

     "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax;

     "Time of Closing" means 11:00 a.m. (Eastern standard time) on the Closing Date;

     "TPC" means Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry;

     "TPC Agreement" means TPC Agreement No. 720-481443 dated October 10, 2002 between the Corporation TPC, March Networks Corporation and Mitel Knowledge Corporation;

     "U.S. Employee Plans" means each "employee benefit plan", as such term is defined in section 3(3) of ERISA, that is maintained or contributed to by the Corporation or any ERISA Affiliate to the extent that any such plan benefits U.S. employees;

     "Voting Shares" means shares, interests, participations or other equivalents in the equity interests (however designated) of a Person having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency;

     "Warrant Purchase Price" has the meaning ascribed thereto in Section
     2.2(c);

     "Warrant Shares" means the Common Shares issued or issuable upon exercise of the EdgeStone Warrants;

     "WCC" means Wesley Clover Corporation;

     "WCC Exchange and Release Agreement" means the Exchange and Release Agreement to be entered into between the Corporation and WCC, substantially in the form attached hereto as Exhibit F-3;

     "WCC Note Shares" means 20,448,875 Common Shares issued to WCC upon the conversion of certain indebtedness of the Corporation in the aggregate principal amount of $40,897,750;

     "Zarlink" means Zarlink Semiconductor Inc.; and

     "Zarlink Supply Agreement" means the supply agreement entered into between the Corporation and Zarlink dated February 16, 2001.

1.2  Intellectual Property Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

     "Business IP", "Licensed IP" and "Owned IP" shall have the respective meanings set forth in Section 4.25 hereof;

     "Commercial Software Licenses" means "shrink-wrap", "web-wrap", "click-wrap" or other similar generic licenses for commercially available software available to the public through retail dealers, and which are not, individually or in the aggregate, material to the Business;

     "Employee IP Agreement" means the agreements entered into and to be entered into by employees and consultants of the Corporation or the Subsidiaries in favour of the Corporation or a Subsidiary, as the case may be, relating to proprietary information and assignment of inventions;

     "Intellectual Property" or "IP" means any or all of the following and all intellectual property and other rights in, arising out of or associated with:

          (a) all patents and utility models and applications therefor (whether registered or not) and all provisionals, re-issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions, and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures ("Patents"),

          (b) all registered trade-marks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations and applications for registration thereof ("Trade-marks");

          (c) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith ("Copyrights"),

          (d) all integrated circuit topographies, integrated circuit topography registrations and applications therefor, and any equivalent or similar rights in semiconductor topographies, layouts, architectures or maskworks ("IC Topographies"),

          (e) all industrial design registration and applications therefor, and any equivalent or similar rights in any features of shape, configuration, pattern or ornament and combination of those features ("Industrial Designs"), and

          (f) all Internet or world wide web addresses, domain names and sites and applications and registrations therefor ("Domain Names");

     "Registered IP" means all Canadian, United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trade-marks, applications to register Trade-marks, including intent-to-use applications, or other registrations or applications related to Trade-marks and Domain Name registrations; (iii) Copyrights registrations and applications to register Copyrights; (iv) IC Topography registrations and applications to register IC Topographies; (v) Industrial Design registrations and applications to register Industrial Designs; and (vi) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any federal, state, provincial or foreign government or other public or private legal authority at any time; and

     "Technology" means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, records and data; (ii) inventions (whether or not patentable), improvements and enhancements; (iii) proprietary and confidential business and technical information, including manufacturing processes, technical data, trade secrets, ideas, research and development and know how; (iv) databases, data compilations and collections and technical data; and (v) all documentation related to the foregoing, including without limitation installation manuals, operator's manuals, system manuals, user manuals, conversion and other materials, printout specifications, system test data and error message listings.

1.3  Certain Rules of Interpretation

In this Agreement:

     (a) Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

     (b) Governing Law - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of
          Section 10.7, any Legal Proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

     (c) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (d) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

     (e) Statutory References - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

     (f) Time - Time is of the essence in the performance of the Parties' respective obligations under this Agreement.

     (g) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

     (h) Business Days - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

     (i) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

     (j) No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     (k) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

1.4  Knowledge

Any reference to the knowledge or awareness of the Corporation or a Subsidiary or like terms shall mean the actual knowledge of Don Smith, Paul Butcher, Steven Spooner, Ed Silberhorn, Greg Hiscock and, with respect to Sections 4.25 and 4.26 only, Jim Davies, and any knowledge which any such individual could reasonably have acquired through the exercise of due inquiry regarding the relevant matter.

1.5  Entire Agreement

This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written, including, without limitation, those contained in a term sheet dated January 23, 2004 between the Corporation and EdgeStone Capital Equity Fund II-A GP, Inc., and any amendments thereto. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement and the Other Agreements other than as expressly set forth or referred to in this Agreement or the Other Agreements. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made by any Party hereto or its directors, officers, employees, legal counsel, accountants or other representatives, except to the extent that the same has been reduced to writing and included as a term of this Agreement or the Other Agreements or included as a term of any other document delivered pursuant to this Agreement or the Other Agreements. Accordingly, there shall be no liability, either in tort or contract, assessed to any Party in relation to any such representation, warranty, opinion, advice or assertion of fact, except to the extent that the same has been reduced to writing and included as a term of this Agreement or the Other Agreements or included as a term of any other document delivered by the Parties pursuant to this Agreement or the Other Agreements.

1.6  Schedules

The Schedules to this Agreement, as listed below, are an integral part of this
Agreement:

     Schedule A - Post-Closing Capitalization Table
     Schedule B - Disclosure Schedule
     Schedule C - Financial Statements
     Schedule D - Parallel Investors

1.7  Exhibits

The Exhibits to this Agreement, as listed below, are an integral part of this
Agreement:

     Exhibit A-1 - Series A Share Terms
     Exhibit A-2 - Series B Share Terms
     Exhibit B   - Form of Shareholders Agreement
     Exhibit C   - Form of Registration Rights Agreement
     Exhibit D-1 - Form of Series 1 Warrants
     Exhibit D-2 - Form of Series 2 Warrants
     Exhibit E   - Form of Legal Opinion of Counsel to the Corporation
     Exhibit F-1 - Form of Debenture Holder Consent
     Exhibit F-2 - Form of PTIC Exchange and Release Agreement
     Exhibit F-3 - Form of WCC Exchange and Release Agreement

                                    ARTICLE 2
                         SHARE AND WARRANT SUBSCRIPTION

2.1  Subscription and Issuance of Purchased Shares and EdgeStone Warrants

     (a) Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to EdgeStone, and EdgeStone agrees to purchase from the Corporation an aggregate of twenty million (20,000,000) of the Corporation's authorized but unissued Series A Shares (the "Purchased Shares").

     (b) As the lead investor by virtue of the Investment, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to EdgeStone the EdgeStone Warrants.

2.2  Purchase Price

     (a) The purchase price for each Purchased Share shall be $1.00. The aggregate purchase price (the "Share Purchase Price") for the Purchased Shares equals twenty million dollars ($20,000,000).

     (b) The aggregate purchase price (the "Series 1 Warrant Purchase Price") for the Series 1 Warrants shall be one dollar ($1.00).

     (c) The aggregate purchase price (the "Series 2 Warrant Purchase Price", and together with the Series 1 Warrant Purchase Price, the "Warrant Purchase Price") for the Series 2 Warrants shall be one dollar ($1.00).

2.3  Closing

Subject to the fulfilment of the conditions in Sections 2.5 and 2.6, the Closing shall take place at the Time of Closing on the Closing Date at the offices of the Corporation's legal counsel, or at such other place as the Corporation and the Investor may agree. At the Closing, the Corporation shall issue and sell and the Investor shall purchase the Purchased Shares and EdgeStone Warrants for the Aggregate Purchase Price.

2.4  Closing Deliveries

     (a)  At the Closing:

          (i) the Corporation shall deliver to the Investor one or more certificates representing the Purchased Shares, free and clear of all Liens, registered in the name of the Investor (or as directed in writing by the Investor) in the Corporation's records;

          (ii) the Corporation shall deliver to the Investor one or more warrant certificates, substantially in the form attached hereto as Exhibit D-1, representing the Series 1 Warrants, free and clear of all Liens, and one or more warrant certificates, substantially in the form attached hereto as Exhibit D-2, representing the Series 2 Warrants, free and clear of all Liens; and

          (iii) the Investor shall pay to the Corporation (or as it may otherwise direct) the Aggregate Purchase Price by certified cheque, bank draft or wire transfer of immediately available funds.

     (b) At the Closing, the Corporation shall also deliver or cause to be delivered to the Investor each of the following, together with such other documents as the Investor may reasonably require:

          (i) a certificate of compliance issued by Industry Canada dated the Closing Date with respect to the legal existence and good standing of the Corporation under the laws of Canada and a similar certificate for each

               Material Subsidiary (other than Mitel Networks Limited) dated not more then three Business Days prior to the Closing Date issued by the appropriate authorities with respect to its legal existence and good standing under the laws of its respective jurisdiction;

          (ii) a certificate of the Corporation's President or another authorized senior officer of the Corporation, not in his personal capacity, dated as of the Closing Date, in form reasonably satisfactory to the Investor, certifying: (A) an attached true and complete copy of the Corporation's articles of incorporation together with all amendments thereto; (B) an attached true and complete copy of the Corporation's current by-laws; (C) an attached true and complete copy of the resolutions of the Corporation's board of directors and, if necessary, shareholders, respectively, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing; and (D) the incumbency of the Corporation's officers;

          (iii) a certificate of the Corporation's President or another authorized senior officer of the Corporation, not in his personal capacity, in a form reasonably satisfactory to the Investor, certifying for and on behalf of the Corporation that the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing on the Closing Date;

          (iv) a written legal opinion of Osler, Hoskin & Harcourt LLP dated the Closing Date and substantially in the form attached hereto as Exhibit E; and

          (v)  payment of the amounts contemplated in Sections 8.1 (Lead Work
               Fee) and 8.2(a) (Expenses) to EdgeStone or as EdgeStone may direct in writing (which payment may be satisfied by the Corporation by the delivery of a written direction to the Investor, as contemplated in Section 2.4(a)(iii), to pay such amounts out of the Aggregate Purchase Price).

2.5  Closing Conditions in Favour of EdgeStone

The transactions herein contemplated, including the issue and sale of the Purchased Shares and the EdgeStone Warrants in accordance with the terms of this Agreement, are subject to the following terms and conditions, which are inserted for the exclusive benefit of the Investor to be fulfilled or performed at or prior to the Time of Closing on the Closing Date, and the Corporation shall provide such evidence as may be requested by the Investor, acting reasonably, that each such condition has been fulfilled (provided that such evidence is within the power and control of the Corporation to so provide):

     (a) Performance of Obligation. All of the terms, covenants and conditions of this Agreement to be performed and/or to be complied with by the Corporation at or prior to the Time of Closing on the Closing Date shall have been performed or complied with.

     (b) Approvals and Consents. All approvals or consents shall have been obtained as are required to permit the execution and delivery by the Corporation of this Agreement and each of the Other Agreements to which the Corporation is a party and the consummation by the Corporation of the transactions contemplated hereby and thereby, including:

          (i) all approvals and consents of the shareholders and directors required with respect to the filing of the Articles of Amendment; and

          (ii) the consent of Zarlink to the Articles of Amendment, as may be required pursuant to the Zarlink Supply Agreement.

     (c) Dissents. Holders of no more than two percent (2%) of the outstanding Common Shares shall have exercised, or expressed the intent in accordance with the Act to exercise, their right of dissent or appraisal with respect to the Articles of Amendment.

     (d) Articles of Amendment. The Series A Shares and the Series B Shares shall have been added to the authorized capital of the Corporation pursuant to the Articles of Amendment and the offering, issue and sale of the Purchased Shares and the EdgeStone Warrants shall have been authorized by all necessary corporate action of the Corporation, its shareholders and directors, and the Corporation shall have filed the Articles of Amendment with Industry Canada and received a Certificate of Amendment therefor.

     (e) Reservation of Converted Shares and Warrant Shares. The Converted Shares and the Warrant Shares shall have been duly authorized and reserved for issuance.

     (f) Zarlink Supply Agreement. The Zarlink Supply Agreement shall have been duly and validly amended, as may be required, to remove any requirement for Zarlink to consent or otherwise agree to any changes to the constating documents of the Corporation.

     (g)  Conditions with respect to Converted Debenture Holders.

          (i) Holders of not less than ninety percent (90%) of the August 2002 Debenture Shares shall have executed and delivered to the Corporation a Debenture Holder Consent (which shall provide, among other things, that any price protection, anti-dilution or similar rights of the Converted Debenture Holders shall be terminated), and all of the August 2002 Debenture Shares held by such Persons shall have been duly converted into Series B Shares in accordance with the terms of such Debenture Holder Consents.

          (ii) Each Converted Debenture Holder that has executed a Debenture Holder Consent and who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) shall have obtained (or the Corporation shall have obtained on behalf of such Converted Debenture Holders) a certificate issued pursuant to section 116 of the Income Tax Act (Canada) in respect of the disposition of his/her/its August 2002 Debenture Shares upon conversion of such shares into Series B Shares containing a certificate limit at least equal to the value of the Converted Debenture Holder's entitlement to Series B Shares, or, if in the case of any such Converted Debenture Holder such certificate has not been obtained, the Corporation shall have withheld and remitted the full amount of Tax for which the Corporation may be liable in respect of such disposition as provided in section 116 of the Income Tax Act (Canada).

          (iii) The conversion of the August 2002 Debenture Shares into Series B Shares pursuant to the Debenture Holder Consents received by the Corporation shall have been effected in compliance with applicable securities laws and all notices and filings in respect thereof due on or before the Closing Date shall have been delivered or filed by the Corporation within the time periods and in the manner required by applicable securities laws.

     (h) Conditions with respect to WCC. The Corporation and WCC shall have executed and delivered the WCC Exchange and Release Agreement (which shall provide, among other things, that any price protection, anti-dilution or similar rights of WCC shall be terminated), and the WCC Note Shares shall have been duly exchanged for an aggregate of 40,897,750 Series B Shares in accordance with the terms of the WCC Exchange and Release Agreement.

     (i)  Conditions with respect to PTIC.

          (i) The Corporation and PTIC shall have executed and delivered the PTIC Exchange and Release Agreement (which shall provide, among other things, that any existing price protection, anti-dilution or similar rights of PTIC shall be terminated), and the PTIC Shares shall have been duly exchanged for an aggregate of 16,000,000 Series B Shares in accordance with the terms of the PTIC Exchange and Release Agreement.

          (ii) The PTIC Subscription Agreement shall have been duly and validly terminated.

     (j) Conditions with respect to TPC. Not less than $10,000,000 shall be remaining available for disbursement to the Corporation for the period up to September 30, 2004 pursuant to the TPC Agreement.

     (k)  Conditions with respect to Senior Lender.

          (i) The Corporation's existing credit facilities with the Senior Lender shall have been renegotiated or replaced on terms satisfactory to EdgeStone, acting reasonably.

          (ii) Neither the Corporation nor any Subsidiary shall be in breach of or in default under any of their respective covenants in favour of the Senior

               Lender or with respect to the Senior Bank Debt (except any such breach or default that has been waived by the Senior Lender), nor shall there exist any state of facts that would constitute a breach or default but for the rectification thereof by a waiver or letter of forbearance, and the consummation of the transactions contemplated by this Agreement will not result in any such breach or default.

     (l) Termination of Existing Shareholders Agreement. The Existing Shareholders Agreement shall have been validly terminated in accordance with its terms.

     (m) Shareholders Agreement. The Shareholders Agreement substantially in the form annexed hereto as Exhibit B shall have been executed and delivered by the Corporation and each of the other parties thereto (other than the Investor), to the satisfaction of the Investor.

     (n) Registration Rights Agreement. The Registration Rights Agreement substantially in the form annexed hereto as Exhibit C shall have been executed and delivered by the Corporation and each of the other parties thereto (other than the Investor), to the satisfaction of the Investor.

     (o) No Legal Proceedings. No Legal Proceeding shall be pending or threatened by any Person, including any Governmental Authority, to enjoin, restrict or prohibit the purchase and issuance of the Purchased Shares and EdgeStone Warrants contemplated herein.

     (p) Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares and EdgeStone Warrants pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

     (q) Other Closing Documents. The Investor shall have received each of the certificates referred to in Section 2.4(b) and such other opinions, agreements, certificates, affidavits, statutory declarations, and other documentation as are customary in a transaction of this nature and may be reasonably required by the Investor, all of which shall be satisfactory in form and substance to counsel for the Investor, acting reasonably.

2.6  Closing Conditions in Favour of the Corporation

The transactions herein contemplated are subject to the following terms and conditions which are inserted for the exclusive benefit of the Corporation to be fulfilled or performed at or prior to the Time of Closing on the Closing Date:

     (a) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be performed and/or complied with by the Investor at or prior to the Time of Closing on the Closing Date shall have been performed or complied with.

     (b) Approvals and Consents. The following approvals or consents shall have been obtained by the Corporation:

          (i) all approvals and consents of the shareholders required with respect to the filing of the Articles of Amendment; and

          (ii) the consent of Zarlink to the Articles of Amendment, as may be required pursuant to the Zarlink Supply Agreement.

     (c) Dissents. Holders of no more than two percent (2%) of the outstanding Common Shares shall have exercised, or expressed the intent in accordance with the Act to exercise, their right of dissent or appraisal with respect to the Articles of Amendment.

     (d) Conditions with respect to Converted Debenture Holders. Holders of not less than ninety percent (90%) of the August 2002 Debenture Shares shall have executed and delivered to the Corporation a Debenture Holder Consent.

     (e) Conditions with respect to WCC. WCC shall have executed and delivered the WCC Exchange and Release Agreement.

     (f) Conditions with respect to PTIC. PTIC shall have executed and delivered the PTIC Exchange and Release Agreement and the PTIC Subscription Agreement shall have been duly and validly terminated.

     (g) No Legal Proceedings. No Legal Proceeding shall be pending or threatened by any Person, including any Governmental Authority, to enjoin, restrict or prohibit the purchase and issuance of the Purchased Shares and EdgeStone Warrants contemplated herein.

     (h) Execution of Agreements. The Investor shall have executed and delivered the Shareholders Agreement and the Registration Rights Agreement.

     (i) Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares and EdgeStone Warrants pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

     (j) Other Closing Documents. The Corporation shall have received such agreements, certificates, affidavits, statutory declarations, and other documentation as are customary in a transaction of this nature and may be reasonably required by the Corporation, all of which shall be satisfactory in form and substance to counsel for the Corporation, acting reasonably.

                                    ARTICLE 3
                          ADDITIONAL EQUITY INVESTMENT

3.1  Additional Investment

     (a) The Corporation shall have the right to issue and sell: (i) up to five million (5,000,000) additional Series A Shares at a price per share of not less than $1.00 and otherwise on terms no more favourable than the terms set forth in this Agreement; and (ii) any Series A Shares issuable upon the exercise of the EdgeStone Purchase Option pursuant to Section 3.2 (the issuance of the Series A Shares contemplated in clause (i) and (ii) together being referred to herein as the "Additional Investment").

     (b) The Additional Investment shall be completed, in one or more closings, on such date or dates as may be selected by the Corporation; provided that, the last day on which any Series A Shares may be issued or sold pursuant to the Additional Investment shall be (A) August 31, 2004, or
          (B) such later date as may be agreed to in writing by the Corporation and EdgeStone (the applicable date in clause (A) or (B) above being hereinafter referred to as the "Expiry Date").

     (c)  Notwithstanding the foregoing, the Parties acknowledge and agree that:
          (i) the EdgeStone Purchase Option; (ii) the payment of the Lead Work Fee contemplated by Section 8.1; (iii) the reimbursement of Expenses contemplated by Section 8.2; and (iv) the entitlement to receive the EdgeStone Warrants are entitlements exclusive to EdgeStone as the lead investor with respect to the Investment, and shall not be extended to purchasers pursuant to the Additional Investment (except for EdgeStone and/or its permitted assignees on the exercise of the EdgeStone Purchase Option, to the extent provided in this Agreement) or to any purchasers of Common Shares as contemplated in Section 3.4.

3.2  EdgeStone Option

     (a) EdgeStone or its permitted assignees, as provided herein, shall be entitled, at any time or times on or before the Expiry Date, to purchase from the Corporation up to an aggregate of 5,000,000 additional Series A Shares, at a purchase price of $1.00 per share (the "EdgeStone Purchase Option").

     (b) On each closing of the purchase of Series A Shares pursuant to the exercise of the EdgeStone Purchase Option:

          (i) EdgeStone or its permitted assignees, as provided herein, shall be entitled to payment of the Lead Work Fee payable pursuant
               Section 8.1 and reimbursement of Expenses as provided in Section 8.2; and

          (ii) each purchaser or purchasers of Series A Shares pursuant to the EdgeStone Purchase Option shall: (A) receive a Series 1 Warrant, substantially in the form annexed hereto as Exhibit D-1, to purchase certain Common Shares at a price of $1.25 per share (subject to adjustment) based on the number of Series A Shares purchased on the exercise of the EdgeStone Purchase Option; (B) receive a Series 2 Warrant, substantially in the form annexed hereto as Exhibit D-2, to purchase certain Common Shares for no additional consideration on the happening of certain events; (C) receive the benefit of all of the representations, warranties, covenants and indemnities of the Corporation in this Agreement, which shall apply mutatis mutandis as if such purchaser or purchasers were the original Investor hereunder; (D) be joined as a party to the Registration Rights Agreement as an "Investor" thereunder, in accordance with the terms of the Registration Rights Agreement; and (E) be joined as a party to the Shareholders Agreement as a "Shareholder" thereunder, in accordance with the terms of the Shareholders Agreement.

     (c) The EdgeStone Purchase Option may be assigned by EdgeStone in whole or in part to: (A) any Person that is acceptable to the Corporation, acting reasonably; and/or (B) any member or members of the EdgeStone Group.

3.3  Adjustments

The number and purchase price of the Series A Shares and EdgeStone Warrants (if applicable) which are subject to issuance pursuant to the Additional Investment shall be subject to appropriate adjustments for stock splits, consolidations, stock dividends, and recapitalizations and the like.

3.4  Additional Common Shares

In addition to the Additional Investment, the Investor acknowledges and agrees that the Corporation shall also have the right to issue and sell (without the engagement of an agent or intermediary) for a period of nine months after the Closing Date, without any further consent from EdgeStone, Common Shares with an aggregate purchase price of up to $10,000,000 at a price per share equal to the fair market value thereof (and for such purpose, the fair market value of the Common Shares shall be determined by the Board of Directors). The purchasers of such Common Shares shall be restricted to: (i) employees, officers and directors of the Corporation or any Subsidiary; (ii) existing shareholders of the Corporation; (iii) distributors or resellers with a business relationship with the Corporation or any Subsidiary; (iv) high net worth individuals (other than institutional investors); and (v) any such other Persons acceptable to EdgeStone and the Corporation.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Investor as of the Time of Closing as follows, and acknowledges that the Investor is relying on such representations and warranties in connection with the transactions contemplated herein:

4.1  Incorporation and Organization

The Corporation is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and is in good standing under such laws. The Corporation has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; (ii) to carry on its Business as presently conducted and proposed to be conducted; and (iii) to execute and deliver this Agreement and the Other Agreements and to perform all obligations contemplated herein or therein, including the filing of the Articles of Amendment, the issue, sale and delivery of the Purchased Shares and EdgeStone Warrants, the issue and delivery of any and all Converted Shares on the conversion of the Purchased Shares and the issue and delivery of any and all Warrant Shares on the exercise of the EdgeStone Warrants.

4.2  Corporate Records

The minute books of the Corporation and the minute books of each Material Subsidiary are up-to-date and have been maintained in accordance with the applicable law of their respective jurisdictions of incorporation. Such minutes books contain all articles and by-laws and a complete and accurate record of all resolutions and meetings and actions of directors (and committees thereof) and shareholders of the Corporation and each Material Subsidiary since the respective dates of incorporation of the Corporation and each Material Subsidiary, and reflect all transactions referred to in such proceedings accurately up until and including the Closing Date. All such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share ledgers and registers of the Corporation and each Material Subsidiary as at the Closing Date are complete and reflect all issuances, transfers, repurchases and cancellations of shares in the capital of the Corporation and each Material Subsidiary, as applicable, as at the Closing Date. The full and complete minute books of the Corporation have been made available to the Investor or its counsel for review.

4.3  Subsidiaries

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as set forth in Section 4.3 of the Disclosure Schedule. Each of the Subsidiaries is duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation, and, except as disclosed in
Section 4.3 of the Disclosure Schedule, is in good standing under such laws. All of the issued and outstanding shares of each Subsidiary have been duly authorized and are validly issued, fully-paid and non-assessable and are free and clear of Liens. Except for the Subsidiaries and except as set forth in
Section 4.3 of the Disclosure Schedule, neither the Corporation nor any Subsidiary is or has been a partner in any partnership, participated in a joint venture, or owns or agreed or become bound to acquire any securities issued by, or acquire any equity or other ownership interest in, any other business or Person. The Material Subsidiaries are the only Subsidiaries that hold material assets or have material liabilities or that are otherwise material to the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries, taken as a whole. None of the Subsidiaries incorporated under the laws of United Kingdom are dormant (within the meaning of section 249AA of the United Kingdom Companies Act 1985).

4.4  Qualification in Foreign Jurisdictions

The Corporation and each Subsidiary is duly qualified to carry on the Business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary (other than any jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect).

4.5  Authorized, Issued and Outstanding Capital

     (a) Immediately prior to Closing, but after giving effect to the filing of the Articles of Amendment and to the issuance of Series B Shares to the Converted Debenture Holders that have executed a Debenture Holder Consent, WCC and PTIC, as contemplated in Sections 2.5(g), 2.5(h) and 2.5(i), respectively:

          (i) the authorized capital of the Corporation will consist of: (A) an unlimited number of Common Shares; (B) an unlimited number of Class A Convertible Preferred Shares, issuable in series, of which an unlimited number of the first series, being the Series A Shares, shall have been created; and (C) an unlimited number of Class B Convertible Preferred Shares, issuable in series, of which an unlimited number of the first series, being the Series B Shares, shall have been created; and

          (ii) 111,786,713 Common Shares, no Series A Shares, 67,060,988 Series B Shares and no other shares will be issued and outstanding, and all of such issued and outstanding shares, and the Purchased Shares, are or will be at the Time of Closing, duly authorized, validly issued, fully-paid and non-assessable.

     (b) Other than as set out in Section 4.5(b) of the Disclosure Schedule and other than as contemplated in this Agreement, neither the Corporation nor any Subsidiary is bound by, and has any obligation to grant or enter into, any outstanding subscriptions, options, warrants, calls, commitments, or Contracts of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any: (i) shares or any other equity or other security, or (ii) securities convertible (including convertible debt securities) into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity or other security in the capital of the Corporation or any Subsidiary, as applicable.

     (c) An aggregate of 25,000,000 Common Shares (and no other shares) have been reserved for issuance to eligible directors, officers, consultants and employees of the Corporation and the Subsidiaries under the Stock Option Plan. To the date hereof, options to purchase an aggregate of 4,519,219 Common Shares (and no other options) are outstanding under the Stock Option Plan. Except as disclosed in
          Section 4.5(c) of the Disclosure Schedule, all options vest (subject to earlier termination on termination of service of the grantee) as to 25% of the shares subject to option on the first anniversary of the date of grant, and thereafter at a rate of 25% each year for a period of three years. Except as disclosed in Section 4.5(c) of the Disclosure Schedule, the Corporation has no present intention to re-price or exchange options granted under the Stock Option Plan or change its practice with respect to the vesting of options granted thereunder, nor has it indicated to any Person any such intention. Other than the Stock Option Plan and except as disclosed in Section 4.5(c) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has any stock option plan, restricted share plan, share purchase plan, stock appreciation rights, phantom stock option plan or similar plan or arrangement providing for any equity-based compensation for the benefit of its officers, directors, employees, consultants or other service providers.

     (d) Except as set forth in Section 4.5(d) of the Disclosure Schedule and except as contemplated in this Agreement, neither the Corporation nor any Subsidiary: (i) has any outstanding obligation, contingent or otherwise, contractual or otherwise, to repurchase, redeem, or otherwise acquire any of its shares or other equity securities or to pay any dividend or make any distribution to its shareholders; (ii) is a party to or bound by any Contract relating to the voting of any of its securities or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer or alienate outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; (iii) has knowledge of any Contract relating to the voting of any of its securities or that relates to or restricts the management of the Corporation or any Subsidiary or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer, alienate, assign or encumber outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; or (iv) is a party to or bound by any Contract under which any Person has the right to require it (x) to effect, or to include any securities held by such Person in, any registration under the Securities Act or any qualification by prospectus under Canadian Securities Laws, or any similar registration or qualification in any other jurisdiction, or (y) to distribute any such securities to the public in Canada, the United States or any other jurisdiction.

     (e) Except as set forth in Section 4.5(e) of the Disclosure Schedule and except as contemplated in this Agreement, there are no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary. On the fulfillment of the closing conditions referred to in Sections 2.5(g), 2.5(h) and 2.5(i), except as contained in the terms of the Series A Shares and the Series B Shares, as set forth in the Other Agreements or as disclosed in Section 4.5(e) of the Disclosure Schedule, there will be no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary or any securities of the Corporation or any Subsidiary which may hereafter be issued.

     (f) The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon conversion of the Purchased Shares, a number of Converted Shares sufficient to cover the conversion of all such Purchased Shares. The Converted Shares issuable upon conversion of the Purchased Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.

     (g) The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon exercise of the EdgeStone Warrants, a number of Warrant Shares sufficient to cover the exercise of all such EdgeStone Warrants. The Warrant Shares issuable upon exercise of the EdgeStone Warrants have been duly authorized and reserved for issuance and, when issued upon the valid exercise of the EdgeStone Warrants, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.

4.6  Lawful Issuance

Except as disclosed in Section 4.6 of the Disclosure Schedule, all of the outstanding shares in the capital of the Corporation and each Subsidiary and all outstanding options, warrants and other securities of the Corporation and each Subsidiary were offered, issued, and sold, and the Purchased Shares, the Converted Shares, the EdgeStone Warrants and Warrant Shares have been offered and (as and when issued) shall be issued and sold, in compliance with: (i) all applicable pre-emptive or similar rights of all Persons (except for any non-compliance which has been waived in writing); (ii) all applicable provisions of applicable securities laws in Canada, the United States and the United Kingdom in transactions exempt from the prospectus, registration or analogous requirements of such securities laws (subject to and assuming the accuracy of any representations and warranties made by purchasers of such securities, and the representations of the Investor contained in Article 5 hereof to the Corporation); and (iii) all other applicable laws. No person has any valid right to rescind any purchase of, or any statutory rights of action with respect to, any shares or other securities in the capital of the Corporation or any Subsidiary, except in accordance with this Agreement.

4.7  Corporate Authorization

This Agreement and the Other Agreements, and the transactions contemplated hereby and thereby, have been duly approved and authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly executed and delivered by the Corporation and constitutes, and each of the Other Agreements constitute, a legal, valid, and binding obligation of the Corporation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction). The execution, delivery, and performance by the Corporation of this Agreement and the Other Agreements in accordance with their respective terms, and the consummation by the Corporation of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of: (i) the articles or by-laws of the Corporation or any Subsidiary; (ii) any judgment, decree, order, statute, rule, or regulation binding on or applicable to any of them; or (iii) any Contract to which the Corporation or any Subsidiary is a party or by which any of its assets are bound; or (iv) any Permit held by the Corporation or any Subsidiary. There are no rights of first refusal or pre-emptive rights, or other rights restricting the issuance of securities of the Corporation, pursuant to the Existing Shareholders Agreement or otherwise, that have not either been complied with or duly and validly waived with respect to the issuance of the Purchased Shares, the Converted Shares, the EdgeStone Warrants, the Warrant Shares and the EdgeStone Purchase Option prior to the Time of Closing on the Closing Date.

4.8  No Governmental or Third Party Consents

Except as disclosed in Section 4.8 of the Disclosure Schedule, no consent, approval, authorization, declaration, filing, or registration with any Governmental Authority or other Person is required to be made or obtained by the Corporation in connection with: (i) the execution and delivery of this Agreement or the Other Agreements; or (ii) the performance by the Corporation of its obligations hereunder, thereunder or under the articles of the Corporation, as amended, except as may be required pursuant to applicable securities laws (including Canadian Securities Laws) to report the issuance and sale of securities issued or issuable pursuant to the transactions contemplated in this Agreement and the Other Agreements and except for such filings required to be made with the SEC with respect to the transactions contemplated in this Agreement and the Other Agreements.

4.9  Financial Statements - Absence of Certain Changes

The audited annual financial statements for the year ended April 27, 2003 and the unaudited interim financial statements for the nine month period ended January 25, 2004, annexed hereto as Schedule C (collectively, the "Financial Statements"), have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of the preceding period and present fairly: (i) all of the assets, liabilities and financial position of the Corporation on a consolidated basis as at April 27, 2003; and
(ii) the sales, earnings, results of operation and changes in financial position of the Corporation on a consolidated basis for the nine month period ended January 25, 2004. Except as otherwise described in the Financial Statements or as disclosed in or contemplated by this Agreement or as set forth in Section 4.9 of the Disclosure Schedule, since April 27, 2003 (the "Financial Statement Date") there has not been:

     (a) other than those in the ordinary course of business, any acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Corporation or any of the Subsidiaries of any properties or assets;

     (b) to the knowledge of the Corporation, any change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, Business, or prospects of the Corporation or any of the Subsidiaries, or in any of its relationships with any suppliers, customers, key employees or other third parties with whom it has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and cannot be reasonably expected to cause, in any case or in the aggregate, a Material Adverse Effect;

     (c) any material transaction by the Corporation or any of the Subsidiaries with their respective Affiliates, Insiders or any other Person not at Arm's Length with the Corporation or any Subsidiary, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

     (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

     (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares or other securities of the Corporation or any of the Subsidiaries;

     (f) any issuance of any shares or other securities of the Corporation or any of the Subsidiaries, or any direct or indirect redemption, repurchase, or other acquisition by the Corporation or any of the Subsidiaries of any of its shares or other securities (other than the issuance of shares to optionholders upon the exercise of options granted under the Stock Option Plan or pursuant to any other Employee Plan and the repurchase or redemption of shares from employees terminated involuntarily by the Corporation or any Subsidiary, as described in Section 4.5(d) of the Disclosure Schedule);

     (g) any change in the officers, directors or key employees of the Corporation or any of the Material Subsidiaries;

     (h) other than in the ordinary course of business, any increase in the compensation or other benefits payable or to become payable by the Corporation or any of the Subsidiaries to any of its Affiliates, or to any of the respective officers, employees, or independent contractors of the Corporation or any of the Subsidiaries, or any bonus, severance or termination payments or arrangements made to or with any of such officers, employees, or independent contractors;

     (i) any forgiveness or cancellation of any material debt or claim by the Corporation or any of the Subsidiaries or any waiver by the Corporation or any of the Subsidiaries of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

     (j) other than in the ordinary course of business, any incurrence, payment, discharge, or satisfaction by the Corporation or any of the Subsidiaries of any other Indebtedness, material obligations or material liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, with respect to obligations of others), other than (A) current liabilities to Persons other than Affiliates of the Corporation incurred in the ordinary course of business, and (B) current liabilities to Persons other than Affiliates of the Corporation incurred in connection with the transactions contemplated hereby;

     (k) other than in the ordinary course of business, any incurrence, discharge or satisfaction of any Lien: (i) by the Corporation or any of the Subsidiaries; or (ii) on any of the shares, other securities, properties, or assets owned or leased by the Corporation or any of the Subsidiaries;

     (l) any settlement of any Legal Proceeding threatened or pending against the Corporation or any Subsidiary or any of their respective assets that, either in any case or in the aggregate, has caused or could reasonably be expected to cause a Material Adverse Effect;

     (m) any change of auditor or material change with respect to any method of management operation or accounting in respect of the Business;

     (n) any conduct of business by the Corporation or any of the Subsidiaries outside the ordinary course of business; or

     (o) any Contract by or on behalf of the Corporation, or by or on behalf of its respective Affiliates, directors, officers, employees, agents, or representatives, whether in writing or otherwise, to do or permit any of the things referred to in this Section 4.9.

4.10 Inventory Valuation

Except as disclosed in Section 4.10 of the Disclosure Schedule, neither the Corporation nor any Subsidiary has material obsolete or unusable inventory as reflected on the balance sheets forming part of the Financial Statements, or otherwise. The finished goods, work in process, raw materials and other materials and supplies included in such inventory are of a standard which is not lower than the generally accepted standard prevailing in the Corporation's industry.

4.11 Accounts Receivable

The accounts receivable reflected on the balance sheets included in the Financial Statements and all accounts receivable arising after the Financial Statement Date and prior to the Closing are bona fide and are, in the good faith judgment of the Corporation, collectible in the ordinary course of business (other than those accounts receivable which are doubtful accounts and in respect of which a reasonable allowance not exceeding $8,000,000, consistent with past practice, has been made), no material set-off or counterclaim has been asserted with respect to such accounts receivable, and, to the knowledge of the Corporation, there is no basis for any such set-off or counterclaim.

4.12 Accounts Payable

The accounts payable reflected on the balance sheets included in the Financial Statements and all accounts payable arising after the Financial Statement Date and prior to the Closing are bona fide.

4.13 Indebtedness

Neither the Corporation nor any of the Subsidiaries is in default with respect to any outstanding material Indebtedness or any Contract relating thereto, and no such Indebtedness or Contract relating thereto purports to limit the issuance of any securities by the Corporation or any of the Subsidiaries or its operation of the Business. Complete and correct copies of all Contracts (including all amendments, supplements, waivers, and consents) relating to any material Indebtedness of the Corporation or any of the Subsidiaries have been made available by the Corporation to the Investor or its counsel for inspection.

Except as disclosed in Section 4.13 of the Disclosure Schedule or in the Financial Statements, neither the Corporation nor any Subsidiary has outstanding any bonds, debentures, notes, mortgages or other indebtedness which mature more than one year after the date of their original creation or issuance and neither the Corporation nor any Subsidiary has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness which will mature more than one year after the date of their creation or issue.

The total Indebtedness of the Corporation and the Subsidiaries, considered on a consolidated basis, including all capital leases and revolving or short-term credit facilities, as at the date of this Agreement is not greater than $80,000,000.

Except for invoiced fees and disbursements and work-in-progress totaling not more than $100,000 (all of which has been incurred on account of legal services provided to the Corporation), neither the Corporation nor any Subsidiary has any Indebtedness to Gowling Lafleur Henderson LLP ("Gowlings"). Except for the retainer letter between the Corporation and Gowlings dated January 21, 2002, there is no Contract between Gowlings and the Corporation or any Subsidiary to issue any shares or other securities to Gowlings on account of outstanding Indebtedness or Indebtedness that may hereafter be incurred.

4.14 Absence of Undisclosed Liabilities

Other than as set forth in the Financial Statements or as disclosed in Section
4.14 of the Disclosure Schedule, or as incurred by the Corporation or the any of the Subsidiaries in the ordinary course of business and consistent with past practice, neither the Corporation nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

4.15 Cash and Cash Equivalents

As of the date of this Agreement, the Corporation had cash and cash equivalents of not less than $10,000,000.

4.16 Tax Matters

     (a) Neither the Corporation nor any Subsidiary has any liability, obligation or commitment, actual or contingent, for the payment of any Tax, except such as have arisen since the Financial Statement Date in the usual and ordinary course of its business. Except as disclosed in
          Section 4.16(a) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is in arrears with respect to any required withholdings or installment payments of any Tax. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by the Corporation or any Subsidiary, as the case may be, under the Income Tax Act (Canada) or any other legislation imposing Tax on the Corporation or any Subsidiary, as the case may be.

     (b) Except as disclosed in Section 4.16(b) of the Disclosure Schedule, the Corporation and each of the Subsidiaries has filed within the times and in the manner prescribed by law all Tax Returns required to be filed by or with respect to the Corporation or any of the Subsidiaries, as the case may be, and have paid all Taxes shown as accruing therein. All such Tax Returns are correct and complete in all material respects and the Corporation and each Subsidiary has made complete and accurate disclosure in such Tax Returns and in all materials accompanying such Tax Returns.

     (c) Except as disclosed in Section 4.16(c) of the Disclosure Schedule, no claim (including any claim for refunds or credits) in any Tax Return filed by the Corporation or any Subsidiary has been refused or denied by any relevant Tax authority. Adequate provision has been made in accordance with Canadian generally accepted accounting principles, and, to the knowledge of the Corporation, charges, accruals and reserves on the books of each of the Corporation and the Subsidiaries in respect of any liability for Taxes are sufficient, to meet any reasonable assessment or reassessment for installments and Taxes not yet due.

     (d) Except as disclosed in Section 4.16(d) of the Disclosure Schedule, each of the Corporation and the Subsidiaries have withheld from all payments made to its officers, directors, employees, debtholders, shareholders and other Persons the amount of all Taxes including but not limited to income tax, federal or provincial pension and medical plan contributions, unemployment insurance contributions and other deductions required to be withheld therefrom and, where such Taxes are due, have paid the same to the proper receiving officers or Tax authorities.

     (e) Except as disclosed in Section 4.16(e) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or bound by any Tax sharing or allocation agreement, nor does it have any current or potential contractual obligation to indemnify any other person with respect to Taxes.

     (f) The Corporation is eligible for investment tax credits with respect to certain of its research and development activities within the meaning of the Income Tax Act (Canada).

     (g) With respect to the Corporation's investment tax credits, the Corporation has complied with applicable provisions and requirements of the Income Tax Act (Canada).

     (h) Except as disclosed in Section 4.16(h) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries have any knowledge of: (x) any liability for any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for in the Financial Statements or in its books in respect of any such liabilities arising or accruing since the Financial Statement Date; or (y) any investigations, audits or reassessments initiated or to be initiated against the Corporation or a Subsidiary by any Tax authority.

     (i) The Corporation has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) with respect to transactions and arrangements between the Corporation and any Person with whom the Corporation was not dealing at Arm's Length.

     (j) Each of the Corporation and each Subsidiary has complied with all registration, reporting, collection and remittance requirements in respect of Taxes. Except as disclosed in Section 4.16(j) of the Disclosure Schedule, the Corporation and the Subsidiaries have collected or withheld from each receipt from or in respect of any of their past and present customers (or other persons paying amounts to the Corporation or the Subsidiaries) the amount of all Taxes (including goods and services tax and provincial, state and foreign sales taxes) required to be collected and have remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision in the books of each of the Corporation and the Subsidiaries for the payment of such amount to the proper receiving Tax authorities.

4.17 Real Property

     (a) Except as described and set forth in Section 4.17(a) of the Disclosure Schedule, neither the Corporation nor any Subsidiary owns or has any interest in, nor is the Corporation or any Subsidiary a party to or bound by or subject to any Contract respecting the purchase or sale of, any real or immoveable property or any right of occupancy with respect thereto. Section 4.17(a) of the Disclosure Schedule accurately specifies the following:

          (i) with respect to each separate parcel of Owned Real Property (A) the municipal address, (B) a brief description of buildings and structures thereon, and (C) details of any mortgages/charges registered such property; and

          (ii) with respect to each lease for the Leased Real Property (A) the parties to and dates of the lease, (B) the expiry date of the lease, (C) the location (including municipal address) of the Leased Real Property, and (D) the rental payable and any other material payments required under the lease.

     (b) Mitel Networks Limited is the owner of the Owned Real Property. Except as disclosed in Section 4.17(b) of the Disclosure Schedule, there are no Contracts to sell, transfer or dispose of the Owned Real Property or any interest therein or which would restrict the ability of Mitel Networks Limited to transfer the Owned Real Property, and no person has any right to occupy or use any of the Owned Real Property or any part thereof other than the Corporation or a Subsidiary.

     (c) Each lease for the Leased Real Property listed in Section 4.17(a) of the Disclosure Schedule is valid and subsisting and in good standing, and the Corporation or a Subsidiary is entitled to all rights and benefits under such leases in accordance with the terms thereof and neither the Corporation nor a Subsidiary has sublet, assigned, licensed or otherwise conveyed any rights in such leases or the property subject thereto to any other Person, except as set forth in
          Section 4.17(c) of the Disclosure Schedule. Neither the Corporation nor a Subsidiary nor, to the Corporation's knowledge, any other party thereto is in breach of any of the provisions of any such lease, nor is there any dispute between the Corporation or any Subsidiary and any landlord or tenant under any such lease.

     (d) All of the plant, buildings, structures, erections, improvements, appurtenances and fixtures (collectively in this Section 4.17 "buildings and structures") situate on or forming part of the Real Property are, to the knowledge of the Corporation, in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used.

     (e) To the knowledge of the Corporation, none of the buildings and structures, or the operation or maintenance thereof, violates any restrictive covenant or any provision of any applicable law or encroaches on any property owned by others, or, if there is any such violation, such violation would not result in a Material Adverse Effect.

4.18 Personal Property

Except as disclosed in Schedule 4.18 of the Disclosure Schedule, and except with respect to Real Property which is separately addressed in Section 4.17, each of the Corporation and the Subsidiaries has: (i) good and sufficient title to all of the assets and properties owned by it; (ii) good and sufficient title to the lessee interest in all assets and properties leased by it as lessee; and (iii) full right to hold and use all of the respective assets and properties used in or necessary to the Business, in each case all free and clear of Liens except applicable restrictions on assignment and/or subletting and distress rights and except for any Liens that, in any case or in the aggregate, would not have a Material Adverse Effect. All such assets and properties are, to the knowledge of the Corporation, in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient in all material respects to carry on the Business as presently conducted and as proposed to be conducted.

4.19 Health, Safety and Environmental Matters

     (a) To the knowledge of the Corporation, the operations of the Corporation and its Subsidiaries are not in, and have not been in, violation of any applicable Environmental Laws, and neither the Corporation nor any of the Subsidiaries has received any written notice alleging any such violation.

     (b) Except as disclosed in Section 4.19(b) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has received written notice, or has knowledge of any facts that could give rise to any notice, that it is potentially responsible for any remedial or other corrective action or any work, repairs, construction or capital expenditures to be made under any Environmental Law.

     (c) The Corporation has no knowledge of any Hazardous Substance originating from any adjoining or neighbouring properties which has migrated or is suspected to be migrating onto, into or under the Real Property.

4.20 Employment Contracts

     (a) True and complete copies of all Contracts of employment or engagement with each senior officer of the Corporation or any Subsidiary have been made available to the Investor or its counsel, where specifically requested. For the purposes of this clause (a), the term "senior officer" means any senior officer of the Corporation or any Subsidiary as such term is defined in section 1(1) of the Securities Act (Ontario). There is no Contract of employment or engagement entered into with any employee, director or independent contractor of the Corporation or any Subsidiary which is not terminable on the giving of reasonable notice in accordance with applicable law or in accordance with the terms of the relevant Contract.

     (b) The Corporation and each Subsidiary has the approximate number of full-time employees, and has retained the services of the number of independent contractors, set forth next to its name in Section 4.20(b) of the Disclosure Schedule. Other than as disclosed in Section 4.20(b) of the Disclosure Schedule, there is no current labour unrest, threatened labour strike or other material disagreements or difficulties with any of the Corporation's or the Subsidiaries' employees or independent contractors. To the knowledge of the Corporation, no senior officer or key employee of the Corporation or any Subsidiary has stated any intention of terminating his or her employment with or services to the Corporation or any Subsidiary, as the case may be, nor does the Corporation or any of the Subsidiaries have any present intention of terminating the employment of any such person, as the case may be.

     (c) Except as disclosed in Section 4.20(c) of the Disclosure Schedule, the Corporation is not party to or bound by any Contract or policy providing for severance payments, termination payments, or the acceleration of any option or warrant held by any director, officer, employee or consultant of the Corporation or any Subsidiary.

     (d) To the knowledge of the Corporation, no present or former employee or independent contractor of the Corporation or any Subsidiary is a party to or has violated any term of any employment contract, consulting agreement, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar Contract with, or any fiduciary duty in favour of, a former employer of such employee or independent contractor or any other third party. Neither the Corporation nor any Subsidiary has received any notice from any third party alleging that such a violation has occurred. To the knowledge of the Corporation, the continued employment or engagement by the Corporation and the Subsidiaries of their respective present employees and independent contractors will not result in any such violation.

     (e) Except as set forth in Section 4.20(e) of the Disclosure Schedule, no complaint, grievance, claim, work order or, to the knowledge of the Corporation, investigation, has been filed, made, commenced or, to the knowledge of the Corporation, threatened against the Corporation or any of the Subsidiaries, pursuant to, nor is the Corporation or any of its Subsidiaries in violation in any material respect of:

          (i) with respect to employees in Ontario, the Ontario Human Rights Code, the Occupational Health & Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act, 2000 (Ontario) or the Pay Equity Act (Ontario); and

          (ii) with respect to employees in the United States, all applicable laws in the United States relating to wages, hours and collective bargaining; and

          (iii) with respect to employees in the United Kingdom, the Trade Union and Labour Relations (Consolidation) Act 1992, the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1986, the Employment Rights Act, the Trade Union Reform and Employment Rights Act 1993, the Disability Discrimination Act 1995, the Employment Relations Act 1999, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Working Time Regulations 1998.

          Neither the Corporation nor any of the Subsidiaries is, to its knowledge, engaged in any unfair labour practice. There is no work stoppage or, to the knowledge of the Corporation, any other action, grievance or dispute currently existing or threatened against the Corporation or any of the Subsidiaries that could, in the good faith judgment of the Corporation, lead to a work stoppage by the employees of the Corporation or any of the Subsidiaries. Except as disclosed in Section

          4.20(e) of the Disclosure Schedule, there are no outstanding decisions or settlements or pending settlements under any employment standards legislation which place any obligation upon the Corporation or any of the Subsidiaries to do or refrain from doing any act.

     (f) Except as disclosed in Section 4.20(f) of the Disclosure Schedule, all salary, wages, vacation pay, bonuses, commissions and employee benefit payments have been paid or are accrued but not yet due, and all such accruals are properly reflected in the books and records of the Corporation or the Subsidiaries, as the case may be.

     (g)  Except as disclosed in the Financial Statements or as disclosed in
          Section 4.20(g) of the Disclosure Schedule, since the Financial Statement Date no payments have been made or authorized by the Corporation to Insiders of the Corporation, except in the ordinary course of the business of the Corporation or at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

4.21 Employee Plans

     (a) Section 4.21(a) of the Disclosure Schedule lists all Employee Plans and U.S. Employee Plans to which the Corporation or any Subsidiary is party, bound by or in respect of which either has any contingent or actual liability. The Corporation has made available to EdgeStone or its counsel true, correct and complete copies of all the Employee Plans and U.S. Employee Plans as amended as of the date hereof, together with all related material documentation, including, plan texts, plan summaries, material correspondence, if any, to and from regulatory authorities, funding documents and insurance contracts. With respect to each U.S. Employee Plan, the Corporation has provided to EdgeStone or its counsel the most recently filed Form 5500 under the Code, if applicable.

     (b) Except as disclosed in Section 4.21(b) of the Disclosure Schedule, to the knowledge of the Corporation all of the Employee Plans are and have been, in all material respects, established, registered, qualified, funded, invested, contributed to and administered in accordance with their terms and the terms of the Collective Agreements and all applicable laws, accounting standards, rules and regulations.

     (c) Except as disclosed in Section 4.21(c) of the Disclosure Schedule, all employer payments, contributions or premiums required to be remitted or paid to or in respect of each Employee Plan have been remitted or paid in a timely fashion in accordance with the terms thereof, all applicable actuarial reports and all applicable law.

     (d) Except in the ordinary course of business or as disclosed in Section 4.21(d) of the Disclosure Schedule, no Employee Plan has been amended or improved and no commitment to amend or improve any Employee Plan has been made since the Financial Statement Date except as required by applicable laws and no discretion has been exercised to augment benefits.

     (e) Section 4.21(a) of the Disclosure Schedule lists all Employee Plans, registered or unregistered, under which employees of the Corporation or any Subsidiary accrue pension benefits or under which benefits are provided to former employees (or to the beneficiaries or dependants of such persons) on or after retirement or termination of employment. As of the date hereof, the deficit under the Employee Plans listed in
          Section 4.21(a) of the Disclosure Schedule does not exceed
          L12,000,000 in the aggregate.

     (f) Except as disclosed in Section 4.21(f) of the Disclosure Schedule, to the knowledge of the Corporation, no fact or circumstance exists which would adversely affect the tax-exempt status of any Employee Plan.

     (g) Except as disclosed in Section 4.21(g) of the Disclosure Schedule, all benefits under all Employee Plans are either fully insured or accrued and fully and accurately reflected in the books and records of the Corporation or its Subsidiaries, as applicable. Where required pursuant to applicable law or pursuant to Employee Plans, each Employee Plan has been fully funded or fully insured on an on-going, solvency and annuity buy-out basis pursuant to actuarial assumptions and methodology appropriate to the employees or former employees of the Corporation and the Subsidiaries and the Business.

     (h) Except as disclosed in Section 4.21(h) of the Disclosure Schedule, to the knowledge of the Corporation, there exists no liability in connection with any former benefit plan relating to the employees or former employees of the Corporation or a Subsidiary and their beneficiaries that has terminated and all procedures for termination of each such former benefit plan has been properly followed in accordance with the terms of such former benefit plan and applicable law. In respect of employees or former employees, there is no investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits or remuneration) pending or threatened involving any Employee Plan and to the knowledge of the Corporation no facts or circumstances exist which could reasonably be expected to give rise to any such investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits or remuneration).

     (i) No non-exempt "prohibited transaction", as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any U.S. Employee Plan that could reasonably be expected to subject the Corporation or any of its Subsidiaries to liability. Neither the Corporation nor any of its ERISA Affiliates have ever sponsored, maintained, or contributed to (i) an employee benefit plan subject to the provisions of Title IV of ERISA; (ii) a "multiemployer plan," as defined by section 3(37) of ERISA; or (iii) a "multiple employer welfare arrangement," as defined by section 3(40) of ERISA. Each U.S. Employee Plan which is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the knowledge of the Corporation, each trust forming a part thereof is exempt from tax pursuant to section 501(a) of the Code, except as set forth in Section 4.21(b)
          of the Disclosure Schedule. The Corporation has made available to EdgeStone or its counsel copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such plan. All U.S. Employee Plans have been maintained in compliance with its terms and with the requirements prescribed by all applicable statutes, orders, rules and regulations.

     (j) The Corporation has designated a registered stakeholder pension scheme in accordance with the requirements of the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it) in relation to all of its "relevant employees" (as defined for the purposes of that Act), and has complied with all obligations pursuant to the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it).

4.22 Unions

A list of all Collective Agreements is contained in Section 4.22 of the Disclosure Schedule. No Collective Agreement restricts the relocation or closing of any part of the Business. Neither the Corporation nor any Subsidiary is, to the knowledge of the Corporation, currently in breach of any Collective Agreement. There are no written or oral agreements or, to the knowledge of the Corporation, courses of conduct that modify any Collective Agreement, except to the extent otherwise provided under applicable laws. Except as disclosed in
Section 4.22 of the Disclosure Schedule:

     (a) no employee association, trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Corporation's or any Subsidiary's employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

     (b) no labour representatives have applied to have the Corporation or any Subsidiary declared a related employer pursuant to the Labour Relations Act (Ontario); and

     (c) there are no current or to the Corporation's knowledge threatened attempts to organize or establish any trade unions or employee association with respect to the Corporation or any Subsidiary.

4.23 Material Contracts

Except as disclosed in Section 4.23 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or otherwise bound by: (i) any Contract that may affect its ability to consummate the transactions contemplated hereby or by any of the Other Agreements; (ii) any other Contract or Contracts that are individually, or in the aggregate (in the case of a series of related agreements or agreements with the same or related parties), material to the Corporation (considered on a consolidated basis) or its Business, prospects, financial condition, operations, property or affairs (other than those purchase and sale agreements, instruments or commitments for the sale of the products or services of the Corporation entered into in the ordinary course of business); or (iii) any:

     (a) Contract requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

     (b) Contract entered into outside of the ordinary course of business pursuant to which the Corporation or any Subsidiary has agreed to indemnify or hold harmless any other Person from third-party claims beyond the value of the Contract to the Corporation;

     (c) employment agreement, consulting agreement or other Contract providing for severance payments, acceleration of options or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of the Corporation or any Subsidiary;

     (d) Contract with any current or former Affiliate, Insider or other Person not at Arm's Length with the Corporation or any Subsidiary or with any Person in which any such Affiliate, Insider or other Person has a material interest;

     (e)  joint venture agreement;

     (f) Contract with any domestic or foreign government or agency or executive office thereof or any subcontract between the Corporation or any Subsidiary and any third party relating to a Contract between such third party and any domestic or foreign government or agency or executive office thereof, in any case the loss of which may reasonably be expected to have a Material Adverse Effect;

     (g) Contract imposing non-competition or exclusive dealing obligations on the Corporation or any Subsidiary;

     (h) Contract with respect to the escrow or other deposit or availability of any Business IP; or

     (i) Contract with respect to the license, distribution, or resale of the Business IP or joint developments related thereto (other than customer contracts on the Corporation's standard terms entered into in the ordinary course of business) in any case the loss of which may reasonably be expected to have a Material Adverse Effect.

For purposes of clause (ii) above, a Contract will be considered "material" where the loss of such Contract could reasonably be expected to result in a Material Adverse Effect.

The Corporation has made available to the Investor or its counsel for inspection correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each Contract listed in Section 4.23 of the Disclosure Schedule, each as amended to date. Each such Contract is a valid, binding and enforceable obligation of the Corporation or a Subsidiary, as the case may be, and to the knowledge of the Corporation, of the other party or parties thereto, and is in full force and effect. None of such Contracts (except for

Contracts disclosed in connection with clause (d) above) contain any obligation of the Corporation or any Subsidiary that is contingent upon, or that accelerates upon, the change of control of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any other party thereto, is, or is (to the knowledge of the Corporation) considered by any other party thereto to be, in breach of or non-compliance with any term of any such Contract (nor, to the knowledge of the Corporation, is there any basis for any of the foregoing, including, without limitation, the entering into and performance by the Corporation of this Agreement and the Other Agreements), except for any breaches or non-compliances that singly or in the aggregate would not have a Material Adverse Effect. Neither the Corporation nor any Subsidiary is party to any Contract which it does not have the capacity to perform, including the necessary personnel, equipment and supplies.

4.24 Customers, Licensors and Suppliers

     (a) Section 4.24(a) of the Disclosure Schedule lists accurately and completely: (i) all Contracts (the "Customer Contracts") between the Corporation or any Subsidiary and the ten most significant customers (including distributors) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on annual sales to such customer in the 24 months preceding the date of this Agreement; and (ii) all Contracts (the "Supplier Contracts") between the Corporation or any Subsidiary and the ten most significant suppliers (including licensors of Licensed IP) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on payments to such supplier or licensor in the 24 months preceding the date of this Agreement.

     (b) Neither the Corporation nor any Subsidiary is in default or breach of any Customer Contracts or Supplier Contract and, to the knowledge of the Corporation, there exists no state of facts, including, without limitation, the execution, delivery and performance of this Agreement or the Other Agreements, which with notice or the passage of time would result in a default or breach or, if applicable, acceleration of any rights in the Customer Contracts or Supplier Contracts, except to the extent any such default or breach would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (c) Complete and accurate copies of all Customer Contracts and Supplier Contracts have been made available to EdgeStone or its counsel by the Corporation.

     (d) During the 12 month period ended on the date hereof: (i) there has been no cancellation of or adverse modification to any Customer Contract or Supplier Contract except as indicated thereon (including any material decrease to the services, supplies or materials provided to a customer or to a customer's usage or purchase of the services or products of the Corporation and any material increase in pricing or any material decrease in service levels provided by a supplier); and
          (ii) neither the Corporation nor any Subsidiary has received any notice to the effect or has any reason to believe that there will be any cancellation or adverse modification to any Customer Contract or Supplier Contract. To the knowledge of the Corporation, there is at present no state of facts or rate of progress concerning any such obligations which, if it continued, would result in a default or breach of any Customer Contract or Supplier Contract.

     (e) Except as disclosed in Section 4.24(e) of the Disclosure Schedule, in the event of the termination of, or failure of the licensor or supplier to perform, any Supplier Contract, alternative sources of supply for the products and services previously supplied under such Supplier Contract are readily available on commercially reasonable terms.

4.25 Description of Business Intellectual Property

Section 4.25 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property and Technology that the Corporation and/or one or more of the Subsidiaries owns, uses or has the right to use in the conduct of its Business and that is individually or in the aggregate material to the conduct of the Business or the loss of which could reasonably be expected to result in a Material Adverse Effect. The listing set forth in Section 4.25 of the Disclosure Schedule specifies, for each item, whether such listed Intellectual Property or Technology is owned by the Corporation or one of the Subsidiaries ("Owned IP") or whether such listed Intellectual Property or Technology is used by the Corporation or the Subsidiaries under a Contract with another Person ("Licensed IP"), and:

          (i) in the case of the Owned IP that is Registered IP, contains a list of all the jurisdictions in which such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed (including abandoned or rejected applications), including the respective registration or application numbers and the names of all registered owners; and

          (ii) in the case of the Licensed IP, sets forth all Contracts entered into in connection with the Licensed IP.

The Owned IP and Licensed IP (collectively referred to herein as the "Business IP") listed in Section 4.25 of the Disclosure Schedule constitutes all of the Intellectual Property and Technology necessary to carry on the Business as presently conducted and as proposed to be conducted by the Corporation and the Subsidiaries.

True and complete copies of each Contract listed in Section 4.25 of the Disclosure Schedule with respect to the Licensed IP have been made available to the Investor or counsel for the Investor.

4.26 Intellectual Property Rights

     (a) Except as disclosed in Section 4.26(a) or Section 4.26(g) of the Disclosure Schedule, the Corporation or one of the Subsidiaries owns all right, title and interest in and to the Owned IP free and clear of any Liens and Encumbrances and, to the knowledge of the Corporation, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect thereof) to the use thereof or the material covered thereby. Except as disclosed in
          Section 4.26(a) of the Disclosure Schedule, no portion of the Owned IP was jointly developed or is jointly owned by any other Person. Other than with respect to the Licensed IP and the Commercial Software Licenses, no royalties or other amounts are required to be paid by the Corporation or any Subsidiary in connection with the continued use or exploitation by the Corporation or the Subsidiaries of the Business IP.

     (b) The Corporation or one of the Subsidiaries has valid and subsisting rights to use and exploit the Licensed IP in the manner currently used or required by the operation of the Business as currently carried on and proposed to be carried on. Each Contract with respect to the Licensed IP is valid and subsisting and in good standing and there is no material default thereunder. The Corporation or one of the Subsidiaries has the right to exploit, sell, license and sub-license the Licensed IP incorporated in or distributed with any existing products and/or products under development to the current and/or proposed distributors, purchasers and end-users thereof. Alternative sources of supply for the Licensed IP are available on commercially reasonable terms.

     (c) Except as disclosed in Section 4.26(c) of the Disclosure Schedule, none of the Owned IP nor any service rendered by the Corporation or any of the Subsidiaries, nor any product currently developed, manufactured, produced, marketed, or sold by the Corporation or the
          Subsidiaries:

          (i) to the knowledge of the Corporation, infringes upon the Patent or Trade-mark rights of any other Person;

          (ii) infringes upon the Copyright, Domain Name, IC Topography, or Industrial Design rights of any other Person; or

          (iii) to the knowledge of the Corporation, uses, is derived from or otherwise incorporates any trade secrets or confidential information of any other Person, without such Person's authorization.

          Except as disclosed in Section 4.26(c) of the Disclosure Schedule, neither the Corporation or any of the Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP (including any claim that the Corporation and/or any Subsidiary must obtain a license or refrain from using any such Business IP), nor does the Corporation know of any valid grounds for any bona fide claims.

     (d) Except as disclosed in Section 4.26(d) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is a party to or bound by any Contract that limits or impairs its ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.

     (e) Except as disclosed in Section 4.26(e) of the Disclosure Schedule, to the knowledge of the Corporation the Owned IP is not subject to any outstanding Lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Authority, nor is there (or has there been) any pending or, to the knowledge of the Corporation threatened, Legal Proceeding relating to any Owned IP or the ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the Corporation to any Owned IP which is Registered IP).

     (f) To the knowledge of the Persons named in Section 1.4 hereof, there is no unauthorized use, infringement or misappropriation of any Owned IP by any other Person and neither the Corporation nor any of the Subsidiaries has covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Owned IP.

     (g) Section 4.26(g) of the Disclosure Schedule lists all Contracts entered into by the Corporation or a Subsidiary (other than Contracts between the Corporation or a Subsidiary and end users of their products or services entered into in the ordinary course of business) under which any Person has been granted a license by the Corporation or a Subsidiary with respect to any Owned IP, and specifies for each such Contract whether the licenses granted are exclusive or non-exclusive in nature. Except as disclosed in Section 4.26(g) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is bound by, nor has any obligation to enter into, any Contract (other than Contracts entered into in the ordinary course of business) that requires the Corporation or any Subsidiary to transfer or assign any of its rights in the Owned IP to any other Party.

     (h) The Owned IP which is Registered IP has not been used or enforced, or failed to be used or enforced, in a manner that would result, as of the date hereof, in the non-renewal, expiration, modification, abandonment, cancellation or unenforceability thereof. All presently required filing, examination and maintenance fees have been paid and all proofs of working or use have been filed in respect to the Owned IP which is Registered IP (excluding any abandoned or rejected applications set out in Section 4.25(i) of the Disclosure Schedule). The Corporation has obtained valid patent assignments from each of the inventors of the Patents that are comprised in the Owned IP. Except as disclosed in Section 4.26(h) of the Disclosure Schedule, to the knowledge of the Corporation, there is no state of facts which casts doubt on the validity or enforceability of any of the Owned IP.

     (i) The Corporation and the Subsidiaries have each taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect such company's right, title and interest in and to all Owned IP. All agents and representatives of the Corporation and the Subsidiaries who have or have had access to confidential or proprietary information of the Corporation and the Subsidiaries have a legal obligation of confidentiality to the Corporation with respect to such information.

     (j) Except as disclosed in Section 4.26(j) of the Disclosure Schedule, all of the Owned IP, other than that acquired from third parties, was developed by full-time employees or contractors of the Corporation or a Subsidiary during the time they were employed or engaged with the Corporation or one of the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries as software, information technology or hardware developers or related or supporting roles (the "Developers"). All of the Developers and other current or former employees or contractors of the Corporation and each of the Subsidiaries have duly executed and delivered Employee IP Agreements to the Corporation or a Subsidiary, as the case may be, on or before the date of commencement of their respective employment or engagement with the Corporation or a Subsidiary, as the case may be, pursuant to which they: (A) have agreed to retain in confidence any confidential or proprietary information provided or otherwise made available to them by the Corporation or any Subsidiary (including confidential or proprietary information of the third parties to whom the Corporation or any Subsidiary owes a duty of confidence); (B) have granted, assigned and transferred to the Corporation or one the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries all of their right, title and interest in and to all Intellectual Property and Technology developed, conceived of, reduced to practice, authored or otherwise created by them during the course of their engagement with the Corporation or a Subsidiary; and (C) except as disclosed in
          Section 4.26(j) of the Disclosure Schedule, have irrevocably and unconditionally waived all moral rights and other non-assignable rights in respect of such Intellectual Property and Technology where applicable. The Corporation is not aware of any material breach of any of the Employee IP Agreements. No current or former employee or contractor of the Corporation or any Subsidiary owns, or to the knowledge of the Corporation, has claimed an interest in, any of the Business IP. Except as disclosed in Section 4.26(j) of the Disclosure Schedule, it will not be necessary to utilize any Intellectual Property or Technology of any current of former employees of or contractors to the Corporation or any Subsidiary (or any Person the Corporation or any Subsidiary currently intends to hire or engage) acquired prior to their employment or engagement by the Corporation or a Subsidiary in order to carry on the Business as presently conducted, or as anticipated to be conducted. There are no Legal Proceedings pending, or to the knowledge of the Corporation threatened, involving the prior employment of any of the employees or contractors of the Corporation or any Subsidiary, or their use in connection with the Business of the Corporation of any information, creation or technique allegedly proprietary to any of their former employers or other Persons.

     (k) Except to obtain patent or other IP protection, any disclosure of confidential or proprietary information by the Corporation, any of the Subsidiaries or any of their respective employees or agents has been pursuant to valid, binding and enforceable non-disclosure agreements, which non-disclosure agreements have not and will not result in the deemed acquisitions by any party of any right, title or interest, or the deemed grant of any license, to use any of the Owned IP for any commercial purposes. To the knowledge of the Corporation, no disclosure of the Owned IP has been made in a manner that would prevent the Corporation or a

          Subsidiary or their respective successors in interest, if any, from obtaining a patent in respect of any Owned IP that would, if not for such disclosure, have been capable of being the subject matter of a patent. In relation to each Patent application (in preparation or filed) or Patent for an invention comprised in the Owned IP, to the Corporation's knowledge, after due inquiry, there is no professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, to the effect that the chances of obtaining or sustaining valid patent rights to the invention in any jurisdiction are considered to be unlikely, or less than even, or about even, or in any other manner doubtful.

     (l) Except as disclosed in Section 4.26(l) of the Disclosure Schedule, no national, federal, provincial, state or other regulatory agency or body has provided any funding to the Corporation or any Subsidiary which: (i) would give such national, federal, provincial, state or other regulatory agency or body any right, title or interest in or to the Business IP; or (ii) limits or impairs the ability of the Corporation or any Subsidiary to use or to sell, transfer, assign, convey or license the Business IP outside of Canada or otherwise.

     (m) Pursuant to the Zarlink Supply Agreement, one copy of the Escrowed Intellectual Property (as defined in the Zarlink Supply Agreement) has been placed in escrow and the Corporation is entitled to release of the Escrowed Intellectual Property in accordance with the terms and conditions of the escrow agreement between the Corporation, Zarlink and Royal Trust Corporation of Canada made effective February 16, 2001. A complete copy of such escrow agreement has been made available to the Investor or its counsel.

     (n) Neither the Corporation nor any Subsidiary has used Publicly Available Software in whole or in part in the development of any Technology which forms part of the Owned IP in a manner that may subject such Technology or Owned IP in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed pursuant to a licensing and distribution model that requires, as a condition of use, modification, and/or distribution of such software, that such software or other software incorporated into, derived from, or distributed with such software be: (A) disclosed or distributed in source code form; (B) licensed for the purpose of making derivative work; or (C) redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (i) GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g. PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License
          (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License.

     (o) Except as disclosed in Section 4.26(o) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has provided the source code for the software comprised in the Owned IP to any other Person, directly or indirectly, by license, transfer, sale, escrow, or otherwise, except in the ordinary course of business and subject to appropriate license or confidentiality restrictions. Neither the Corporation nor any Subsidiary is aware that any other Person has reverse engineered, disassembled or decompiled the software comprised in the Owned IP to derive such source code.

     (p) The Corporation and each Subsidiary has complied with all applicable export and import laws and regulations in each jurisdiction in which the Corporation or a Subsidiary export or import Business IP.

4.27 Litigation

Except as disclosed in Section 4.27 of the Disclosure Schedule: (i) there is no Legal Proceeding against or involving the Corporation or any of the Subsidiaries (whether in progress or, to the knowledge of the Corporation, threatened); (ii) to the knowledge of the Corporation, no event has occurred which could reasonably be expected to give rise to any Legal Proceeding, or result in litigation; and (iii) there is no judgment, writ, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against the Corporation or any of the Subsidiaries. Without limiting the generality of the foregoing, except as disclosed in Section 4.27 of the Disclosure Schedule, there is no Legal Proceeding involving any product liability claim in progress, pending or, to the Corporation's knowledge, threatened against or affecting the Corporation or any Subsidiary alleging any defect in the design or manufacture of or the materials used in any of the products of the Corporation or any Subsidiary or breach of any express or implied warranty. Except as disclosed in Section 4.27 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is the plaintiff or complainant in any Legal Proceeding. The Corporation is not and has not been since the Financial Statement Date engaged in any dispute with any of its Insiders. Except as disclosed in Section 4.27 of the Disclosure Schedule, no shareholders of the Corporation have exercised or asserted, or to the knowledge of the Corporation, have expressed any intent to exercise or assert, any right of dissent or any oppression or other statutory remedy in connection with the Articles of Amendment or the other transactions contemplated by this Agreement.

In the good faith opinion of the Corporation, the maximum aggregate potential liability of the Corporation and any Subsidiary to all Persons included, or who may be included, in the class of plaintiffs pursuant to the statement of claim filed under Court File No. 03-CU-25673 does not exceed $2,800,000 (excluding legal costs or expenses).

4.28 Insurance

Section 4.28 of the Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', and other insurance owned or held by the Corporation or the Subsidiaries. Such policies of insurance are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for owners of comparable assets and operators of comparable businesses. To the knowledge of the Corporation, all such policies are, and at all times since the respective dates set forth in
Section 4.28 of the Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all material respects by the Corporation and the Subsidiaries with all requirements of law and of all Contracts (including Contracts relating to Indebtedness) to which the Corporation or any of the Subsidiaries is party, and provide that they will remain in full force and effect through the respective expiry dates set forth in Section 4.28 of the Disclosure Schedule, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby. Section 4.28 of the Disclosure Schedule set forth and describes all material pending claims under any of such insurance policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any of such insurance policies has been received by the Corporation or a Subsidiary. To the knowledge of the Corporation, there are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by the Corporation or a Subsidiary.

4.29 Insiders and Conflicts of Interest

     (a) Except as contemplated by this Agreement, the Existing Shareholders Agreement and the Other Agreements, there are no Contracts between the Corporation or the Subsidiaries and any Insiders other than contracts of employment entered into in the ordinary course and those disclosed in Section 4.23(e) or Section 4.29(a) of the Disclosure Schedule.

     (b) Except as disclosed in Section 4.29(b) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries has any currently outstanding material amounts due to or from any of its Insiders.

     (c) Except as set out in Section 4.29(c) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries owns, directly or indirectly, any interest (except passive holdings for investment purposes only of not more than 1% of the securities of any publicly held and traded company) in, or is an Insider of, any Person (other than any Subsidiary) that:

          (i) is a competitor, lessor, lessee, customer, or supplier of the Corporation or any of the Subsidiaries;

          (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the Business; or

          (iii) has any cause of action or other claim whatsoever against the Corporation or any of the Subsidiaries, or owes any amount to the Corporation, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

     (d) To the knowledge of the Corporation, no director or senior officer of the Corporation has been involved in any Legal Proceeding, offence or disciplinary action that would disqualify, or could reasonably be expected to disqualify, such person from acting as a director or officer of a public company.

4.30 Brokers

Other than CIBC World Markets Inc. and any subagent thereof, no finder, broker, agent, or other intermediary has acted for or on behalf of the Corporation or any of its Affiliates in connection with the negotiation or consummation of the transactions contemplated hereby to be completed at the Closing and, other than commission owing to CIBC World Markets Inc. and any subagent thereof in an amount not exceeding $1,350,000 in the aggregate and warrants to purchase a total of 1,000,000 Common Shares at an exercise price of $1.00 per share, no fee will be payable by the Corporation or any of its Affiliates to any such Person in connection with such transactions.

4.31 No Sale Agreements

Except in respect of inventory to be sold in the ordinary course of business, there are no Contracts, or any right or privilege capable of becoming an agreement, for the purchase of the Business or any of the material assets of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries is currently involved in any discussions, conditions or proceedings with respect to its sale, merger, consolidation, liquidation or reorganization.

4.32 Payment of BreconRidge Note

The promissory note issued by BreconRidge Manufacturing Solutions, Inc. to Mitel Networks, Inc. on August 31, 2001 in the principal amount of US$511,637.13 has been paid and satisfied in full.

4.33 Compliance with Other Instruments, Laws, Etc.

Except as disclosed in Section 4.33 of the Disclosure Schedule, the Corporation and each of the Subsidiaries has complied with, and is in compliance with: (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its Business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; and (ii) its articles and by-laws, each as amended to date. Neither the Corporation nor any of the Subsidiaries has committed, been charged with, or, to the knowledge of the Corporation, been under investigation with respect to, any violation by the Corporation or any of the Subsidiaries of any provision of any applicable national, federal, state, provincial, or local law or administrative regulation, except for any violations that, both individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect. The Corporation and each of the Subsidiaries has complied in all material respects with all applicable laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands, including without limitation, the Personal Information Protection and Electronic Documents Act (Canada), regarding the Corporation's and the Subsidiaries' collection, use and disclosure of information about identifiable individual Persons. The Corporation and each of the Subsidiaries has and maintains all such Permits as are necessary or desirable: (i) for the conduct of the Business as conducted on the date hereof and as anticipated to be conducted; (ii) in connection with the ownership or use of its properties; or (iii) to permit the Corporation to enter into or perform its obligations under this Agreement and the Other Agreements. All of such Permits are in full force and effect and the Corporation and each Subsidiary is in compliance with all of the terms and provisions thereof, except for any non-compliance that, either individually or in the aggregate, does not and could not reasonably be expected to have a Material Adverse Effect. No Legal Proceeding is pending, or to the knowledge of the Corporation threatened, with respect to the cancellation or revocation of any such Permit. True and complete copies of all such Permits have been made available by the Corporation to the Investor or its counsel for inspection.

4.34 Public Disclosures

No event or circumstance has occurred or exists with respect to the Corporation or any Subsidiary or their respective businesses, properties, prospects, operations or financial condition, which, under any applicable law, rule or regulation, requires public disclosure or announcement by the Corporation but which has not been so publicly announced or disclosed. The Corporation is a "foreign private issuer" as defined Rule 3b-4 under the Exchange Act. All documents filed by the Corporation (or its agents) with the SEC and all materials incorporated or deemed to be incorporated by reference therein, as and when filed, complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. The annual report of the Corporation for the Corporation's most recently completed financial year, as filed with the SEC on Form 20-F and all other reports filed by it with the SEC under the Exchange Act since July 31, 2003 (collectively, the "Reports") did not at the time filed with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading. Each of the financial statements, and other financial information included in the Reports, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation as of, and for, the periods presented. The Corporation's disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting comply in all material respects with all applicable securities laws, including, without limitation, the provisions of the United States Sarbanes-Oxley Act of 2002 applicable to foreign private issuers.

4.35 Compliance with Securities Law

Subject to and assuming the accuracy of the representations and warranties given by the Investor in Article 5, the offer, issuance, and delivery of the Purchased Shares and EdgeStone Warrants as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and is exempt from the prospectus, registration and/or qualification requirements, as applicable, under any applicable states' securities laws and is exempt from the prospectus and registration requirements under Canadian Securities Laws.

4.36 Full Access

The Investor and its representatives have had full and open access to the management of the Corporation and to such other information as the Investor has requested in considering its decision with respect to the Investment and has had an opportunity to ask questions with respect to the business and affairs of the Corporation and the Investment. The Corporation has complied in good faith with all requests of the Investor and its representatives for documents and information relating to the Corporation, the Subsidiaries and the Business in connection with the transactions contemplated hereby, and has not failed to deliver any available document or other information requested by the Investor or its representatives in connection herewith.

4.37 Disclosure

The Corporation has disclosed to the Investor all facts known to it relating to the Business and assets of the Corporation and the Subsidiaries which could reasonably be expected to be material to a purchaser of the Purchased Shares, the Converted Shares, the EdgeStone Warrants or the Warrant Shares. No representation or warranty by the Corporation contained in this Agreement or any agreement or instrument contemplated hereby, including the Other Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading. To the knowledge of the Corporation, there is no fact or circumstance relating specifically to the Business or condition of the Corporation and the Subsidiaries, taken as a whole, that could reasonably be expected to result in a Material Adverse Effect and that is not disclosed in this Agreement or the Disclosure Schedule.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

5.1 Representations and Warranties of Investor

By executing this Agreement, EdgeStone acknowledges and agrees that the sale and delivery of the Purchased Shares and EdgeStone Warrants in accordance with this Agreement are conditional upon the sale being exempt from the prospectus filing requirements of any applicable securities legislation, statutes, regulations, policies and stock exchanges relating to the sale of the Purchased Shares and EdgeStone Warrants or upon the issuance of such rulings, orders, consents or approvals as may be required to permit the sale without the requirement of filing a prospectus. EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder) further represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

     (a) each of EdgeStone and the Equity Fund is resident in the Province of Ontario;

     (b) neither EdgeStone nor the Equity Fund is a "U.S. Person" (as that term is defined in Rule 902(k) of Regulation S under the Securities Act) and neither EdgeStone nor the Equity Fund is acquiring the Purchased Shares and EdgeStone Warrants for the account or benefit of a U.S. Person;

     (c) EdgeStone has obtained a ruling from the Ontario Securities Commission dated August 30, 2002 (the "Original Ruling"), which ruling was revoked and restated pursuant to a revocation and restatement ruling dated November 5, 2002 (the "Restated Ruling"). Copies of the Original Ruling and the Restated Ruling have been provided to the Corporation. The Restated Ruling provides that, among other things, the acquisition of portfolio securities by EdgeStone and/or the Equity Fund is not subject to the registration and prospectus requirements set out in sections 25 and 53 of the Securities Act (Ontario). The Purchased Shares and EdgeStone Warrants are "portfolio securities" within the meaning of the Restated Ruling. The Restated Ruling has not been revoked, restated or otherwise amended and remains in full force and effect;

     (d) each of EdgeStone Capital Equity Fund II-B GP, Inc. and each parallel investor is a resident of the Province of Ontario and is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501;

     (e) EdgeStone is purchasing the Purchased Shares and EdgeStone Warrants as agent or nominee on behalf and for the benefit of the Equity Fund and its parallel investors and such beneficial purchasers are acquiring the Purchased Shares and EdgeStone Warrants for investment only, and not with a view to the resale or distribution thereof;

     (f)  no Person has made to the Investor any written or oral representation
          (i) that any Person will resell or repurchase the Purchased Shares or the EdgeStone Warrants, (ii) as to the future price or value of the Purchased Shares or the EdgeStone Warrants, or (iii) as to the listing of any securities of the Corporation on any stock exchange or other market;

     (g) EdgeStone acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of the Equity Fund and its parallel investors as the beneficial purchasers of the Purchased Shares and EdgeStone Warrants and that it is purchasing as agent or nominee the Purchased Shares and EdgeStone Warrants on behalf of the Equity Fund and its parallel investors;

     (h) EdgeStone is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with the purchase of the Purchased Shares and EdgeStone Warrants on behalf and for the benefit of the Equity Fund and its parallel investors, and this Agreement has been duly authorized, executed and delivered by and on behalf of, and constitutes the legal, valid and binding agreement of, the Equity Fund and its parallel investors (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

     (i) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees that the above representations and warranties will survive the completion of the issuance of the Purchased Shares and EdgeStone Warrants and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Shares and EdgeStone Warrants;

     (j) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees not to resell the Purchased Shares, EdgeStone Warrants and the securities to be issued upon exercise of the EdgeStone Warrants in the United States or to a U.S. Person except
          (i) pursuant to registration under the Securities Act, (ii) only in accordance with the provisions of Regulation S under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act; and

     (k) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees not to engage in hedging transactions in the United States with regard to the Purchased Shares and EdgeStone Warrants unless in compliance with the Securities Act.

5.2 Investor Acknowledgements

EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder) acknowledges and agrees that:

     (a) the Investor has not been provided with a prospectus or registration statement or with an offering memorandum (all as defined in or as contemplated by the Securities Act or under Canadian Securities Laws) or any similar document (including any document purporting to describe the business and affairs of the Corporation that has been prepared primarily for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of securities being sold) in connection with the purchase of the Purchased Shares and the EdgeStone Warrants pursuant to this Agreement;

     (b) the Purchased Shares and the EdgeStone Warrants have not been registered under the Securities Act;

     (c) at present there is no market through which the Purchased Shares or the EdgeStone Warrants may be resold and there can be no assurance that such a market will develop in the future;

     (d) the resale of the Purchased Shares and the EdgeStone Warrants will be subject to certain resale restrictions provided for in applicable securities laws, and the holder of such securities will comply with such resale restrictions;

     (e) the certificates evidencing the Purchased Shares and the EdgeStone Warrants received pursuant to the terms hereof will bear substantially the following legend:

               "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.";

     (f) the certificates evidencing the EdgeStone Warrants received pursuant to the terms hereof will bear substantially the following legend:

               "This Warrant and the securities to be issued upon its exercise have not been registered under the United States Securities Act of 1933 (the "Securities Act"). This Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the Securities Act or an exemption from such registration is available."

     (g) the certificates evidencing the Purchased Shares received pursuant to the terms hereof will bear substantially the following legend:

               The securities represented by this instrument have not been registered under the Securities Act of 1933 (the "Securities Act"). Any transfer of such securities is prohibited in the United States or to a U.S. Person except (i) pursuant to registration under the Securities Act, (ii) in accordance with the provisions of Regulation S under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act."

     (h) the Investor (or others for whom the Investor is contracting hereunder): (i) has been advised to consult the Investor's own legal advisors with respect to trading in the Purchased Shares, the EdgeStone Warrants, the Converted Shares and the Warrant Shares with respect to resale restrictions imposed by applicable securities laws in the jurisdiction in which the Investor resides, (ii) acknowledges that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities,
          (iii) that the Investor (or others for whom the Investor is contracting hereunder) is solely responsible (and the Corporation is in no way responsible) for compliance with applicable resale restrictions, and (iv) is aware that the Investor (or others for whom the Investor is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under applicable securities laws;

     (i) the Corporation's actual performance and results may differ materially from any financial projections or forecasts provided by or on behalf of the Corporation; and

     (j) the Investor (or others for whom the Investor is contracting hereunder) will provide the Corporation with such information and execute such documents, including certificates and statutory declarations, as the Corporation may reasonably require from time to time in order to comply with applicable securities laws.

5.3 Reliance Upon Representations and Warranties

EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, acknowledges that the acknowledgements, representations and warranties contained in this Agreement are made by it with the intent that they may be relied upon by the Corporation in determining the Investor's (and others for whom the Investor is contracting hereunder) eligibility to purchase the Purchased Shares and EdgeStone Warrants.

                                    ARTICLE 6
                     REGISTRATION AND TRANSFER OF SECURITIES

6.1 Transfer and Exchange of Purchased Shares and EdgeStone Warrants

The Corporation shall maintain at its registered office a register in which shall be entered the names and addresses of the holders of the Corporation's shares and the EdgeStone Warrants and the particulars of the respective shares (and warrants) held by them and of all transfers of shares (or warrants) or conversions of shares (or warrants). Upon surrender at such office of any certificate representing shares (or warrants) for registration of conversion, exchange, or transfer (subject to compliance with the applicable provisions of this Agreement, the Shareholders Agreement, any of the Other Agreements and the Corporation's articles), the Corporation shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for such shares (or warrants) registered as such holder may request. Any certificate representing shares (or warrants) surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

6.2 Replacement of Certificates

In the case of any loss, theft, destruction, or mutilation of the certificate representing any of the Purchased Shares or EdgeStone Warrants, upon receipt of evidence thereof reasonably satisfactory to the Corporation, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Corporation may determine, or (ii) in the case of any such mutilation, upon the surrender to the Corporation at its principal office of such mutilated certificate for cancellation, the Corporation shall execute and deliver, in lieu thereof, new certificates. Any old certificate in lieu of which any such new certificate has been so executed and delivered by the Corporation shall not be deemed to be outstanding for any purpose whatsoever.

                                    ARTICLE 7
                          COVENANTS OF THE CORPORATION

7.1 Post-Closing Covenants

The Corporation covenants and agrees with the Investor as follows, which covenants and agreements shall survive the Closing:

     (a) The Corporation hereby agrees that it shall use the proceeds from the sale of the Purchased Shares and EdgeStone Warrants hereunder as follows:

          (i) to pay the Lead Work Fee, as contemplated by Section 8.1 of this Agreement;

          (ii) to pay the Expenses as contemplated by Section 8.2 of this Agreement; and

          (iii) the remainder of the proceeds of the Investment shall be applied, with respect to the current financial year of the Corporation, in accordance with the business plan and budget for such year (a copy of which has been provided to EdgeStone), and with respect to subsequent financial years, in accordance with the Annual Budget.

     (b) Neither the Corporation nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Corporation so as to subject the offer, issuance, and sale of the Purchased Shares and EdgeStone Warrants to the registration requirements of the Securities Act or the prospectus, registration and/or qualification requirements, as applicable, under any applicable state securities laws and under applicable Canadian Securities Laws.

     (c) The Corporation agrees to file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act, including any reports required by such laws to be filed with the SEC as a foreign private issuer, and to furnish to the Investor forthwith upon request: (i) a written statement by the Corporation that it has complied with the reporting requirements of the Exchange Act; (ii) such other reports and documents so filed by the Corporation as may be reasonably requested by the Investor to make available to it any rule or regulation of the SEC permitting the sale of any of the Purchased Shares and EdgeStone Warrants without registration; and (iii) such other documents, including opinions of counsel addressed to the Corporation's transfer agent (subject to such counsel being able to render such opinion based upon facts then-presented), as may be reasonably necessary to enable the Investor to sell or transfer its Purchased Shares and EdgeStone Warrants pursuant to Rule 144 under the Securities Act. The Corporation shall disclose the issuance of the Purchased Shares and EdgeStone Warrants with all applicable regulatory agencies in accordance with applicable regulations.

                                    ARTICLE 8
                           LEAD WORK FEE AND EXPENSES

8.1 Payment of Lead Work Fee

At the Closing, the Corporation agrees to pay the Investor, or such other Person as the Investor may direct, a lead work fee of three percent (3.0%) of the Share Purchase Price (the "Lead Work Fee") in cash or other immediately available funds. In addition, a fee equal to three percent (3.0%) of the aggregate share purchase price for any Series A Shares issued pursuant to the exercise of the EdgeStone Purchase Option shall also be payable to the Investor, or such other Person as the Investor may direct, in cash or other immediately available funds, on the closing of the issuance and sale of such Series A Shares.

8.2 Reimbursement of Expenses

     (a) The Corporation shall pay or reimburse to the Investor, or such other Person as the Investor may direct, as applicable, all reasonable: (i) legal fees; (ii) professional fees and disbursements; and (iii) out of pocket costs (including any applicable Taxes thereon, other than Taxes in respect of which the Investor is entitled to obtain a refund from the relevant Tax authority and which would result in the Investor being reimbursed for more than its actual out-of-pocket expenses) incurred by or for the account of the Investor (or by or for the account of the purchaser of the Series A Shares issued pursuant to the exercise of the EdgeStone Purchase Option, as applicable) in connection with the transactions contemplated by this Agreement or the closing of any Additional Investment (the "Expenses"). The Expenses (other than Expenses incurred in connection with the closing of an Additional Investment) shall be paid on the Closing. The Expenses incurred in connection with the Additional Investment shall be paid on the closing of such Additional Investment. At the request of the Corporation, the Investor will arrange, where reasonably practicable, for certain of the Expenses to be invoiced directly to the Corporation by the Person to whom payment is to be made.

     (b) The Investor shall use all reasonable efforts to manage the Expenses incurred in a prudent manner and will consult with the Corporation on the Investor's intended work plan and budget with respect to the Expenses that may be incurred in connection with the Closing or the closing of any Additional Investment.

8.3 Broker Fees

The Investor shall not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the Corporation or any its Affiliates or Insiders.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1 Non-Merger and Exclusive Remedy

     (a) The representations, warranties, covenants and other obligations of the Corporation contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Investor or its agents with respect thereto, shall continue in full force and effect for the benefit of the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants (but limited in the case of Permitted Transferees to the amounts in respect of which the original holder of such Purchased Shares and EdgeStone Warrants would be entitled to indemnification under this Article 9). All claims by the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article 9 and the rights of indemnity in this Article 9 shall be the sole and exclusive remedy of such Persons in respect of such claims.

     (b) The representations, warranties, covenants and other obligations of EdgeStone (on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder)) which are contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Corporation or its agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation. All claims by the Corporation after Closing in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article 9 and the rights of indemnity in this Article 9 shall be the sole and exclusive remedy of the Corporation in respect of such claims.

9.2 General Indemnification

Subject to the limitations in Sections 9.4 and 9.5, (i) the Corporation shall (without duplication in respect of any Loss) indemnify, defend and save harmless the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants, and each of their partners, shareholders, officers, directors, employees, agents, representatives and successors, and (ii) the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants shall indemnify, defend and save harmless the Corporation, and each of its shareholders, officers, directors, employees, agents, representatives and successors (the Person or Persons so covenanting and agreeing to indemnify another Person or Persons being referred to in this Article 9 as the "Indemnifying Party" and the Person or Persons to be indemnified being referred to collectively as the "Indemnitees" and individually an "Indemnitee"), on an after-tax basis as contemplated by Section 9.13, from and against any and all Losses suffered or incurred by the Indemnitee, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

     (a) any misrepresentation or breach of warranty made or given by (or in the case of the representations and warranties in Article 5, on behalf
          of) the Indemnifying Party in this Agreement or any Other Agreement;
          or

     (b) any failure by the Indemnifying Party to observe or perform any covenant or obligation contained in this Agreement or any Other Agreement.

9.3 Agency for Representatives

The Investor agrees that it accepts each indemnity in favour of the Persons identified in clause (i) of Section 9.2, as agent and trustee of such Persons to the extent that they become Indemnitees hereunder. The Corporation agrees that the Investor may enforce an indemnity in favour of the Persons identified in clause (i) of Section 9.2 on behalf of such Persons to the extent they become an Indemnitee hereunder.

9.4 Time Limitations

     (a) Subject to Section 9.4(b), the Indemnifying Party shall have no liability to any Indemnitee for any Loss arising from any Claim (including any Third Party Claim) relating to a breach of any representation or warranty or of any covenant or other obligation contained in this Agreement or any Other Agreement unless the Indemnitee gives written notice to the Indemnifying Party specifying in reasonable detail the factual basis of the Claim and a reasonable estimate of the amount thereof on or before that date which is two years after the Closing Date.

     (b) Despite the provisions of Section 9.4(a), (i) notice with respect to Claims relating to Section 4.1 (Incorporation and Organization) or
          Section 4.7 (Corporate Authorization) may be given at any time after the Closing Date without limitation as to time; and (ii) notice with respect to Claims relating to Section 4.16 (Tax Matters) arising in or in respect of a particular period ending on or before the Closing Date may be given at any time after Closing and before a period of 90 days has elapsed after the relevant Tax authorities shall no longer be entitled to assess liability for any Taxes against the Corporation or any of the Subsidiaries for that particular period, having regard, without limitation, to any waivers given by the Corporation or any of the Subsidiaries in respect of any taxation year.

     (c) For greater certainty, if the Indemnitee has not given notice, in the manner and within the time periods prescribed in Sections 9.4(a) and 9.4(b), to the Indemnifying Party of an alleged Loss arising from any Claim relating to a breach of any representation or warranty or of any covenant or other obligation contained in this Agreement or any Other Agreement, the Indemnifying Party will have no financial obligation to the Indemnitee in respect of such breach.

     (d) The Indemnitee will give any notice required pursuant to Sections 9.4(a) or 9.4(b) to the Indemnifying Party reasonably promptly after the Indemnitee determines that it has a claim for indemnity under this
          Article 9.

9.5 Limitations as to Amount

No Claims may be asserted by any Indemnitee under this Article 9 unless and until the aggregate amount of any Losses of the Indemnitees in respect of any and all Claims asserted pursuant to this Article 9 collectively exceeds one hundred thousand dollars ($100,000) in which event the amount of all such Loss including such one hundred thousand dollar ($100,000) amount may be asserted. Notwithstanding the foregoing, the threshold for any Claims asserted based on a breach of any representation and warranty contained in Section 4.16 hereof shall be five hundred thousand dollars ($500,000). Notwithstanding any other provision of this Agreement, no Claims may be asserted by any Indemnitee hereunder and in no event shall the Indemnifying Party be required to indemnify the Indemnitees, collectively, for Losses in an aggregate amount greater than the Share Purchase Price plus the aggregate purchase price for any Series A Shares issued pursuant to the EdgeStone Purchase Option.

9.6 Notice of Third Party Claims

If an Indemnitee receives notice of the commencement or assertion of any Claim asserted against the Indemnitee that is paid or payable to, or claimed by, any person who is not a party to this Agreement (a "Third Party Claim"), the Indemnitee shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifying Party shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.

9.7 Defence of Third Party Claims

The Indemnifying Party may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than 30 days after receiving notice of that Third Party Claim (the "Notice Period"). The Indemnifying Party's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifying Party shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifying Party and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnifying Party has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnifying Party shall be liable for any Loss relating to a breach of any representation or warranty or of any covenant or other obligation of the Indemnifying Party (as contemplated in Section 9.2) suffered or incurred by the Indemnitee with respect to such Third Party Claim. If the Indemnifying Party elects to assume the defence of a Third Party Claim under this Section 9.7, the Indemnifying Party shall acknowledge in writing its obligation to indemnify the Indemnitee in accordance with the terms contained in this Article 9 in respect of that Third Party Claim.

9.8 Assistance for Third Party Claims

The Indemnifying Party and the Indemnitee shall use all reasonable efforts to make available to the person that is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"),

     (a) those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

     (b) all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Defending Party. All reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnifying Party hereunder may be included in any Loss for which indemnification is sought under this Article 9.

9.9 Settlement of Third Party Claims

If the Indemnifying Party elects to assume the defence of any Third Party Claim as provided in Section 9.7, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defence of such Third Party Claim following the receipt by the Indemnitee of notice of such assumption. However, if in the opinion of the Indemnitee, acting reasonably, there is a conflict between the interests of the Indemnifying Party and the interests of the Indemnitee with respect to such Third Party Claim, or if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnitee that the Indemnitee believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to assume the defence of and to negotiate, settle or compromise the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall also be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnifying Party shall not, without the prior written consent of the Indemnitee, not to be unreasonably withheld, enter into any compromise or settlement of a Third Party Claim, which would lead to liability or create any other obligation, financial or otherwise, on the Indemnitee.

9.10 Direct Claims

Any Claim other than a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.

9.11 Failure to Give Timely Notice

Other than in respect of the time for giving notices or other limitations set forth in Section 9.4, a failure to give timely or prompt notice as otherwise provided in this Article 9 shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

9.12 Reductions and Subrogation

If the amount of any Loss at any time subsequent to the making of any payment on account of any Loss required to paid pursuant to this Article 9 (an "Indemnity Payment") in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making a full Indemnity Payment, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

9.13 Tax Effect

If any Indemnity Payment received by an Indemnitee would constitute taxable income to such Indemnitee, the Indemnifying Party shall pay to the Indemnitee, at the same time and on the same terms (as to interest and otherwise) as the Indemnity Payment, an additional amount sufficient to place the Indemnitee in the same after-tax position as it would have been if the Indemnity Payment had been received tax-free.

9.14 Additional Rules and Procedures

     (a) If any Third Party Claim is of a nature such that the Indemnitee is required by applicable law to make a payment to any person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related Legal Proceedings, the Indemnitee may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnitee, the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party.

     (b) The Indemnitee and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who shall keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

                                   ARTICLE 10
                                     GENERAL

10.1 Amendments

This Agreement may be amended, supplemented, modified or terminated by the agreement in writing of the Corporation and the Investor.

10.2 Waiver

No course of dealing between the Corporation and the Investor or any other Person shall operate as a waiver of any right of the Corporation or the Investor under this Agreement. No waiver of any breach or default hereunder shall be valid unless in written form and signed by the waiving party. No failure or other delay by any Person in exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

10.3 Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the Shareholders Agreement, and except as otherwise provided in this Agreement, EdgeStone may assign any of its rights under this Agreement or any of the Other Agreements to any Permitted Transferee of the Purchased Shares, the EdgeStone Warrants, the Warrant Shares or the Converted Shares and, as a condition of such assignment, the Permitted Transferee shall assume in writing (in form and in substance acceptable to the Corporation, acting reasonably) the liabilities and obligations of the transferor hereunder and thereunder. The Corporation may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of EdgeStone and any such purported assignment by the Corporation without the written consent of EdgeStone shall be void and of no effect.

10.4 Notices

All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if: (i) delivered personally (effective upon delivery); (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch); (iii) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement); or

(iv) sent by telecopier followed within 24 hours of confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10.4):

          if to the Corporation:

               Mitel Networks Corporation
               350 Legget Drive
               Ottawa, ON
               K2K 2W7

               Attention: Chief Executive Officer
               Fax: (613) 592-7838

               With a copy to:

               Mitel Networks Corporation
               350 Legget Drive
               Ottawa, ON
               K2K 2W7

               Attention: Chief Financial Officer, and VP Finance
               Fax: (613) 592-7838

               And with a copy to:

               Mitel Networks Corporation
               350 Legget Drive
               Ottawa, ON
               K2K 2W7

               Attention: Corporate Legal Counsel
               Fax: (613) 592-7803

               And with a copy to:

               Osler, Hoskin & Harcourt LLP
               Suite 1500
               50 O'Connor Street
               Ottawa, ON
               K1P 6L2

               Attention: J. Craig Wright
               Fax: (613) 235-2867
          if to EdgeStone:

               c/o EdgeStone Capital Equity Fund Nominee Inc.
               130 King St. West
               Toronto, ON

               Attention:  Sandra Cowan
               Fax: (416) 860-9838

               With a copy to:

               1010 Sherbrooke Street West
               Suite 500
               Montreal, QC
               H3A 2R7

               Attention: Guthrie Stewart and Sandra Cowan
               Fax: (514) 282-1944

10.5 Binding Effect and Benefits

This Agreement shall bind and enure to the benefit of the Parties hereto and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Investor's benefit shall enure to the benefit of each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants. Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, their respective successors and permitted assigns.

10.6 Further Assurances

From time to time, on and after the Closing, each Party shall promptly execute and deliver all such further instruments and assurances, and shall promptly take all such further actions, as the other Party may reasonably request in order to effect or confirm the transactions contemplated by this Agreement or any of the Other Agreements and to carry out the purposes hereof and thereof.

10.7 Arbitration

Subject to the Parties entitlement to the remedies set forth in Section 10.8 to prevent the breach of a Party's obligations under this Agreement all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved pursuant to the Arbitration Act, 1991 (Ontario). Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, failing agreement, such arbitrator shall be appointed in accordance with section 10 of the Arbitration Act, 1991 (Ontario). The place of arbitration shall be the City of Toronto in the Province of Ontario. The language of the arbitration shall be English. Any notice or other document, including a notice commencing arbitration, may be served by sending it to the addressee by facsimile in accordance with Section 10.4 hereof. The decision arrived at by the arbitrator, howsoever constituted, shall be final and binding and no appeal shall lie therefrom.

10.8 Equitable Relief

Each of the Parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to the other Party and that money damages would be an inadequate remedy therefor. Accordingly, each Party agrees that the other Party shall be entitled to seek an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

10.9 Confidentiality

The Parties each covenant and agree that they will comply with the applicable confidentiality covenants under the Shareholders Agreement.

10.10 Publicity

Either Party shall have the right to publicize the Investment in the Corporation as contemplated hereby by means of a "tombstone" advertisement or other customary advertisement in newspapers and other media provided that such Party first provides the other Party with a copy thereof and an opportunity to comment thereon and each Party pays its own expenses in connection therewith.

10.11 Counterparts

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

10.12 Language

Each of the undersigned hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the sale of the Purchased Shares and EdgeStone Warrants hereunder be drawn up in the English language only. Nous, soussignes, reconnaissons par les presentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque maniere a la vente des actions soient rediges en anglais seulement.

               The rest of this page is intentionally left blank.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first mentioned above.

                                        MITEL NETWORKS CORPORATION


                                        By: /s/ Steven Spooner
                                            -----------------------------------
                                        Name: Steven Spooner
                                        Title: C.F.O.


                                        EDGESTONE CAPITAL EQUITY FUND
                                        II-B GP, INC., as agent for EdgeStone
                                        Capital Equity Fund II-A, L.P. and its
                                        parallel investors


                                        By: /s/ Guthrie Stewart
                                            -----------------------------------
                                        Name: Guthrie Stewart
                                        Title: Officer


                                        EDGESTONE CAPITAL EQUITY FUND II
                                        NOMINEE, INC., as nominee for EdgeStone
                                        Capital Equity Fund II-A, L.P. and its
                                        parallel investors


                                        By: /s/ Guthrie Stewart
                                            -----------------------------------
                                        Name: Guthrie Stewart
                                        Title: Officer

                                   SCHEDULE A

                        POST-CLOSING CAPITALIZATION TABLE

                                   Number Issued and
Class/Series of Shares             Outstanding Post-Closing      Ownership % *
--------------------------         ------------------------      -------------
Common Shares                      111,786,713                   56.22%

Class A Convertible
Preferred Shares, Series 1          20,000,000                   10.06%

Class B Convertible
Preferred Shares, Series 1          67,060,988                   33.72%

TOTAL *:                           198,847,701                     100%


* Assumes conversion of the Series A Shares and Series B Shares into Common Shares on a one-for-one basis. Calculation on a non-fully diluted basis.

                                   Number of Common Shares
Other Convertible Securities       Issuable upon Exercise
----------------------------       ------------------------
Employee Stock Options             4,519,219

TPC Warrants                       12,986,968

CIBC World Markets Warrants        1,000,000

Series 1 Warrants                  See Exhibit D-1

Series 2 Warrants                  See Exhibit D-2

                                  SCHEDULE "B"

                               DISCLOSURE SCHEDULE

This document constitutes the disclosure schedule (the "Disclosure Schedule") referred to in the Class A Convertible Preferred Share Subscription Agreement (the "Subscription Agreement") dated April 23, 2004 between the Corporation and EdgeStone. Unless the context otherwise requires, words and expressions defined in the Subscription Agreement shall have the same meanings in this Disclosure Schedule.

Disclosure in any one section of this Disclosure Schedule shall be deemed to be disclosure for purposes of all other Sections of this Disclosure Schedule to the extent such actual disclosure in the one Section contains sufficient information so as to constitute adequate disclosure for purposes of that other Section or Sections and where such actual disclosure would be reasonably apparent to be applicable to such other Section or Sections. Reference to any matter in any Section shall not be deemed to an acknowledgement by the Corporation that such matter meets or exceeds any applicable threshold of materiality or any other relevant threshold.

In some respects, this Disclosure Schedule sets forth conditions, sets of facts or other disclosure not strictly called for by the Subscription Agreement where it was thought that such disclosure might be helpful. No implication shall be drawn that any condition, set of facts or other disclosure set forth herein is necessarily material or is otherwise required to be disclosed or that the inclusion of such disclosure establishes or implies a standard of materiality, a standard for what is or is not in the usual and ordinary course of business or any other standard for disclosure set forth in the Agreement.

The following specific disclosures are made in relation to the Subscription
Agreement:

                                   SECTION 4.3

                                  SUBSIDIARIES

List of Subsidiaries

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

                                        JURISDICTION
                                             OF
NAME OF SUBSIDIARY                      INCORPORATION         OWNERSHIP OF SECURITIES
------------------                     --------------   ----------------------------------
Mitel Networks Holdings Limited        United Kingdom   Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited       Hong Kong     Wholly-owned by the Corporation

Mitel Networks International Limited      Barbados      Wholly-owned by the Corporation

Mitel Networks Overseas Limited           Barbados      Wholly-owned by the Corporation

Mitel Networks Limited                 United Kingdom   Wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Networks SARL                        France       Wholly-owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Networks Italia SRL                   Italy       Wholly-owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Networks, Inc.                      Delaware      Wholly owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Networks Germany GmbH                Germany      Wholly-owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Telecom Limited                  United Kingdom   Wholly-owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

                                        JURISDICTION
                                             OF
NAME OF SUBSIDIARY                      INCORPORATION         OWNERSHIP OF SECURITIES
------------------                     --------------   ----------------------------------
Edict Training Limited                    Scotland      20% owned by John Izat; 80% owned
                                                        by Mitel Networks Limited, which
                                                        is in turn wholly-owned by Mitel
                                                        Networks Holdings Limited, which
                                                        is in turn wholly-owned by the
                                                        Corporation

Mitel Financial Services Limited       United Kingdom   25% owned by First Asset Finance
                                                        PLC; 75% owned by Mitel Networks
                                                        Limited, which is in turn
                                                        wholly-owned by Mitel Networks
                                                        Holdings Limited, which is in turn
                                                        wholly-owned by the Corporation

Mitel Network Solutions, Inc.             Delaware      Wholly-owned by Mitel Networks,
                                                        Inc., which is in turn wholly
                                                        owned by Mitel Networks Limited,
                                                        which is in turn wholly-owned by
                                                        Mitel Networks Holdings Limited,
                                                        which is in turn wholly-owned by
                                                        the Corporation

Certain corporate filings for Mitel Networks Holdings Limited, namely, annual audited financial statements for the fiscal year ended April 27,2003, which were due February 2004 have not yet been filed with the UK Companies House. The Corporation expects to complete and to undertake such filings, on behalf of Mitel Networks Holdings Limited, in the first quarter of the Corporation's next fiscal year (FY05). As a result of having not completed such corporate filings, Mitel Networks Holdings Limited may not be in good standing under the laws of its jurisdiction.

Certain corporate filings for Mitel Networks Limited, namely, annual audited financial statements for the fiscal year ended April 27, 2003, which were due February 2004 have not yet been filed with the UK Companies House. The Corporation expects to complete and to undertake such filings, on behalf of Mitel Networks Limited, in the first quarter of the Corporation's next fiscal year (FY05). As a result of having not completed such corporate filings, Mitel Networks Limited may not be in good standing under the laws of its jurisdiction.

Partnerships, Joint Ventures, etc.

The Corporation or its Subsidiaries are a partner or participant in the following partnerships or joint ventures, or own or have agreed to acquire securities in the following businesses or Persons:

NAME OF JOINT VENTURE              JURISDICTION      OWNERSHIP OF SECURITIES
---------------------              ------------   -----------------------------
Tianchi Mitel                         China       50% owned by the Corporation
Telecommunications Corp
                                                  -    25% owned by Tricom
                                                       Tianchi Limited

                                                  -    21.25% owned by Tianjin
                                                       Zhonghuan Electronic
                                                       Computer Corporation

NAME OF JOINT VENTURE              JURISDICTION      OWNERSHIP OF SECURITIES
---------------------              ------------   -----------------------------
                                                  -    3.125% owned by Tianjin
                                                       Economic Technological
                                                       Development Area
                                                       Industrial Investment
                                                       Company

                                                  -    0.625% owned by Trianjin
                                                       Post and
                                                       Telecommunications
                                                       Administration of China

The Corporation is not a partner in a partnership.

                                   SECTION 4.5

                   AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL

SECTION 4.5(B): OBLIGATIONS AND OUTSTANDING CAPITAL

The Corporation has the following obligations to grant or enter into any outstanding subscriptions, options, warrants, calls, commitments or Contracts calling for it to issue, deliver or sell equity securities or securities convertible into or exchangeable for equity securities:

     - Options - As described in Section 4.5(c) of the Subscription Agreement and Section 4.5(c) of this Disclosure Schedule, an aggregate of 25,000,000 Common Shares have been reserved for issuance under the Stock Option Plan. As of the date hereof, options to purchase an aggregate of 4,519,219 Common Shares have been granted and are outstanding under the Stock Option Plan. Further options, which are subject to the "6 + 1" option re-pricing program undertaken by the Corporation, will be granted on or after July 26th, 2004, as described in Section 4.5 (c) below.

     - Warrants - Pursuant to the TPC Agreement, the Corporation is required, as at September 30, 2002 and as at each September 30 thereafter for every twelve month period where TPC makes a contribution payment up to and including September 30, 2004, to issue warrants exercisable on a one-for-one basis for Common Shares, for no additional consideration. The number of warrants to be issued shall be equal to the amount of contributions paid by TPC in the immediately preceding twelve month period, divided by the fair market value of the Common Shares as at the applicable date. To date, warrants to acquire 12,986,968 Common Shares have been granted by the Corporation to TPC pursuant to the TPC Agreement. The Corporation has requested a six month extension to the TPC Agreement, to March 31, 2005.

     -    Warrants - In favour of CIBC World Markets Inc., as set forth in
          Section 4.30 of the Subscription Agreement.

     - Shares - Pursuant to a retainer letter between the Corporation and Gowlings dated January 21, 2002 in respect of the provision of legal services to the Corporation, the Corporation will issue common shares to Gowlings in partial satisfaction of outstanding accounts with that firm, up to 40% of the value of the eligible invoices billed annually, until the parties agree otherwise.

     - Certain of the agreements referred to in Section 4.5(d) of this Disclosure Schedule include pre-emptive rights in favour of certain existing shareholders of the Corporation, as outlined therein.

     - Shares - Pursuant to an arrangement between the Corporation and Osler, Hoskin & Harcourt LLP ("OHH") in respect of the provision of legal services to the Corporation, the Corporation may issue Common Shares to OHH in partial satisfaction of outstanding accounts with that firm, up to 25% of the value of each eligible invoice capped at a dollar amount of $200,000 per year.

SECTION 4.5(C): OPTIONS

Term and Vesting of Options

Except as disclosed below, all outstanding options under the Stock Option Plan expire five years after the date of grant, and vest (subject to earlier termination on termination of services of the grantee) as to 25% of the shares subject to option on the first anniversary of the date of grant, and thereafter at a rate of 25% each year for a period of three years.

     - Options were granted on December 12, 2003 to an employee of the Corporation (Gijs Borsboom), whereby 25% vested immediately upon issuance and the remaining 75% vested thereafter at a rate of 25% each year for a period of three years commencing on the second anniversary of the date of grant.

     - Any unvested options held by any optionee who's employment or services terminate by reason of death vest immediately and may thereafter be exercised for a period of 365 days from the date of such death or such other period as the "Committee" (being either the Employee Compensation Committee appointed by the Board of Directors or the Board of Directors) may specify.

Re-pricing ("6 + 1 Program") or Exchange of Options

On December 9, 2003, the Board of Directors approved a resolution for a "six-plus-one" option repricing program whereby certain options (the "Old Options") previously granted by the Corporation under the Stock Option Plan were cancelled (subject to obtaining an election of the optionholder in each case). The Board of Directors also determined that an equivalent number of new options (the "New Options") will be subsequently granted under the Stock Option Plan to each optionholder that elected to cancel their respective Old Options, provided that, the electing optionholder continues to be otherwise eligible to receive such New Options under the Stock Option Plan at the time of the grant of such options.

The Corporation expects that the New Options will be granted to such eligible participants under the Stock Option Plan on or after July 26th, 2004.

The number of Old Options cancelled and the number of New Options that are expected to be granted at least six (6) months plus one (1) day from the closing of the program is 10,373,302.

Other Plans

Effective May 14, 2001, the Corporation entered into the Mitel Networks Corporation U.S. Employee Stock Purchase Plan which plan provided a means for employees of Mitel Networks Inc. and Mitel Networks Solutions, Inc. to purchase common shares in the Corporation for a period of one (1) year from the effective date and in accordance with the terms provided therein. Although the plan is no longer active for the issuance of shares, shares remain issued and outstanding under the agreement.

SECTION 4.5(D): REDEMPTION OBLIGATIONS, SHAREHOLDER AGREEMENTS OR REGISTRATION RIGHTS AGREEMENTS

The Corporation has the following outstanding obligations, contingent or otherwise, contractual or otherwise, to repurchase, redeem, or otherwise acquire any of its shares or other equity securities or to pay any dividend or make any distribution to its shareholders:

     - Pursuant to Section 5.5 of the Corporation's "Stock Option Administration Policy and Procedure", the Corporation has made it a practice to reinstate stock options for those employees terminated involuntarily and rehired within six months.

     - As a general practice, the Corporation accepts share subscriptions from certain employees for the purchase of Common Shares, and agrees to advance interest free loans to such employees to purchase such Common Shares. The Corporation has made it a practice, although it is not an obligation, to forgive loans for employees who are terminated involuntarily. In such instances, the Corporation redeems the shares not yet paid for.

The Corporation is a party to or bound by the following Contracts relating to the voting of its securities or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of shareholders to freely transfer securities:

     - the Corporation is a party to the Existing Shareholders Agreement, which is being terminated as contemplated in the Subscription Agreement, which contains certain "put" rights requiring the Corporation to repurchase outstanding Common Shares held by PTIC and Zarlink upon the occurrence of certain events.

     - the PTIC Subscription Agreement, which is being terminated as contemplated in the Subscription Agreement, contains certain "put" rights, pre-emptive rights and other rights that may require the Corporation to issue securities in favour of PTIC.

     - the Series A Shares and Series B Shares to be issued pursuant to the transactions contemplated in the Subscription Agreement, the Debenture Holder Consents, the PTIC Exchange and Release Agreement and the WCC Exchange and Release Agreement are redeemable in accordance with their terms.

     - the Shareholders Agreement to be entered into in connection with the transactions contemplated in the Subscription Agreement includes certain "put" rights in favour of EdgeStone, PTIC and Zarlink.

     - the articles of the Corporation contain a restriction on the transfer of shares of the Corporation without approval of the Board of Directors.

The Corporation has knowledge of, the following Contracts relating to the voting of any of its securities or that relates to or restricts the management of the Corporation or any Subsidiary or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer or alienate outstanding securities of the Corporation or any Subsidiary:

     - the Corporation is a party to the Existing Shareholders Agreement, which is being terminated as contemplated in the Subscription Agreement.

     - the Corporation is a party to the PTIC Subscription Agreement, which is being terminated as contemplated in the Subscription Agreement.

     - the Corporation will enter into the Shareholders Agreement, as contemplated in the Subscription Agreement.

The Corporation is a party to or bound by the following Contracts under which any Person has the right to require it (x) to effect, or to include any securities held by such Person in, any registration under the Securities Act or any qualification by prospectus under Canadian Securities Laws, or any similar registration or qualification in any other jurisdiction, or (y) to distribute any such securities to the public in Canada, the United States or any other jurisdiction:

     - the Corporation is a party to the Existing Shareholders Agreement, which contains certain registration rights in favour of Mitel Systems Corporation, Zarlink and PTIC, which is being terminated as contemplated in the Subscription Agreement.

     - the Corporation will enter into the Registration Rights Agreement as contemplated in the Subscription Agreement.

SECTION 4.5(E): PRICE PROTECTION AND ANTI-DILUTION RIGHTS

Prior to completion of the transactions contemplated in the Subscription Agreement, the following price protection, anti-dilution or similar rights are applicable to any securities of the Corporation or any Subsidiary:

     - the PTIC Subscription Agreement, which will be terminated as contemplated in the Subscription Agreement, contains certain price protection and anti-dilution protection in favour of PTIC.

     - a letter from the Corporation to the Converted Debenture Holders dated October 30, 2003 (the "Debenture Holder Letter"), offered certain "down side price protection" to the Converted Debenture Holders in the event that the Corporation's next private equity investment transaction was at a price less than the CDN$2.00 at which the August 2002 Debenture Shares were issued pursuant to the conversion of the August 2002 Debentures. This price protection will be terminated pursuant to the execution of the Debenture Holders Consents as contemplated in the Subscription Agreement.

     - pursuant to a resolution at the meeting of the Board on October 30th, 2003, the Board resolved that the Corporation would offer certain downside price protection to WCC in connection with the WCC Note Shares, which price protection will be terminated pursuant to the WCC Exchange and Release Agreement to be entered into as contemplated in the Subscription Agreement.

     - pursuant to an arrangement between the Corporation and OHH as referred to in Section 4.5(b) of this Disclosure Schedule, the Corporation may issue Common

          Shares to OHH, in the manner described in Section 4.5(b) of this Disclosure Schedule, and certain "price protection" rights have been granted to OHH such that OHH will be issued additional Common Shares if the Corporation subsequently issues Common Shares (or grants options) at a lower price.

Upon the fulfilment of the closing conditions referred to in Sections 2.5(f), 2.5(g) and 2.5(h) of the Subscription Agreement, the only outstanding price protection or anti-dilution rights will be as follows:

     - the Series A Shares and Series B Shares to be issued pursuant to the transactions contemplated in the Subscription Agreement, the Debenture Holder Consents, the PTIC Exchange and Release Agreement and the WCC Exchange and Release Agreement will contain certain "full ratchet" anti-dilution protection in accordance with their terms, as set out in the Articles of Amendment.

     - as contemplated in the Subscription Agreement, the Corporation will issue to Edgestone the Series 2 Warrants which will provide Edgestone with certain antidilution protection in certain circumstances in connection with the exercise of certain put rights under the Shareholders Agreement.

     - any Converted Debenture Holders that do not deliver Debenture Holder Consents may continue to have the benefit of the price protection contemplated in the Debenture Holder Letter.

     - pursuant to a retainer letter between the Corporation and OHH as referred to in Section 4.5(b) of this Disclosure Schedule, the Corporation may issue Common Shares to OHH, in the manner described in
          Section 4.5(b) of this Disclosure Schedule, and certain "price protection" rights have been granted to OHH such that OHH will be issued additional Common Shares if the Corporation subsequently issues Common Shares (or grants options) at a lower price.

                                  SCHEDULE 4.6

                          LAWFUL ISSUANCE OF SECURITIES

Non-Compliance with Pre-Emptive Rights, Securities Laws or Other Laws

With respect to prior issuances of securities by the Corporation to Persons resident in jurisdictions other than Canada, the United States or the United Kingdom, the Corporation did not make independent inquiry into whether all such issuances fully complied with all applicable laws in such other jurisdictions. As a result, those securities of the Corporation may not have been offered, issued and sold in compliance with such laws.

                                   SECTION 4.8

                      GOVERNMENTAL OR THIRD PARTY CONSENTS

The following consents, approvals, authorizations, declarations, filings or registrations with any Governmental Authority or any other Person have been or will be obtained as follows:

     - shareholder approval is required to authorize the Articles of Amendment and certain other matters in connection with the transactions contemplated under the Subscription Agreement, and the Articles of Amendment must be filed with Industry Canada.

     - the consent of Zarlink may be required to the Articles of Amendment pursuant to the Zarlink Supply Agreement.

     - the Corporation will be required to make certain post-closing securities filings in connection with the issuance of Series B Shares pursuant to the Debenture Holder Consents, the PTIC Exchange and Release Agreement and the WCC Exchange and Release Agreement.

                                   SECTION 4.9

                           ABSENCE OF CERTAIN CHANGES

SECTION 4.9(B): INDEBTEDNESS

     - The Corporation entered into an amended and restated credit agreement dated April 21, 2004 between the Corporation and Bank of Montreal (as Administrative Agent and Lead Lender) for a revolving credit facility capped at CDN$30,000,000.

     - The Corporation entered into a receivables purchase agreement between the Corporation, Mitel Networks, Inc. and Mitel Networks Solutions, Inc. (the "Sellers"), the Canada Trust Company in its capacity as Trustee of Endurance Trust (the "Purchaser"), and Efficient Capital Corporation (the "Securitization Agent"), effective April 16, 2004, whereby the Purchaser has agreed to purchase up to USD$34,000,000 and CDN$6,000,000 (on a revolving basis) of Canadian and US based trade receivables from the Sellers.

     - Mitel Networks Limited gave certain chattel and real property mortgages in favour of Barclays Bank, securing certain equipment and owned real estate located in the U.K., as further described in note 12 to the Financial Statements.

SECTION 4.9(C): MATERIAL TRANSACTION WITH INSIDERS

As described in Section 4.20(g) of this Disclosure Schedule, the WCC Note Shares were issued to WCC upon the conversion of indebtedness of the Corporation in the aggregate principal amount of $40,897,750. WCC is directly or indirectly controlled by Dr. Matthews.

SECTION 4.9(F): ISSUANCE OF SHARES

     - The Corporation has obligations to grant or has granted/issued the options, warrants and shares as described under Section 4.5(b) of this Disclosure Schedule and Section 4.30 of the Subscription Agreement.

     - The Corporation issued the WCC Note Shares to WCC upon the conversion of the WCC Notes.

     - The Corporation issued the August 2002 Debenture Shares to the Converted Debenture Holders upon the conversion of the mandatory debentures as contemplated in the Debenture Holder Letter.

SECTION 4.9(G): OFFICER, DIRECTORS AND KEY EMPLOYEE

Since the Financial Statement Date, the following changes occurred in the position of the officers, directors and key employees of the Corporation or any of the Material Subsidiaries:

                    NAME OF OFFICER                            DATE OF
                      TERMINATED/                           TERMINATION/      REPLACEMENT
COMPANY NAME           RESIGNED              TITLE           RESIGNATION        OFFICER
----------------   ----------------   -------------------   ------------   ----------------
Mitel Networks     Stephane Godin     VP Finance & CFO        20-Jun-03       Steve Spooner
Corporation

                   Jenifer Chilcott   VP Legal, General       26-Sep-03        Kent Plumley
                                      Counsel & Corporate                        (Corporate
                                      Secretary                               Secretary and
                                                                           General Counsel)

                   Sharron McIntyre   Treasurer               30-Oct-03       Doug McCarthy

Mitel Networks,    George Cuesta      Vice President          31-Oct-03       Steve Grassie
Inc.

                   Sharron McIntyre   Treasurer               30-Oct-03       Doug McCarthy

                   Brian Cors         Assistant                6-Jun-03                None
                                      Vice President

                   Jenifer Chilcott   Assistant Corp.         26-Sep-03                None
                                      Secretary

Mitel Telecom      Annette Foster     Corp. Secretary         31-Oct-03         Chris Crane
Limited

Mitel Networks     Jenifer Chilcott   Assistant Corp.         26-Sep-03                None
Holdings Limited                      Secretary

                   Sharron McIntyre   Treasurer               30-Oct-03                None

                   Annette Foster     Corp. Secretary         31-Oct-03         Chris Crane

Mitel Networks     Sharron McIntyre   Treasurer               30-Oct-03                None
Limited

                   Jenifer Chilcott   Assistant Corp.         26-Sep-03                None
                                      Secretary

                   Annette Foster     Corp. Secretary         31-Oct-03         Chris Crane

Mitel Networks     Sharron McIntyre   Treasurer               30-Oct-03       Doug McCarthy
Solutions, Inc.

                   Jenifer Chilcott   Assistant Corp.         26-Sep-03                None
                                      Secretary

                   Brian Cors         Assistant                6-Jun-03                None
                                      Vice President

Mitel Financial    Jonathan Bloohn    Corp. Secretary         20-May-03         Chris Crane
Services Limited

SECTION 4.9(H): COMPENSATION

None, other than the discontinuance of the Global Hours Reduction Program in March 2004, as described in Section 4.21(d) of this Disclosure Schedule.

                                  SECTION 4.10

                               INVENTORY VALUATION

As disclosed in note 2(g) of the Financial Statements, the Corporation provides inventory allowances based on estimated excess and obsolete inventories. For the financial year ended April 27, 2003, the inventory allowance was in the amount of $27.6 million and for the nine-month period ended January 25, 2004, the inventory allowance was in the amount of $25.4 million.

                                  SECTION 4.13

                                  INDEBTEDNESS

Indebtedness with at Least One Year Maturity

The Corporation or one of its Subsidiaries have incurred Indebtedness which matures more than one year after the date of their original creation or issuance under the following:

     - amended and restated credit agreement dated April 21, 2004 between the Corporation and Bank of Montreal (as Administrative Agent and Lead Lender) for a revolving credit facility capped at CDN$30,000,000.

     - receivables purchase agreement between the Corporation, Mitel Networks, Inc. and Mitel Networks Solutions, Inc. (the "Sellers"), the Canada Trust Company in its capacity as Trustee of Endurance Trust (the "Purchaser"), and Efficient Capital Corporation (the "Securitization Agent"), effective April 16, 2004, whereby the Purchaser has agreed to purchase up to USD$34,000,000 and CDN$6,000,000 (on a revolving basis) of Canadian and US based trade receivables from the Sellers.

     - certain capital leases, at interest rates varying from 9.1% to 11.4%, payable in monthly instalments, with maturity dates ranging from 17 to 58 months, and secured by the leased assets.

     - chattel and real property mortgages given by Mitel Networks Limited in favour of Barclays Bank and securing certain equipment and owned real estate located in the U.K., as further described in note 12 to the Financial Statements.

     - certain real property leases entered into by the Corporation or its Subsidiaries as set forth in Section 4.17(a)(ii) of this Disclosure Schedule.

                                  SECTION 4.14

                       ABSENCE OF UNDISCLOSED LIABILITIES

U.K. Defined Benefit Plan (Family Security Plan)

As of December 31, 2003, the U.K. Defined Benefit Plan was invested in the Deutshe Asset Management Balanced Fund. The actuary has brought a potential funding deficit of 11,944 MGBP to Mitel Networks Limited's attention. In arriving at the 11,944 MGBP potential deficit amount, the actuary has made a number of assumptions, the key of which is using 7% as the annual rate of return on the investments. As of the end of March 2004, Mitel Networks Limited had not received the Actuarial Report.

Mitel Networks Limited is seeking an independent assessment of the U.K. Defined Benefit Plan deficit, in order to ascertain whether or not the view of the actuary is overly conservative. This review is being conducted by Quantum Advisory Limited.

The Company will not be in a position to make a determination regarding the impact of the potential deficit of 11,944 MGBP until such time as the Actuarial Report and the independent review by Quantum Advisory limited have been received and assessed.

                                  SECTION 4.16

                                  TAX MATTERS

SECTION 4.16(A): ARREARS

NONE.

SECTION 4.16(B): TAX RETURNS

NONE.

SECTION 4.16(E): CLAIMS

NONE.

SECTION 4.16(D): WITHHOLDING

None.

SECTION 4.16(E): TAX SHARING

NONE.

SECTION 4.16(H): AUDITS

The Corporation and its Subsidiaries are currently undergoing the following audits:

                                  AUDIT STATUS

JURISDICTION         TAX TYPE       ENTITY       PERIOD                  COMMENTS
------------         --------       ------       ------                  --------
Alabama          Sales & Use Tax      MNI    05/01 - 04/04   05/25/04 Appointment
Alabama          Sales & Use Tax     MNSI    05/01 - 04/04   05/25/04 Appointment
Florida          Sales & Use Tax     MNSI    11/00 - 10/03   invoices and exemption
                                                             certificates mailed 04/14/04
Illinois         Sales & Use Tax      MNI    07/00 - 03/03   audit complete, waiting for
                                                             report
Illinois         Sales & Use Tax     MNSI    07/00 - 03/03   audit complete, waiting for
                                                             report
Missouri         Sales & Use Tax      MNI    03/01 - 02/04   06/09/04 Appointment
Missouri         Sales & Use Tax     MNSI    03/01 - 02/04   06/09/04 Appointment
Philadelphia,    Income tax           MNI     1997 - 2001    discussed with agent for City
PA                                                           of Philadelphia. They are
                                                             reviewing for possible Mitel
                                                             Finance involvement.
Charlotte &      Business License    MNSI     2000 - 2002    Requested info sent to the
Mecklenburg                                                  auditor 01/12/04. No further
County, SC                                                   contact.
South Carolina   Sales & Use Tax     MNSI    08/00 - 07/03   reviewing invoices for original
                                                             equip sales date v. maintenance
                                                             contract date
South Dakota     Sales & Use Tax      MNI    08/00 - 07/03   processing internally
South Dakota     Sales & Use Tax     MNSI    08/00 - 07/03   processing internally

The Corporation is aware that the Customs and Revenue Agency is looking into the issue of whether the TPC funding, provided to the Corporation pursuant to the TPC Agreement, as disclosed in section 4.5 (b) of this Disclosure Schedule, should be accounted for as government assistance rather than as an equity investment. No formal audit or investigation is underway. The Corporation has reviewed this matter with its taxation consultants who have advised that they concur with the Corporation's treatment of the funding as an equity investment.

SECTION 4.16(J): COLLECTION AND REMITTANCE

None.

                                  SECTION 4.17

                                 REAL PROPERTY

SECTION 4.17(A)(I); OWNED REAL PROPERTY

Mitel Networks Limited owns the following real property in the United Kingdom:

                      DESCRIPTION OF BUILDINGS AND
MUNICIPAL ADDRESS     STRUCTURES                          MORTGAGES/CHARGES
-----------------     ----------------------------        -----------------
Mitel Business Park   286,000 sq. ft. gross residing on   The Corporation granted a real
Portskewett           approx. 17 acres for the use of     property mortgage in favour of
Monmouthshire         general office.                     Barclays Bank as noted in
NP26 5YR                                                  Section 4.13 to this Disclosure
UK                                                        Schedule.
(Caldicot)

SECTION 4.17(A)(II): LEASED REAL PROPERTY

                                                                  COMMENCEMENT          EXPIRY      ANNUAL RENT
LEASED PROPERTY                   LANDLORD           TENANT           DATE               DATE         PAYABLE
---------------             -------------------   -----------   ------------------   ------------   -----------
                                                     CANADA

7330 Fisher                 GWL Realty            Mitel              01-AUG-97         31-JAN-04      ***
Street S.E.                 Advisors Inc.         Networks
Calgary, AB T2H 2H8                               Corporation

4299 Canada Way,            Great West Life       Mitel              01-JUL-98         30-JUN-04      ***
100 Burnaby, BC V5G         Assurance Company     Networks
1H3                                               Corporation

385 St. Mary Avenue         Offices Etc,          Mitel              01-MAR-01       28-FEB-05(90     ***
Winnipeg, MB R3C3K5         Former Broadway       Networks                           Days Notice)
                            Executive Center.     Corporation

1505 Barrington             Fortis                Mitel              01-JAN-02        31-DEC-04       ***
St. 1110 Halifax,           Properties            Networks
NS B3J 3K5                  Corporation(Former    Corporation
                            Trizic
                            Properties
                            Limited)

1883 Bradley Side           Royal Ottawa          Mitel              03-OCT-96        02-OCT-06       ***
Road, Carp, ON              Health Care Group     Networks
                            Board of Trustees     Corporation

340,350 Legget Drive,       Mitel Research        Mitel              27-MAR-01        31-MAR-11       ***
and 390 March Road,         Park Corporation      Networks
Kanata, ON K2K2W7                                 Corporation

135 Matheson Blvd.          Orlando Corporation   Mitel              28-OCT-98        31-MAY-09       ***
West, Mississauga,                                Networks
ON L5R3L1                                         Corporation

357 Bay Street, 405,        Janitora Holdings     Mitel              01-MAY-00        30-APR-04       ***
Toronto, ON                 Inc.                  Networks
                                                  Corporation

1111 boulevard              SITQ Immobilier       Mitel              26-SEP-98        31-OCT-04       ***
Dr.-Frederik-Philips        lnc.                  Networks
Bureau 500, St Laurent                            Corporation
PQ H4M 2X6
                                                      USA

3200 Bristol Street,        CommonWealth          Mitel              11-JAN-99         10-JAN-06      ***
200 Costa Mesa, CA 92626    Partners              Networks,
                                                  Inc.

2680 Bishop Drive,          Annabel               Mitel              01-MAY-02         30-APR-04      ***
Suite 280 San Ramon,        Investment            Networks,
CA 94583                    Company               Inc.

                                                                  COMMENCEMENT          EXPIRY      ANNUAL RENT
LEASED PROPERTY                   LANDLORD           TENANT           DATE               DATE         PAYABLE
---------------             -------------------   -----------   ------------------   ------------   -----------
800 Corporate Drive,        Sunbelt               Mitel              01-MAY-01         31-AUG-04      ***
221, 223 Ft.                Corporate             Networks,
Lauderdale, FL 33334        Centre II, Inc.       Inc.

4403 Vineland Road,         USAA Real             Mitel              15-JAN-98         31-JAN-05      ***
B-9 Orlando, FL 32811       Estate Company        Network
                                                  Solutions,
                                                  Inc.

120 Interstate North        Cherner               Mitel              25-SEP-00         30-SEP-04      ***
Parkway Suite 450           Investment            Network
Atlanta, GA 30339           Company, Inc          Solutions,
                                                  Inc.

The Karlyn Building         The Karlyn            Mitel              01-JAN-03         31-DEC-04      ***
241 S. Frontage Rd,         Building Joint        Network
Suite 37 Burr Ridge,        Venture               Solutions,
1L 60551 (Chicago)                                Inc.

153 Cordaville Road         Capital               Mitel              1-AUG-01          31-JUL-08      ***
Suite 130                   Group                 Network
Southborough, MA            Properties            Solutions,
(Boston)                                          Inc.

2900 Lone Oak Parkway,      Zeller-Minnesota      Mitel              01-DEC-Ol         30-NOV-06      ***
128 Eagan, MN 55122         Ltd.                  Network
(Minneapolis)                                     Solutions,
                                                  Inc.

3440-C St. Vardell          Charlotte             Mitel              01-AUG-98         31-JUL-04      ***
Lane Charlotte, NC          FlexxSpace Ltd        Network
28217                                             Solutions,
                                                  Inc.

1099 Wall Street West       Fairfield             Mitel              16-MAY-03         30-JUN-06      ***
Suite 137 Lyndhurst, NJ     Business              Network
07071                       Properties            Solutions,
                                                  Inc.

15000 Commerce              Liberty               Mitel              01-MAR-96         30-APR-06      ***
Parkway Mt. Laurel, NJ      Property              Network
08054                       Limited               Solutions,
                            Partnership           Inc.

6 British American Blvd.    Nocha Group 3 LLC     Mitel              01-MAR-96         28-FEB-05      ***
Latham, NY 12110 (Albany)                         Network
                                                  Solutions,
                                                  Inc.

3 Park Avenue 15th          Eaton & Van Winkle    Mitel              01-DEC-98         31-MAR-04      ***
Floor New York, NY                                Network
10015                                             Solutions,
                                                  Inc.

3 Park Avenue 31st          Three Park            Mitel         New Lease Signed -     30-JUN-O9      ***
Floor New York, NY          Avenue                Network       Commencement date      (Approx)
10015                       Building Co.,         Solutions,    undetermined
                            L.P.                  Inc.          (Under
                                                                construction for
                                                                tenant
                                                                improvements)

400 Air Park Drive          Ronald Di Chario      Mitel              01-JAN-01         31-DEC-06      ***
Suite 40 Town of                                  Network
Chili, NY (Rochester)                             Solutions,
                                                  Inc.

6751 Engle Road, 110        Amsdel and Amsdell    Mitel              01-APR-01         31-MAR-04      ***
Middleburg Heights, OH                            Network                              Close on
U.S.A. 44130                                      Solutions,                            Expiry
(Cleaveland)                                      Inc.

3030 LBJ Freeway,           Mack-Cali             Mitel              01-JUL-99         30-JUN-04      ***
1700 Dallas, TX 75234       Realty                Networks,
                            Corporation           Inc.

205 Van Buren Street,       The Realty            Mitel              01-AUG-99         31-JUL-04      ***
400 Herndon, VA             Associates Fund       Networks,
20170-5344                  III, L.P.             Inc.

9100 Arboretum              Brandywine            Mitel              01-FEB-04         31-JAN-07      ***
Parkway Suite 160           Realty Services       Network
Richmond, VA 23236                                Solutions,
                                                  Inc.

1113 Kennedy Avenue         R K R Investments     Mitel              01-NOV-02         31-OCT-04      ***
Kimberly, WI 54136                                Network
(Little Chute)                                    Solutions,
                                                  Inc.

N19W24400Riverwood          MRA-The               Mitel              01-JAN-03         31-DEC-04      ***
Drive Waukesha,             Management            Network
Wisconsin (Milwaukee)       Assoc., Inc.          Solutions,
                                                  Inc.

60 West Mini-Storatge       Storage Services,     Mitel                                               ***
10755 Midlothian Pike       Inc                   Network
Richmond, VA 23235                                Solutions,
                                                  Inc.

                                                                  COMMENCEMENT          EXPIRY      ANNUAL RENT
LEASED PROPERTY                   LANDLORD           TENANT           DATE               DATE         PAYABLE
---------------             -------------------   -----------   ------------------   ------------   -----------
P.O. Box 17671              First Federal         Mitel                                              ***
Baltimore, MD 21297-1671    Corporation           Networks,
                                                  Inc.

                                                   UK OFFICES

Allantoun House,            BAe Pension Fund      Mitel                1999              2024        ***
Linnet Way,                                       Networks                              Vacated
Strathclyde Business                              Limited                               in Nov.
Park, Bellshill,                                                                         2003
Lanarkshire (Glasgow)

113-114 Buckingham          Slough Estates        Mitel                1991              2016        ***
Avenue, Slough, SL1                               Networks
4PF                                               Limited


The Gatehouse, Hogarth      Grand                 Mitel                1980              2005        ***
Lane Chiswick, London W4    Metropolitan          Networks
3QN                         Hotel                 Limited



2230 The Cresent,           Birmingham            Mitel                1990              2015        ***
Birmingham Business         Business Park         Networks
Park, Solihull                                    Limited
Parkway, Birmingham,
B37 7YE

9 The Parks,                Ryleygate             Mitel                2003              2013        ***
Newton-Le-Willows,                                Networks
Merseyside, WA12 OJQ                              Limited
(Haydock)


Douglas House,              EDP                   Mitel                1995             2020         ***
Strathclyde Business                              Networks
Park, Bellshill,                                  Limited
Lanarkshire(Glasgow)


Nye Bevan House,            Glasgow City          Mitel                2002             2014         ***
India Street, Glasgow       Council               Networks
                                                  Limited



Suite 1.19, 16 St           Abbey                 Mitel           Annual license        Annual       ***
Martins Le Grand,           Business              Networks                              license
London, EC1A 4NA            Centres               Limited



Suite 3N International      International         Mitel           Annual license        Annual       ***
House, Hamilton             House                 Networks                              license
International                                     Limited
Technology Park,
Blantyre, G72 OBN

                                             INTERNATIONAL OFFICES

Centro Direzional           Edilnord              Mitel                2001              2007        ***
Milano Oltre,                                     Networks
Palazzo Leonardo,                                 Italia SRL
20090 Segrate, MI
(Milan, Italy)

Plusfour,                   Corio                 Mitel                2001              2006        ***
Jupiterstratt 5-7,                                Networks
Hoofddorp, NL,                                    Limited
2132HC(Schipol, NL)


Dubai Internet City,        Dubai                 Mitel         Renewable annually     Renewable     ***
Office 122/123,             Technology,           Networks                             annually
Building No. 9. PO Box      Electronic            Limited
500142, Dubai, UAE          Commerce & Media
                            Free Zone

                                                                  COMMENCEMENT          EXPIRY      ANNUAL RENT
LEASED PROPERTY                   LANDLORD           TENANT           DATE               DATE         PAYABLE
---------------             -------------------   -----------   ------------------   ------------   -----------
Le Quebec, 11 Rue           SCI Quebec            Mitel               2002               2011        ***
Jacques Cartier, 78280                            Networks
Guyancourt(Paris,                                 SARL
France)


Prinzenallee 15,            Prinzenpark           Mitel                2003              2013        ***
D-40549 Dusseldorf,                               Networks
Germany                                           Limited



SECTION 4.17(B): LEASE OF OWNED REAL PROPERTY

Mitel Networks Limited has leased buildings located at the Mitel Business Park, which property is described in Section 4.17(a)(i) of this Disclosure Schedule, to:

     - BreconRidge Manufacturing Solutions Ltd. pursuant to a lease expiring in August 2006.

     -    Zarlink pursuant to a lease expiring in February 2006.

SECTION 4.17(C): SUBLETTING OR ASSIGNMENT OF LEASED REAL PROPERTY

     - The Corporation has sublet buildings located at 340 and 350 Legget Drive, which property is described in Section 4.17(a)(ii) of this Disclosure Schedule, to BreconRidge Manufacturing Solutions Corporation for a term expiring on August 30, 2006.

     - Mitel Networks Limited has sublet the property leased to it under the lease entered into with Grand Metropolitan Hotel, which lease is described in Section 4.17(a)(ii) of this Disclosure Schedule, to Continuity Company.

     - Mitel Networks Limited has sublet 71.25% of its interest in the lease entered into with Birmingham Business Park, which lease is described in Section 4.17(a)(ii) of this Disclosure Schedule, to Kingston Communications Ltd.

     - Mitel Networks Limited has sublet the property leased to it under the lease entered into with EDP, which lease is described in Section 4.17(a)(ii) of this Disclosure Schedule, to SBP.

                                  SECTION 4.18

                                PERSONAL PROPERTY

     - Security interest in favour of Bank of Montreal in connection with certain credit facilities provided to the Corporation, as disclosed in
          Section 4.13 of this Disclosure Schedule.

     - Chattel mortgage given by Mitel Networks Limited in favour of Barclay's Bank securing certain equipment, as disclosed in Section
          4.13 of this Disclosure Schedule.

                                  SECTION 4.19

                     SAFETY, ZONING AN ENVIRONMENTAL MATTERS

SECTION 4.19(B): REMEDIAL ACTION

None.

                                  SECTION 4.20

                              EMPLOYMENT CONTRACTS

SECTION 4.20(B): NUMBER OF EMPLOYEES AND INDEPENDENT CONTRACTORS

Full Time Employees and Independent Contractors

The Corporation and its Subsidiaries have in aggregate approximately 1829 full time employees and 20 independent contractors.

Current Labour Unrest and Threatened Labour Strike

None.

SECTION 4.20(C): SEVERANCE OBLIGATIONS

Please see disclosure set out under Section 4.21(a) of this Disclosure Schedule.

SECTION 4.20(E): COMPLAINTS OR GRIEVANCES UNDER EMPLOYMENT LEGISLATION

None, other than the complaints grievances, claims, work orders or investigations disclosed in Section 4.27 of this Disclosure Schedule.

Outstanding decisions or settlements refraining the Corporation from doing any act

None.

SECTION 4.20(F): PAYMENT AND ACCRUAL OF COMPENSATION

Mitel Networks Limited may not be in compliance with the Employment Rights Act 1996 and may have acted in breach of contract in connection with the hours reduction program as disclosed in Section 4.21(d) of this Disclosure Schedule. The extent of such liability, if any, is unknown (contingent) and, as such, has not been accrued.

SECTION 4.20(G): PAYMENTS TO INSIDERS

Since the Financial Statement Date, the following payments have been made or authorized by the Corporation to Insiders of the Corporation:

     - 20,448,875 Common Shares (the "WCC Note Shares") were issued to WCC upon the conversion of indebtedness of the Corporation in the aggregate principal amount of $40,897,750. WCC is directly or indirectly controlled by Dr. Matthews.

     - Payment of interest to Converted Debenture Holders (including Converted Debenture Holders that are Insiders), calculated from the date of conversion and added to the original investment to determine the number of Common Shares issued to the Converted Debenture Holders. The Corporation has withholding tax in connection with the non-resident Converted Debenture Holders (on the conversion of their mandatory debentures into the August 2002 Debenture Shares Common Shares).

     - Payment of rent in the amount of $8,985,654, annually, to Mitel Research Park Corporation pursuant to a lease described in Section 4.17(a)(ii) of this Disclosure Schedule.

                                  SECTION 4.21

                                 EMPLOYEE PLANS

SECTION 4.21(A): EMPLOYEE PLANS

The Employee Plans are as follows:

Global or Multi-regional Employee Plans

     - "Stock Option Administration Policy & Procedures" - policy and procedure for employee stock option plan (Global)

     - "Sales Incentive Compensation Plan - Fiscal year 2004" - sales incentive compensation plan for employees in US and Canada

     - "Invention Disclosure Program" - description of program in place for patent management - Note: the Invention Disclosure Program document is provided in draft form as it has not been finalized but, in the form provided, substantially reflects the practices of the Corporation

     - "Patent Portfolio Policy" - policy for administration and maintenance of patent portfolio

     - "Layoff" - description of policy for layoffs, as amended by Termination Agreements which were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon layoff

Employee Plans available to Canadian Employees

     - "Choices & Opportunities - 2003 Employee Benefits" - information booklet for Flexible Benefit Program

     - "Member's Booklet for Mitel Networks Corporation Pension Plan for Quebec and Ontario Members" - information booklet for Pension Plan (DCPP and RRSP)

     - "Termination of Employment" - Canada Policies - Employment -- guidelines for termination of employees

     -    "Compensation" - Canada Policies - Rewards, Recognition & Benefits
          - additional compensation programs for employees, eg. call-in pay, overtime, etc.

Employee Plans available to EMEA Employees

     - "Schedule of Employee Benefits" - summary of benefits available to employees

     - "Your Benefits" - information booklet for benefits availably to employees

     - "Redundancy & Redeployment" - MFHR0024 - policy for the redundancy and redeployment of permanent employees

     - "Family Security Plan" - information booklet for pension program available to employees

     - "Family Security Plan - Additional Voluntary Contributions" - information booklet for additional voluntary contributions that can be made under the pension program

     - "Out of Hours Working and Overtime Payments" - policy and procedure for payment of overtime for eligible employees

     - "Payment to Employees Moved to Higher Cost Housing Areas" - policy and procedure for compensation payments to employees transferred at the company's request

     - "Working Time Policy" - policy and procedure for calculation and management of working time to ensure the company complies with Working Time Regulations, application in the UK

     - "Voluntary Termination of Employment" - MFHR0006 - policy and procedure relating to resignation

     - "Sales Incentive Scheme" - policy and procedure applicable to all employees eligible for the sales incentive scheme in EMEA

     - "Bid Management Bonus Scheme" - policy and procedure for bonus scheme applicable to employees who are responsible for bid management

     - "Service Account Management Incentive Scheme" - policy and procedure for bonus scheme applicable to employees who are responsible for service account management

     - "Micros for the Masses" - interest free loan made available to employees to enable the purchase of home computer (no written documentation of program available)

     - "Stakeholder Plan" - pension scheme facilitated by Friend Provident (insurance company) which enables employees to access, subject to the employees contribution, a contribution by the Corporation equal to 6% of the employees salary (no written documentation of program available)

Employee Plans available to US Employees

     - "Mitel Networks Corporation U.S. Employee Stock Purchase Plan" - policy and procedure for employee stock option purchase by employees of Mitel Networks Inc. and Mitel Networks Solutions Inc.

     -    "T. Rowe Price Update" booklet - information on 401K plan

     - "Severance Plan" - US HR Guide - Severance Pay - guidelines for severance benefits for employees (available by internet), as amended by Termination Agreements which were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon layoff

     - "Benefits to Meet Your Needs" - information" booklet for Flexible Benefit Program"

SECTION 4.21(B): ADMINISTRATION OF EMPLOYEE PLANS

Due to a number of recent legislative changes to "IRS ERISA Regulations and Procedures", along with a number of changes to pension and profit-sharing plans, Mitel Networks, Inc. filed with the Internal Revenue Service ("IRS"), on August 23, 2003, an application for "favorable determination letter", in connection with its US Employee Plan. A "favorable determination letter" qualifies an Employee Plan as a pension or profit-sharing plan under section 401 of the Code, which in turn allows for a tax deduction for contributions to the plan and for tax-deferred growth of the plan's assets for the benefit of its participants.

The IRS has responded to Mitel Networks, Inc.'s application with a request for additional information concerning the Employee Plan. The Plan Trustees, T Rowe Price ("TRP"), is assisting Mitel Networks, Inc. in providing responses to the IRS inquiries. Several points raised by the IRS require that the company amend portions of the Employee Plan. Those amendments have been submitted to the IRS. The Corporation is awaiting written confirmation of acceptance.

SECTION 4.21(C): REMITTANCES

As described in Section 4.14 of this Disclosure Schedule, the actuary has brought to the attention of the Corporation that there may be a potential funding deficit in the amount of 11,944 MGBP under the UK Defined Benefit Plan (Family Security Plan). However, as of the end of March 2004, the Corporation had not received the Actuarial Report disclosing details on such deficit.

As disclosed in Section 4.21(e) of the Subscription Agreement, there is a deficit under the Employee Plans.

SECTION 4.21(D): AMENDMENTS TO EMPLOYEE PLANS

In June 2001, the Corporation introduced a global hours reduction program ("Global Hours Reduction Program") which resulted in a reduction in hours of one-half day per week. After October 11, 2002, the Corporation introduced a modified hours reduction program, under which the total number of hours reduction was reduced from 10% to 6.7%. The modified hours reduction program introduced "designated" or "alternate" days on which employees were not required to work. The modified hours reduction program was terminated on December 30, 2002 and the Global Hours Reduction Program was re-instated. Such program was discontinued in March 2004.

In December 2001, the Corporation introduced a pension reduction program affecting all its employees in North America, other than those employees who are members of the International Brotherhood of Electrical Workers and, as such, subject to the Collective Agreement disclosed in section 4.22 of this Disclosure Schedule. The pension reduction programs was effective December 15, 2001 in Canada and January, 2003 in the US. Under this program, the Corporation's contribution to its pension plan is reduced by a total of 1% of the enrolled and affected employee's earnings. The pension reduction program is still in force.

As described in Section 4.21(b) of this Disclosure Schedule, Mitel Networks, Inc. is in the process of amending certain portions of the Employee Plan in order to address the points raised by the IRS.

Termination Agreements were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon lay off.

SECTION 4.21(F): TAX EXEMPT STATUS OF EMPLOYEE PLANS

Please see disclosure set out in Section 4.21(b) of this Disclosure Schedule.

SECTION 4.21(G): INSURANCE AND ACCRUALS

Please see disclosure set out in Sections 4.21(b) and 4.21(c) of this Disclosure Schedule, and Section 4.21(e) of the Subscription Agreement.

SECTION 4.21(H): BREACH

Please see disclosure set out in Section 4.27 of this Disclosure Schedule.

                                  SECTION 4.22

                                    UNIONS

List of Collective Agreements:

Collective Agreement with the International Brotherhood of Electrical Workers effective until September 30, 2004 with the following amending letter agreements:

     - A letter agreement dated July 1, 2002 implemented a reduction of hours from forty to thirty-six hours per week for the period beginning July 1, 2002 and ending September 30, 2002.

     - A letter agreement dated October 15, 2002 continued the reduction of hours by requiring that employees subject to the Collective Agreement take a reduction in hours of a total of six (6) days during the period beginning October 1, 2002 and ending January 31, 2003.

     - A letter agreement dated August 4, 2003 extended the Collective Agreement to September 30, 2004, and continued the reduction of hours on a voluntary basis.

Existence of Unions and other Bargaining Agents:

The International Brotherhood of Electrical Workers represents approximately 125 American field technicians who perform installation, maintenance and systems changes for Mitel Networks Solutions Inc., an indirect wholly-owned subsidiary of the Corporation.

                                  SECTION 4.23

                               MATERIAL CONTRACTS

SECTION 4.23(II): MATERIAL CONTRACTS

The Corporation or its Subsidiaries entered into the following Contracts that are individually, or in the aggregate (in the case of a series of related agreements or agreements with the same or related parties), material to the Corporation (considered on a consolidated basis) or its Business, prospects, financial condition, operations, property or affairs (other than those purchase and sale agreements, instruments or commitments for the sale of the products or services of the Corporation entered into in the ordinary course of business on the Corporation's standard terms):

     - please see disclosure of the Contracts listed under Sections 4.13 and 4.23(iii) of this Disclosure Schedule.

     - lease agreement between Mitel Research Park Corporation and the Corporation for the lease of 350 Legget Drive, Ottawa, Ontario, which lease agreement is described in Section 4.17(a)(ii) of this Disclosure Schedule.

     - The Corporation is a party to a "R/3 Software End User Value License Agreement with SAP Canada Inc.", effective February 16, 2001 and entered into with SAP Canada Inc. This license agreement provides the Corporation with the business process management software.

     - please see disclosure of the Contracts set forth in the Financial Statements.

     - please see disclosure of the TPC Agreement set forth in Section 4.5(b) of this Disclosure Schedule.

SECTION 4.23(III)(A): SINGLE SOURCE CONTRACTS

The Corporation has single source relationships with BreconRidge Manufacturing Solutions Corporation and Zarlink. Single source relationships (for the supply of component parts, for instance) are entered into by BreconRidge on the Corporation's behalf but are temporal and contingent on varying circumstances such as, for example, price.

SECTION 4.23(III)(C): EMPLOYMENT AGREEMENTS

Please see disclosure set out in Section 4.5(d) of this Disclosure Schedule.

SECTION 4.23(III)(D): CONTRACTS WITH AFFILIATES, INSIDERS AND NON-ARMS LENGTH PARTIES (OTHER THAN SUBSIDIARIES)

     - The Corporation is a party to the Existing Shareholders Agreement, which is being terminated as contemplated in the Subscription Agreement. Mitel Systems Corporation, a corporation controlled directly or indirectly by the Corporation's chairman, Dr. Terence H. Matthews is a party to the Existing Shareholders Agreement.

     - As contemplated in the Subscription Agreement, the Corporation will enter into the Shareholders Agreement. Also party to the Shareholders Agreement will be Dr. Terence H. Matthews, Mitel Systems Corporation, Mitel Knowledge Corporation (a corporation controlled directly or indirectly by Dr. Matthews) and Wesley Clover Corporation (a corporation controlled directly or indirectly by Dr. Matthews).

     - As contemplated in the Subscription Agreement, the Corporation will enter into the WCC Exchange and Release Agreement with Wesley Clover Corporation.

     - As contemplated in the Subscription Agreement, the Corporation will enter into the Registration Rights Agreement. Also party to the Registration Rights Agreement will be Mitel Systems Corporation, Mitel Knowledge Corporation, Zarlink, PTIC and WCC.

     -    The Corporation is a party to certain of the Other Agreements.

     - The Corporation is party to a lease agreement with Mitel Research Park Corporation, a corporation controlled directly or indirectly by Dr. Terence H. Matthews, respecting its corporate headquarters at 350 Legget Drive, Kanata, Ontario, which lease agreement is described in
          Section 4.17(a)(ii) of this Disclosure Schedule.

     - The Corporation is a party to the TPC Agreement with TPC, Mitel Knowledge Corporation and March Networks Corporation, each (other than
          TPC) being a corporation controlled by directly or indirectly Dr. Terence H. Matthews.

     - The Corporation and certain of its Subsidiaries, Mitel Networks Inc. and Mitel Networks Limited, are parties to a supply agreement with BreconRidge Manufacturing Solutions, Inc. and BreconRidge Manufacturing Solutions Limited dated August 31, 2001.

     - The Corporation is a party to the Zarlink Supply Agreement. Zarlink is a shareholder of the Corporation.

     - The Corporation is a party to certain lease agreements, as disclosed in Section 4.17(b) of this Disclosure Schedule, with BreconRidge Manufacturing Solutions Corporation.

     - The Corporation is a party to a non-disclosure agreement, software license agreement and software distribution agreement with NewHeights Software Corporation.

     - The Corporation is a party to a private label purchase agreement with Encore Networks, Inc.

     - The Corporation is a party to a technology transfer and software licenses agreement between the Corporation and March Networks Corporation, dated May

          29, 2003 (transfer of certain nurse dispatch software from March Networks to the Corporation, and license back to March Networks).

     - The Corporation is a party to a services agreement with BreconRidge Manufacturing Solutions Corporation, BreconRidge Manufacturing Solutions Inc. and BreconRidge Manufacturing Solutions Limited dated August 31st, 2001.

     - The Corporation is a party to certain MiSN Program Agreements (third party developer program), entered into in the ordinary course of business, with March Networks Corporation, Encore Neworks Inc. and NewHeights Software Inc.

     - The Corporation and its Subsidiaries, Mitel Networks Limited and Mitel Networks International Limited, are a party to an Alliance Agreement entered into effective September 21, 2001.

SECTION 4.23(III)(E): JOINT VENTURE AGREEMENT

     - As described in Section 4.3 of this Disclosure Schedule, the Corporation is a party to a joint venture named Tianchi Mitel Telecommunications Corp.

SECTION 4.23(III)(F): GOVERNMENT CONTRACTS

     -    The Corporation entered into the TPC Agreement, as described in
          Section 4.5(b) of this Disclosure Schedule.

     - Mitel Networks, Inc. holds a federal supply schedule Contract No. GS-35F-0398K with the General Services Administration ("GSA") that governs the terms and conditions of sales to federal and state government entities that procure goods and services under through the GSA.

SECTION 4.23(III)(G): EXCLUSIVE DEALINGS

     - The Corporation is a party to a Distribution Agreement with Digital Telecom Company effective November 1st, 1990 pursuant to which the Corporation appointed Digital Telecom Company as the exclusive distributor in Egypt.

     - The Corporation is a party to a Distribution Agreement with Sprint Products Group, Inc. ("SPG") effective January 23, 2004 pursuant to which the Corporation appointed SPG as the exclusive distributor of certain brand VoIP key systems in the United States and its territories (U.S. Virgin Islands, Puerto Rico and Guam).

SECTION 4.23(III)(H): ESCROW AGREEMENTS

     - The Corporation is a party to an escrow agreement with Zarlink and Royal Trust (Escrow Agent), in favour of the Corporation whereby Zarlink has escrowed certain of its VoIP and Hybrid products used by the Corporation in its products.

     - Mitel Networks Limited is a party to an escrow agreement with Marks & Spencer in the U.K., and NCC Escrow International Ltd., in favour of Marks & Spencer for the escrow of certain of the Corporation's product source code.

                                  SECTION 4.24

                       CUSTOMERS, LICENSORS AND SUPPLIERS

SECTION 4.24(A): CUSTOMER CONTRACTS AND SUPPLIER CONTRACTS

(i) Contracts between the Corporation or any Subsidiary and the ten most significant customers (including distributors):

***

(ii) Contracts between the Corporation and any Subsidiary and the ten most significant suppliers (including licensors of Licensed IP):

***

SECTION 4.24(E): ALTERNATIVE SOURCES OF SUPPLY

***

                                  SECTION 4.25

                  DESCRIPTION OF BUSINESS INTELLECTUAL PROPERTY

The following is a list of the Intellectual Property and Technology that the Corporation owns, uses or has the right to use in the conduct of its Business and that is individually or in the aggregate material to the conduct of the Business or the loss of which could reasonably be expected to result in a Material Adverse Effect. There is no Intellectual Property and Technology registered in the name of the Subsidiaries.

OWNED IP

INDUSTRIAL DESIGN PATENTS                         REFERENCE NUMBER        JURISDICTION
-------------------------                         ----------------   ----------------------
Plastic Door                                             394             Canada, US, UK
Telephone Attendant Console (Superconsole 2000)          494             Canada, US, UK
Mouse Controller                                         514         Canada, France, US, UK
5303 Conference Phone                                    538         Canada, France, US, UK
Mitel 5230 IP Appliance                                  553             Canada, France,
                                                                           Germany, UK

TRADEMARKS                                        REFERENCE NUMBER        JURISDICTION
----------                                        ----------------   ----------------------
M & design                                             217,058               Canada
Mitel and M design                                     433,249               Canada

COPYRIGHT                                         REFERENCE NUMBER        JURISDICTION
---------                                         ----------------   ----------------------
SX-2000 PBX Software LIGHTWARE 28 - MS2008             CR0027                  US
SX-2000 PBX Software LIGHTWARE 27- MS2007              CR0028                  US
SX-2000 PBX Software LIGHTWARE 26 - MS2006             CR0029                  US
SX-2000 PBX Software LIGHTWARE 29 - MS2009             CR0031                  US
SX-2000 PBX Software LIGHTWARE 30 - MS2010             CR0040                  US
SX-2000 for Windows NT                                 CR0041                  US
SX-200 PBX Software LIGHTWARE 17 - G1007               CR0043                  US
SX-200 PBX Software LIGHTWARE 18 - G1010               CR0044                  US
SX-200 PBX Software LIGHTWARE 19 - G1012               CR0045                  US
SX-2000 PBX Software LIGHTWARE 31 - MS2011             CR0046                  US
MITEL NETWORKS 3200 ICP System Software -
   IPERA 2000 System Software                          CR0047                  US

DOMAIN NAMES                                          REGISTRAR
mitel.com                                          www.intermic.ca

PATENTS

STATUS              TITLE                                                          COUNTRY       PATENT #
------              -----                                                          -------       --------
Application Filed

                    Voice Custom Control of Activities                             Canada        AB
                    Voice Custom Control of Activities                             UK            2322517
                    Voice Custom Control of Activities                             US            AB
                    Agent-Based Web Search Engine                                  Canada        blank

                    Agent-Based Web Search Engine                                  Germany       blank
                    Agent-Based Web Search Engine                                  UK            blank
                    Agent-Based Web Search Engine                                  US            Abandoned
                    Spatial Audio for Virtual Meeting Places                       Canada        blank
                    Spatial Audio for Virtual Meeting Places                       UK            2349055A
                    Spatial Audio for Virtual Meeting Places                       US            blank
                    Communications System and Method                               Canada        blank
                    Communications System and Method                               Germany       blank
                    Communications System and Method                               UK            blank
                    Communications System and Method                               UK            2337176
                    Communications System and Method                               US            blank
                    Circuit to Improve Transducer Separation in Handsfree          Canada        ab
                    Telephone
                    Circuit to Improve Transducer Separation in Handsfree          UK            blank
                    Telephone
                    Circuit to Improve Transducer Separation in Handsfree          US            blank
                    Telephone
                    Method of Selecting Between Multiple Clock Drive Sources for   Canada        blank
                    a Backplane Clock Signal
                    Method of Selecting Between Multiple Clock Drive Sources for   UK            blank
                    a Backplane Clock Signal
                    Method of Selecting Between Multiple Clock Drive Sources for   US            6163850
                    a Backplane Clock Signal
                    PASIC Digital Switching System                                 Canada        blank
                    PASIC Digital Switching System                                 UK            blank
                    PASIC Digital Switching System                                 US            blank
                    Echo cancelling/suppression for handsets                       Canada        blank
                    Echo cancelling/suppression for handsets                       UK            blank
                    Echo cancelling/suppression for handsets                       US            blank
                    Locating Network Echos                                         Canada        blank
                    Locating Network Echos                                         UK            blank
                    Locating Network Echos                                         US            blank
                    Adaptive Buffer Management for Voice Over Packet Based
                    Networks                                                       Canada        blank
                    Adaptive Buffer Management for Voice Over Packet Based
                    Networks                                                       US            blank
                    Features Based On Network Congestion                           Canada        blank
                    Features Based On Network Congestion                           UK            2,354,133A
                    Features Based On Network Congestion                           US            blank
                    Marker Packet Method Measuring Audio Signal to Packet Delays   Canada        blank
                    Marker Packet Method Measuring Audio Signal to Packet Delays   UK            blank
                    Multiperson Phone                                              Canada        blank
                    Multiperson Phone                                              UK            AB
                    Multiperson Phone                                              US            AB
                    Improvement of the Full Duplex Speakerphone Start-up           Canada        blank
                    Sequence using Default LEC Coefficients
                    Improvement of the Full Duplex Speakerphone Start-up           UK            blank
                    Sequence using Default LEC Coefficients
                    Improvement of the Full Duplex Speakerphone Start-up           US            assigned to Zarlink Sept 24/03
                    Sequence using Default LEC Coefficients
                    Hardware Implementation of the Real Time Protocol Packet       Canada        AB
                    Jitter Calculation as Given in RFC 1889.
                    Hardware Implementation of the Real Time Protocol Packet       Germany       blank
                    Jitter Calculation as Given in RFC 1889.
                    Hardware Implementation of the Real Time Protocol Packet       UK            blank
                    Jitter Calculation as Given in RFC 1889.
                    Hardware Implementation of the Real Time Protocol Packet       US            Assigned to Zarlink Sept 24/03
                    Jitter Calculation as Given in RFC 1889.
                    QuickPick                                                      Canada        blank
                    QuickPick                                                      UK            2347581
                    QuickPick                                                      US            blank
                    Extensible dial by name for messaging via telephone access     Canada        Abandon
                    to electronic distribution lists
                    Extensible dial by name for messaging via telephone access     UK            blank
                    to electronic distribution lists

                    Extensible dial by name for messaging via telephone access     US            Abandon
                    to electronic distribution lists
                    Communications System Architecture for Voice Collaboration     Canada        blank
                    Communications System Architecture for Voice Collaboration     UK            1/26/2004
                    Communications System Architecture for Voice Collaboration     UK            2,357,659
                    Communications System Architecture for Voice Collaboration     US            blank
                    Synchronization method and system for keeping track of         Canada        blank
                    encoding history to maintain digital system syncrhonization during communication over lossy transmission media
                    Synchronization method and system for keeping track of         UK            2350984
                    encoding history to maintain digital system syncrhonization during communication over lossy transmission media
                    Synchronization method and system for keeping track of         US            blank
                    encoding history to maintain digital system syncrhonization during communication over lossy transmission media
                    Branding dynamic link libraries                                Canada        blank
                    Branding dynamic link libraries                                UK            ab
                    Branding dynamic link libraries                                US            6,694,320
                    Policy representations and mechanisms for the control of       Canada        blank
                    software based communication and business systems
                    Policy representations and mechanisms for the control of       Germany       blank
                    software based communication and business systems
                    Policy representations and mechanisms for the control of       UK            2,354,350
                    software based communication and business systems
                    Policy representations and mechanisms for the control of       US            blank
                    software based communication and business systems
                    An efficient hardware mechanism to calculate the energy of a   Canada        blank
                    U-law or A-law encoded digitized speach sample
                    An efficient hardware mechanism to calculate the energy of a   UK            blank
                    U-law or A-law encoded digitized speach sample
                    An efficient hardware mechanism to calculate the energy of a   US            blank
                    U-law or A-law encoded digitized speach sample
                    Best Effort Search Email Gateway                               Canada        blank
                    Best Effort Search Email Gateway                               Europe        ab
                    Best Effort Search Email Gateway                               UK            blank
                    Best Effort Search Email Gateway                               US            blank
                    Comfort noise generation scheme for open discontinuous         Canada        blank
                    transmission systems
                    Comfort noise generation scheme for open discontinuous         UK            ab
                    transmission systems
                    Comfort noise generation scheme for open discontinuous         US            blank
                    transmission systems
                    Ultra-sonic proximity sensor for telephony                     Canada        blank
                    Ultra-sonic proximity sensor for telephony                     UK            2,366,932
                    Ultra-sonic proximity sensor for telephony                     US            blank
                    Use of handset microphone to enhance speakerphone
                    loudspeaker performance                                        Canada        blank
                    Use of handset microphone to enhance speakerphone
                    loudspeaker performance                                        Europe        blank
                    Use of handset microphone to enhance speakerphone
                    loudspeaker performance                                        UK            abandoned
                    Use of handset microphone to enhance speakerphone
                    loudspeaker performance                                        US            blank
                    Telephone loudspeaker equalisation using a remote microphone   Canada        blank
                    Telephone loudspeaker equalisation using a remote microphone   UK            blank
                    Telephone loudspeaker equalisation using a remote microphone   US            blank
                    Resource Sharing Using Sliding Constraints                     Canada        blank
                    Resource Sharing Using Sliding Constraints                     UK            blank
                    Resource Sharing Using Sliding Constraints                     US            blank
                    Simple Supplementary Service Protocol (SSSP)                   Canada        blank
                    Simple Supplementary Service Protocol (SSSP)                   UK            2,358,986
                    Simple Supplementary Service Protocol (SSSP)                   UK            blank
                    Simple Supplementary Service Protocol (SSSP)                   US            blank
                    PDA Enbabled Set                                               Canada        blank

                    PDA Enbabled Set                                               Europe        blank
                    PDA Enbabled Set                                               UK            blank
                    PDA Enbabled Set                                               US            blank
                    Integrated Data Clock Extractor                                UK.           blank
                    Voice activated language translation                           Canada        blank
                    Voice activated language translation                           Europe        blank
                    Voice activated language translation                           UK            blank
                    Voice activated language translation                           UK            blank
                    Voice activated language translation                           US            blank
                    Hardware Authentication Method                                 Canada        blank
                    Hardware Authentication Method                                 UK            2,361,567
                    Hardware Authentication Method                                 US            blank
                    Multi-Frequency (MF) Tone Detection Spectral Nulls             UK            blank
                    Visually Impaired Application                                  Canada        blank
                    Visually Impaired Application                                  UK            blank
                    Visually Impaired Application                                  US            blank
                    Utilizing sub packets for packet loss compensation in voice    Europe        blank
                    over IP networks
                    Utilizing sub packets for packet loss compensation in voice    Germany       blank
                    over IP networks
                    Utilizing sub packets for packet loss compensation in voice    UK            blank
                    over IP networks
                    Utilizing sub packets for packet loss compensation in voice    US            blank
                    over IP networks
                    Intermediate voice and DTMF detector device for improved       Canada        blank
                    speech recognition utilization and penetration
                    Intermediate voice and DTMF detector device for improved       Europe        blank
                    speech recognition utilization and penetration
                    Intermediate voice and DTMF detector device for Improved       UK            blank
                    speech recognition utilization and penetration
                    Intermediate voice and DTMF detector device for improved       US            blank
                    speech recognition utilization and penetration
                    Telephone independent provision of speech recognition during   Canada        blank
                    dial tone and subsequent call progress states
                    Telephone independent provision of speech recognition during   UK            abandoned
                    dial tone and subsequent call progress states
                    Telephone independent provision of speech recognition during   US            blank
                    dial tone and subsequent call progress states
                    Execution sets for generated logs                              Canada        blank
                    Execution sets for generated logs                              Europe        blank
                    Execution sets for generated logs                              US            blank
                    Tree hierarchy and description for generated logs              Canada        blank
                    Tree hierarchy and description for generated logs              Europe        blank
                    Tree hierarchy and description for generated logs              UK            Abandoned
                    Tree hierarchy and description for generated logs              US            blank
                    Dynamic rule sets for generated logs                           Canada        blank
                    Dynamic rule sets for generated logs                           Europe        blank
                    Dynamic rule sets for generated logs                           UK            AB
                    Dynamic rule sets for generated logs                           US            blank
                    Method to register IP phones                                   Canada        blank
                    Adaptive predictive playout scheme for packetized voice
                    applications                                                   Canada        blank
                    Adaptive predictive playout scheme for packetized voice
                    applications                                                   Europe        blank
                    Adaptive predictive playout scheme for packetized voice        UK            blank
                    applications
                    Noise masking of microphone signals in wired                   US            blank
                    telecommunications equipment and power loss disconnect
                    Voice Mail Number and E-Mail Extraction                        Canada        blank
                    Voice Mail Number and E-Mail Extraction                        UK            blank
                    Voice Mail Number and E-Mail Extraction                        US            blank
                    System and method for the management of computer software      Canada        blank
                    maintenance
                    System and method for the management of computer software      US            blank
                    maintenance
                    Minet IP Protocol Extensions,                                  Canada        blank
                    Minet IP Protocol Extensions,                                  US            blank
                    A better presentation of a menu for an interactive voice       Canada        blank
                    response system

                    A better presentation of a menu for an                         Europe        blank
                    interactive voice response system
                    A better presentation of a menu for an                         UK            blank
                    interactive voice response system
                    A better presentation of a menu for an                         US            blank
                    interactive voice response system
                    Method of using speech recognition to initiate a               Canada        blank
                    WAP Session
                    Method of using speech recognition to initiate a               UK            2,364,480
                    WAP Session
                    Method of using speech recognition to initiate a               US            blank
                    WAP Session
                    Acoustic Talker Localization                                   Canada        blank
                    Acoustic Talker Localization                                   UK            blank
                    Acoustic Talker Localization                                   US            blank
                    Compensation of beamformer steering delay for                  Canada        blank
                    improvement of handsfree speech recognition
                    Compensation of beamformer steering delay for                  Europe        blank
                    improvement of handsfree speech recognition
                    Compensation of beamformer steering delay for                  UK            blank
                    improvement of handsfree speech recognition
                    Compensation of beamformer steering delay for                  US            blank
                    improvement of handsfree speech recognition
                    Packet buffer memory with integrated                           Canada        blank
                    allocation/deallocation circuit
                    Packet buffer memory with integrated                           France        blank
                    allocation/deallocation circuit
                    Packet buffer memory with integrated                           Germany       blank
                    allocation/deallocation circuit
                    Packet buffer memory with integrated                           UK            blank
                    allocation/deallocation circuit
                    Method for handling far-end speech effects in                  Canada        blank
                    hands-free telephony systems based on acoustic
                    beamforming
                    Method for handling far-end speech effects in                  Canada        blank
                    hands-free telephony systems based on acoustic
                    beamforming
                    Method for handling far-end speech effects in                  Europe        blank
                    hands-free telephony systems based on acoustic
                    beamforming
                    Method for handling far-end speech effects in                  UK            blank
                    hands-free telephony systems based on acoustic
                    beamforming
                    Method for handling far-end speech effects in                  US            blank
                    hands-free telephony systems based on acoustic
                    beamforming
                    Noise Level Calculator for Echo Canceller                      Canada        blank
                    Noise Level Calculator for Echo Canceller                      UK            blank
                    Noise Level Calculator for Echo Canceller                      US            blank
                    Methods and Apparatus for Previewing                           Canada        blank
                    Multimedia Attachments of Electronic Messages
                    Methods and Apparatus for Previewing                           Europe        1,182,600
                    Multimedia Attachments of Electronic Messages
                    Methods and Apparatus for Previewing                           UK            2,366,500
                    Multimedia Attachments of Electronic Messages
                    Methods and Apparatus for Previewing                           US            Abandoned
                    Multimedia Attachments of Electronic Messages
                    Microphone Gasket with Integrated Acoustic                     Canada        blank
                    Resistance
                    Microphone Gasket with Integrated Acoustic                     UK            blank
                    Resistance
                    Microphone Gasket with Integrated Acoustic                     US            blank
                    Resistance
                    Distributed Echo Cancelling                                    Canada        blank
                    Distributed Echo Cancelling                                    Europe        1367738
                    Distributed Echo Cancelling                                    UK            blank
                    Automatic Location-Aware Feature Selection                     Canada        blank
                    Automatic Location-Aware Feature Selection                     Europe        blank
                    Automatic Location-Aware Feature Selection                     UK            blank
                    Automatic Location-Aware Feature Selection                     US            blank
                    Pro-Active Features for Telephony                              Canada        blank
                    Pro-Active Features for Telephony                              Europe        blank
                    Pro-Active Features for Telephony                              UK            blank
                    Pro-Active Features for Telephony                              US            blank
                    A Split Browser for Stimulus Phones                            Canada        blank
                    A Split Browser for Stimulus Phones                            Europe        blank
                    A Split Browser for Stimulus Phones                            UK            blank
                    A Split Browser for Stimulus Phones                            US            blank

                    Method of Enabling a CPE to Test a Telephone Line and Report   Canada        blank
                    the Results of the Test
                    Method of Enabling a CPE to Test a Telephone Line and Report   UK            blank
                    the Results of the Test
                    Method of Enabling a CPE to Test a Telephone Line and Report   US            blank
                    the Results of the Test
                    Method and Apparatus for Establishing and maintaining          Europe        blank
                    voice communications Among a Community of Interest
                    Method and Apparatus for Establishing and maintaining          UK            blank
                    voice communications Among a Community of Interest
                    Method and Apparatus for Establishing and maintaining          US            blank
                    voice communications Among a Community of Interest
                    Mobile Interactive Logs                                        Canada        blank
                    Mobile Interactive Logs                                        Europe        blank
                    Mobile Interactive Logs                                        UK            blank
                    Mobile Interactive Logs                                        US            blank
                    Remote Assembly of Messages for Distributed Applications       Canada        blank
                    Remote Assembly of Messages for Distributed Applications       France        blank
                    Remote Assembly of Messages for Distributed Applications       Germany       blank
                    Remote Assembly of Messages for Distributed Applications       UK            blank
                    Master /Slave Frame Lock Method                                Canada        blank
                    Master /Slave Frame Lock Method                                Europe        blank
                    Master /Stave Frame Lock Method                                UK            blank
                    Master /Slave Frame Lock Method                                US            blank
                    Phantom-feed to Spare-Pair Conversion                          Europe        blank
                    Phantom-feed to Spare-Pair Conversion                          UK            blank
                    Tuple Space Operations for Fine Grained Control                Canada        blank
                    Tuple Space Operations for Fine Grained Control                Europe        blank
                    Tuple Space Operations for Fine Grained Control                Europe        Publication
                                                                                                 Date & No
                    Tuple Space Operations for Fine Grained Control                UK            blank
                    Tuple Space Operations for Fine Grained Control                US            blank
                    A Hardware-Assisted Tuple Space                                Canada        blank
                    A Hardware-Assisted Tuple Space                                Europe        blank
                    A Hardware-Assisted Tuple Space                                UK            blank
                    A Hardware-Assisted Tuple Space                                US            blank
                    A protocol for Facilitating the Selection of Electronic        Europe        blank
                    Services Using Infrared and a Network Address ID
                    A protocol for Facilitating the Selection of Electronic        UK            blank
                    Services Using Infrared and a Network Address ID
                    A protocol for Facilitating the Selection of Electronic        US            blank
                    Services Using Infrared and a Network Address ID
                    An Infrared-based Protocol for Selecting a Service from        Canada        blank
                    a Set of Discovered Services
                    An Infrared-based Protocol for Selecting a Service from        Europe        blank
                    a Set of Discovered Services
                    An Infrared-based Protocol for Selecting a Service from        UK            blank
                    a Set of Discovered Services
                    An Infrared-based Protocol for Selecting a Service from        US            blank
                    a Set of Discovered Services
                    Remote Programming of Serialized Semiconductor Devices         Canada        blank
                    Using Web/Internet Protocols
                    Remote Programming of Serialized Semiconductor Devices         Europe        blank
                    Using Web/Internet Protocols
                    Remote Programming of Serialized Semiconductor Devices         UK            blank
                    Using Web/Internet Protocols
                    Remote Programming of Serialized Semiconductor Devices         US            blank
                    Using Web/Internet Protocols
                    Efficient Power Supply Start Up Circuit                        Europe        blank
                    Efficient Power Supply Start Up Circuit                        UK            blank
                    Efficient Power Supply Start Up Circuit                        US            blank
                    A Device for Changing the Speaking Rate of Recorded Speech     Canada        blank

                    A Device for Changing the Speaking Rate of Recorded Speech     Europe        blank
                    A Device for Changing the Speaking Rate of Recorded Speech     UK            blank
                    A Device for Changing the Speaking Rate of Recorded Speech     US            blank
                    Headset or Handset signaling scheme                            Canada        blank
                    Headset or Handset signaling scheme                            Europe        blank
                    Headset or Handset signaling scheme                            UK            blank
                    Headset or Handset signaling scheme                            US            blank
                    Echo Canceller Employing H-register and Storage Register       Canada        blank
                    Echo Canceller Employing H-register and Storage Register       Europe        1367736
                    Echo Canceller Employing H-register and Storage Register       UK            blank
                    Echo Canceller Employing H-register and Storage Register       US            blank
                    Cheap Lightpipe Design and Construction                        Canada        blank
                    Cheap Lightpipe Design and Construction                        Europe        blank
                    Cheap Lightpipe Design and Construction                        UK            blank
                    Cheap Lightpipe Design and Construction                        US            blank
                    Call Redirection Zones for Wireless Communications             Canada        blank
                    Call Redirection Zones for Wireless Communications             Europe        blank
                    Call Redirection Zones for Wireless Communications             UK            blank
                    Call Redirection Zones for Wireless Communications             US            blank
                    Line Echo Cancellation System                                  Canada        blank
                    Line Echo Cancellation System                                  Europe        1367737
                    Line Echo Cancellation System                                  UK            blank
                    Line Echo Cancellation System                                  US            blank
                    Loudspeaker cap to reduce structural ...acoustic modes         Canada        blank
                    Loudspeaker cap to reduce structural ...acoustic modes         Europe        02256665.7
                    Loudspeaker cap to reduce structural ...acoustic modes         UK            blank
                    Loudspeaker cap to reduce structural ...acoustic modes         US            blank
                    Robust Talker Localization in Reverberant Environment          Canada        blank
                    Robust Talker Localization in Reverberant Environment          Europe        blank
                    Robust Talker Localization in Reverberant Environment          UK            blank
                    Robust Talker Localization in Reverberant Environment          US            blank
                    Method to Improve Near-end Voice Activity Detection in Audio   Canada        blank
                    Systems Based on the Beamforming Technology
                    Method to Improve Near-end Voice Activity Detection in Audio   Europe        blank
                    Systems Based on the Beamforming Technology
                    Method to Improve Near-end Voice Activity Detection in Audio   UK            blank
                    Systems Based on the Beamforming Technology
                    Method to Improve Near-end Voice Activity Detection in Audio   US            blank
                    Systems Based on the Beamforming Technology
                    Method of indicating and controlling sound pickup direction    Canada        blank
                    and location in teleconferencing system
                    Method of indicating and controlling sound pickup direction    Europe        blank
                    and location in teleconferencing system
                    Method of indicating and controlling sound pickup direction    France        blank
                    and location in teleconferencing system
                    Method of indicating and controlling sound pickup direction    UK            blank
                    and location in teleconferencing system
                    Method of indicating and controlling sound pickup direction    US            blank
                    and location in teleconferencing system
                    Solution to Enhanced Emergency Services (e.g. E911) for IP     Canada        blank
                    telephony systems
                    Solution to Enhanced Emergency Services (e.g. E911) for IP     Europe        blank
                    telephony systems
                    Solution to Enhanced Emergency Services (e.g. E911) for IP     UK            blank
                    telephony systems
                    Solution to Enhanced Emergency Services (e.g. E911) for IP     US            blank
                    telephony systems
                    Integrated Configuration of Multiple Content Servers           US            blank
                    PDA to PDA Communications Using a Network Portal               UK            blank
                    Automated Voice and Text Language Translation System           Canada        blank
                    Automated Voice and Text Language Translation System           Europe        blank
                    Automated Voice and Text Language Translation System           UK            blank
                    Automated Voice and Text Language Translation System           US            blank

                    Privacy and Security Mechanism for Presence Systems with       Canada        blank
                    Tuple Spaces
                    Privacy and Security Mechanism for Presence Systems with       Europe        blank
                    Tuple Spaces
                    Privacy and Security Mechanism for Presence Systems with       UK            blank
                    Tuple Spaces
                    Privacy and Security Mechanism for Presence Systems with       US            blank
                    Tuple Spaces
                    Architecture and Implementation for Context Aware Call         Canada        blank
                    Processing with Local Feature Definition
                    Architecture and Implementation for Context Aware Call         Europe        blank
                    Processing with Local Feature Definition
                    Architecture and Implementation for Context Aware Call         UK            blank
                    Processing with Local Feature Definition
                    Architecture and Implementation for Context Aware Call         US            blank
                    Processing with Local Feature Definition
                    Context Aware Call Handling System                             Canada        blank
                    Context Aware Call Handling System                             Europe        blank
                    Context Aware Call Handling System                             UK            blank
                    Context Aware Call Handling System                             US            blank
                    Bimodal Feature Access for Web Applications                    Canada        blank
                    Bimodal Feature Access for Web Applications                    Europe        blank
                    Bimodal Feature Access for Web Applications                    UK            blank
                    Bimodal Feature Access for Web Applications                    US            blank
                    Making Presence Services Aware of Communication Services       Canada        blank
                    Making Presence Services Aware of Communication Services       UK            blank
                    Making Presence Services Aware of Communication Services       US            blank
                    Personalized and Customizable Feature Execution and            Canada        blank
                    Specification System for Application in IP Telephony and
                    elsewhere with Operational Semantics and Implemntation
                    with Deontic Task Trees
                    Personalized and Customizable Feature Execution and            Europe        blank
                    Specification System for Application in IP Telephony and
                    elsewhere with Operational Semantics and Implemntation
                    with Deontic Task Trees
                    Personalized and Customizable Feature Execution and            UK            blank
                    Specification System for Application in IP Telephony and
                    elsewhere with Operational Semantics and Implemntation
                    with Deontic Task Trees
                    Personalized and Customizable Feature Execution and            US            blank
                    Specification System for Application in IP Telephony and
                    elsewhere with Operational Semantics and Implemntation
                    with Deontic Task Trees
                    Method to Control Noise Level Calculations in a Conferencing   Canada        blank
                    System
                    Method to Control Noise Level Calculations in a Conferencing   UK            blank
                    System
                    Method to Control Noise Level Calculations in a Conferencing   US            blank
                    System
                    7 kHz audio earpieces (low leak conditions and high leak       Canada        blank
                    conditions) for wideband audio telephone handsets, cell
                    phone handsets or headsets
                    7 kHz audio earpieces (low leak conditions and high leak       Europe        1372352
                    conditions) for wideband audio telephone handsets, cell
                    phone handsets or headsets
                    7 kHz audio earpieces (low leak conditions and high leak       UK            blank
                    conditions) for wideband audio telephone handsets, cell
                    phone handsets or headsets
                    7 kHz audio earpieces (low leak conditions and high leak       US            blank
                    conditions) for wideband audio telephone handsets, cell
                    phone handsets or headsets
                    Generation of availability indicators from call control        Europe        blank
                    policies for presence enabled telephony systems

                    Generation of availability indicators from call control        UK            blank
                    policies for presence enabled telephony systems
                    Generation of availability indicators from call control        US            blank
                    policies for presence enabled telephony systems
                    Internet Appliance Proxy Protocol to Support                   Canada        blank
                    Location-based Services
                    Internet Appliance Proxy Protocol to Support                   Europe        blank
                    Location-based Services
                    Internet Appliance Proxy Protocol to Support                   UK            blank
                    Location-based Services
                    Availability and Location Predictor Using Call Processing      Canada        blank
                    Indications
                    Availability and Location Predictor Using Call Processing      Europe        blank
                    Indications
                    Availability and Location Predictor Using Call Processing      UK            blank
                    Indications
                    Availability and Location Predictor Using Call Processing      US            blank
                    Indications
                    Method for extending the frequency range of a beamformer       Canada        blank
                    without spatial aliasing
                    Method for extending the frequency range of a beamformer       Europe        blank
                    without spatial aliasing
                    Method for extending the frequency range of a beamformer       UK            blank
                    without spatial aliasing
                    Replaceable Personal Digital Assistant Cradle for Desktop      Europe        blank
                    Telephone
                    Replaceable Personal Digital Assistant Cradle for Desktop      UK            blank
                    Telephone
                    Replaceable Personal Digital Assistant Cradle for Desktop      US            blank
                    Telephone
                    IP Device Registration for a Multiple DHCP Server Network      Canada        blank
                    IP Device Registration for a Multiple DHCP Server Network      UK            blank
                    Role-based Presence                                            Canada        blank
                    Role-based Presence                                            Europe        blank
                    Role-based Presence                                            UK            blank
                    Role-based Presence                                            US            blank
                    Remote Policy Asst with means for PSTN/Internet                UK            blank
                    Interworking for QuS and Enabled Services
                    Asymmetrical loudspeaker enclosures to achieve                 Canada        blank
                    enchanced low frequency response
                    Asymmetrical loudspeaker enclosures to achieve                 Europe        blank
                    enchanced low frequency response
                    Asymmetrical loudspeaker enclosures to achieve                 UK            blank
                    enchanced low frequency response
                    Interactive Conflict Resolution for Personalized               Canada        blank
                    Policy-Based Services
                    Interactive Conflict Resolution for Personalized               Europe        blank
                    Policy-Based Services
                    Interactive Conflict Resolution for Personalized               UK            blank
                    Policy-Based Services
                    Interactive Conflict Resolution for Personalized               US            blank
                    Policy-Based Services
                    Method for Broadband Constant Directivity Beamforming          Canada        blank
                    for Non Linear and Non Axi-symmetric Sensors Arrays
                    Embedded in an Obstacle
                    Method for Broadband Constant Directivity Beamforming          Europe        blank
                    for Non Linear and Non Axi-symmetric Sensors Arrays
                    Embedded in an Obstacle
                    Method for Broadband Constant Directivity Beamforming          UK            blank
                    for Non Linear and Non Axi-symmetric Sensors Arrays
                    Embedded in an Obstacle
                    A Method of Acoustic Echo Cancellation in                      Canada        blank
                    Full-duplex Hands Free Audio Conferencing with
                    Spatial Directivity
                    A Method of Acoustic Echo Cancellation in                      US            blank
                    Full-duplex Hands Free Audio Conferencing with
                    Spatial Directivity
                    Embedded VOIP Securfity Monitor for PDA attached telephone     UK            blank
                    A Method to Capture the Constant Echo Path                     Canada        blank
                    Information in Full-Duplex Telephones
                    A Method to Capture the Constant Echo Path                     US            blank
                    Information in Full-Duplex Telephones
                    One method of capturing and reusing the constant echo          Canada        blank
                    path information using the default coefficients in an
                    echo canceller
                    One method of capturing and reusing the constant echo          Europe        blank
                    path information using the default coefficients in an
                    echo canceller
                    One method of capturing and reusing the constant echo          UK            blank
                    path information using the default coefficients in an
                    echo canceller

                    One method of capturing and reusing the constant echo path     US            blank
                    information using the default coefficients in an echo
                    canceller
                    One method to reduce the switching effects when AES            Canada        blank
                    algorithm is used for echo suppression
                    One method to reduce the switching effects when AES            Europe        blank
                    algorithm is used for echo suppression
                    One method to reduce the switching effects when AES            UK            blank
                    algorithm is used for echo suppression
                    One method to reduce the switching effects when AES            US            blank
                    algorithm is used for echo suppression
                    A method to reduce acoustic coupling and howling effects in    UK            blank
                    full-duplex audio conferencing systems based on the
                    beamforming technology
                    High Availability Telephone Set                                UK            blank
                    High Availability Telephone Set                                US            blank
                    A method of optimal microphone any design under uniform        UK            blank
                    acoustic coupling constraints
                    Combined Use of Transducer                                     UK            blank
                    Low cost otocoupled DAA                                        UK            blank
                    System and Method of Self-Discovery and Self-Calibration in    UK            blank
                    a Video Conferencing System
                    Detecting Acoustic Echoes using Microphone Arrays              UK            blank
                    Physical Beamforming Using Omnidirectional Microphones         UK            blank
                    Narrow Band Tone Detection in Echo Canceller Systems           UK            blank
                    A method to detect an echo path change in Echo Canceller       UK            blank
                    System
                    High Precision Beamsteerer Based on Fixed Beamforming          UK            blank
                    Approach
                    Method for Selecting Impedance Setting for LS Trunk Line       UK            blank
                    Method of Dynamic Adaptation for Jitter Buffering in Packet    blank         blank
                    Networks
                    Double-Talk and Path Change Detection Using A Matrix of        Canada        blank
                    Correlation Coefficients
Inventor
                    Transport Protocols for Application Platforms Over Network     blank         blank
                    Portals
Patent Granted
                    Wireless Zone Management                                       Canada        2043127
                    Wireless Zone Management                                       Europe        1,255,119
                    Wireless Zone Management                                       UK            2257321
                    Wireless Zone Management                                       US            5586167
                    Wireless Zone Management                                       US            5329576
                    Charger/Detector for Cordless Telephone                        Canada        2108225
                    Charger/Detector for Cordless Telephone                        UK            2283389
                    Charger/Detector for Cordless Telephone                        US            5596633
                    Cell Relay Transport Mechanism                                 Canada        blank
                    Cell Relay Transport Mechanism                                 France        EP0754397B1
                    Cell Relay Transport Mechanism                                 Germany       EP0754397B1
                    Cell Relay Transport Mechanism                                 UK            EP0754397B1
                    Basic Rate Interface                                           Canada        2047641
                    Basic Rate Interface                                           Germany       blank
                    Basic Rate Interface                                           UK            blank
                    Basic Rate Interface                                           US            5432791
                    Digital Wireless Interface                                     Canada        blank
                    Digital Wireless Interface                                     European      blank
                    Digital Wireless Interface                                     US            5612990
                    Regulated Auxiliary Power Supply                               Canada        2053382
                    Regulated Auxiliary Power Supply                               Europe        0607246
                    Regulated Auxiliary Power Supply                               US            5502634
                    Off-hook telephone with temporary park feature                 Canada        2,049,583
                    Off-hook telephone with temporary park feature                 UK            0,599,931
                    Off-hook telephone with temporary park feature                 US            5,440,628
                    Wireless Interface                                             Canada        2053776
                    Wireless Interface                                             Germany       69217238

                    Wireless Interface                                             UK            610287
                    Wireless Interface                                             US            5677942
                    Mobile Wireless Communications System                          Canada        2,062,040
                    Mobile Wireless Communications System                          UK            2264841
                    Mobile Wireless Communications System                          US            5423065
                    Time Slot Assign for NX64 Switch System                        Canada        2109007
                    Time Slot Assign for NX64 Switch System                        UK            2283639
                    Time Slot Assign for NX64 Switch System                        US            blank
                    Integrated Wired and Wireless Telecommunications System        Canada        blank
                    Integrated Wired and Wireless Telecommunications System        Germany       blank
                    Integrated Wired and Wireless Telecommunications System        UK            2291565
                    Integrated Wired and Wireless Telecommunications System        US            5602843
                    Method of Defining Operation of Switching System Peripherals   Canada        2065131
                    Method of Defining Operation of Switching System Peripherals   US            5386459
                    Multiple Access                                                Canada        ab
                    Multiple Access                                                Germany       ab
                    Multiple Access                                                UK            2274961B
                    Multiple Access                                                US            5544158
                    ST Bus DSP Interface                                           Canada        2080159
                    ST Bus DSP Interface                                           UK            2271448
                    ST Bus DSP Interface                                           US            5649148
                    Delayed Cancel Waiting                                         Canada        2085280
                    Delayed Cancel Waiting                                         UK            2273419B
                    Delayed Cancel Waiting                                         US            5425092
                    Portable Telephone User Profiles                               Canada        2081125
                    Portable Telephone User Profiles                               Germany       DE4335803C2
                    Portable Telephone User Profiles                               UK            2271912
                    Portable Telephone User Profiles                               US            5657377
                    Global Management of Telephone Directory                       Canada        2078045
                    Global Management of Telephone Directory                       Germany       P4330986
                    Global Management of Telephone Directory                       UK            2270608
                    Global Management of Telephone Directory                       US            5509058
                    Method of Operating a Computer Program                         Canada        2080797
                    Method of Operating a Computer Program                         US            5,659,738
                    Associated Equipment Numbers                                   Canada        2088420
                    Associated Equipment Numbers                                   Germany       4325773
                    Associated Equipment Numbers                                   UK            2274758B
                    Associated Equipment Numbers                                   US            5454032
                    Unique Ringing on Prime Line                                   Canada        blank
                    Unique Ringing on Prime Line                                   Germany       blank
                    Unique Ringing on Prime Line                                   UK            2276062
                    Unique Ringing on Prime Line                                   US            5491746
                    Wired Wireless                                                 Canada        2100699
                    Wired Wireless                                                 Germany       4424896
                    Wired Wireless                                                 UK            2280334
                    Wired Wireless                                                 US            5703942
                    Digital FSK Receiver Using Double Zero Crossing                Canada        2116042
                    Digital FSK Receiver Using Double Zero Crossing                Germany       19503576
                    Digital FSK Receiver Using Double Zero Crossing                UK            2286951
                    Digital FSK Receiver Using Double Zero Crossing                US            5,661,759
                    Programmable Digital Call Progress Tone Detector               Canada        2116043
                    Programmable Digital Call Progress Tone Detector               Germany       19504514
                    Programmable Digital Call Progress Tone Detector               UK            2286746
                    Programmable Digital Call Progress Tone Detector               US            5563942
                    Multiple Queue Resource Management                             Canada        2094210
                    Multiple Queue Resource Management                             US            5515428

                    Signalling System                                              Canada        2110643
                    Signalling System                                              Germany       4440545
                    Signalling System                                              UK            22B4518
                    Signalling System                                              US            5539816
                    Method and Apparatus for Implementing Hunt Groups              Canada        2108224
                    Method and Apparatus for Implementing Hunt Groups              Germany       P4430344.0-31
                    Method and Apparatus for Implementing Hunt Groups              UK            2282937
                    Method and Apparatus for Implementing Hunt Groups              US            blank
                    Hunting Mode                                                   Canada        2198223
                    Hunting Mode                                                   UK            2282938B
                    Automatic Telephone Feature Selector                           Canada        2110669
                    Automatic Telephone Feature Selector                           Germany       blank
                    Automatic Telephone Feature Selector                           US            5541983
                    Method of Providing a Centrex Type Operation Using a PBX and   Canada        ab
                    a Central Switching Office
                    Method of Providing a Centrex Type Operation Using a PBX and   UK            ab
                    a Central Switching Office
                    Method of Providing a Centrex Type Operation Using a PBX and   US            5949873
                    a Central Switching Office
                    Delayed Seizure on Associated Devices                          Canada        2132610
                    Delayed Seizure on Associated Devices                          UK            2293521
                    Delayed Seizure on Associated Devices                          US            5586169
                    Low Frequency Discriminator Circuit                            Canada        2123847
                    Low Frequency Discriminator Circuit                            Germany       blank
                    Low Frequency Discriminator Circuit                            UK            2287594
                    Low Frequency Discriminator Circuit                            US            5546025
                    An Adaptive Method for Allocating Calls                        Canada        2123068
                    An Adaptive Method for Allocating Calls                        Germany       P19516364.8
                    An Adaptive Method for Allocating Calls                        UK            2289599
                    An Adaptive Method for Allocating Calls                        US            5675636
                    Local Area Communications Server System                        Canada        2148970
                    Local Area Communications Server System                        Germany       blank
                    Local Area Communications Server System                        UK            2295068
                    Local Area Communications Server System                        US            5,657,446
                    ACTIVE DIGIT CANCELLING PARALLEL DIALER                        Canada        2164035
                    ACTIVE DIGIT CANCELLING PARALLEL DIALER                        Germany       Abandon
                    ACTIVE DIGIT CANCELLING PARALLEL DIALER                        UK            2296624
                    ACTIVE DIGIT CANCELLING PARALLEL DIALER                        US            5706341
                    Battery Switch for RAM Backup                                  Canada        blank
                    Battery Switch for RAM Backup                                  UK            2288929
                    Battery Switch for RAM Backup                                  US            5532676
                    Enterprise Communication System                                Canada        2119085
                    Enterprise Communication System                                Germany       blank
                    Enterprise Communication System                                UK            2289598
                    Enterprise Communication System                                US            5638494
                    Enterprise Communication System                                US            5,802,396
                    Help Desk Improvement                                          Canada        2119,086
                    Help Desk Improvement                                          UK            2287609
                    Help Desk Improvement                                          US            5625682
                    Loop Current Detector                                          Canada        2146596
                    Loop Current Detector                                          UK            2288880
                    Loop Current Detector                                          US            5,768,342
                    Ring Discriminator                                             Canada        2164247
                    Ring Discriminator                                             Germany       blank
                    Ring Discriminator                                             UK            2297670
                    Ring Discriminator                                             US            5610978
                    Service Context Sensitive Features & Applications              Canada        2178153

                    Service Context Sensitive Features & Applications              Germany       blank
                    Service Context Sensitive Features & Applications              UK            2301983
                    Service Context Sensitive Features & Applications              US            5761288
                    Transfer of Basic Knowledge to Agents                          Canada        2224466
                    Transfer of Basic Knowledge to Agents                          UK            2322719
                    Transfer of Basic Knowledge to Agents                          US            blank
                    Transfer of Basic Knowledge to Agents                          US            AB
                    Dynamic Load Sharing                                           Canada        2323331
                    Dynamic Load Sharing                                           UK            2327174
                    Dynamic Load Sharing                                           US            5,987,117
                    Method and Apparatus for Managing Calls Using a Soft Call      Canada        2176976
                    Park
                    Method and Apparatus for Managing Calls Using a Soft Call      Germany       blank
                    Park
                    Method and Apparatus for Managing Calls Using a Soft Call      UK            2301981
                    Park
                    Method and Apparatus for Managing Calls Using a Soft Call      US            5,754,627
                    Park
                    Communication System Using Server                              Canada        2164550
                    Communication System Using Server                              Germany       blank
                    Communication System Using Server                              UK            2296622
                    Communication System Using Server                              US            5631954
                    Human Machine Interface For Telephone Feature Invocation       Canada        2163948
                    Human Machine Interface For Telephone Feature Invocation       Germany       blank
                    Human Machine Interface For Telephone Feature Invocation       UK            2295747
                    Human Machine Interface For Telephone Feature Invocation       US            5533110
                    Reset Circuit with Variable Delay                              Canada        2164036
                    Reset Circuit with Variable Delay                              Germany       19547116
                    Reset Circuit with Variable Delay                              UK            2297444
                    Reset Circuit with Variable Delay                              US            5543741
                    Multi-threading in a Multi-agent System                        US            5802396
                    Silent Monitoring Agent ID'S                                   Canada        2208629
                    Silent Monitoring Agent ID's                                   Germany       blank
                    Silent Monitoring Agent ID'S                                   UK            2314728
                    Silent Monitoring Agent ID's                                   US            5764728
                    Application Call Routing                                       Canada        blank
                    Application Call Routing                                       Germany       AB
                    Application Call Routing                                       UK            2326057
                    Application Call Routing                                       US            ab
                    Application Call Routing                                       US            ab
                    Creating Multi-Port RAM with TDM                               Canada        2199571
                    Creating Multi-Port RAM with TDM                               Germany       blank
                    Creating Multi-Port RAM with TDM                               UK            2311153
                    Creating Multi-Port RAM with TDM                               US            5822776
                    Org Chart Based Call Routing                                   Canada        blank
                    Org Chart Based Call Routing                                   Germany       19709214
                    Org Chart Based Call Routing                                   UK            2311188
                    Org Chart Based Call Routing                                   US            6,075,851
                    Common ARS Leading Digit Strings                               Canada        blank
                    Common ARS Leading Digit Strings                               Germany       blank
                    Common ARS Leading Digit Strings                               UK            2298762
                    Common ARS Leading Digit Strings                               US            6,301,353
                    Common ARS Leading Digit Strings                               US            blank
                    Standby High Voltage Analog Line Feed                          Canada        2180316
                    Standby High Voltage Analog Line Feed                          US            5889858
                    Mechanism For Sharing of Guaranteed Resources                  Canada        2313614
                    Mechanism For Sharing of Guaranteed Resources                  UK            2,353,915
                    Mechanism For Sharing of Guaranteed Resources                  US            blank
                    Architecture for Robust Voice CTI                              Canada        2,158,408
                    Architecture for Robust Voice CTI                              Germany       19636819.7-31

                    Architecture for Robust Voice CTI                              UK            2305331
                    Architecture for Robust Voice CTI                              US            6,091,803
                    PC Speedcall                                                   Canada        2161508
                    PC Speedcall                                                   Germany       AB
                    PC Speedcall                                                   UK            2306871
                    PC Speedcall                                                   US            AB
                    Transparent Call Indication                                    Canada        2161506
                    Transparent Call Indication                                    Germany       P19644210
                    Transparent Call Indication                                    UK            2306853
                    Transparent Call Indication                                    US            Abandoned
                    Series Equipment With DC Line Hold Transfer                    Canada        2232221
                    Series Equipment With DC Line Hold Transfer                    France        blank
                    Series Equipment With DC Line Hold Transfer                    UK            2324439
                    Series Equipment With DC Line Hold Transfer                    US            5,940,500
                    Quotation Mechanism for Service Environments                   Canada        blank
                    Quotation Mechanism for Service Environments                   UK            blank
                    Quotation Mechanism for Service Environments                   UK            2349715
                    Quotation Mechanism for Service Environments                   US            blank
                    Interconnect Design for use Between Flexible Circuits and      Canada        2182438
                    Teledapt Cables
                    Interconnect Design for use Between Flexible Circuits and      UK            2315930
                    Teledapt Cables
                    Interconnect Design for use Between Flexible Circuits and      US            5967854
                    Teledapt Cables
                    Digital Phase Reversal Detector                                Canada        blank
                    Digital Phase Reversal Detector                                Europe        0 856 212
                    Digital Phase Reversal Detector                                France        blank
                    Digital Phase Reversal Detector                                Germany       blank
                    Digital Phase Reversal Detector                                Japan         blank
                    Digital Phase Reversal Detector                                UK            blank
                    Digital Phase Reversal Detector                                US            blank
                    Opportunistic Call Forwarding                                  Canada        2,180,684
                    Opportunistic Call Forwarding                                  UK            2315191
                    Opportunistic Call Forwarding                                  US            6,130,938
                    Intelligent Message Leaving                                    Canada        blank
                    Intelligent Message Leaving                                    UK            2315385
                    Intelligent Message Leaving                                    US            blank
                    Sustained Call Announce                                        Canada        AB
                    Sustained Call Announce                                        Germany       AB
                    Sustained Call Announce                                        UK            2332810
                    Sustained Call Announce                                        US            AB
                    Automatic Speed Call Updating                                  Canada        2,180,690
                    Automatic Speed Call Updating                                  UK            2315189
                    Automatic Speed Call Updating                                  US            6047062
                    Multiplexing TAPI Calls into one Virtual TAPI Call             Canada        ab
                    Multiplexing TAPI Calls into one Virtual TAPI Call             UK            2323251
                    Multiplexing TAPI Calls into one Virtual TAPI Call             US            5949765
                    Simulating Touch Screen Capability Using Video input           Canada        AB
                    Simulating Touch Screen Capability Using Video Input           UK            2,315,859
                    Simulating Touch Screen Capability Using Video Input           US            AB
                    Animated Cursor                                                Canada        2,217,081
                    Animated Cursor                                                UK            2323259
                    Animated Cursor                                                US            5898432
                    Dynamic Communication Groups                                   Canada        blank
                    Dynamic Communication Groups                                   Germany       blank
                    Dynamic Communication Groups                                   UK            2328831
                    Dynamic Communication Groups                                   US            blank
                    Integrated PC/Cordless Phone/Telephone Network Interface       Canada        2,180.991
                    Device
                    Integrated PC/Cordless Phone/Telephone Network Interface       UK            2315192
                    Device

                    Integrated PC/Cordless Phone/Telephone Network Interface       US            6006088
                    Device
                    Internet Telephony Gateway                                     Canada        2180685
                    Internet Telephony Gateway                                     France        blank
                    Internet Telephony Gateway                                     Germany       blank
                    Internet Telephony Gateway                                     UK            blank
                    Internet Telephony Gateway                                     US            blank
                    Remote Line Monitoring                                         Canada        Abandoned
                    Remote Line Monitoring                                         Germany       Abandoned
                    Remote Line Monitoring                                         UK            2324677
                    Remote Line Monitoring                                         US            Abandoned
                    Agent-Based Data Mining End Warehousing                        Canada        2260647
                    Agent-Based Data Mining End Warehousing                        UK            2336007
                    Agent-Based Data Mining End Warehousing                        US            6,460,037
                    Call Routing Based on Caller's Mood                            Canada        blank
                    Call Routing Based on Caller's Mood                            Germany       19852002.6
                    Call Routing Based on Caller's Mood                            UK            2,331,201
                    Call Routing Based on Caller's Mood                            US            6,411,687
                    Merged Telephone and Data System                               Canada        2,173,027
                    Merged Telephone and Data System                               Germany       blank
                    Merged Telephone and Data System                               UK            2311690
                    Merged Telephone and Data System                               US            5982767
                    Multiple Owner Resource Management                             Canada        2181009
                    Multiple Owner Resource Management                             UK            2,315,384
                    Multiple Owner Resource Management                             US            5920622
                    Simple Interconnect for Flexible Circuits                      Canada        2,182,237
                    Simple Interconnect for Flexible Circuits                      UK            2315927
                    Simple Interconnect for Flexible Circuits                      US            5980269
                    Synchronization of Communication Devices Connected Over an     Canada        2,199,647
                    Asynchronous Link
                    Web Based Help Desk, Auto Attendant                            Canada        2246130
                    Web Based Help Desk, Auto Attendant                            UK            2,329,046
                    Web Based Help Desk, Auto Attendant                            US            6,230,287
                    One Button Intelligent CTI Dialing                             Canada        2230692
                    One Button Intelligent CTI Dialing                             UK            2323499
                    One Button Intelligent CTI Dialing                             US            5903631
                    Automatic Web Page Creation                                    Canada        2231980
                    Automatic Web Page Creation                                    UK            2324896
                    Automatic Web Page Creation                                    US            5940834
                    Peer to Peer Conferencing                                      Canada        ab
                    Peer to Peer Conferencing                                      Germany       blank
                    Peer to Peer Conferencing                                      UK            ab
                    Peer to Peer Conferencing                                      US            ab
                    Off-Hook Detector for Headset                                  Canada        2215535
                    Off-Hook Detector for Headset                                  UK            2317783
                    Off-Hook Detector for Headset                                  US            5832075
                    System for Interactive Control of Computer and Telephone       Canada        2186928
                    System for Interactive Control of Computer and Telephone       UK            2318703
                    System for Interactive Control of Computer and Telephone       US            6018571
                    Item Selection in a Telephony Interface                        Canada        2268996
                    Item Selection in a Telephony Interface                        UK            2336503
                    Item Selection in a Telephony Interface                        US            6,628,758
                    Database Access Server for PBX                                 Canada        2,197,517
                    Database Access Server for PBX                                 Germany       blank
                    Database Access Server for PBX                                 Ireland       blank
                    Database Access Server for PBX                                 UK            2,323,249
                    Database Access Server for PBX                                 US            6,246,678
                    Dialable Screening Profile                                     Canada        2,243,331

                    Dialable Screening Profile                                     Germany       blank
                    Dialable Screening Profile                                     UK            2,328,110
                    Dialable Screening Profile                                     US            6,363,140
                    E-mail with Embedded Java Application                          Canada        2262869
                    E-mail with Embedded Java Application                          UK            2,333,824
                    E-mail with Embedded Java Application                          US            6,526,042
                    Call Hold Improvement                                          Canada        2264230
                    Call Hold Improvement                                          UK            2338146
                    Call Hold Improvement                                          US            6,415,020
                    Integrated Directory Services                                  Canada        2217923
                    Integrated Directory Services                                  UK            2330224
                    Integrated Directory Services                                  US            6,377,950
                    Bidirectional Conversion Library                               Canada        blank
                    Bidirectional Conversion Library                               UK            2330222
                    Bidirectional Conversion Library                               US            6,314,429
                    Smart transfer for answering positions                         Canada        2272738
                    Smart transfer for answering positions                         UK            2337892
                    Smart transfer for answering positions                         US            blank
                    DNIC Peripheral Extender                                       Canada        blank
                    DNIC Peripheral Extender                                       UK            2350010A
                    DNIC Peripheral Extender                                       US            6,628,776
                    3D View of Incoming Communications                             Canada        blank
                    3D View of Incoming Communications                             UK            2337435
                    3D View of Incoming Communications                             US            blank
                    PC Server Telecommunications Power                             Canada        2253105
                    PC Server Telecommunications Power                             UK            2331655
                    PC Server Telecommunications Power                             US            6,434,236
                    Event Detector for OTP                                         Canada        blank
                    Event Detector for OTP                                         UK            2339119
                    Event Detector for OTP                                         US            2275116
                    Method of Operating a Modem in the Presence of Interrupted     Canada        2220829
                    Dial Tone
                    Method of Operating a Modem in the Presence of Interrupted     US            5974084
                    Dial Tone
                    Call Processing with Synchronized Tuple Spaces                 Canada        blank
                    Call Processing with Synchronized Tuple Spaces                 UK            2353612
                    Call Processing with Synchronized Tuple Spaces                 US            blank
                    Distributed Technique for Allocating Calls                     Canada        blank
                    Distributed Technique for Allocating Calls                     UK            2344719
                    Distributed Technique for Allocating Calls                     US            6,646,990
                    Remote Peripheral Switch Backup Call Service Mechanism         Canada        2289156
                    Remote Peripheral Switch Backup Call Service Mechanism         UK            2344018
                    Remote Peripheral Switch Backup Call Service Mechanism         US            6,504,922
                    Adaptive Rule-based Mechanism for Feature Interaction          Canada        blank
                    Resolution
                    Adaptive Rule-based Mechanism for Feature Interaction          Germany       blank
                    Resolution
                    Adaptive Rule-based Mechanism for Feature Interaction          UK            2347579
                    Resolution
                    Adaptive Rule-based Mechanism for Feature Interaction          UK            2,353,916
                    Resolution
                    Adaptive Rule-based Mechanism for Feature Interaction          US            09/518,555
                    Resolution
                    Palm PC Dock-able Phone                                        Canada        2298145
                    Palm PC Dock-able Phone                                        UK            2346761
                    Palm PC Dock-able Phone                                        US            6,647,103
                    Method of Compressing and Decompressing Audio Data Using       Canada        blank
                    Masking and Shifting of Audio Sample Bits
                    Method of Compressing and Decompressing Audio Data Using       US            6,408,275
                    Masking and Shifting of Audio Sample Bits
                    Mechanism for discounting in a bidding process based on        Canada        2288459
                    quality of Service
                    Mechanism for discounting in a bidding process based on        UK            blank
                    quality of Service
                    Mechanism for discounting in a bidding process based on        US            blank
                    quality of Service
                    Low Power Dialer                                               Canada        2270039

                    Low Power Dialer                                               UK            2337408
                    Low Power Dialer                                               UK            2340342
                    Low Power Dialer                                               US            6,185,297
                    MLTS Emergency Call Processing                                 Canada        blank
                    MLTS Emergency Call Processing                                 UK            2349774
                    MLTS Emergency Call Processing                                 US            blank
                    Voice Mail By Twinning                                         Canada        blank
                    Voice Mail By Twinning                                         UK            2356317
                    Voice Mail By Twinning                                         US            blank
                    Method and Apparatus for Migrating Embedded PBX System to      Canada        2236525
                    Personal Computer
                    Method and Apparatus for Migrating Embedded PBX System to      Germany       blank
                    Personal Computer
                    Method and Apparatus for Migrating Embedded PBX System to      UK            2336969
                    Personal Computer
                    Method and Apparatus for Migrating Embedded PBX System to      US            6,366,656
                    Personal Computer
                    Range Editing Dialog                                           Canada        blank
                    Range Editing Dialog                                           UK            2,358,072
                    Range Editing Dialog                                           US            6,625,499
                    Combination Connector/Microphone                               Canada        2293937
                    Combination Connector/Microphone                               UK            2345816
                    Combination Connector/Microphone                               US            6,411,711
                    A caching mechanism to optimize the bidding process used to    Canada        blank
                    select resources
                    A caching mechanism to optimize the bidding process used to    UK            2,358,762
                    select resources
                    A caching mechanism to optimize the bidding process used to    US            blank
                    select resources
                    User Interface for Feature Interaction Resolution              Canada        blank
                    User Interface for Feature Interaction Resolution              Germany       blank
                    User Interface for Feature Interaction Resolution              UK            2,353,916
                    User Interface for Feature Interaction Resolution              US            blank
                    Adaptive Feature Behavior                                      Canada        blank
                    Adaptive Feature Behavior                                      UK            2349040
                    Adaptive Feature Behavior                                      US            blank
                    Using a Gatekeeper to Produce an H.323 PBX                     Canada        blank
                    Using a Gatekeeper to Produce an H.323 PBX                     UK            2349773A
                    Using a Gatekeeper to Produce an H.323 PBX                     US            blank
                    Using a Gatekeeper to Produce an H.323 PBX                     US            blank
                    Line Appearance Security Interface for TAPI SP                 Canada        blank
                    Line Appearance Security Interface for TAPI SP                 UK            2,341,291
                    Line Appearance Security Interface for TAPI SP                 US            6,618,476
                    A Mechanism to Optimize a Distributed AARS Using RIP Caching   Canada        blank
                    A Mechanism to Optimize a Distributed AARS Using RIP Caching   UK            2359446
                    A Mechanism to Optimize a Distributed AARS Using RIP Caching   US            blank
                    SEDO - Semantic Errors Diagnostic Operation for Multi-agent    Canada        blank
                    System
                    SEDO - Semantic Errors Diagnostic Operation for Multi-agent    UK            2346461
                    System
                    SEDO - Semantic Errors Diagnostic Operation for Multi-agent    US            6,550,024
                    System
                    Feature Provisioning by Injection                              Canada        blank
                    Feature Provisioning by Injection                              UK            2,358,988
                    Feature Provisioning by Injection                              US            blank
                    A Method for Noise Dosimeter in Appliances Employing           Canada        2293522
                    Earphones or Handsets
                    A Method for Noise Dosimeter in Appliances Employing           UK            blank
                    Earphones or Handsets
                    A Method for Noise Dosimeter in Appliances Employing           US            6,507,650
                    Earphones or Handsets
                    Telephone Headset Click-Free Muting Circuit                    Canada        blank
                    Telephone Headset Click-Free Muting Circuit                    UK            2342798
                    Telephone Headset Click-Free Muting Circuit                    US            6,292,560
                    Plastic Door                                                   Canada        87696
                    Plastic Door                                                   UK            2084151
                    Plastic Door                                                   US            DES.437312

                    Click Free Muting Circuit for Headset                          Canada        blank
                    Click Free Muting Circuit for Headset                          UK            2344711
                    Click Free Muting Circuit for Headset                          US            blank
                    Dynamic Rules Based Resource Allocation                        Canada        2295273
                    Dynamic Rules Based Resource Allocation                        UK            2347580
                    Dynamic Rules Based Resource Allocation                        US            blank
                    On-demand buffering                                            Canada        blank
                    On-demand buffering                                            UK            blank
                    On-demand buffering                                            US            6,546,366
                    Automatic synchronization of address directories for unified   Canada        2299387
                    messaging
                    Automatic synchronization of address directories for unified   UK            blank
                    messaging
                    Automatic synchronization of address directories for unified   US            6,418,200
                    messaging
                    Automatic selection of user preferences based on CLI data      Canada        2295267
                    Automatic selection of user preferences based on CLI data      UK            2347306
                    Automatic selection of user preferences based on CLI data      US            blank
                    Route Optimization Over Diverse Media                          Canada        blank
                    Route Optimization Over Diverse Media                          UK            2361380
                    Route Optimization Over Diverse Media                          US            blank
                    Onhook Telecom Power Supply Current Regulator Mode             Canada        2,279,072
                    Onhook Telecom Power Supply Current Regulator Mode             UK            2347238
                    Onhook Telecom Power Supply Current Regulator Mode             US            6,137,276
                    Handwriting Phone                                              Canada        blank
                    Handwriting Phone                                              UK            2360903
                    Handwriting Phone                                              US            6,522,729
                    Using Line Appearance to Allow Multiple Devices to Appear      Canada        blank
                    Over a Single Line
                    Using Line Appearance to Allow Multiple Devices to Appear      UK            2,350,009
                    Over a Single Line
                    Using Line Appearance to Allow Multiple Devices to Appear      US            blank
                    Over a Single Line
                    Log In To A Live Appearance                                    Canada        blank
                    Log In To A Live Appearance                                    UK            2361831
                    Log In To A Live Appearance                                    US            blank
                    A method for the synchronization of analog call display data   Canada        2320554
                    in distributed systems
                    A method for the synchronization of analog call display data   UK            2355130
                    in distributed systems
                    A method for the synchronization of analog call display data   US            6,597,767
                    in distributed systems
                    Feature Interaction Resolution Using Policies event based      Canada        blank
                    model and Fuzzy Logic
                    Feature interaction Resolution Using Policies event based      Germany       blank
                    model and Fuzzy Logic
                    Feature Interaction Resolution Using Policies event based      UK            2,351,870
                    model and Fuzzy Logic
                    Feature Interaction Resolution Using Policies event based      US            blank
                    model and Fuzzy Logic
                    Feature Interaction Resolution Using Policies event based      US            6,606,610
                    model and Fuzzy Logic
                    Method to Implement Digital Private Signalling System          Canada        blank
                    (DPNSS)
                    Method to Implement Digital Private Signalling System          UK            2350014A
                    (DPNSS)
                    Method to Implement Digital Private Signalling System          UK            AB
                    (DPNSS)
                    Method to Implement Digital Private Signalling System          US            blank
                    (DPNSS)
                    Voice multicast method                                         Canada        blank
                    Voice multicast method                                         UK            2349772
                    Voice multicast method                                         US            6,650,744
                    Comfort Noise Generation                                       Canada        blank
                    Comfort Noise Generation                                       UK            2350532
                    Comfort Noise Generation                                       US            blank
                    Complex acoustic path and gasket for use with microphones      Canada        blank
                    Complex acoustic path and gasket for use with microphones      UK            2354393
                    Complex acoustic path and gasket for use with microphones      US            blank
                    A hardware mechanism to detect silence on a packetized         Canada        blank
                    voice stream
                    A hardware mechanism to detect silence on a packetized         UK            2352378
                    voice stream
                    A hardware mechanism to detect silence on a packetized         US            blank
                    voice stream
                    Security Mechanisms and Architecture for Collaborative         Canada        blank
                    Software System using Tuple Spaces and Blackboard Systems

                    Security Mechanisms and Architecture for Collaborative         Germany       blank
                    Software System using Tuple Spaces and Blackboard Systems
                    Security Mechanisms and Architecture for Collaborative         UK            2355140
                    Software System using Tuple Spaces and Blackboard Systems
                    Security Mechanisms and Architecture for Collaborative         US            blank
                    Software
                    System using Tuple Spaces and Blackboard Systems
                    Packet loss compensation by injecting spectrally shaped        Canada        blank
                    noise
                    Packet loss compensation by injecting spectrally shaped        UK            2358558
                    noise
                    Packet loss compensation by injecting spectrally shaped        US            blank
                    noise
                    Method of releasing teledapt cables from deeply recssed RJ     Canada        blank
                    connectors
                    Method of releasing teledapt cables from deeply recssed RJ     UK            2,356,495
                    connectors
                    Method of releasing teledapt cables from deeply recssed RJ     US            blank
                    connectors
                    Powering arrangement for an ethemet LAN connected telephone    Canada        2325767
                    Powering arrangement for an ethemet LAN connected telephone    UK            2,356,326
                    Powering arrangement for an ethernet LAN connected telephone   US            6,480,122
                    Common data model including field interdependences             Canada        blank
                    Common data model including field interdependencies            Europe        blank
                    Common data model including field interdependencies            France        blank
                    Common data model including field interdependencies            Germany       blank
                    Common data model including field interdependencies            UK            2355818
                    Common data model including field interdependencies            US            6,643,659
                    Efficient Controlled current sink for LED backlight panel      Canada        blank
                    Efficient Controlled current sink for LED backlight panel      UK            2,355,816
                    Efficient Controlled current sink for LED backlight panel      US            6,529,182
                    Combination Visible and Infrared Light Pipe                    Canada        blank
                    Combination Visible and Infrared Light Pipe                    UK            2,362,526
                    Combination Visible and Infrared Light Pipe                    US            6,641,309
                    Combination Visible and Infrared Light Pipe                    US            blank
                    Efficient Battery Transfer Circuit                             Canada        blank
                    Efficient Battery Transfer Circuit                             UK            2363919
                    Efficient Battery Transfer Circuit                             US            6,642,532
                    Efficient dual-source wide-input isolated DC-DC converter      Canada        blank
                    with effective current limit
                    Efficient dual-source wide-input isolated DC-DC converter      UK            2360146
                    with effective current limit
                    Efficient dual-source wide-input isolated DC-DC converter      US            6,424,545
                    with effective current limit
                    A Method for line circuits to provide constant current and     UK            2360906
                    voltage feed capabilities
                    A Method for line circuits to provide constant current and     US            blank
                    voltage feed capabilities
                    Enclosure foot arrangement that can be used to stack           Canada        blank
                    enclosures
                    Enclosure foot arrangement that can be used to stack           Germany       ab
                    enclosures
                    Enclosure foot arrangement that can be used to stack           UK            ab
                    enclosures
                    Enclosure foot arrangement that can be used to stack           US            6,540,091
                    enclosures
                    Enclosure foot arrangement that can be used to stack           US            6695150
                    enclosures
                    Telephone line powered CO drop reconnect                       Canada        blank
                    Telephone line powered CO drop reconnect                       UK            2364473
                    Telephone line powered CO drop reconnect                       US            ab
                    Method of attaching moulded enclosures                         Canada        blank
                    Method of attaching moulded enclosures                         UK            2365093
                    Method of attaching moulded enclosures                         US            blank
                    Formed Lens Tab for Designation Card Insert                    Canada        blank
                    Formed Lens Tab for Designation Card Insert                    UK            blank
                    Formed Lens Tab for Designation Card Insert                    US            6,581,315
                    Superconsole-2000                                              Canada        blank
                    Superconsole-2000                                              UK            2094102
                    Superconsole-2000                                              US            D448746
                    Mouse Controller                                               Canada        96902
                    Mouse Controller                                               Canada        blank

                    Mouse Controller                                               France        659272-8
                    Mouse Controller                                               France        blank
                    Mouse Controller                                               UK            2106657
                    Mouse Controller                                               UK            3000892
                    Mouse Controller                                               US            D464,052 S
                    Mouse Controller                                               US            D474,169 S
                    5303 Conference Phone                                          Canada        98870
                    5303 Conference Phone                                          France        670150-53
                    5303 Conference Phone                                          UK            2,104,854
                    5303 Conference Phone                                          US            472539
                    Mitel 5230 IP Appliance                                        Canada        99306
                    Mitel 5230 IP Appliance                                        Canada        99307
                    Mitel 5230 IP Appliance                                        France        026602
                    Mitel 5230 IP Appliance                                        France        694332
                    Mitel 5230 IP Appliance                                        Germany       40209041.1
                    Mitel 5230 IP Appliance                                        Germany       40209289.9
                    Mitel 5230 IP Appliance                                        UK            3008243
                    Mitel 5230 IP Appliance                                        UK            3008244
                    Switching Matrix                                               Canada        1108736
                    Switching Matrix                                               Germany       2940259
                    Switching Matrix                                               UK            2046057
                    Switching Matrix                                               US            4245214
                    Ringing Decoder Circuit                                        Canada        1142279
                    Ringing Decoder Circuit                                        US            4293737
                    Keyless & Indicatorless Local Telephone Switching System       Canada        1146245
                    Keyless & Indicatorless Local Telephone Switching System       US            4376875
                    Subscriber Line 1 nterface Circuit                             Canada        1154185
                    Subscriber Line Interface Circuit                              US            4472608
                    Power Saving Line Circuit                                      Canada        1157175
                    Power Saving Line Circuit                                      US            4410766
                    Solid State Trunk Circuit                                      Canada        1240088
                    Solid State Trunk Circuit                                      Japan         blank
                    Solid State Trunk Circuit                                      UK            2183426
                    Solid State Trunk Circuit                                      US            4776007
                    Interface Circuit for Remote Control of a PABX                 Canada        1205933
                    Telephone Line Status Circuit                                  Canada        1233924
                    Telephone Line Status Circuit                                  Germany       3618896
                    Telephone Line Status Circuit                                  UK            2176372
                    Telephone Line Status Circuit                                  US            4734933
                    Constant Current Line Circuit                                  Canada        1231480
                    Constant Current Line Circuit                                  Germany       3531260
                    Constant Current Line Circuit                                  UK            2172472
                    Constant Current Line Circuit                                  US            4723280
                    Data Storage System                                            Canada        1242809
                    Data Storage System                                            UK            2184577
                    Data Storage System                                            US            5034915
                    Dynamic Memory Refresh & Parity Checking Circuit               Canada        1240066
                    Dynamic Memory Refresh & Parity Checking Circuit               US            4682328
                    Communications Switching System                                Canada        1254981
                    Communications Switching System                                UK            2186762
                    Communications Switching System                                US            4791639
                    Telephone Handset Detector                                     Canada        1236231
                    Telephone Handset Detector                                     US            4672663
                    Wireless Telephone System                                      Canada        1247266
                    Wireless Telephone System                                      Canada        1261981
                    Wireless Telephone System                                      UK            2171576

                    Wireless Telephone System                                      UK            2208778
                    Wireless Telephone System                                      US            5005183
                    Wireless Telephone System                                      US            4866732
                    Circuit for Switching Between Balanced Networks                Canada        1241784
                    Circuit for Switching Between Balanced Networks                US            4742540
                    Latch Up Recovery Circuit                                      US            4761702
                    Apparatus and Method for Synchronizing a Communication         Canada        ab
                    System
                    Apparatus and Method for Synchronizing a Communication         UK            2198917
                    System
                    Apparatus and Method for Synchronizing a Communication         US            4843617
                    System
                    Digital Signal Processing System                               US            4862452
                    Compensation Circuit for Use With an Integrating Amplifer      Canada        1257027
                    Compensation Circuit for Use With an Integrating Amplifer      Germany       3806346
                    Compensation Circuit for Use With an Integrating Amplifer      Japan         2109460
                    Compensation Circuit for Use With an Integrating Amplifer      UK            2202413
                    Compensation Circuit for Use With an Integrating Amplifer      US            4800586
                    Telephone call answering system                                Canada        1336449
                    Digital DTMF Tone Detector                                     Canada        1289281
                    Digital DTMF Tone Detector                                     UK            2219174
                    Digital DTMF Tone Detector                                     US            5119322
                    Communication System Supporting Remote Operations              Canada        1293042
                    Communication System Supporting Remote Operations              UK            2215561
                    Communication System Supporting Remote Operations              US            5007080
                    Trunk Cord with Distributed Signalling Voltages                Canada        1289280
                    Trunk Cord with Distributed Signalling Voltages                UK            2222056
                    Trunk Cord with Distributed Signalling Voltages                US            4926467
                    Apparatus for Testing                                          Canada        1311570
                    Apparatus for Testing                                          US            4996702
                    Programmable Threshold Alert                                   Canada        1326530
                    Programmable Threshold Alert                                   US            4964155
                    Group Emergency Call System                                    Canada        1333296
                    Group Emergency Call System                                    UK            2225194
                    Group Emergency Call System                                    US            5166972
                    Redundant Clock & Frame Pulse Synchronization System           Canada        1302594
                    Data Transfer                                                  Canada        2019002
                    Data Transfer                                                  Canada        2108836
                    Data Transfer                                                  UK            22451273b
                    Data Transfer                                                  US            5341370
                    Data Transfer                                                  US            5220561ab
                    Voice Activated Telephone Set                                  Canada        2058644
                    Voice Activated Telephone Set                                  Canada        2149012
                    Voice Activated Telephone Set                                  UK            2263042
                    Digitally Controlled Ringer Signal Generator                   Canada        blank
                    Digitally Controlled Ringer Signal Generator                   US            5323456
                    PABX Common Relay System                                       Canada        2052500
                    PABX Common Relay System                                       Canada        2141772
                    PABX Common Relay System                                       Germany       4232667
                    PABX Common Relay System                                       UK            2260064
                    PABX Common Relay System                                       UK            2289601
                    PABX Common Relay System                                       UK            2289391
                    PABX Common Relay System                                       US            5274634
                    Modular Communication System with Allocatable Bandwidth        Canada        2056827
                    Modular Communication System with Allocatable Bandwidth        UK            2256349
                    Modular Communication System with Allocatable Bandwidth        UK            2286099
                    Modular Communication System with Allocatable Bandwidth        UK            2286318
                    Modular Communication System with Allocatable Bandwidth        US            5164940
                    Compressed Language Dictionary                                 Canada        blank

                    Compressed Language Dictionary                                 UK            2259596
                    Compressed Language Dictionary                                 US            5383121
                    Host Remote Signalling in Telephone Systems                    Canada        2052499
                    Host Remote Signalling in Telephone Systems                    US            5249222
                    Data Transport for Internal Messaging                          Canada        2058654
                    Data Transport for Internal Messaging                          Germany       blank
                    Data Transport for Internal Messaging                          UK            2263043
                    Data Transport for Internal Messaging                          US            5638366
                    Programmable Call Progress Tones for a Switching System        Canada        2068154
                    Programmable Call Progress Tones for a Switching System        UK            2266820
                    Programmable Call Progress Tones for a Switching System        US            5436964
                    Digital Class Receiver                                         Canada        2069142
                    Digital Class Receiver                                         UK            2267417
                    Digital Class Receiver                                         US            5400365
                    Cycling Error Count for Link Maintenance                       Canada        ab
                    Cycling Error Count for Link Maintenance                       Germany       ab
                    Cycling Error Count for Link Maintenance                       UK            ab
                    Cycling Error Count for Link Maintenance                       US            5680404
                    Cycling Error Count for Link Maintenance                       US            blank
                    Digital Signal Processor Interface                             Canada        2080159
                    Digital Signal Processor Interface                             UK            2271448
                    Digital Signal Processor Interface                             US            5,649,148
                    Telephone System                                               us            4,887,293
                    Telephone System                                               US            4727578
                    Communication System Having Separate Unidirectional            US            4701948
                    Information Signalling
                    Circuit for Maintaining Hybrid Cancellation of Signals in a    US            5054062
                    Communication System
                    Programmable Subscriber Set                                    US            4788720
                    Expansion Subsystem for Use in a Communication System          Canada        blank
                    Expansion Subsystem for Use in a Communication System          US            4736406
                    Digital key system architecture                                UK            2221596
                    Digital key system architecture                                US            5202883
                    Packet-Based Data Compression Method                           Canada        2065578
                    Method and Apparatus for Performing Simultaneous Data          Canada        Abandoned
                    Compression and Encryption
                    Method and Apparatus for Performing Simultaneous Data          Europe        blank
                    Compression and Encryption
                    Method and Apparatus for Performing Simultaneous Data          US            6,122,379
                    Compression and Encryption
                    Method and Apparatus for Performing Data Compression           Canada        blank
                    Method and Apparatus for Performing Data Compression           Europe        blank
                    Method and Apparatus for Performing Data Compression           US            5867114

LICENSED IP

"R/3 SOFTWARE END USER VALUE LICENSE AGREEMENT WITH SAP CANADA INC.", effective February 16th, 2001 and entered into between Mitel Networks Corporation and SAP Canada, Inc.

                                  SECTION 4.26

                          INTELLECTUAL PROPERTY RIGHTS

SECTION 4.26(A): OWNED IP

EXCLUSIVE RIGHTS

Pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement).

JOINT OWNERSHIP

The Corporation is a party to a Joint Development and Distribution Agreement with VCON Ltd., effective February 8th, 2000, pursuant to which VCON developed certain customizations to the Corporation's products and the parties contributed certain intellectual property, in the case of the Corporation the MiTAI and MiNET protocols, to ensure the interoperability of the Corporation's ICP and IP phones with VCON's conferencing endpoints.

SECTION 4.26(C): THIRD PARTY INFRINGEMENT

***

SECTION 4.26(D): CONTRACTS IMPAIRING RIGHT TO EXPLOIT OWNED IP

As disclosed in Section 4.26(a) of this Disclosure Schedule, upon the occurrence of certain events of default under the TPC Agreement, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement). The TPC Agreement further limits the Corporation's ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.

SECTION 4.26(E): LIENS AND LEGAL PROCEEDINGS

Please see the disclosure set forth in Sections 4.26(c) and 4.27 of this Disclosure Schedule.

SECTION 4.26(G) CONTRACTS GRANTING RIGHTS TO USE OWNED IP

As disclosed in Sections 4.26(a) and 4.26(d) of this Disclosure Schedule, pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement).

SECTION 4.26(H): VALIDITY OR ENFORCEABILITY OF OWNED IP

None.

SECTION 4.26(J): DEVELOPMENT OF OWNED IP/WAIVER OF MORAL RIGHTS/IP OF THIRD PARTIES

Contractors engaged through the Corporation's subsidiary, Mitel Networks Limited, have not been required to irrevocably or unconditionally waive their moral rights and other non-assignable rights.

SECTION 4.26(L): GOVERNMENT FUNDING

As set out in Section 4.26(a) of this Disclosure Schedule, pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement). The TPC Agreement further limits the Corporation's ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.

SECTION 4.26(N): PUBLICLY AVAILABLE SOFTWARE

None.

SECTION 4.26(O): DISCLOSURE OF SOURCE CODE

As described in Section 4.23(iii)(h) of this Disclosure Schedule, Mitel Networks Limited is a party to an escrow agreement with Marks & Spencer in the U.K., and NCC Escrow International Ltd., in favour of Marks & Spencer for the escrow of certain of the Corporation's product source code.

                                  SECTION 4.27

                                   LITIGATION

    COMPANY/SUBSIDIARY            CLAIMANT         COURT/JURISDICTION               NATURE OF CLAIM
-------------------------   -------------------   -------------------   --------------------------------------
Mitel Networks              Janis Downey          Ont. Superior Ct of   Workplace issues (temporary reduction
Corporation                 (Class Action)        Justice               in hours & pension contributions;
                                                                        claim for pay in lieu of notice)

                                                                        Seeking certification as a class
                                                                        action (Ottawa, Ontario only). No
                                                                        certification to date.

***                         ***                   ***                   ***

Mitel Networks              Vijaya Sundararjan    Ont. Superior Ct of   Wrongful Dismissal, discrimination
Corporation                                       Justice

Mitel Networks              Susan Smart, Loren    Ont. Superior Ct of   Claim under the Courts of Justice Act,
Corporation                 Smart, Kristina       Justice               the Highway Traffic Act, the Insurance
                            Smart and Amanda                            Act and the Family Law Act for damages
                            Smart by her                                arising from vehicle collision
                            Litigation
                            Guardian, Susan
                            Smart

***                         ***                   ***                   ***

Mitel Networks, Inc.        Ralph Kermit          U.S. District         Breach of Contract/Tortious
and Aurora Electric         Winterrowd, 2nd dba   Court of Alaska       Interference brought by former Mitel
                            Winter Telecom                              Elite VAR

Mitel Networks Solutions,   John Capponi          Human Rights          Unfair labor practices;
Inc.                                              Commission,           unspecified discrimination
                                                  Virginia

Mitel Networks Solutions,   John Capponi          VA - Circuit Court    Motion for Judgment
Inc.                                              of Fairfax County

Mitel Networks, Inc.        Heather Erdmann       US District Court     Sex Discrimination
                                                  (Texas)

    COMPANY/SUBSIDIARY            CLAIMANT         COURT/JURISDICTION               NATURE OF CLAIM
-------------------------   -------------------   -------------------   --------------------------------------

Mitel Networks Solutions,   Herbert Cuevas        EEOC, Cleveland       Age Discrimination
Inc.

***                         ***                   ***                   ***

Mitel Networks, Inc. and    Wilson, et at. (8     Supreme Court of      Breach of Contract; Violation of a)
Mitel Networks Solutions,   claimants total)      the State of New      Fair Labor Standards Act and b)
Inc.                                              York                  Prevailing Wage Laws. Plaintiffs suing
                                                                        Mitel subcontractor for wages;
                                                                        extending suit to Mitel claiming
                                                                        failure to ensure subcontractors
                                                                        comply with wage & labor laws

Mitel Networks Solutions,   de Stefano,           Superior Court of     Auto accident between de Stefano and
Inc.                        Robert & Lisa v.      New Jersey,           Mitel employee driving company car
                            John L.               Burlington County
                            Povernick, Jr.

***                         ***                   ***                   ***
***                         ***                   ***                   ***

Mitel Networks              Reginald Jones        Superior Court        Auto accident between Jones and Mitel
Solutions, Inc.                                   of New Jersey         employee driving company car

Mitel Networks Solutions,   Northeastern          New York District     Breach of contract; failure to
Inc.                        Telecom               Court                 pay prevailing wage

                                  SECTION 4.28

                                    INSURANCE

Insurance Policies

                                                                                   CURRENT YEAR
POLICY NAME                                 INSURER              TERRITORY         POLICY PERIOD
-----------                       --------------------------   -------------   --------------------
Property/Boiler & Machinery/Bl             FM Global             Worldwide      Apr 1/03-June 1/04
Terrorism UK                               FM Global                UK          Apr 1/03-June 1/04
Commercial General Liability                 Chubb               Worldwide      Apr 1/03-June 1/04
Umbrella Liability                           Chubb               Worldwide      Apr 1/03-June 1/04
1st Excess Liability                 Liberty International       Worldwide      Apr 1/03-June 1/04
2nd Excess Liability                         Chubb               Worldwide      Apr 1/03-June 1/04
3rd Excess Liability                 Liberty International       Worldwide      Apr 1/03-June 1/04
Crime                                        Chubb               Worldwide      Apr 1/03-June 1/04
Fiduciary                                    Chubb               Worldwide      Apr 1/03-June 1/04
Kidnap, Ransom & Extortion           Liberty International       Worldwide      Apr 1/03-June 1/04
E&O                                          Chubb               Worldwide      May 1/03-June 1/04
Marine Cargo                                 C.N.A.                 UK          Apr 1/03-June 1/04
Employer Liability                QBE (formerly Iron Trades)        UK          Apr 1/03-June 1/04
Automobile Liability                 Royal & Sun Alliance           UK          Apr 1/03-June 1/04
Foreign Auto/Workers                          AIG                Worldwide      Apr 1/04-Apr 1/05
Compensation
Automobile Liability                         Chubb                Canada        Apr 1/03-June 1/04
Small Office Policy                       Prudential                HK          Apr 1/03-June 1/04
Injury and Travel                         ACE Europe              Europe        May 28/03-June 1/04
Workers Compensation/Employers           Norwich Union             Dubai        Mar 27/03-June 1/04
Liability
Automobile Liability                    Crum & Forster              US             Jun 10/03-04
Workers Compensation/Employer           Crum & Forster              US             Jun 10/03-04
Liability
Engineering Insurance and            Zurich Risk Services           UK            July 1/03 - 04
Inspection
Small Office Policy                Equity Insurances Limited     Barbados          Jul 11/03-04
Pension Fund Trustee Indemnity       American Int'l Group           UK              Aug 1/03-04
Small Office Policy                AVIVA - CGU International     Singapore          Aug 1/03-04
D&O/EPL (Primary)                   Great American Ins Co.       Worldwide          Dec 1/03-04
D&O/EPL (1st Excess)                 Liberty International       Worldwide          Dec 1/03-04
D&O/EPL (2nd Excess)                   ACE INA Insurance         Worldwide          Dec 1/03-04
Commercial Comprehensive                      AGF                 France            Dec 4/03-04

                                                                                   CURRENT YEAR
POLICY NAME                                 INSURER              TERRITORY         POLICY PERIOD
-----------                       --------------------------   -------------   --------------------
Workers Compensation              QBE (formerly Iron Trades)     Australia        To be confirmed
Life Insurance                    Canada Life (Policy 63562)      Canada        Jan 1/04-Dec 31/04
Accidental Death & Disability           ACE INA (Policy           Canada        Jan 1/04-Dec 31/04
                                          ABT102318)
Long Term Disability              Canada Life (Policy 63562)      Canada        Jan 1/04-Dec 31/04
Business Travel Accident                ACE INA (Policy        North America    Jan 1/04-Dec 31/04
                                          ABT102319)
Life Insurance                      CNA (Policy SR83126299)         US          Jan 1/04-Dec 31/04
Accidental Death & Disability       CNA (Policy SR83126299)         US          Jan 1/04-Dec 31/04
Long Term Disability                CNA (Policy SR83126299)         US          Jan 1/04-Dec 31/04

Material Pending Claims

None, other than the potential coverage in respect of any claims disclosed in
Section 4.27 of this Disclosure Schedule.

                                  SECTION 4.29

                       INSIDERS AND CONFLICTS OF INTEREST

SECTION 4.29(A): CONTRACTS WITH INSIDERS

The Corporation is a party to those Contracts with Insiders as set forth in
Section 4.23(iii)(e) of this Disclosure Schedule.

SECTION 4.29(B) MATERIAL AMOUNTS DUE TO OR FROM INSIDERS

On-going lease obligations to Mitel Research Park Corporation in connection with the lease by the Corporation of 350 Legget Drive, Ottawa, Ontario, which lease is described in Section 4.17(a)(ii) of this Disclosure Schedule.

SECTION 4.29(C): INTERESTS IN OTHER BUSINESS

None.

                                  SECTION 4.33

                  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.

The Corporation may be deemed a "distributing corporation" for purposes of the Act, and may not have complied with all requirements of the Act to date as are applicable to distributing corporations.

                                   SCHEDULE C

                              FINANCIAL STATEMENTS

                                   SCHEDULE D

                               PARALLEL INVESTORS

                  National Bank Financial & Co. Inc.

                  EdgeStone Capital Equity Fund II-US, L.P.

                  EdgeStone Capital Equity Fund II US-Inst., L.P.

                  National Bank Financial & Co. Inc. (on behalf of the EdgeStone Capital Equity Canadian and Non-Canadian 2004 Affiliate Funds)

                                   EXHIBIT A-1

                              SERIES A SHARE TERMS

                                  SCHEDULE "A"
                                       TO
                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (THE "CORPORATION")

The first series of Class A Convertible Preferred Shares of the Corporation shall consist of an unlimited number of shares which shall be designated as the Class A Convertible Preferred Shares, Series 1 (the "SERIES A SHARES") and which, in addition and subject to the rights, privileges, restrictions and conditions attached to the Class A Convertible Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set forth herein.

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

For purposes of these Series A Share provisions:

      (a)   "ACT" means the Canada Business Corporations Act.

      (b) "ADDITIONAL COMMON SHARES" means the Common Shares, if any, issued or issuable pursuant to Section 5.4 or Section 5.5.

      (c) "AFFILIATE" of a Person means any Person that would be considered to be an "affiliated entity" of such first-mentioned Person under Ontario Securities Commission Rule 45-501 - Exempt Distributions, as in effect on the Original Issuance Date.

      (d) "AGGREGATE PREFERENCE REDEMPTION AMOUNT" means the Series A Preference Redemption Amount plus the Series B Preference Redemption Amount.

      (e) "AGGREGATE PARTICIPATION REDEMPTION AMOUNT" means the Series A Participation Redemption Amount plus the Series B Participation Redemption Amount.

      (f)   "AVAILABLE FUNDS" has the meaning set out in Section 7.1 (a)(i).

      (g) "BOARD OF DIRECTORS" means the board of directors of the Corporation.

      (h) "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours.

(i)   "CHANGE OF CONTROL EVENT" means:

      (i) the sale, lease, exclusive and irrevocable licence, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation to a Person other than a Person that is an Affiliate of the Corporation; or

      (ii) (A) an amalgamation of the Corporation with another corporation (other than with a Subsidiary of the Corporation), (B) a statutory arrangement involving the Corporation or (C) any other transaction involving the Corporation, whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B) or (C) above,

            (1) any Person, together with his or its Affiliates hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of all of the issued and outstanding shares in the capital of the Corporation; and

            (2) the nature of the transaction (or series of transactions) is such that the consideration (whether in the form of cash, securities or other property) in connection with such transaction (or series of transactions) would not be received by the shareholders of the Corporation, provided, however, that the Series A Majority Holders shall have the right, on behalf of all Series A Holders, to waive the treatment of any of such event as a "CHANGE OF CONTROL EVENT" (provided that any such waiver must be in writing signed by the Series A Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

(j) "CLASS A PREFERRED SHARES" means the Class A Convertible Preferred Shares in the capital of the Corporation, the first series of which are the Series A Shares.

(k) "CLASS B PREFERRED SHARES" means the Class B Convertible Preferred Shares in the capital of the Corporation, the first series of which are the Series B Shares.

(l) "COMMON SHARE OFFERING" means the offering, issuance and sale by the Corporation of Common Shares within nine months of the Original Issuance Date for an aggregate purchase price of not more than $10,000,000.

(m)   "COMMON SHARES" means the common shares in the capital of the Corporation.

(n)   "CONSIDERATION PER SHARE" means:

      (i)   in respect of the issuance of Common Shares, an amount equal to:

            (A) the total consideration received by the Corporation for the issuance of such Common Shares, divided by

            (B)   the number of such Common Shares issued;

      (ii) in respect of the issuance of Derivative Securities, an amount equal to:

            (A) the total consideration received by the Corporation for the issuance of such Derivative Securities plus the minimum amount of any additional consideration payable to the Corporation upon exercise, conversion or exchange of such Derivative Securities; divided by

            (B) the maximum number of Common Shares that would be issued if all such Derivative Securities were exercised, converted or exchanged in accordance with their terms on the effective date of the relevant calculation, provided, however, that if the amount determined in accordance with this clause (ii) equals zero in respect of any particular issuance of Derivative Securities, then the "CONSIDERATION PER SHARE" in respect of such issuance shall be the amount as may be determined by the agreement in writing of the Corporation, the Series A Majority Holders and the Series B Majority Holders. In the event that the Corporation, the Series A Majority Holders and the Series B Majority Holders do not agree on such amount, the Corporation shall not issue such Derivative Securities.

(o)   "CONTROL" means, with respect to any Person at any time:

      (i) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries (A) more than fifty percent (50%) of the voting securities of that Person, or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

      (ii) the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise,

      and the term "CONTROLLED" has a corresponding meaning.

(P)   "CONVERSION DATE" means the date on which the documentation set out in
      Section 5.8(a) is received by the Corporation.

(q)   "CONVERSION VALUE" means the number determined in accordance with
      Article 6.

(r)   "CORPORATION" means Mitel Networks Corporation.

(s) "DAY" OR "DAYS" means calendar day or calendar days, unless otherwise noted.

(t)   "DERIVATIVE SECURITIES" means:

      (i) all shares and other securities that are convertible into or exchangeable for Common Shares (including the Series A Shares and Series B Shares); and

      (ii) all options, warrants and other rights to acquire Common Shares or securities directly or indirectly convertible into or exchangeable for Common Shares.

(u)   "EXCLUDED ISSUANCES" has the meaning set out in Section 6.4.

(v)   "FAIR MARKET VALUE" means:

      (i) in respect of assets other than securities, the fair market value thereof as determined in good faith by the Board of Directors, provided, however, that if the Series A Majority Holders and/or the Series B Majority Holders object in writing to any such determination within 10 days of receiving notice of such determination, the fair market value will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Series A Majority Holders and/or the Series B Majority Holders, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation);

      (ii) in respect of Common Shares, the fair market value thereof, as determined in accordance with Exhibit "1" attached to these Series A Share provisions; and

      (iii) in respect of securities other than Common Shares:

            (A) if such securities are not subject to any statutory hold periods or contractual restrictions on transfer:

                  (1) if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 30-day period ending three days prior to the relevant date;

                  (2) if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three days prior to the relevant date; or

                  (3) if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors, but no discount or premium is to be applied to their valuation on the basis of the securities constituting a minority block or a majority block of securities, or

            (B) if such securities are subject to statutory hold periods or contractual restrictions on transfer, or both, the fair market value of such securities as determined by applying an appropriate discount, as determined in good faith by the Board of Directors, to the value as calculated in accordance with clause (A) above,

                  provided, however, that if the Series A Majority Holders and/or the Series B Majority Holders object in writing to any determination of the Board of Directors made under clause (A) or (B) above within 10 days of receiving notice of such determination, the applicable fair market value and/or discount, as the case may be, will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Series A Majority Holders and/or the Series B Majority Holders, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation).

      (w) "ISSUE PRICE" means $1.00, subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date and affecting the Series A Shares.

      (x)   "JUNIOR SHARES" has the meaning set out in Section 4.1(a)(i).

      (y) "LIQUIDATION EVENT" means a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

      (z)   "MATTHEWS GROUP" means:

            (i) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

            (ii) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

            (iii) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

            (iv) any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

            (v) any charitable foundation Controlled by any one or more members of the Matthews Group,

            and, for this purpose, a trustee or trustees referred to in clause
            (ii) above shall be deemed to beneficially own any shares or partnership interests held by them.

      (aa) "NON-QUALIFIED IPO" means any public offering of the Common Shares, other than a Qualified IPO (provided, that, any previous filing of a registration statement or similar instrument with the United States Securities and Exchange Commission in fulfillment of the Corporation's existing obligations as a foreign private issuer shall be deemed not to constitute a public offering for the purposes of these Series A Share provisions).

      (bb) "ORIGINAL ISSUANCE DATE" means, in respect of Series A Shares, the date on which the first Series A Shares are issued.

      (cc)  "PARTIAL SALE EVENT" means:

            (i) (A) an amalgamation of the Corporation with another corporation (other than with a Subsidiary of the Corporation),
                  (B) a statutory arrangement involving the Corporation, (C) the sale, exchange or other disposition of outstanding shares of the Corporation, or (D) any other transaction involving the Corporation (other than a public offering of securities of the Corporation), whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B), (C) or (D) above, any Person, together with his or its Affiliates (other than members of the Matthews Group), hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of securities of the Corporation representing more than 50% but less than all of the issued and outstanding shares in the capital of the Corporation; or

            (ii) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and/or Persons Controlled by Dr. Terence H. Matthews holding in the aggregate less than 100,000,000 of the issued and outstanding shares in the capital of the Corporation (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), calculated on an as-if-converted to Common Shares basis.

            provided, however, that the Series A Majority Holders shall have the right, on behalf of all Series A Holders, to waive the treatment of any of such event as a "PARTIAL SALE EVENT" (provided that any such waiver must be in writing signed by the Series A Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

      (dd) "PERSON" includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

      (ee)  "QUALIFIED IPO" means a public offering of Common Shares in which:

            (i)   the price per share is at least two times:

                  (A) the aggregate Issue Price for all Series A Shares issued by the Corporation,

                        divided by

                  (B)   the sum of

                        (1) the number of Common Shares (other than Additional Common Shares) into which any Series A Shares have been converted (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date and affecting the Common Shares); and

                        (2) the number of Common Shares (other than Additional Common Shares) into which any outstanding Series A Shares are then convertible;

            (ii) the aggregate cash proceeds to the Corporation are not less than $100,000,000 (before deducting expenses, underwriting discounts and commissions); and

            (iii) immediately following the closing of the public offering, the
                  Common Shares are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange, the NASDAQ National Market System or the AMEX Exchange.

      (ff) "REDEMPTION NOTICE PERIOD" has the meaning set out in Section 7.3(a)(i).

      (gg) "REDEMPTION TRIGGER DATE" means: (i) if no Series A Shares are issued after the Original Issuance Date, that date which is five years plus one day after the Original Issuance Date; or (ii) if any Series A Shares are issued after the Original Issuance Date, the earlier of (A) that date which is five years plus one day after the last date of issuance of any Series A Shares, and (B) that date which is five years and four months plus one day after the Original Issuance Date, or such later date as the Corporation and the Series A Majority Holders may agree in writing.

      (hh) "SERIES A HOLDERS" means the holders of Series A Shares and "SERIES A HOLDER" means any one of them.

      (ii) "SERIES A MAJORITY HOLDERS" means, as of the relevant time of reference, one or more Series A Holders of record who hold collectively more than 50% of the outstanding Series A Shares.

      (jj) "SERIES A PARTICIPATION REDEMPTION AMOUNT" has the meaning set out in Section 7.l(a)(ii)(B).

      (kk)  "SERIES A PREFERENCE REDEMPTION AMOUNT" has the meaning set out in
            Section 7.1(a)(ii)(A).

      (ll) "SERIES A REDEMPTION AMOUNT" has the meaning set out in Section 7.1(a)(ii).

      (mm) "SERIES A REDEMPTION AMOUNT PER SHARE" is the amount determined by dividing the Series A Redemption Amount by the total number of Series A Shares outstanding.

      (nn) "SERIES A REDEMPTION REQUEST" has the meaning set out in Section 7.3(a).

      (oo) "SERIES A SHARES" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation.

      (pp) "SERIES B HOLDERS" means the holders of Series B Shares and "SERIES B HOLDER" means any one of them.

      (qq) "SERIES B MAJORITY HOLDERS" means, as of the relevant time of reference, one or more Series B Holders of record who hold collectively more than 50% of the outstanding Series B Shares.

      (rr) "SERIES B PARTICIPATION REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series B Share Terms.

      (ss) "SERIES B PREFERENCE REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series B Share Terms.

      (tt) "SERIES B REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series B Share Terms.

      (uu) "SERIES B REDEMPTION AMOUNT PER SHARE" has the meaning ascribed thereto in the Series B Share Terms.

      (vv) "SERIES B REDEMPTION REQUEST" has the meaning ascribed thereto in the Series B Share Terms.

      (ww) "SERIES B SHARE TERMS" means the rights, privileges, restrictions and conditions attached to the Series B Shares as set out in the articles of the Corporation as same exist on the Original Issuance Date.

      (xx) "SERIES B SHARES" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation.

      (yy)  "STOCK SPLIT" means:

            (i) the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

            (ii) the subdivision of outstanding Common Shares into a greater number of Common Shares; or

            (iii) the combination of outstanding Common Shares into a smaller number of Common Shares.

      (zz) "SUBSIDIARY" has the meaning ascribed thereto in the Act on the Original Issuance Date.

      (aaa) "TPC" means Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry.

1.2   "AS-IF-CONVERTED TO COMMON SHARES BASIS"

For purposes of these Series A Share provisions, where a calculation is required to be made on an "AS-IF-CONVERTED TO COMMON SHARES BASIS", such calculation will be made by determining (in each case as of the applicable date for the determination):

      (a) in respect of the Series A Shares, the number of whole Common Shares into which such Series A Shares are then convertible pursuant to these Series A Share provisions;

      (b) in respect of the Series B Shares, the number of whole Common Shares into which such Series B Shares are then convertible pursuant to the Series B Share Terms; and

      (c) in respect of any other Derivative Securities, the number of whole Common Shares into which such securities are then convertible pursuant to the articles of the Corporation.

                                    ARTICLE 2
                                  VOTING RIGHTS

2.1   ENTITLEMENT TO VOTE AND RECEIVE MATERIALS

      (a) Except as otherwise expressly provided in these Series A Share provisions, or as provided by applicable law, each Series A Holder is entitled to vote on all matters submitted to a vote or consent of shareholders of the Corporation.

      (b) Each Series A Holder is entitled to receive copies of all notices and other materials sent by the Corporation to its shareholders relating to written actions to be taken by shareholders in lieu of a meeting. All such notices and other materials shall be sent to the Series A Holders concurrently with delivery to the other shareholders.

 2.2    NUMBER OF VOTES

      (a) Within the first two years after the Original Issuance Date, each Series A Share entitles the Series A Holder to the number of votes per share equal to the quotient obtained by dividing the Issue Price by the Conversion Value.

      (b) After two years from the Original Issuance Date, each Series A Share entitles the Series A Holder to the number of votes per share equal to the sum of (i) the quotient obtained by dividing the Issue Price by the Conversion Value, and (ii) the quotient obtained by dividing the Issue Price by the fair market value of a Common Share (and for such purposes, the fair market value of a Common Share shall be as determined in good faith by the Board of Directors at the time of the relevant calculation).

      (c) For purposes of determining the number of votes for each Series A Share calculated in accordance with Section 2.2(a) or 2.2(b), the determination shall be made as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any written consent of shareholders is solicited, and shall be calculated based on the Conversion Value in effect on that date.

2.3   SINGLE CLASS

Except as otherwise provided herein, or except as provided by applicable law, the Series A Holders will vote together with the holders of Series B Shares and Common Shares and any other series or class of shares entitled to vote on such matters as a single class on all matters submitted to a vote of shareholders of the Corporation.

2.4   EXCEPTION TO SINGLE CLASS

In addition to any other approvals required by applicable law, any addition to, change to or removal of any right, privilege, restriction or condition attaching to the Series A Shares as a series or the Class A Preferred Shares as a class requires the affirmative vote or written approval of the Series A Majority Holders.

                                    ARTICLE 3
                                    DIVIDENDS

3.1   ENTITLEMENT TO DIVIDENDS

The Series A Holders shall be entitled to receive, in respect of the Series A Shares, non-cumulative dividends if, as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine. Any declared but unpaid dividend shall be paid immediately upon the conversion of a Series A Share, if not previously paid.

3.2   PRIORITY OF DIVIDENDS

      (a) Except as provided in Section 4.1, no dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section 6.5) will be paid or set apart for payment in respect of any share of any other class or series unless a dividend is concurrently paid or set apart for payment in respect of each outstanding Series A Share in an amount at least equal to the product of:

            (i) the amount of the dividend per share paid in respect of the shares of such other class or series (calculated on an as-if-converted to Common Shares basis); and

            (ii) the number of Common Shares into which each Series A Share is then convertible.

      (b) When any declared non-cumulative dividend or amount payable on a return of capital in respect of Series A Shares is not paid in full, the Series A Holders shall participate rateably in respect of such dividends in accordance with the sums which would be payable on the Class A Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

      4.1   PAYMENT OF LIQUIDATION PREFERENCE

      (a) Subject to the limitation in Section 4.1(b), upon the occurrence of a Liquidation Event or Change of Control Event the Series A Holders are entitled to receive the following amounts:

            (i) Preference on a Liquidation Event. Upon the occurrence of a Liquidation Event, the Series A Holders are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders (pari passu with the holders of any other series of Class A Preferred Shares), before any payment shall be made to the holders of any series of Class B Preferred Shares, Common Shares or any other class or series of shares ranking on liquidation, dissolution or winding-up of the Corporation junior to the Series A Shares (collectively, the "JUNIOR SHARES"), an amount per Series A Share equal to the Issue Price plus any declared but unpaid dividends payable to Series A Holders. If, upon such a Liquidation Event, the assets of the Corporation available for distribution to the Corporation's shareholders shall be insufficient to pay the Series A Holders the full amount to which they are entitled as set out above, the holders of Series A Shares and any other series of Class A Preferred Shares shall share rateably in any amount remaining available for distribution in proportion to the respective amounts which would otherwise have been payable on or in respect of the shares held by them if all amounts payable on or in respect of such shares were paid in full.

            (ii) Preference on a Change of Control Event. Upon the occurrence of a Change of Control Event, the Series A Holders are entitled to receive an amount of cash, securities or other property per Series A Share, before any payment shall be made to the holders of Junior Shares, equal to the Issue Price plus any declared but unpaid dividends payable to Series A Holders. If upon the occurrence of a Change of Control Event, the cash, securities or other property available for payment to the Corporation's shareholders shall be insufficient to pay the Series A Holders the full amount to which they are entitled as set out above, the holders of Series A Shares and any class or series of shares ranking on parity with the Series A Shares shall share rateably in any such payment in proportion to the respective amounts which would otherwise have been payable on or in respect of the shares held by them if all amounts payable on or in respect of such shares were paid in full.

            (iii) Participation Amount. After the distribution to or payment of all preferential amounts required to be paid to the holders of Series B Shares, Series A Shares and any other series of Class A Preferred Shares or Class B Preferred Shares upon a Liquidation Event or upon a Change of Control Event (or funds necessary for such payments have been set aside in trust so as to be available for such payments), the remaining assets of the Corporation available for distribution, or cash, securities or other property available for payment to its shareholders, shall be distributed or paid, as the case may be, rateably (subject to the limitation in Section 4.1 (b) and to the rights, if any, of holders of any other class or series of shares of the Corporation to participate in payments or distributions upon a Liquidation Event or Change of Control Event) among the holders of all issued and outstanding: (A) Class A Preferred Shares; (B) Class B Preferred Shares; and
                  (C) Common Shares (with the holders of any series of Class A Preferred Shares and Class B Preferred Shares deemed to hold that number of shares equal to the number of Common Shares into which such series of Class A Preferred Shares or Class B Preferred Shares, as the case may be, are then convertible).

      (b) In the event that the applicable Liquidation Event or Change of Control Event occurs within the first two years after the Original Issuance Date, and the Series A Holders would otherwise be entitled to receive a preferential payment pursuant to Section 4.1(a)(i) or 4.1(a)(ii), if the amount per Series A Share that would be payable upon the occurrence of the Liquidation Event or Change of Control Event pursuant to Section 4.1(a)(iii) to the holders of all issued and outstanding Common Shares (assuming the conversion of all Class A Preferred Shares and Class B Preferred Shares in accordance with their terms immediately prior to the occurrence of the Liquidation Event or Change of Control Event, as the case may be) is:

            (i) equal to or greater than the sum of (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series A Share, then the Series A Holders shall not be entitled to receive payment of any preferential amounts pursuant to
                  Section 4.1(a)(i) or 4.1(a)(ii), as the case may be, and shall only be entitled to receive the amount payable pursuant to
                  Section 4.1(a)(iii);or

            (ii) less than the sum (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series A Share, then the maximum amount per Series A Share that the Series A Holders as such are entitled to receive pursuant to Section 4.1(a) shall be the sum of (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series A Share.

      (c)   In the event of any Liquidation Event or Change of Control Event:

            (i) the Corporation will not permit such Liquidation Event or Change of Control Event to occur unless the transaction (or series of transactions) provides for a payment (by dividend or other distribution by the Corporation or otherwise) to the Series A Holders in connection therewith of their full entitlements pursuant to Section 4.1(a) (subject to the limitation in Section 4.1(b)); or

            (ii) if the Corporation cannot prevent such Liquidation Event or Change of Control Event from occurring, the Corporation shall, subject to applicable laws, pay to the Series A Holders (by dividend or other distribution) the full amount of their entitlements pursuant to Section 4.1(a) (subject to the limitation in Section 4.1(b)) or, if the Corporation cannot legally pay such amount in full, the amount it is legally able to pay shall be paid and the balance shall increase at the rate of 15% per annum, compounded annually until such amount is paid, and the Corporation shall not pay any amounts or make any other distributions (other than any payment or distribution made pro rata according to the respective entitlements of the Series B Holders pursuant to section 4.1(c)(ii) of the Series B Share Terms and of the Series A Holders pursuant to this clause (ii)) in respect of any other class or series of its shares until such entitlements are fully paid.

      (d) The Corporation will not permit any transaction (or series of transactions) that would constitute, but for Section 1.1(i)(ii)(2), a "Change of Control Event", to occur unless the transaction (or series of transactions) provides for a payment (by dividend or other distribution by the Corporation or otherwise) to the Series A Holders in connection therewith of the their full entitlements pursuant to Sections 4.1(a)(ii) and 4.1(a)(iii) (subject to the limitation in Section 4.1(b)).

4.2   DISTRIBUTION OTHER THAN CASH

In the case of a Liquidation Event, the Series A Holders may in any event elect to receive any distribution or payment to which they are entitled in cash, if any. The value of the securities or other assets for this purpose is their Fair Market Value.

4.3   NOTICE

The Corporation shall provide notice in accordance with the provisions of
Section 8.2 to each Series A Holder, at the earliest practicable time, of the date on which a proposed or reasonably anticipated Liquidation Event or Change of Control Event shall take place. Such notice shall also specify the estimated payment date, the amount to which the Series A Holders would be entitled and the place where such payments are to be made.

                                    ARTICLE 5
                                   CONVERSION

5.1   OPTIONAL CONVERSION RIGHTS

Each Series A Share is convertible, at any time and from time to time at the option of the Series A Holder and without payment of additional consideration, into Common Shares.

5.2   AUTOMATIC CONVERSION

The Series A Shares automatically convert into Common Shares:

      (a) immediately prior to, and conditional upon, the closing of a Qualified IPO; or

      (b) with the affirmative vote or written consent of the Series A Majority Holders.

5.3   CONVERSION RATE

The number of Common Shares into which each Series A Share is convertible is equal to the quotient obtained by dividing the Issue Price (plus any declared but unpaid dividends) by the Conversion Value, as adjusted from time to time in accordance with Article 6.

5.4   ADDITIONAL COMMON SHARES ON CONVERSION

In the event of any conversion after two years from the Original Issuance Date, in addition to the number of Common Shares otherwise issuable to a Series A Holder upon a conversion of Series A Shares, each Series A Holder shall also be entitled, in respect of each Series A Share so converted, to receive an additional number of Common Shares as is equal to the Issue Price divided by the Fair Market Value of a Common Share as of the date that the conversion is deemed to be effected in accordance with Section 5.6.

5.5   ADDITIONAL COMMON SHARES ON CONVERSION IN A NON-QUALIFIED IPO

In the event of:

      (a) an optional conversion pursuant to Section 5.1 in connection with a Non-Qualified IPO; or

      (b) an automatic conversion pursuant to Section 5.2(b) in connection with a Non-Qualified IPO,

that occurs within the first two years after the Original Issuance Date, in addition to the number of Common Shares otherwise issuable to a Series A Holder upon a conversion of Series A Shares, each Series A Holder shall also be entitled in respect of each Series A Share so converted, to receive that number of additional Common Shares, if any, as is determined in accordance with the following formula:

            X-Y
            ---
             Z

            Where:

            X   =   two times the Issue Price

            Y   =   the greater of: (i) the Issue  Price;  and (ii) the Offering
                    Price

            Z   =   the Offering Price

For the purposes of this Section 5.5, "OFFERING PRICE" means the per share issue price of the Common Shares issued in connection with the Non-Qualified IPO.

For the purposes of this Section 5.5 and Section 5.6(d), a conversion of Series A Shares into Common Shares shall be deemed to be effected "in connection with a Non-Qualified IPO" if (i) in the case of an optional conversion pursuant to
Section 5.1, such conversion was completed at the written request of the Corporation in order to facilitate the Non-Qualified IPO, or (ii) in the case of an automatic conversion pursuant to Section 5.2(b), the Series A Majority Holders voting to approve or consenting to the automatic conversion agreed to convert their Series A Shares at the written request of the Corporation in order to facilitate the Non-Qualified IPO; provided that, the Corporation shall not make such a written request to the Series A Holders unless the Corporation concurrently makes a written request to the Series B Holders pursuant to the Series B Share Terms.

5.6   EFFECTIVE DATE AND TIME OF CONVERSION

Conversion is deemed to be effected:

      (a) subject to Section 5.6(d), in the case of an optional conversion pursuant to Section 5.1, immediately prior to the close of business on the Conversion Date;

      (b) in the case of automatic conversion pursuant to Section 5.2(a), immediately prior to the closing of the Qualified IPO;

      (c) subject to Section 5.6(d), in the case of automatic conversion pursuant to Section 5.2(b), at the time and on the date specified by the Series A Majority Holders;

      (d) in the case of an optional conversion or an automatic conversion "in connection with a Non-Qualified IPO", as contemplated in Section 5.5, immediately prior to the closing of the Non-Qualified IPO; and

      (e) notwithstanding any delay in the delivery of certificates representing the Common Shares into which the Series A Shares have been converted.

5.7   EFFECT OF CONVERSION

Upon the conversion of the Series A Shares:

      (a) the rights of a Series A Holder as a holder of the converted Series A Shares cease; and

      (b) each person in whose name any certificate for Common Shares is issuable upon such conversion is deemed to have become the holder of record of such Common Shares.

5.8   MECHANICS OF OPTIONAL CONVERSION

      (a) To exercise optional conversion rights under Section 5.1, a Series A Holder must:

            (i) give written notice to the Corporation at its principal office or the office of any transfer agent for the Common Shares:

                  (A) stating that the Series A Holder elects to convert such shares; and

                  (B) providing the name or names (with address or addresses) in which the certificate or certificates for Common Shares issuable upon such conversion are to be issued;

            (ii) surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or the office of any transfer agent for the Common Shares; and

            (iii) where the Common Shares are to be registered in the name of a person other than the Series A Holder, provide evidence to the Corporation of proper assignment and transfer of the surrendered certificates to the Corporation, including evidence of compliance with applicable Canadian and United States securities laws and any applicable shareholders agreement.

      (b) As soon as reasonably practicable, but in any event within 10 days after the Conversion Date, the Corporation will issue and deliver to the Series A Holder a certificate or certificates in such denominations as such Series A Holder requests for the number of full Common Shares issuable upon the conversion of such Series A Shares, together with cash in respect of any fractional Common Shares issuable upon such conversion.

5.9   MECHANICS OF AUTOMATIC CONVERSION

      (a) Upon the automatic conversion of any Series A Shares into Common Shares, each Series A Holder must surrender the certificate or certificates formerly representing that Series A Holder's Series A Shares at the principal office of the Corporation or the office of any transfer agent for the Common Shares.

      (b) Upon receipt by the Corporation of the certificate or certificates, the Corporation will issue and deliver to such Series A Holder, promptly at the office and in the name shown on the surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which such Series A Shares are converted, together with cash in respect of any fractional Common Shares issuable upon such conversion.

      (c) The Corporation is not required to issue certificates evidencing the Common Shares issuable upon conversion until certificates formerly evidencing the converted Series A Shares are either delivered to the Corporation or its transfer agent, or the Series A Holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed, and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection with the loss, theft or destruction.

      (d) If the Board of Directors expects, acting reasonably, that the Series A Shares will automatically convert, the Corporation will, at least 20 days before the date it reasonably believes will be the date of the automatic conversion, send by prepaid priority overnight courier or deliver to each person who at the date of mailing or delivery is a registered Series A Holder, a notice in writing of the intention of the Corporation to automatically convert such shares. That notice shall be sent or delivered to each Series A Holder at the last address of that Series A Holder as it appears on the securities register of the Corporation, or in the event the address of any such Series A Holder does not so appear, then to the last address of that Series A Holder known to the Corporation. Accidental failure or omission to give that notice to one or more Series A Holder(s) will not affect the validity of such conversion, but if that failure or omission is discovered, notice shall be given promptly to any Series A Holder that was not given notice. That notice will have the same force and effect as if given in due time. The notice will set out the basis under Section 5.2 for such automatic conversion, the number of Series A Shares held by the person to whom it is addressed which are to be converted (if known), the number of Common Shares into which those Series A Shares will be converted (including any Additional Common Shares), the expected date of closing of the Qualified IPO, if applicable, and the place or places in Canada at which Series A Holders may present and surrender the certificate or certificates representing its Series A Shares for conversion.

5.10  FRACTIONAL SHARES

No fractional Common Shares will be issued upon conversion of Series A Shares. Instead of any fractional Common Shares that would otherwise be issuable upon conversion of Series A Shares, the Corporation will pay to the Series A Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the value per Common Share (as determined in good faith by the Board of Directors) on the effective date of the conversion. For greater certainty, all of a Series A Holder's Series A Shares will be aggregated for purposes of calculating any fractional Common Share resulting from a conversion.

5.11  PARTIAL CONVERSION

If some but not all of the Series A Shares represented by a certificate or certificates surrendered by a Series A Holder are converted, the Corporation will execute and deliver to or on the order of the Series A Holder, at the expense of the Corporation, a new certificate representing the number of Series A Shares that were not converted.

                                    ARTICLE 6
                                CONVERSION VALUE

6.1   INITIAL CONVERSION VALUE

The initial Conversion Value is equal to the Issue Price and remains in effect until the Conversion Value is adjusted in accordance with the provisions of this
Article 6.

6.2   ADJUSTMENTS FOR DILUTION

If, following the Original Issuance Date, the Corporation issues any additional Common Shares or Derivative Securities (other than Excluded Issuances or in connection with an event to which Section 6.5, 6.6 or 6.7 applies) for Consideration Per Share that is less than the Conversion Value in effect immediately prior to such issuance, then the Conversion Value in effect immediately prior to such issuance shall be adjusted so that, upon such issuance, the Conversion Value shall be reduced to an amount equal to the Consideration Per Share of such additional Common Shares or Derivative Securities.

6.3   ADDITIONAL PROVISIONS REGARDING DILUTION

For purposes of Section 6.2:

      (a) if a part or all of the consideration received by the Corporation in connection with the issuance of additional Common Shares or Derivative Securities consists of property other than cash, such consideration is deemed to have a value equal to its Fair Market Value;

      (b) no adjustment of the Conversion Value is to be made upon the issuance of any Derivative Securities or additional Common Shares that are issued upon the exercise, conversion or exchange of any Derivative Securities;

      (c) any adjustment of the Conversion Value is to be disregarded if, and to the extent that, all of the Derivative Securities that gave rise to such adjustment expire or are cancelled without having been exercised or converted, so that the Conversion Value effective immediately upon such cancellation or expiration is equal to the Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or cancelled Derivative Securities, with any additional adjustments as subsequently would have been made to that Conversion Value had the expired or cancelled Derivative Securities not been issued;

      (d) if the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to raise or lower the Consideration Per Share payable with respect to such Derivative Securities (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Conversion Value), the Conversion Value is adjusted as of the date of such change;

      (e) the Consideration Per Share received by the Corporation in respect of Derivative Securities is determined in each instance as follows:

            (i) the Consideration Per Share is determined as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that might be applicable with respect to such Derivative Securities and that are contingent upon future events; and

            (ii) in the case of an adjustment to the Conversion Value to be made as a result of a change in terms of any Derivative Securities, the Consideration Per Share for purposes of calculating the adjustment to the Conversion Value is determined as of the date of such change and, for greater certainty, not as of the date of the issuance of the Derivative Securities; and

      (f) notwithstanding any other provisions contained in these Series A Share provisions, but except as provided in Sections 6.3(d) or 6.5, no adjustment to the Conversion Value is to be made in respect of the issuance of additional Common Shares or Derivative Securities in any case in which such adjustment would otherwise result in the Conversion Value being greater than the Conversion Value in effect immediately prior to the issuance of such additional Common Shares or Derivative Securities.

6.4   EXCLUDED TRANSACTIONS

Notwithstanding Section 6.2, no adjustment to the Conversion Value is to be made in connection with the following issuances ("EXCLUDED ISSUANCES"):

      (a)   any Series B Shares issued on the Original Issuance Date;

      (b) any Common Shares issued or issuable upon conversion of the Series A Shares or Series B Shares; provided that, any such conversion is effected in accordance with the terms of such shares (including provisions for adjustment) as such terms exist on the Original Issuance Date;

      (c)   any Additional Common Shares;

      (d) any Common Shares issued to the Series B Holders in accordance with the Series B Share Terms;

      (e) any Common Shares issued or issuable upon exercise of any warrants granted to the Series A Holders in connection with such Series A Holders' subscription for Series A Shares;

      (f)   any Common Shares issued pursuant to the Common Share Offering;

      (g) any option to purchase Common Shares or other Derivative Securities granted under any stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors and/or Common Shares or other Derivative Securities allotted for issuance, issued or issuable pursuant to any such plan or arrangement, or the issuance of any Common Shares upon the exercise of any such options or other Derivative Securities;

      (h) any equity securities issued pursuant to a Qualified IPO or a Non-Qualified IPO;

      (i) any warrants to acquire Common Shares issued to TPC or any permitted assignee of TPC pursuant to obligations of the Corporation to issue such warrants (as such obligations exist on or before the Original Issuance Date or as such obligations may be amended with the approval of the Board of Directors after the Original Issuance
            Date), and any issuance of Common Shares pursuant to the exercise of such warrants;

      (j) any Common Shares or Derivative Securities issued as compensation to any agent, broker, sub-agent or sub-broker with respect to the transactions entered into by the Corporation with Series A Holders and certain other shareholders of the Corporation, and any Common Shares or Derivative Securities issuable upon exercise thereof;

      (k) except as contemplated in Section 6.5, any equity securities issued in respect of subdivisions, stock dividends or capital reorganizations affecting the share capital of the Corporation;

      (l) any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the Corporation from such consultants or professional advisors;

      (m) any Common Shares or Derivative Securities issued in connection with an acquisition of assets or a business; provided that (i) the cost of such acquisition is less than $10,000,000, (ii) any such transaction is approved by the Board of Directors, and (iii) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (m) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), all calculated on an as-if-converted to Common Shares basis; and

      (n) any Common Shares or Derivative Securities issued to or in connection with any of the following (i) licensors of technology to the Corporation, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non-equity interim financing transaction; provided that: (A) any such transaction or transactions are approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (n) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), all calculated on an as-if-converted to Common Shares basis.

6.5   ADJUSTMENTS FOR STOCK SPLITS

After the Original Issuance Date, the Conversion Value shall be adjusted on the record date in respect of each Stock Split, such that the Conversion Value is equal to the product obtained by multiplying the Conversion Value immediately before the Stock Split by a fraction:

      (a) the numerator of which is the number of Common Shares issued and outstanding immediately before the Stock Split; and

      (b) the denominator of which is the number of Common Shares issued and outstanding immediately after the Stock Split.

6.6   ADJUSTMENTS FOR CAPITAL REORGANIZATIONS

If, following the Original Issuance Date, the Common Shares are changed into the same or a different number of shares of any other class or series, whether by capital reorganization, reclassification or otherwise, the Corporation will provide each Series A Holder with the right to convert each Series A Share into the kind and amount of shares, other securities and property receivable upon such change that a holder of a number of Common Shares equal to the number of Common Shares into which such Series A Share was convertible immediately prior to the change would be entitled to receive upon such change (subject to any necessary further adjustments after the date of such change).

6.7   OTHER DISTRIBUTIONS

In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends paid in the ordinary course of business) then, in each such case for the purpose of this
Section 6.7, Series A Holders shall be entitled upon conversion of their Series A Shares to a proportionate share of any such distribution as though they were the holders of the number of Common Shares into which their Series A Shares were convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

6.8   NO IMPAIRMENT

The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article 6, but will at all times in good faith assist in the carrying out of all the provisions of Article 5 and 6 and in the taking of any action necessary or appropriate in order to protect the conversion rights of the Series A Holders against impairment.

6.9   RESERVATION OF COMMON SHARES

The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of Series A Shares, such number of Common Shares as from time to time is sufficient to effect the conversion of all outstanding Series A Shares, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all of the then outstanding Series A Shares, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

6.10  DISPUTES

If a dispute shall at any time arise with respect to adjustments in the Conversion Value, such dispute shall be conclusively determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Board of Directors and any such determination shall be binding upon the Corporation, the Series A Holders and all other shareholders of the Corporation. Such auditors or accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Series A Holders and Series B Holders describing such determination.

6.11  CERTIFICATE AS TO ADJUSTMENTS

In each case of an adjustment or readjustment of the Conversion Value, the Corporation will promptly furnish each Series A Holder and Series B Holder with a certificate, prepared by the Corporation's accountants, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

6.12  FURTHER ADJUSTMENT PROVISIONS

If, at any time as a result of an adjustment made pursuant to Section 6.6, a Series A Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon surrendering Series A Shares for conversion, the Conversion Value in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series A Shares contained in this Article 6, and the remaining provisions of these Series A Share provisions will apply mutatis mutandis to any such other shares or securities.

6.13  WAIVER OF ADJUSTMENTS

Notwithstanding any other provisions of this Article 6, with the written consent of the Corporation, the Series A Majority Holders shall be entitled, on behalf of all Series A Holders, to waive any entitlement to an adjustment to the Conversion Value under this Article 6. Any such waiver by the Series A Majority Holders must be in writing and shall only be effective as to the particular adjustment being waived. In such event, notice of such waiver shall be sent to all Series A Holders and Series B Holders in accordance with Section 8.2.

                                   ARTICLE 7
                                   REDEMPTION

7.1   REDEMPTION FOLLOWING THE REDEMPTION TRIGGER DATE

      (a) On or after the Redemption Trigger Date, the Series A Majority Holders shall have the right to request the Corporation to redeem all of the Series A Shares. Upon receipt of such a request, in writing, the Corporation will:

            (i) deliver to each Series A Holder and Series B Holder within 30 days following the date the written request is received by the Corporation a notice specifying the total funds legally available to the Corporation for redemption of all of the Series A Shares and Series B Shares outstanding at that time (the "AVAILABLE FUNDS"); and

            (ii) within 90 days, but not before the expiry of 30 days, following the date the written request is received by the Corporation redeem from the Series A Holders, subject to
                  Section 7.2, all the Series A Shares (and concurrently therewith redeem from the Series B Holders all the Series B Shares in the event that the redemption rights of the Series B Shares have been exercised in accordance with the Series B Share Terms) to the extent the Corporation has Available Funds, by paying to the Series A Holders, in accordance with
                  Section 7.1(b), an amount (the "SERIES A REDEMPTION AMOUNT") equal to the sum of:

                  (A) the number of Series A Shares outstanding multiplied by the sum of (x) the Issue Price and (y) the per share amount of any declared but unpaid dividends on the Series A Shares (such amount being the "SERIES A PREFERENCE REDEMPTION AMOUNT"); and

                  (B) the then-current Fair Market Value of the Common Shares (other than Additional Common Shares) into which the Series A Shares are then convertible (such amount being the "SERIES A PARTICIPATION REDEMPTION AMOUNT").

      (b) Subject to Section 7.2, each Series A Holder shall be paid that portion of the Series A Redemption Amount equal to the Series A Redemption Amount Per Share multiplied by the number of Series A Shares held by the holder.

7.2   INSUFFICIENT FUNDS AND PRIORITIES

      (a) If the Available Funds are insufficient to pay in full (i) the Series A Redemption Amount with respect to the total number of Series A Shares outstanding, and (ii) in the event that the redemption rights of the Series B Shares have been exercised in accordance with the Series B Share Terms, the Series B Redemption Amount with respect to the total number of Series B Shares outstanding, then those funds that are legally available for the redemption of the Series A Shares in accordance with Section 7.1 and the Series B Shares in accordance with the Series B Share

            Terms will be used to redeem the maximum possible number of whole shares in accordance with the following priorities:

            (i) If the Available Funds are insufficient to pay in full the Series A Preference Redemption Amount, those funds will be used to redeem the maximum possible number of whole shares rateably among the Series A Holders, and in such case, the number of Series A Shares to be redeemed shall be the number obtained by dividing (x) the Available Funds, by (y) the Series A Redemption Amount Per Share.

            (ii) If the Available Funds are sufficient to pay in full the Series A Preference Redemption Amount, but are insufficient to pay in full the Aggregate Preference Redemption Amount, those funds will be used to redeem:

                  (A) that proportion of the total number of Series A Shares determined by dividing (x) the Series A Preference Redemption Amount, by (y) the Series A Redemption Amount Per Share; and

                  (B) the maximum possible number of whole shares rateably among the Series B Holders, and in such case, the number of Series B Shares to be redeemed shall be the number obtained by dividing (x) the Available Funds minus the Series A Preference Redemption Amount, by (y) the Series B Redemption Amount Per Share.

            (iii) If the Available Funds are sufficient to pay in full the
                  Aggregate Preference Redemption Amount, but are insufficient to pay in full the Aggregate Preference Redemption Amount plus the Series A Participation Redemption Amount and Series B Participation Redemption Amount, those funds will be used to redeem:

                  (A) that proportion of the total number of Series A Shares determined by dividing (x) the Series A Preference Redemption Amount, by (y) the Series A Redemption Amount Per Share;

                  (B) that proportion of the total number of Series B Shares determined by dividing (x) the Series B Preference Redemption Amount, by (y) the Series B Redemption Amount Per Share; and

                  (C) the maximum possible number of whole shares rateably among the Series A Holders and Series B Holders, and in such case,

                        (1) the number of Series A Shares to be redeemed shall be determined in accordance with the following formula:

                              A x B
                              -----
                                C

                        (2) the number of Series B Shares to be redeemed shall be determined in accordance with the following formula:

                              A x D
                              -----
                                E

                        Where:

                        A  =  the   Available   Funds  minus  the   Aggregate
                              Preference Redemption Amount

                        B  =  the  Series A  Participation  Redemption  Amount
                              divided by the Aggregate Participation Redemption Amount

                        C  =  the Series A Redemption Amount Per Share

                        D  =  the  Series B  Participation  Redemption  Amount
                              divided by the Aggregate Participation Redemption Amount

                        E  =  the Series B Redemption Amount Per Share

      (b) Any Series A Shares not redeemed in accordance with Section 7.2(a) remain outstanding and remain entitled to all rights and preferences otherwise provided in these Series A Share provisions. Any Series B Shares not redeemed remain outstanding and remain entitled to all rights and preferences otherwise provided in the Series B Share Terms. As and when funds legally available for redemption of Series A Shares and Series B Shares subsequently become available, those funds will be used to redeem the maximum possible number of whole shares rateably among the Series A Holders and Series B Holders in accordance with clause (i), (ii) and (iii) of Section 7.2(a) above and the Series B Share Terms. The Corporation shall not pay any amounts or make any other distributions in respect of any other class or series of its shares until all Series A Shares and Series B Shares are redeemed as provided above, and all redemption payments required to be made in accordance with this Section 7.2 are fully paid to the Series A Holders and Series B Holders respectively.

7.3   REDEMPTION UPON A PARTIAL SALE EVENT

      (a) In connection with a proposed transaction that would result in a Partial Sale Event, the Series A Majority Holders shall have the right, prior to the completion of the proposed transaction, to request, in writing, the Corporation to redeem all of the Series A Shares. Upon receipt of such a request (a "SERIES A REDEMPTION REQUEST") the Corporation will:

            (i) deliver to each Series A Holder and each Series B Holder within 20 days (or such shorter or longer period as the Corporation, the Series A Majority Holders and the Series B Majority Holders may agree in writing) (the "REDEMPTION NOTICE PERIOD") following the date the Series A Redemption Request is received by the Corporation a copy of such Series

                  A Redemption Request and a notice specifying whether the Corporation has sufficient funds legally available to the Corporation for the redemption of all of the Series A Shares and (in the event that the Corporation also receives a Series B Redemption Request prior to the expiry of 30 days following the Redemption Notice Period) all of the Series B Shares outstanding; and

            (ii) redeem, conditional upon and contemporaneously with the completion of the transaction resulting in the Partial Sale Event, from the Series A Holders all the Series A Shares (and concurrently therewith redeem from the Series B Holders all the Series B Shares in the event that the Corporation also received a Series B Redemption Request within the period specified in clause (i) above) provided the Corporation has funds legally available for such redemption, by paying to the Series A Holders, in accordance with Section 7.3(b), the Series A Redemption Amount.

      (b) Subject to Section 7.4, each Series A Holder shall be paid that portion of the Series A Redemption Amount equal to the Series A Redemption Amount Per Share multiplied by the number of Series A Shares held by the holder.

7.4   INSUFFICIENT FUNDS

If in connection with the exercise of the redemption rights pursuant to a Series A Redemption Request the total funds legally available to the Corporation are insufficient to pay in full (i) the Series A Redemption Amount with respect to the total number of Series A Shares outstanding, and (ii) in the event that the Corporation also received a Series B Redemption Request pursuant to the Series B Share Terms, the Series B Redemption Amount with respect to the total number of Series B Shares outstanding, then:

      (a) the Corporation shall not redeem any of the Series A Shares pursuant to the Series A Redemption Request or any of the Series B Shares pursuant to the Series B Redemption Request; and

      (b) the Corporation will not permit the proposed transaction that would otherwise result in a Partial Sale Event to occur unless Series A Majority Holders and Series B Majority Holders direct, in writing, the Corporation to permit such a transaction.

7.5   SURRENDER OF CERTIFICATES

If a redemption of Series A Shares pursuant to this Article 7 will occur, each Series A Holder shall surrender to the Corporation the certificates representing the Series A Shares to be redeemed by the Corporation in accordance with this
Article 7, in the manner and at the place designated by the Corporation, and thereupon all redemption amounts to be paid for such shares shall be payable to the order of the Person whose name appears on such certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If, in the case of the exercise of redemption rights in accordance with Sections 7.1 and 7.2, less than all of the Series A Shares represented by such certificates are redeemed, then the Corporation shall promptly issue new certificates representing the shares not redeemed.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1   NOTICES OF RECORD DATES

If:

      (a) the Corporation establishes a record date to determine the Series A Holders who are entitled to receive any dividend or other distribution; or

      (b) there occurs any Stock Split or other capital reorganization of the Corporation, any reclassification of the capital of the Corporation, any Change of Control Event, or any Liquidation Event,

      the Corporation will deliver to each Series A Holder, at least 20 days prior to such record date or the proposed effective date of the relevant transaction, a notice specifying:

            (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution;

            (ii) the date on which any such reorganization, reclassification, Change of Control Event or Liquidation Event is expected to become effective; and

            (iii) the time, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) are entitled to exchange their Common Shares (or other securities) for cash, securities or other property deliverable upon such reorganization, reclassification, Change of Control Event or Liquidation Event.

8.2   NOTICES

All notices, requests, payments, instructions or other documents to be given hereunder must be in writing or given by written telecommunication, and will be deemed to have been duly given if:

      (a)   delivered personally (effective upon delivery);

      (b) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch) if the recipient is located in the United States or Canada;

      (c) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day) if the recipient is located in the United States or Canada;

      (d) sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement) if the recipient is located outside the United States or Canada;

      (e) sent by fax confirmed within 24 hours through one of the foregoing methods (effective upon receipt of the fax in complete readable form); and
addressed as follows (or to such other address as the recipient party furnishes by notice to the sending party for these purposes: (i) if to any Series A Holder or Series B Holder, to the last address of that Series A Holder or Series B Holder as it appears on the securities register of the Corporation, or in the event the address of any such Series A Holder or Series B Holder does not so appear, then to the last address of that Series A Holder or Series B Holder known to the Corporation; and (ii) if to the Corporation, to the address of its principal office.

8.3   NEGATIVE COVENANTS

So long as any Series A Shares are outstanding, the Corporation will not, without the prior written approval of the Series A Majority Holders:

      (a) designate any further series of Class A Preferred Shares or Class B Preferred Shares;

      (b) issue more than 30,000,000 Series A Shares (other than additional Series A Shares issuable in respect of any stock dividends declared by the Corporation);

      (c) issue more than 68,000,000 Series B Shares (other than additional Series B Shares issuable in respect of any stock dividends declared by the Corporation); or

      (d) amend the articles of the Corporation to add, change or remove any rights, privileges, restrictions or conditions attached to the Series A Shares or the Series B Shares or otherwise change the Series A Shares or Series B Shares.

8.4   CURRENCY

All references to dollar amounts in these Series A Share provisions are to the lawful currency of Canada.

8.5   TRANSFER AGENTS

The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Shares or any other class of shares of the Corporation. Upon any such appointment, discharge or change of a transfer agent, the Corporation will send a written notice of such appointment, discharge or change to each Series A Holder.

8.6   TRANSFER TAXES

The Corporation will pay all share transfer taxes, documentary stamp taxes and the like that may be properly payable by the Corporation in respect of any issuance or delivery of Series A Shares or Common Shares or other securities issued in respect of Series A Shares in accordance with these Series A Share provisions or certificates representing such shares or securities. The Corporation is not required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Shares or Common Shares or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered Series A Holder of the shares with respect to any such shares, and is not required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                                 EXHIBIT "1" TO
                                  SCHEDULE "A"

                       DETERMINATION OF FAIR MARKET VALUE

The "FAIR MARKET VALUE" of Common Shares will be determined in accordance with the following procedures:

      (a) The Board of Directors, the Series A Majority Holders and the Series B Majority Holders will in good faith attempt to agree upon the Fair Market Value of the Common Shares that are the subject of the proposed determination under this Exhibit "1".

      (b) Fair Market Value of such Common Shares will in all cases (i) be calculated on the assumption of an arm's length sale at open market value on a "going concern basis" with no minority discount applied, and (ii) take into account any conversion rights, liquidation preferences and any other entitlements attached to any other securities of the Corporation.

      (c) If the Fair Market Value has not been agreed upon between the Corporation, the Series A Majority Holders and the Series B Majority Holders within 10 Business Days after commencing their good faith attempt to agree upon the Fair Market Value under clause (a) above, then within five Business Days after the end of such 10 Business Day period, the Corporation, the Series A Majority Holders and the Series B Majority Holders shall jointly appoint a U.S. or Canadian nationally recognized independent investment banking or business valuation firm (the "VALUATOR") to determine the Fair Market Value of such shares which are subject of the proposed determination under this Exhibit "1". If the Corporation, the Series A Majority Holders and the Series B Majority Holders cannot agree on a Valuator within such five Business Day period, any of the Corporation, the Series A Majority Holders or the Series B Majority Holders may thereafter apply to a court of competent jurisdiction to have the court appoint such Valuator meeting the foregoing criteria to determine the Fair Market Value of the subject shares. The determination by the Valuator shall be final and binding on the Corporation, the Series A Holders and the Series B Holders, absent manifest error.

      (d) The Corporation shall be responsible for all costs incurred in connection with the independent valuation performed by the Valuator (including the costs of any court proceeding to appoint the Valuator, if applicable).

      (e) The Valuator shall be instructed to deliver its determination of Fair Market Value as at the applicable valuation date, as soon as practicable following its appointment and in any event within 30 Business Days thereafter.

      (f) In the event that the Valuator provides a range of fair market values, the middle of such range shall be utilized for purposes of determining the Fair Market Value of the subject shares.

      (g) The Corporation shall immediately provide to the Valuator such information, including confidential information, and allow such firm to conduct "due diligence" and make such investigations and inquiries with respect to the affairs of the Corporation and its subsidiaries as may be required by such Valuator in order to fulfill its mandate, provided that such firm executes a confidentiality agreement in favour of the Corporation containing standard terms and conditions.

                                   EXHIBIT A-2

                              SERIES B SHARE TERMS

                                  SCHEDULE "B"
                                       TO
                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (THE "CORPORATION")

The first series of Class B Convertible Preferred Shares of the Corporation shall consist of an unlimited number of shares which shall be designated as the Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES") and which, in addition and subject to the rights, privileges, restrictions and conditions attached to the Class B Convertible Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set forth herein.

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

For purposes of these Series B Share provisions:

      (a)   "ACT" means the Canada Business Corporations Act.

      (b) "ADDITIONAL COMMON SHARES" means the Common Shares, if any, issued or issuable pursuant to Section 5.4 or Section 5.5.

      (c) "AFFILIATE" of a Person means any Person that would be considered to be an "affiliated entity" of such first-mentioned Person under Ontario Securities Commission Rule 45-501 - Exempt Distributions, as in effect on the Original Issuance Date.

      (d) "AGGREGATE PREFERENCE REDEMPTION AMOUNT" means the Series A Preference Redemption Amount plus the Series B Preference Redemption Amount.

      (e) "AGGREGATE PARTICIPATION REDEMPTION AMOUNT" means the Series A Participation Redemption Amount plus the Series B Participation Redemption Amount.

      (f)   "AVAILABLE FUNDS" has the meaning set out in Section 7.1(a)(i).

      (g) "BOARD OF DIRECTORS" means the board of directors of the Corporation.

      (h) "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours.

      (i)   "CHANGE OF CONTROL EVENT" means:

            (i) the sale, lease, exclusive and irrevocable licence, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation to a Person other than a Person that is an Affiliate of the Corporation; or

            (ii) (A) an amalgamation of the Corporation with another corporation (other than with a Subsidiary of the Corporation),
                  (B) a statutory arrangement involving the Corporation or (C) any other transaction involving the Corporation, whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B) or (C) above,

                  (1) any Person, together with his or its Affiliates hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of all of the issued and outstanding shares in the capital of the Corporation; and

                  (2) the nature of the transaction (or series of transactions) is such that the consideration (whether in the form of cash, securities or other property) in connection with such transaction (or series of transactions) would not be received by the shareholders of the Corporation, provided, however, that the Series B Majority Holders shall have the right, on behalf of all Series B Holders to waive the treatment of any of such event as a "CHANGE OF CONTROL EVENT" (provided that any such waiver must be in writing signed by the Series B Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

      (j) "CLASS A PREFERRED SHARES" means the Class A Convertible Preferred Shares in the capital of the Corporation, the first series of which are the Series A Shares.

      (k) "CLASS B PREFERRED SHARES" means the Class B Convertible-Preferred Shares in the capital of the Corporation, the first series of which are the Series B Shares.

      (l) "COMMON SHARE OFFERING" means the offering, issuance and sale by the Corporation of Common Shares within nine months of the Original Issuance Date for an aggregate purchase price of not more than $10,000,000.

      (m) "COMMON SHARES" means the common shares in the capital of the Corporation.

      (n)   "CONSIDERATION PER SHARE" means:

            (i) in respect of the issuance of Common Shares, an amount equal to:

                  (A) the total consideration received by the Corporation for the issuance of such Common Shares, divided by

                  (B)   the number of such Common Shares issued;

            (ii) in respect of the issuance of Derivative Securities, an amount equal to:

                  (A) the total consideration received by the Corporation for the issuance of such Derivative Securities plus the minimum amount of any additional consideration payable to the Corporation upon exercise, conversion or exchange of such Derivative Securities; divided by

                  (B) the maximum number of Common Shares that would be issued if all such Derivative Securities were exercised, converted or exchanged in accordance with their terms on the effective date of the relevant calculation, provided, however, that if the amount determined in accordance with this clause (ii) equals zero in respect of any particular issuance of Derivative Securities, then the "CONSIDERATION PER SHARE" in respect of such issuance shall be the amount as may be determined by the agreement in writing of the Corporation, the Series B Majority Holders and the Series A Majority Holders. In the event that the Corporation, the Series B Majority Holders and the Series A Majority Holders do not agree on such amount, the Corporation shall not issue such Derivative Securities.

      (o)   "CONTROL" means, with respect to any Person at any time:

            (i) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries (A) more than fifty percent (50%) of the voting securities of that Person, or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

            (ii) the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise,

            and the term "CONTROLLED" has a corresponding meaning.

      (p) "CONVERSION DATE" means the date on which the documentation set out in Section 5.8(a) is received by the Corporation.

      (q)   "CONVERSION VALUE" means the number determined in accordance with
            Article 6.

      (r)   "CORPORATION" means Mitel Networks Corporation.

      (s) "DAY" or "DAYS" means calendar day or calendar days, unless otherwise noted.

      (t)   "DERIVATIVE SECURITIES" means:

            (i) all shares and other securities that are convertible into or exchangeable for Common Shares (including the Series A Shares and Series B Shares); and

            (ii) all options, warrants and other rights to acquire Common Shares or securities directly or indirectly convertible into or exchangeable for Common Shares.

      (u)   "EXCLUDED ISSUANCES" has the meaning set out in Section 6.4.

      (v)   "FAIR MARKET VALUE" means:

            (i) in respect of assets other than securities, the fair market value thereof as determined in good faith by the Board of Directors, provided, however, that if the Series B Majority Holders and/or the Series A Majority Holders object in writing to any such determination within 10 days of receiving notice of such determination, the fair market value will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Series B Majority Holders and/or the Series A Majority Holders, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation);

            (ii) in respect of Common Shares, the fair market value thereof, as determined in accordance with Exhibit "1" attached to these Series B Share provisions; and

            (iii) in respect of securities other than Common Shares:

                  (A) if such securities are not subject to any statutory hold periods or contractual restrictions on transfer:

                        (1) if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 30-day period ending three days prior to the relevant date;

                        (2) if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three days prior to the relevant date; or

                        (3) if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors, but no discount or premium is to be applied to their valuation on the basis of the securities constituting a minority block or a majority block of securities, or

                  (B) if such securities are subject to statutory hold periods or contractual restrictions on transfer, or both, the fair market value of such securities as determined by applying an appropriate discount, as determined in good faith by the Board of Directors, to the value as calculated in accordance with clause
                        (A) above,

                  provided, however, that if the Series B Majority Holders and/or the Series A Majority Holders object in writing to any determination of the Board of Directors made under clause (A) or (B) above within 10 days of receiving notice of such determination, the applicable fair market value and/or discount, as the case may be, will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Series B Majority Holders and/or the Series A Majority Holders, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation).

      (w) "ISSUE PRICE" means $1.00, subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date and affecting the Series B Shares.

      (x)   "JUNIOR SHARES" has the meaning set out in Section 4.1 (a)(i).

      (y) "LIQUIDATION EVENT" means a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

      (z)   "MATTHEWS GROUP" means:

            (i) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

            (ii) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

            (iii) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

            (iv) any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

            (v) any charitable foundation Controlled by any one or more members of the Matthews Group,

            and, for this purpose, a trustee or trustees referred to in clause
            (ii) above shall be deemed to beneficially own any shares or partnership interests held by them.

      (aa) "NON-QUALIFIED IPO" means any public offering of the Common Shares, other than a Qualified IPO (provided, that, any previous filing of a registration statement or similar instrument with the United States Securities and Exchange Commission in fulfillment of the Corporation's existing obligations as a foreign private issuer shall be deemed not to constitute a public offering for the purposes of these Series B Share provisions).

      (bb) "ORIGINAL ISSUANCE DATE" means, in respect of Series B Shares, the date on which the first Series B Shares are issued.

      (cc)  "PARTIAL SALE EVENT" MEANS:

            (i) (A) an amalgamation of the Corporation with another corporation (other than with a Subsidiary of the Corporation),
                  (B) a statutory arrangement involving the Corporation, (C) the sale, exchange or other disposition of outstanding shares of the Corporation, or (D) any other transaction involving the Corporation (other than a public offering of securities of the Corporation), whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B), (C) or (D) above, any Person, together with his or its Affiliates (other than members of the Matthews Group), hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of securities of the Corporation representing more than 50% but less than all of the issued and outstanding shares in the capital of the Corporation; or

            (ii) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and/or Persons Controlled by Dr. Terence H. Matthews holding in the aggregate less than 100,000,000 of the issued and outstanding shares in the capital of the Corporation (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), calculated on an as-if-converted to Common Shares basis.

            provided, however, that the Series B Majority Holders shall have the right, on behalf of all Series B Holders, to waive the treatment of any of such event as a "PARTIAL SALE EVENT" (provided that any such waiver must be in writing signed by the Series B Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

      (dd) "PERSON" includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

      (ee)  "QUALIFIED IPO" means a public offering of Common Shares in which:

            (i)   the price per share is at least two times:

                  (A) the aggregate Issue Price for all Series A Shares issued by the Corporation,

                        divided by

                  (B)   the sum of

                        (1) the number of Common Shares (other than Additional Common Shares) into which any Series A Shares have been converted (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date and affecting the Common Shares); and

                        (2) the number of Common Shares (other than Additional Common Shares) into which any outstanding Series A Shares are then convertible;

            (ii) the aggregate cash proceeds to the Corporation are not less than $100,000,000 (before deducting expenses, underwriting discounts and commissions); and

            (iii) immediately following the closing of the public offering, the
                  Common Shares are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange, the NASDAQ National Market System or the AMEX Exchange.

      (ff) "REDEMPTION NOTICE PERIOD" has the meaning set out in Section 7.3(a)(i).

      (gg) "REDEMPTION TRIGGER DATE" has the meaning ascribed thereto in the Series A Share Terms.

      (hh) "SERIES A HOLDERS" means the holders of Series A Shares and "SERIES A HOLDER" means any one of them.

      (ii) "SERIES A MAJORITY HOLDERS" means, as of the relevant time of reference, one or more Series A Holders of record who hold collectively more than 50% of the outstanding Series A Shares.

      (jj) "SERIES A PARTICIPATION REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series A Share Terms.

      (kk) "SERIES A PREFERENCE REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series A Share Terms.

      (ll) "SERIES A REDEMPTION AMOUNT" has the meaning ascribed thereto in the Series A Share Terms.

      (mm) "SERIES A REDEMPTION AMOUNT PER SHARE" has the meaning ascribed thereto in the Series A Share Terms.

      (nn) "SERIES A REDEMPTION REQUEST" has the meaning ascribed thereto in the Series A Share Terms.

      (oo) "SERIES A SHARES" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation.

      (pp) "SERIES A SHARE TERMS" means the rights, privileges, restrictions and conditions attached to the Series A Shares as set out in the articles of the Corporation as same exist on the Original Issuance Date.

      (qq) "SERIES B HOLDERS" means the holders of Series B Shares and "SERIES B HOLDER" means any one of them.

      (rr) "SERIES B MAJORITY HOLDERS" means, as of the relevant time of reference, one or more Series B Holders of record who hold collectively more than 50% of the outstanding Series B Shares.

      (ss) "SERIES B PARTICIPATION REDEMPTION AMOUNT" has the meaning set out in Section 7.1(a)(ii)(B).

      (tt)  "SERIES B PREFERENCE REDEMPTION AMOUNT" has the meaning set out in
            Section 7.1(a)(ii)(A).

      (uu) "SERIES B REDEMPTION AMOUNT" has the meaning set out in Section 7.1(a)(ii).

      (vv) "SERIES B REDEMPTION AMOUNT PER SHARE" is the amount determined by dividing the Series B Redemption Amount by the total number of Series B Shares outstanding.

      (ww) "SERIES B REDEMPTION REQUEST" has the meaning set out in Section 7.3(a).

      (xx) "SERIES B SHARES" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation.

      (yy)  "STOCK SPLIT" means:

            (i) the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

            (ii) the subdivision of outstanding Common Shares into a greater number of Common Shares; or

            (iii) the combination of outstanding Common Shares into a smaller number of Common Shares.

      (zz) "SUBSIDIARY" has the meaning ascribed thereto in the Act on the Original Issuance Date.

      (aaa) "TPC" means Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry.

1.2   "AS-IF-CONVERTED TO COMMON SHARES BASIS"

For purposes of these Series B Share provisions, where a calculation is required to be made on an "AS-IF-CONVERTED TO COMMON SHARES BASIS", such calculation will be made by determining (in each case as of the applicable date for the determination):

      (a) in respect of the Series B Shares, the number of whole Common Shares into which such Series B Shares are then convertible pursuant to these Series B Share provisions;

      (b) in respect of the Series A Shares, the number of whole Common Shares into which such Series A Shares are then convertible pursuant to the Series A Share Terms; and

      (c) in respect of any other Derivative Securities, the number of whole Common Shares into which such securities are then convertible pursuant to the articles of the Corporation.

                                    ARTICLE 2
                                  VOTING RIGHTS

2.1   ENTITLEMENT TO VOTE AND RECEIVE MATERIALS

      (a) Except as otherwise expressly provided in these Series B Share provisions, or as provided by applicable law, each Series B Holder is entitled to vote on all matters submitted to a vote or consent of shareholders of the Corporation.

      (b) Each Series B Holder is entitled to receive copies of all notices and other materials sent by the Corporation to its shareholders relating to written actions to be taken by shareholders in lieu of a meeting. All such notices and other materials shall be sent to the Series B Holders concurrently with delivery to the other shareholders.

2.2   NUMBER OF VOTES

      (a) Within the first two years after the Original Issuance Date, each Series B Share entitles the Series B Holder to the number of votes per share equal to the quotient obtained by dividing the Issue Price by the Conversion Value.

      (b) After two years from the Original Issuance Date, each Series B Share entitles the Series B Holder to the number of votes per share equal to the sum of (i) the quotient obtained by dividing the Issue Price by the Conversion Value, and (ii) the quotient obtained by dividing the Issue Price by the fair market value of a Common Share (and for such purposes, the fair market value of a Common Share shall be as determined in good faith by the Board of Directors at the time of the relevant calculation).

      (c) For purposes of determining the number of votes for each Series B Share calculated in accordance with Section 2.2(a) or 2.2(b), the determination shall be made as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any written consent of shareholders is solicited, and shall be calculated based on the Conversion Value in effect on that date.

2.3   SINGLE CLASS

Except as otherwise provided herein, or except as provided by applicable law, the Series B Holders will vote together with the holders of Series A Shares and Common Shares and any other series or class of shares entitled to vote on such matters as a single class on all matters submitted to a vote of shareholders of the Corporation.

2.4   EXCEPTION TO SINGLE CLASS

In addition to any other approvals required by applicable law, any addition to, change to or removal of any right, privilege, restriction or condition attaching to the Series B Shares as a series or the Class B Preferred Shares as a class requires the affirmative vote or written approval of the Series B Majority Holders.

                                    ARTICLE 3
                                    DIVIDENDS

3.1   ENTITLEMENT TO DIVIDENDS

The Series B Holders shall be entitled to receive, in respect of the Series B Shares, non-cumulative dividends if, as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine. Any declared but unpaid dividend shall be paid immediately upon the conversion of a Series B Share, if not previously paid.

3.2   PRIORITY OF DIVIDENDS

      (a) Except as provided in Section 4.1, no dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section 6.5) will be paid or set apart for payment in respect of any share of any other class or series unless a dividend is concurrently paid or set apart for payment in respect of each outstanding Series B Share in an amount at least equal to the product of:

            (i) the amount of the dividend per share paid in respect of the shares of such other class or series (calculated on an as-if-converted to Common Shares basis); and

            (ii) the number of Common Shares into which each Series B Share is then convertible.

      (b) When any declared non-cumulative dividend or amount payable on a return of capital in respect of Series B Shares is not paid in full, the Series B Holders shall participate rateably in respect of such dividends in accordance with the sums which would be payable on the Class B Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

4.1   PAYMENT OF LIQUIDATION PREFERENCE

      (a) Subject to the limitation in Section 4.1(b), upon the occurrence of a Liquidation Event or Change of Control Event the Series B Holders are entitled to receive the following amounts:

            (i) Preference on a Liquidation Event. Upon the occurrence of a Liquidation Event, after the distribution to or payment of all preferential amounts required to be paid to the holders of Series A Shares and any other series of Class A Preferred Shares (or funds necessary for such payments have been set aside in trust so as to be available for such payments), the Series B Holders are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders (pari passu with the holders of any other series of Class B Preferred Shares), before any payment shall be made to the holders of Common Shares or any other class or series of shares ranking on liquidation, dissolution or winding-up of the Corporation junior to the Series B Shares (collectively, the "JUNIOR SHARES"), an amount per Series B Share equal to the Issue Price plus any declared but unpaid dividends payable to Series B Holders. If, upon such a Liquidation Event (and after the distribution to or payment of all preferential amounts required to be paid to the holders of Series A Shares and any other series of Class A Preferred Shares upon a Liquidation Event (or funds necessary for such payments have been set aside in trust so as to be available for such payments)), the assets of the Corporation available for distribution to the Corporation's shareholders shall be insufficient to pay the Series B Holders the full amount to which they are entitled as set out above, the holders of Series B Shares and any other series of Class B Preferred Shares shall share rateably in any amount remaining available for distribution in proportion to the respective amounts which would otherwise have been payable on or in respect of the shares held by them if all amounts payable on or in respect of such shares were paid in full.

            (ii) Preference on a Change of Control Event. Upon the occurrence of a Change of Control Event, after the distribution to or payment of all preferential amounts required to be paid to the holders of Series A Shares and any other series of Class A Preferred Shares upon a Change of Control Event (or funds necessary for such payments have been set aside in trust so as to be available for such payments), the Series B Holders are entitled to receive an amount of cash, securities or other property per Series B Share, before any payment shall be made to the holders of Junior Shares, equal to the Issue Price plus any declared but unpaid dividends payable to Series B Holders. If upon the occurrence of a Change of Control Event (and after the distribution to or payment of all preferential amounts required to be paid to the holders of Series A Shares and any other series of Class A Preferred Shares upon a Change of Control Event (or funds necessary for such payments have been set aside in trust so as to be available for such payments)), the cash, securities or other property available for payment to the Corporation's shareholders shall be insufficient to pay the Series B Holders the full amount to which they are entitled as set out above, the holders of Series B Shares and any class or series of shares ranking on parity with the Series B Shares shall share rateably in any such payment in proportion to the respective amounts which would otherwise have been payable on or in respect of the shares held by them if all amounts payable on or in respect of such shares were paid in full.

            (iii) Participation Amount. After the distribution to or payment of all preferential amounts required to be paid to the holders of Series A Shares, Series B Shares and any other series of Class A Preferred Shares or Class B Preferred Shares upon a Liquidation Event or upon a Change of Control Event (or funds necessary for such payments have been set aside in trust so as to be available for such payments), the remaining assets of the Corporation available for distribution, or cash, securities or other property available for payment to its shareholders, shall be distributed or paid, as the case may be, rateably (subject to the limitation in Section 4.1(b) and to the rights, if any, of holders of any other class or series of shares of the Corporation to participate in payments or distributions upon a Liquidation Event or Change of Control Event) among the holders of all issued and outstanding: (A) Class A Preferred Shares; (B) Class B Preferred Shares; and
                  (C) Common Shares (with the holders of any series of Class A Preferred Shares and Class B Preferred Shares deemed to hold that number of shares equal to the number of Common Shares into which such series of Class A Preferred Shares or Class B Preferred Shares, as the case may be, are then convertible).

      (b) In the event that the applicable Liquidation Event or Change of Control Event occurs within the first two years after the Original Issuance Date, and the Series B Holders would otherwise be entitled to receive a preferential payment pursuant to Section 4.1(a)(i) or 4.1(a)(ii), if the amount per Series B Share that would be payable upon the occurrence of the Liquidation Event or Change of Control Event pursuant to Section 4.1(a)(iii) to the holders of all issued and outstanding Common Shares (assuming the conversion of all Class A Preferred Shares and Class B Preferred Shares in accordance with their terms immediately prior to the occurrence of the Liquidation Event or Change of Control Event, as the case may be) is:

            (i) equal to or greater than the sum of (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series B Share, then the Series B Holders shall not be entitled to receive payment of any preferential amounts pursuant to
                  Section 4.1(a)(i) or 4.1(a)(ii), as the case may be, and shall only be entitled to receive the amount payable pursuant to
                  Section 4.1(a)(iii); or

            (ii) less than the sum (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series B Share, then the maximum amount per Series B Share that the Series B Holders as such are entitled to receive pursuant to Section 4.1(a) shall be the sum of (A) two times the Issue Price, and (B) any declared but unpaid dividends per Series B Share.

      (c)   In the event of any Liquidation Event or Change of Control Event:

            (i) the Corporation will not permit such Liquidation Event or Change of Control Event to occur unless the transaction (or series of transactions) provides for a payment (by dividend or other distribution by the Corporation or otherwise) to the Series B Holders in connection therewith of their full entitlements pursuant to Section 4.1(a) (subject to the limitation in Section 4.1(b)); or

            (ii) if the Corporation cannot prevent such Liquidation Event or Change of Control Event from occurring, the Corporation shall, subject to applicable laws, pay to the Series B Holders (by dividend or other distribution) the full amount of their entitlements pursuant to Section 4.1(a) (subject to the limitation in Section 4.1(b)) or, if the Corporation cannot legally pay such amount in full, the amount it is legally able to pay shall be paid and the balance shall increase at the rate of 15% per annum, compounded annually until such amount is paid, and the Corporation shall not pay any amounts or make any other distributions (other than any payment or distribution made pro rata according to the respective entitlements of the Series A Holders pursuant to section 4.1(c)(ii) of the Series A Share Terms and of the Series B Holders pursuant to this clause (ii)) in respect of any other class or series of its shares until such entitlements are fully paid.

      (d) The Corporation will not permit any transaction (or series of transactions) that would constitute, but for Section 1.1(i)(ii)(2), a "Change of Control Event", to occur unless the transaction (or series of transactions) provides for a payment (by dividend or other distribution by the Corporation or otherwise) to the Series B Holders in connection therewith of the their full entitlements pursuant to Sections 4.1(a)(ii) and 4.1(a)(iii) (subject to the limitation in Section 4.1(b)).

4.2   DISTRIBUTION OTHER THAN CASH

In the case of a Liquidation Event, the Series B Holders may in any event elect to receive any distribution or payment to which they are entitled in cash, if any. The value of the securities or other assets for this purpose is their Fair Market Value.

4.3   NOTICE

The Corporation shall provide notice in accordance with the provisions of
Section 8.2 to each Series B Holder, at the earliest practicable time, of the date on which a proposed or reasonably anticipated Liquidation Event or Change of Control Event shall take place. Such notice shall also specify the estimated payment date, the amount to which the Series B Holders would be entitled and the place where such payments are to be made.

                                    ARTICLE 5
                                   CONVERSION

5.1   OPTIONAL CONVERSION RIGHTS

Each Series B Share is convertible, at any time and from time to time at the option of the Series B Holder and without payment of additional consideration, into Common Shares.

5.2   AUTOMATIC CONVERSION

The Series B Shares automatically convert into Common Shares:

      (a) immediately prior to, and conditional upon, the closing of a Qualified IPO; or

      (b) with the affirmative vote or written consent of the Series B Majority Holders.

5.3   CONVERSION RATE

The number of Common Shares into which each Series B Share is convertible is equal to the quotient obtained by dividing the Issue Price (plus any declared but unpaid dividends) by the Conversion Value, as adjusted from time to time in accordance with Article 6.

5.4   ADDITIONAL COMMON SHARES ON CONVERSION

In the event of any conversion after two years from the Original Issuance Date, in addition to the number of Common Shares otherwise issuable to a Series B Holder upon a conversion of Series B Shares, each Series B Holder shall also be entitled, in respect of each Series B Share so converted, to receive an additional number of Common Shares as is equal to the Issue Price divided by the Fair Market Value of a Common Share as of the date that the conversion is deemed to be effected in accordance with Section 5.6.

5.5   ADDITIONAL COMMON SHARES ON CONVERSION IN A NON-QUALIFIED IPO

In the event of:

      (a) an optional conversion pursuant to Section 5.1 in connection with a Non-Qualified IPO; or

      (b) an automatic conversion pursuant to Section 5.2(b) in connection with a Non-Qualified IPO, that occurs within the first two years after the Original Issuance Date, in addition to the number of Common Shares otherwise issuable to a Series B Holder upon a conversion of Series B Shares, each Series B Holder shall also be entitled in respect of each Series B Share so converted, to receive that number of additional Common Shares, if any, as is determined in accordance with the following formula:

                  X-Y
                  ---
                   Z

                  Where:

                  X = two times the Issue Price

                  Y = the greater of: (i) the Issue Price; and (ii) the Offering Price

                  Z = the Offering Price

For the purposes of this Section 5.5, "OFFERING PRICE" means the per share issue price of the Common Shares issued in connection with the Non-Qualified IPO.

For the purposes of this Section 5.5 and Section 5.6(d), a conversion of Series B Shares into Common Shares shall be deemed to be effected "in connection with a Non-Qualified IPO" if (i) in the case of an optional conversion pursuant to
Section 5.1, such conversion was completed at the written request of the Corporation in order to facilitate the Non-Qualified IPO, or (ii) in the case of an automatic conversion pursuant to Section 5.2(b), the Series B Majority Holders voting to approve or consenting to the automatic conversion agreed to convert their Series B Shares at the written request of the Corporation in order to facilitate the Non-Qualified IPO; provided that, the Corporation shall not make such a written request to the Series B Holders unless the Corporation concurrently makes a written request to the Series A Holders pursuant to the Series A Share Terms.

5.6   EFFECTIVE DATE AND TIME OF CONVERSION

Conversion is deemed to be effected:

      (a) subject to Section 5.6(d), in the case of an optional conversion pursuant to Section 5.1, immediately prior to the close of business on the Conversion Date;

      (b) in the case of automatic conversion pursuant to Section 5.2(a), immediately prior to the closing of the Qualified IPO;

      (c) subject to Section 5.6(d), in the case of automatic conversion pursuant to Section 5.2(b), at the time and on the date specified by the Series B Majority Holders;

      (d) in the case of an optional conversion or an automatic conversion "in connection with a Non-Qualified IPO", as contemplated in Section 5.5, immediately prior to the closing of the Non-Qualified IPO; and

      (e) notwithstanding any delay in the delivery of certificates representing the Common Shares into which the Series B Shares have been converted.

5.7   EFFECT OF CONVERSION

Upon the conversion of the Series B Shares:

      (a) the rights of a Series B Holder as a holder of the converted Series B Shares cease; and

      (b) each person in whose name any certificate for Common Shares is issuable upon such conversion is deemed to have become the holder of record of such Common Shares.

5.8   MECHANICS OF OPTIONAL CONVERSION

      (a) To exercise optional conversion rights under Section 5.1, a Series B Holder must:

            (i) give written notice to the Corporation at its principal office or the office of any transfer agent for the Common Shares:

                  (A) stating that the Series B Holder elects to convert such shares; and

                  (B) providing the name or names (with address or addresses) in which the certificate or certificates for Common Shares issuable upon such conversion are to be issued;

            (ii) surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or the office of any transfer agent for the Common Shares; and

            (iii) where the Common Shares are to be registered in the name of a person other than the Series B Holder, provide evidence to the Corporation of proper assignment and transfer of the surrendered certificates to the Corporation, including evidence of compliance with applicable Canadian and United States securities laws and any applicable shareholders agreement.

      (b) As soon as reasonably practicable, but in any event within 10 days after the Conversion Date, the Corporation will issue and deliver to the Series B Holder a certificate or certificates in such denominations as such Series B Holder requests for the number of full Common Shares issuable upon the conversion of such Series B Shares, together with cash in respect of any fractional Common Shares issuable upon such conversion.

5.9   MECHANICS OF AUTOMATIC CONVERSION

      (a) Upon the automatic conversion of any Series B Shares into Common Shares, each Series B Holder must surrender the certificate or certificates formerly representing that Series B Holder's Series B Shares at the principal office of the Corporation or the office of any transfer agent for the Common Shares.

      (b) Upon receipt by the Corporation of the certificate or certificates, the Corporation will issue and deliver to such Series B Holder, promptly at the office and in the name shown on the surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which such Series B Shares are converted, together with cash in respect of any fractional Common Shares issuable upon such conversion.

      (c) The Corporation is not required to issue certificates evidencing the Common Shares issuable upon conversion until certificates formerly evidencing the converted Series B Shares are either delivered to the Corporation or its transfer agent, or the Series B Holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed, and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection with the loss, theft or destruction.

      (d) If the Board of Directors expects, acting reasonably, that the Series B Shares will automatically convert, the Corporation will, at least 20 days before the date it reasonably believes will be the date of the automatic conversion, send by prepaid priority overnight courier or deliver to each person who at the date of mailing or delivery is a registered Series B Holder, a notice in writing of the intention of the Corporation to automatically convert such shares. That notice shall be sent or delivered to each Series B Holder at the last address of that Series B Holder as it appears on the securities register of the Corporation, or in the event the address of any such Series B Holder does not so appear, then to the last address of that Series B Holder known to the Corporation. Accidental failure or omission to give that notice to one or more Series B Holder(s) will not affect the validity of such conversion, but if that failure or omission is discovered, notice shall be given promptly to any Series B Holder that was not given notice. That notice will have the same force and effect as if given in due time. The notice will set out the basis under Section 5.2 for such automatic conversion, the number of Series B Shares held by the person to whom it is addressed which are to be converted (if known), the number of Common Shares into which those Series B Shares will be converted (including any Additional Common Shares), the expected date of closing of the Qualified IPO, if applicable, and the place or places in Canada at which Series B Holders may present and surrender the certificate or certificates representing its Series B Shares for conversion.

5.10  FRACTIONAL SHARES

No fractional Common Shares will be issued upon conversion of Series B Shares. Instead of any fractional Common Shares that would otherwise be issuable upon conversion of Series B Shares, the Corporation will pay to the Series B Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the value per Common Share (as determined in good faith by the Board of Directors) on the effective date of the conversion. For greater certainty, all of a Series B Holder's Series B Shares will be aggregated for purposes of calculating any fractional Common Share resulting from a conversion.

5.11  PARTIAL CONVERSION

If some but not all of the Series B Shares represented by a certificate or certificates surrendered by a Series B Holder are converted, the Corporation will execute and deliver to or on the order of the Series B Holder, at the expense of the Corporation, a new certificate representing the number of Series B Shares that were not converted.

                                    ARTICLE 6
                                CONVERSION VALUE

6.1   INITIAL CONVERSION VALUE

The initial Conversion Value is equal to the Issue Price and remains in effect until the Conversion Value is adjusted in accordance with the provisions of this
Article 6.

6.2   ADJUSTMENTS FOR DILUTION

If, following the Original Issuance Date, the Corporation issues any additional Common Shares or Derivative Securities (other than Excluded Issuances or in connection with an event to which Section 6.5, 6.6 or 6.7 applies) for Consideration Per Share that is less than the Conversion Value in effect immediately prior to such issuance, then the Conversion Value in effect immediately prior to such issuance shall be adjusted so that, upon such issuance, the Conversion Value shall be reduced to an amount equal to the Consideration Per Share of such additional Common Shares or Derivative Securities.

6.3   ADDITIONAL PROVISIONS REGARDING DILUTION

For purposes of Section 6.2:

      (a) if a part or all of the consideration received by the Corporation in connection with the issuance of additional Common Shares or Derivative Securities consists of property other than cash, such consideration is deemed to have a value equal to its Fair Market Value;

      (b) no adjustment of the Conversion Value is to be made upon the issuance of any Derivative Securities or additional Common Shares that are issued upon the exercise, conversion or exchange of any Derivative Securities;

      (c) any adjustment of the Conversion Value is to be disregarded if, and to the extent that, all of the Derivative Securities that gave rise to such adjustment expire or are cancelled without having been exercised or converted, so that the Conversion Value effective immediately upon such cancellation or expiration is equal to the Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or cancelled Derivative Securities, with any additional adjustments as subsequently would have been made to that Conversion Value had the expired or cancelled Derivative Securities not been issued;

      (d) if the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to raise or lower the Consideration Per Share payable with respect to such Derivative Securities

            (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Conversion Value), the Conversion Value is adjusted as of the date of such change;

      (e) the Consideration Per Share received by the Corporation in respect of Derivative Securities is determined in each instance as follows:

            (i) the Consideration Per Share is determined as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that might be applicable with respect to such Derivative Securities and that are contingent upon future events; and

            (ii) in the case of an adjustment to the Conversion Value to be made as a result of a change in terms of any Derivative Securities, the Consideration Per Share for purposes of calculating the adjustment to the Conversion Value is determined as of the date of such change and, for greater certainty, not as of the date of the issuance of the Derivative Securities; and

      (f) notwithstanding any other provisions contained in these Series B Share provisions, but except as provided in Sections 6.3(d) or 6.5, no adjustment to the Conversion Value is to be made in respect of the issuance of additional Common Shares or Derivative Securities in any case in which such adjustment would otherwise result in the Conversion Value being greater than the Conversion Value in effect immediately prior to the issuance of such additional Common Shares or Derivative Securities.

6.4   EXCLUDED TRANSACTIONS

Notwithstanding Section 6.2, no adjustment to the Conversion Value is to be made in connection with the following issuances ("EXCLUDED ISSUANCES"):

      (a)   any Series A Shares issued on or after the Original Issuance Date;

      (b) any Common Shares issued or issuable upon conversion of the Series A Shares or Series B Shares; provided that, any such conversion is effected in accordance with the terms of such shares (including provisions for adjustment) as such terms exist on the Original Issuance Date;

      (c)   any Additional Common Shares;

      (d) any Common Shares issued to the Series A Holders in accordance with the Series A Share Terms;

      (e) any Common Shares issued or issuable upon exercise of any warrants granted to the Series A Holders in connection with such Series A Holders' subscription for Series A Shares;

      (f)   any Common Shares issued pursuant to the Common Share Offering;

      (g) any option to purchase Common Shares or other Derivative Securities granted under any stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors and/or Common Shares or other Derivative Securities allotted for issuance, issued or issuable pursuant to any such plan or arrangement, or the issuance of any Common Shares upon the exercise of any such options or other Derivative Securities;

      (h) any equity securities issued pursuant to a Qualified IPO or a Non-Qualified IPO;

      (i) any warrants to acquire Common Shares issued to TPC or any permitted assignee of TPC pursuant to obligations of the Corporation to issue such warrants (as such obligations exist on or before the Original Issuance Date or as such obligations may be amended with the approval of the Board of Directors after the Original Issuance
            Date), and any issuance of Common Shares pursuant to the exercise of such warrants;

      (j) any Common Shares or Derivative Securities issued as compensation to any agent, broker, sub-agent or sub-broker with respect to the transactions entered into by the Corporation with Series A Holders and certain other shareholders of the Corporation, and any Common Shares or Derivative Securities issuable upon exercise thereof;

      (k) except as contemplated in Section 6.5, any equity securities issued in respect of subdivisions, stock dividends or capital reorganizations affecting the share capital of the Corporation;

      (l) any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the Corporation from such consultants or professional advisors;

      (m) any Common Shares or Derivative Securities issued in connection with an acquisition of assets or a business; provided that (i) the cost of such acquisition is less than $10,000,000, (ii) any such transaction is approved by the Board of Directors, and (iii) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (m) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), all calculated on an as-if-converted to Common Shares basis; and

      (n) any Common Shares or Derivative Securities issued to or in connection with any of the following (i) licensors of technology to the Corporation, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non-equity interim financing transaction; provided that: (A) any such transaction or transactions are approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of

            Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (n) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance
            Date), all calculated on an as-if-converted to Common Shares basis.

6.5   ADJUSTMENTS FOR STOCK SPLITS

After the Original Issuance Date, the Conversion Value shall be adjusted on the record date in respect of each Stock Split, such that the Conversion Value is equal to the product obtained by multiplying the Conversion Value immediately before the Stock Split by a fraction:

      (a) the numerator of which is the number of Common Shares issued and outstanding immediately before the Stock Split; and

      (b) the denominator of which is the number of Common Shares issued and outstanding immediately after the Stock Split.

6.6   ADJUSTMENTS FOR CAPITAL REORGANIZATIONS

If, following the Original Issuance Date, the Common Shares are changed into the same or a different number of shares of any other class or series, whether by capital reorganization, reclassification or otherwise, the Corporation will provide each Series B Holder with the right to convert each Series B Share into the kind and amount of shares, other securities and property receivable upon such change that a holder of a number of Common Shares equal to the number of Common Shares into which such Series B Share was convertible immediately prior to the change would be entitled to receive upon such change (subject to any necessary further adjustments after the date of such change).

6.7   OTHER DISTRIBUTIONS

In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends paid in the ordinary course of business) then, in each such case for the purpose of this
Section 6.7, Series B Holders shall be entitled upon conversion of their Series B Shares to a proportionate share of any such distribution as though they were the holders of the number of Common Shares into which their Series B Shares were convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

6.8   NO IMPAIRMENT

The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article 6, but will at all times in good faith assist in the carrying out of all the provisions of Article 5 and 6 and in the taking of any action necessary or appropriate in order to protect the conversion rights of the Series B Holders against impairment.

6.9   RESERVATION OF COMMON SHARES

The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of Series B Shares, such number of Common Shares as from time to time is sufficient to effect the conversion of all outstanding Series B Shares, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all of the then outstanding Series B Shares, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

6.10  DISPUTES

If a dispute shall at any time arise with respect to adjustments in the Conversion Value, such dispute shall be conclusively determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Board of Directors and any such determination shall be binding upon the Corporation, the Series B Holders and all other shareholders of the Corporation. Such auditors or accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Series B Holders and Series A Holders describing such determination.

6.11  CERTIFICATE AS TO ADJUSTMENTS

In each case of an adjustment or readjustment of the Conversion Value, the Corporation will promptly furnish each Series B Holder and Series A Holder with a certificate, prepared by the Corporation's accountants, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

6.12  FURTHER ADJUSTMENT PROVISIONS

If, at any time as a result of an adjustment made pursuant to Section 6.6, a Series B Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon surrendering Series B Shares for conversion, the Conversion Value in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series B Shares contained in this Article 6, and the remaining provisions of these Series B Share provisions will apply mutatis mutandis to any such other shares or securities.

6.13  WAIVER OF ADJUSTMENTS

Notwithstanding any other provisions of this Article 6, with the written consent of the Corporation, the Series B Majority Holders shall be entitled, on behalf of all Series B Holders, to waive any entitlement to an adjustment to the Conversion Value under this Article 6. Any such waiver by the Series B Majority Holders must be in writing and shall only be effective as to the particular adjustment being waived. In such event, notice of such waiver shall be sent to all Series B Holders and Series A Holders in accordance with
Section 8.2.

                                    ARTICLE 7
                                   REDEMPTION

7.1   REDEMPTION FOLLOWING THE REDEMPTION TRIGGER DATE

      (a) On or after the Redemption Trigger Date, the Series B Majority Holders shall have the right to request the Corporation to redeem all of the Series B Shares. Upon receipt of such a request, in writing, the Corporation will:

            (i) deliver to each Series B Holder and Series A Holder within 30 days following the date the written request is received by the Corporation a notice specifying the total funds legally available to the Corporation for redemption of all of the Series B Shares and Series A Shares outstanding at that time (the "AVAILABLE FUNDS"); and

            (ii) within 90 days, but not before the expiry of 30 days, following the date the written request is received by the Corporation redeem from the Series B Holders, subject to
                  Section 7.2, all the Series B Shares (and concurrently therewith redeem from the Series A Holders all the Series A Shares in the event that the redemption rights of the Series A Shares have been exercised in accordance with the Series A Share Terms) to the extent the Corporation has Available Funds, by paying to the Series B Holders, in accordance with
                  Section 7.1(b), an amount (the "SERIES B REDEMPTION AMOUNT") equal to the sum of:

                  (A) the number of Series B Shares outstanding multiplied by the sum of (x) the Issue Price and (y) the per share amount of any declared but unpaid dividends on the Series B Shares (such amount being the "SERIES B PREFERENCE REDEMPTION AMOUNT"); and

                  (B) the then-current Fair Market Value of the Common Shares (other than Additional Common Shares) into which the Series B Shares are then convertible (such amount being the "SERIES B PARTICIPATION REDEMPTION AMOUNT").

      (b) Subject to Section 7.2, each Series B Holder shall be paid that portion of the Series B Redemption Amount equal to the Series B Redemption Amount Per Share multiplied by the number of Series B Shares held by the holder.

7.2   INSUFFICIENT FUNDS AND PRIORITIES

      (a) If the Available Funds are insufficient to pay in full (i) in the event that the redemption rights of the Series A Shares have been exercised in accordance with the Series A Share Terms, the Series A Redemption Amount with respect to the total number of Series A Shares outstanding, and (ii) the Series B Redemption Amount with respect to the total number of Series B Shares outstanding, then those funds that are legally available for the redemption of the Series A Shares in accordance with the Series A Share Terms and the Series B Shares in accordance with Section 7.1 will be used to redeem the maximum possible number of whole shares in accordance with the following priorities:

      (i) If the Available Funds are insufficient to pay in full the Series A Preference Redemption Amount, those funds will be used to redeem the maximum possible number of whole shares rateably among the Series A Holders, and in such case, the number of Series A Shares to be redeemed shall be the number obtained by dividing (x) the Available Funds, by (y) the Series A Redemption Amount Per Share.

      (ii) If the Available Funds are sufficient to pay in full the Series A Preference Redemption Amount, but are insufficient to pay in full the Aggregate Preference Redemption Amount, those funds will be used to redeem:

            (A) that proportion of the total number of Series A Shares determined by dividing (x) the Series A Preference Redemption Amount, by (y) the Series A Redemption Amount Per Share; and

            (B) the maximum possible number of whole shares rateably among the Series B Holders, and in such case, the number of Series B Shares to be redeemed shall be the number obtained by dividing
                  (x) the Available Funds minus the Series A Preference Redemption Amount, by (y) the Series B Redemption Amount Per Share.

      (iii) If the Available Funds are sufficient to pay in full the Aggregate Preference Redemption Amount, but are insufficient to pay in full the Aggregate Preference Redemption Amount plus the Series A Participation Redemption Amount and Series B Participation Redemption Amount, those funds will be used to redeem:

            (A) that proportion of the total number of Series A Shares determined by dividing (x) the Series A Preference Redemption Amount, by (y) the Series A Redemption Amount Per Share;

            (B) that proportion of the total number of Series B Shares determined by dividing (x) the Series B Preference Redemption Amount, by (y) the Series B Redemption Amount Per Share; and

            (C) the maximum possible number of whole shares rateably among the Series A Holders and Series B Holders, and in such case,

                  (1) the number of Series A Shares to be redeemed shall be determined in accordance with the following formula:

                        A x B
                        -----
                          C

                  (2) the number of Series B Shares to be redeemed shall be determined in accordance with the following formula:

                        A x D
                        -----
                          E

                  Where:

                  A = the Available Funds minus the Aggregate Preference
                      Redemption Amount

                  B = the Series A Participation Redemption Amount divided by the Aggregate Participation Redemption Amount

                  C = the Series A Redemption Amount Per Share

                  D = the Series B Participation Redemption Amount divided by the Aggregate Participation Redemption Amount

                  E = the Series B Redemption Amount Per Share.

            (b) Any Series A Shares not redeemed remain outstanding and remain entitled to all rights and preferences otherwise provided in the Series A Share Terms. Any Series B Shares not redeemed in accordance with Section 7.2(a) remain outstanding and remain entitled to all rights and preferences otherwise provided in these Series B Share provisions. As and when funds legally available for redemption of Series A Shares and Series B Shares subsequently become available, those funds will be used to redeem the maximum possible number of whole shares rateably among the Series A Holders and Series B Holders in accordance with clause (i), (ii) and (iii) of Section 7.2(a) above and the Series A Share Terms. The Corporation shall not pay any amounts or make any other distributions in respect of any other class or series of its shares until all Series B Shares and Series A Shares are redeemed as provided above, and all redemption payments required to be made in accordance with this Section 7.2 are fully paid to the Series B Holders and Series A Holders respectively.

7.3   REDEMPTION UPON A PARTIAL SALE EVENT

      (a) In connection with a proposed transaction that would result in a Partial Sale Event, the Series B Majority Holders shall have the right, prior to the completion of the proposed transaction, to request, in writing, the Corporation to redeem all of the Series B Shares. Upon receipt of such a request (a "SERIES B REDEMPTION REQUEST") the Corporation will:

            (i) deliver to each Series B Holder and each Series A Holder within 20 days (or such shorter or longer period as the Corporation, the Series B Majority Holders and the Series A Majority Holders may agree in writing) (the "REDEMPTION NOTICE PERIOD") following the date the Series B Redemption Request is received by the Corporation a copy of such Series

                  B Redemption Request and a notice specifying whether the Corporation has sufficient funds legally available to the Corporation for the redemption of all of the Series B Shares and (in the event that the Corporation also receives a Series A Redemption Request prior to the expiry of 30 days following the Redemption Notice Period) all of the Series A Shares outstanding; and

            (ii) redeem, conditional upon and contemporaneously with the completion of the transaction resulting in the Partial Sale Event, from the Series B Holders all the Series B Shares (and concurrently therewith redeem from the Series A Holders all the Series A Shares in the event that the Corporation also received a Series A Redemption Request within the period specified in clause (i) above) provided the Corporation has funds legally available for such redemption, by paying to the Series B Holders, in accordance with Section 7.3(b), the Series B Redemption Amount.

      (b) Subject to Section 7.4, each Series B Holder shall be paid that portion of the Series B Redemption Amount equal to the Series B Redemption Amount Per Share multiplied by the number of Series B Shares held by the holder.

7.4   INSUFFICIENT FUNDS

If in connection with the exercise of the redemption rights pursuant to a Series B Redemption Request the total funds legally available to the Corporation are insufficient to pay in full (i) the Series B Redemption Amount with respect to the total number of Series B Shares outstanding, and (ii) in the event that the Corporation also received a Series A Redemption Request pursuant to the Series A Share Terms, the Series A Redemption Amount with respect to the total number of Series A Shares outstanding, then:

      (a) the Corporation shall not redeem any of the Series B Shares pursuant to the Series B Redemption Request or any of the Series A Shares pursuant to the Series A Redemption Request; and

      (b) the Corporation will not permit the proposed transaction that would otherwise result in a Partial Sale Event to occur unless Series B Majority Holders and Series A Majority Holders direct, in writing, the Corporation to permit such a transaction.

7.5   SURRENDER OF CERTIFICATES

If a redemption of Series B Shares pursuant to this Article 7 will occur, each Series B Holder shall surrender to the Corporation the certificates representing the Series B Shares to be redeemed by the Corporation in accordance with this
Article 7, in the manner and at the place designated by the Corporation, and thereupon all redemption amounts to be paid for such shares shall be payable to the order of the Person whose name appears on such certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If, in the case of the exercise of redemption rights in accordance with Sections 7.1 and 7.2, less than all of the Series B Shares represented by such certificates are redeemed, then the Corporation shall promptly issue new certificates representing the shares not redeemed.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1   NOTICES OF RECORD DATES

If:

      (a) the Corporation establishes a record date to determine the Series B Holders who are entitled to receive any dividend or other distribution; or

      (b) there occurs any Stock Split or other capital reorganization of the Corporation, any reclassification of the capital of the Corporation, any Change of Control Event, or any Liquidation Event,

      the Corporation will deliver to each Series B Holder, at least 20 days prior to such record date or the proposed effective date of the relevant transaction, a notice specifying:

            (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution;

            (ii) the date on which any such reorganization, reclassification, Change of Control Event or Liquidation Event is expected to become effective; and

            (iii) the time, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) are entitled to exchange their Common Shares (or other securities) for cash, securities or other property deliverable upon such reorganization, reclassification, Change of Control Event or Liquidation Event.

8.2   NOTICES

All notices, requests, payments, instructions or other documents to be given hereunder must be in writing or given by written telecommunication, and will be deemed to have been duly given if:

      (a)   delivered personally (effective upon delivery);

      (b) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch) if the recipient is located in the United States or Canada;

      (c) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day) if the recipient is located in the United States or Canada;

      (d) sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement) if the recipient is located outside the United States or Canada;

      (e) sent by fax confirmed within 24 hours through one of the foregoing methods (effective upon receipt of the fax in complete readable form); and
addressed as follows (or to such other address as the recipient party furnishes by notice to the sending party for these purposes: (i) if to any Series B Holder or Series A Holder, to the last address of that Series B Holder or Series A Holder as it appears on the securities register of the Corporation, or in the event the address of any such Series B Holder or Series A Holder does not so appear, then to the last address of that Series B Holder or Series A Holder known to the Corporation; and (ii) if to the Corporation, to the address of its principal office.

8.3   NEGATIVE COVENANTS

So long as any Series B Shares are outstanding, the Corporation will not, without the prior written approval of one or more Series B Holders of record who hold collectively more than 80% of the then outstanding Series B Shares:

      (a) designate any further series of Class A Preferred Shares or Class B Preferred Shares;

      (b) issue more than 30,000,000 Series A Shares (other than additional Series A Shares issuable in respect of any stock dividends declared by the Corporation);

      (c) issue more than 68,000,000 Series B Shares (other than additional Series B Shares issuable in respect of any stock dividends declared by the Corporation); or

      (d) amend the articles of the Corporation to add, change or remove any rights, privileges, restrictions or conditions attached to the Series A Shares or the Series B Shares or otherwise change the Series A Shares or Series B Shares.

8.4   CURRENCY

All references to dollar amounts in these Series B Share provisions are to the lawful currency of Canada.

8.5   TRANSFER AGENTS

The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Shares or any other class of shares of the Corporation. Upon any such appointment, discharge or change of a transfer agent, the Corporation will send a written notice of such appointment, discharge or change to each Series B Holder.

8.6   TRANSFER TAXES

The Corporation will pay all share transfer taxes, documentary stamp taxes and the like that may be properly payable by the Corporation in respect of any issuance or delivery of Series B Shares or Common Shares or other securities issued in respect of Series B Shares in accordance with these Series B Share provisions or certificates representing such shares or securities. The Corporation is not required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series B Shares or Common Shares or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered Series B Holder of the shares with respect to any such shares, and is not required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                                 EXHIBIT "1" TO
                                  SCHEDULE "B"

                       DETERMINATION OF FAIR MARKET VALUE

The "FAIR MARKET VALUE" of Common Shares will be determined in accordance with the following procedures:

     (a) The Board of Directors, the Series B Majority Holders and the Series A Majority Holders will in good faith attempt to agree upon the Fair Market Value of the Common Shares that are the subject of the proposed determination under this Exhibit "1".

     (b) Fair Market Value of such Common Shares will in all cases (i) be calculated on the assumption of an arm's length sale at open market value on a "going concern basis" with no minority discount applied, and (ii) take into account any conversion rights, liquidation preferences and any other entitlements attached to any other securities of the Corporation.

     (c) If the Fair Market Value has not been agreed upon between the Corporation, the Series B Majority Holders and the Series A Majority Holders within 10 Business Days after commencing their good faith attempt to agree upon the Fair Market Value under clause (a) above, then within five Business Days after the end of such 10 Business Day period, the Corporation, the Series B Majority Holders and the Series A Majority Holders shall jointly appoint a U.S. or Canadian nationally recognized independent investment banking or business valuation firm (the "VALUATOR") to determine the Fair Market Value of such shares which are subject of the proposed determination under this Exhibit "1". If the Corporation, the Series B Majority Holders and the Series A Majority Holders cannot agree on a Valuator within such five Business Day period, any of the Corporation, the Series B Majority Holders or the Series A Majority Holders may thereafter apply to a court of competent jurisdiction to have the court appoint such Valuator meeting the foregoing criteria to determine the Fair Market Value of the subject shares. The determination by the Valuator shall be final and binding on the Corporation, the Series B Holders and the Series A Holders, absent manifest error.

     (d) The Corporation shall be responsible for all costs incurred in connection with the independent valuation performed by the Valuator (including the costs of any court proceeding to appoint the Valuator, if applicable).

     (e) The Valuator shall be instructed to deliver its determination of Fair Market Value as at the applicable valuation date, as soon as practicable following its appointment and in any event within 30 Business Days thereafter.

     (f) In the event that the Valuator provides a range of fair market values, the middle of such range shall be utilized for purposes of determining the Fair Market Value of the subject shares.

     (g) The Corporation shall immediately provide to the Valuator such information, including confidential information, and allow such firm to conduct "due diligence" and make such investigations and inquiries with respect to the affairs of the Corporation and its subsidiaries as may be required by such Valuator in order to fulfill its mandate, provided that such firm executes a confidentiality agreement in favour of the Corporation containing standard terms and conditions.

                                    EXHIBIT B

                         FORM OF SHAREHOLDERS AGREEMENT

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc; EdgeStone Capital Equity Fund
II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-Inst. GP, Inc.; Samuel
L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated by reference.

                                    EXHIBIT C

                     FORM OF REGISTRATION RIGHTS AGREEMENT

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc; EdgeStone Capital Equity Fund II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-Inst. GP, Inc.; Samuel L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated by reference.

                                   EXHIBIT D-l

                           FORM OF SERIES 1 WARRANTS

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc; EdgeStone Capital Equity Fund II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-Inst. GP, Inc.; Samuel L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated by reference.

                                   EXHIBIT D-2

                           FORM OF SERIES 2 WARRANTS

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc; EdgeStone Capital Equity Fund II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-Inst. GP, Inc.; Samuel L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated by reference.

                                    EXHIBIT E

                             FORM OF LEGAL OPINION

[OSLER, HOSKIN & HARCOURT LOGO]

                                                      Direct Dial: (613)787-1035
                                                      Our Matter Number: 1042789

April 23, 2004

EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P.
 and its parallel investors
130 King Street West
Suite 600, P.O. Box 187
Toronto, Ontario
M5X 1A6

- and to -

EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Equity Fund II-A, L.P.
 and its parallel investors
130 King Street West
Suite 600, P.O. Box 187
Toronto, Ontario
M5X 1A6

Dear Sirs/Mesdames:

ISSUANCE OF CLASS A CONVERTIBLE PREFERRED SHARES, SERIES 1 ("SERIES A SHARES") AND WARRANTS BY MITEL NETWORKS CORPORATION

We have acted as counsel to Mitel Networks Corporation (the "Corporation") in connection with the issue and sale today by the Corporation of: (i) an aggregate of 20,000,000 Series A Shares (the "Purchased Shares") to EdgeStone Capital Equity Fund II-B G.P., Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors as listed in Schedule "A" hereto and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors as listed in Schedule "A" hereto (collectively, "EdgeStone"), at a purchase price of $1.00 per share; (ii) a warrant (the "Series 1 Warrant") entitling the holder thereof to purchase, at a price of $1.25 per share, certain common shares in the capital of the Corporation (the "Series 1 Warrant Shares"); and (iii) an additional warrant (the "Series 2 Warrant") entitling the holder thereof, upon the occurrence of certain events, to purchase certain common shares in the capital of the Corporation (the "Series 2 Warrant Shares"). The issue and sale of the Purchased Shares, Series 1 Warrant and Series 2 Warrant by the Corporation is pursuant to the terms of a class A convertible preferred share subscription agreement (the "Subscription Agreement") entered into between EdgeStone and the Corporation on the date hereof. Pursuant to the Subscription Agreement, the Corporation also granted to EdgeStone an option (the "EdgeStone Purchase Option") to purchase up to an additional

[OSLER, HOSKIN & HARCOURT LOGO]

5,000,000 Series A Shares (the "Purchase Option Shares"), at a purchase price of $1.00 per share. The Series A Shares are convertible in accordance with their terms into common shares in the capital of the Corporation (the "Conversion Shares").

Immediately prior to Closing, the following transactions (the "Exchange and Conversion Transactions") were undertaken by the Corporation with certain shareholders of the Corporation:

     (a) pursuant to an exchange and release agreement between the Corporation and Power Technology Investment Corporation ("PTIC") dated the date hereof, the Corporation issued 16,000,000 Class B Convertible Preferred Shares, Series 1, to PTIC in exchange for 4,000,000 Common Shares;

     (b) pursuant to an exchange and release agreement between the Corporation and Wesley Clover Corporation ("WCC") dated the date hereof, the Corporation issued 40,897,750 Class B Convertible Preferred Shares, Series 1, to WCC in exchange for 20,448,875 Common Shares; and

     (c) pursuant to certain consent and notice of conversion instruments executed by certain shareholders of the Corporation, the Corporation issued an aggregate of 10,163,238 Class B Convertible Preferred Shares, Series 1, to such shareholders upon conversion of an aggregate of 5,081,619 Common Shares.

This opinion letter is provided pursuant to section 2.4(b)(iv) of the Subscription Agreement. Unless otherwise defined in this letter, all capitalized terms used in this letter have the meanings ascribed to them in the Subscription Agreement.

A.   DOCUMENTATION

As counsel for the Corporation, we have participated in the preparation of and examined originals or copies of each of the following documents:

     (a)  the Subscription Agreement;

     (b) a shareholders agreement (the "Shareholders Agreement") among the Corporation, EdgeStone and certain other shareholders of the Corporation dated the date hereof;

     (c) a registration rights agreement (the "Registration Rights Agreement") among the Corporation, EdgeStone and certain other shareholders of the Corporation dated the date hereof;

     (d)  the Series 1 Warrant;

     (e)  the Series 2 Warrant;

[OSLER, HOSKIN & HARCOURT LOGO]

     (f)  the form of share certificate representing the Purchased Shares; and

     (g) a waiver and termination agreement between the Corporation and certain existing shareholders of the Corporation.

The Subscription Agreement, the Shareholders Agreement and the Registration Rights Agreement are hereinafter collectively referred to as the "Agreements".

B.   JURISDICTION

We are solicitors qualified to practice law in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

C.   SCOPE OF EXAMINATION

In connection with the opinions expressed in this letter we have considered such questions of law and examined such public and corporate records, certificates and other documents which are available to us and conducted such other examinations as we have considered necessary.

D.   ASSUMPTIONS AND RELIANCES

The opinions expressed in this letter are based on the assumption that all documents referred to have been duly authorized, executed and delivered by, and are enforceable in accordance with their respective terms against, all parties thereto other than the Corporation.

We have assumed the legal capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing the opinion set forth in paragraph 1, we have relied upon a certificate of compliance dated April 23, 2004 issued by Industry Canada, a copy of which has been delivered to you.

In expressing the opinions set forth in paragraph 2, we have relied, as to the number of shares outstanding on the date hereof immediately prior to the issuance and sale of the Purchased Shares, solely upon a review of the minute books of the Corporation and a certificate of an officer of the Corporation (the "Officer's Certificate") of even date herewith which is addressed to us and to you, a copy of which has been delivered to you. We have also relied upon the Officer's Certificate with respect to certain factual matters relevant to other opinions expressed herein. We have conducted no independent verification of the matters of fact referenced in the Officer's Certificate.

[OSLER, HOSKIN & HARCOURT LOGO]

In connection with the opinion expressed in paragraph 12, we have assumed that:

- EdgeStone has fully complied with the representations, warranties and acknowledgements expressed in the Subscription Agreement, and that all such representations and warranties are true and correct on the date of this letter; and

- no offering memorandum within the meaning of the Securities Act (Ontario) and the rules and regulations thereunder (the "Ontario Act") has been delivered in connection with the trade of the Purchased Shares, Series 1 Warrants and Series 2 Warrants to EdgeStone.

In expressing the opinion set out in paragraph 12, we have also relied upon the restated order and ruling from the Ontario Securities Commission (the "OSC") dated November 5,2002 (the "OSC Order") concerning EdgeStone Capital Equity Fund II-A, L.P. and have assumed, without further inquiry, that the OSC Order is, on the date hereof, in full force and effect, unamended, and that no proceedings have been taken or threatened in any court or tribunal which seeks to amend, modify, restrict or rescind the OSC Order.

The opinions expressed in paragraphs 13 and 14 below as to the issuance of the Series 1 Warrant Shares, Series 2 Warrant Shares, Purchase Option Shares and Conversion Shares in the future are based upon the applicable securities legislation of the Province of Ontario, and orders, rulings, rules, policies and interpretation notes made or issued thereunder, all as in force on the date hereof. We can give no assurance that such prospective issuances will not be affected by future amendments to, or by, additional or amended orders, rulings, rules, policies or interpretation notes made or issued pursuant to such legislation (including the expiry of such rulings).

E.   OPINIONS

Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

1. The Corporation is a corporation existing under the laws of Canada and has not been dissolved. There are no restrictions on the corporate power and capacity of the Corporation to own and lease property and assets and to carry on business.

2. The authorized and issued capital of the Corporation will, upon the completion of the Closing and the Exchange and Conversion Transactions, consist of: (i) an unlimited number of common shares, of which 111,786,713 will be issued and outstanding; (ii) an unlimited number of class A convertible preferred shares issuable in series, of which an unlimited number are designated as Class A Convertible Preferred Shares, Series 1, of which 20,000,000 will be issued and outstanding, and (iii) an unlimited number of class B convertible preferred shares issuable in series, of which an unlimited number are designated as Class B Convertible Preferred Shares, Series 1, of which 67,060,988 will be issued and outstanding.

[OSLER, HOSKIN & HARCOURT LOGO]

3. There are no restrictions on the corporate power and capacity of the Corporation to enter into the Agreements or to carry out its obligations thereunder, including the issuance of the Purchased Shares, the Series 1 Warrant and the Series 2 Warrant. The execution and delivery of the Agreements and the performance by the Corporation of its obligations under the Agreements have been duly authorized by all necessary corporate action on the part of the Corporation.

4. Each of the Agreements has been duly executed and delivered by the Corporation and is enforceable against the Corporation in accordance with its terms.

5. The execution and delivery of the Agreements by the Corporation and the performance of its obligations thereunder, including the issue, sale and delivery of the Purchased Shares, Series 1 Warrant and Series 2 Warrant, does not violate, contravene or breach or constitute default under: (i) the articles or by-laws of the Corporation; or (ii) any laws of the Province of Ontario or any federal laws of Canada applicable in the Province of Ontario.

6. The Purchased Shares have been duly authorized and, upon receipt by the Corporation of the aggregate purchase price therefor as set forth in the Subscription Agreement, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

7. The Series 1 Warrant and the Series 2 Warrant have been duly authorized and validly created and issued by all necessary corporate action on the part of the Corporation and are enforceable in accordance with their respective terms.

8. All necessary corporate action has been taken by the Corporation to authorize the issuance of the Series 1 Warrant Shares, and upon the exercise of the Series 1 Warrant in accordance with its terms, the Series 1 Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

9. All necessary corporate action has been taken by the Corporation to authorize the issuance of the Series 2 Warrant Shares, and upon the exercise of the Series 2 Warrant in accordance with its terms, the Series 2 Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

10. The Purchase Option Shares issuable by the Corporation upon exercise of the EdgeStone Purchase Option in accordance with the Subscription Agreement have been authorized and conditionally allotted for issuance by all necessary corporate action on the part of the Corporation and, upon receipt by the Corporation of the aggregate consideration in respect of the Purchase Option Shares as set forth in the Subscription Agreement and all other requirements for the issuance of the Purchase Option Shares as set forth in the Subscription Agreement having been met, the Purchase Option Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

[OSLER, HOSKIN & HARCOURT LOGO]

11. All necessary corporate action has been taken by the Corporation to authorize the issuance of the Conversion Shares, and upon the conversion of the Series A Shares in accordance with their terms, the Conversion Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

12. The offering, issue, sale and delivery of the Purchased Shares, Series 1 Warrant and Series 2 Warrant by the Corporation to EdgeStone in accordance with the Subscription Agreement are exempt from the prospectus requirements of the Ontario Act and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the securities laws of the Province of Ontario to permit the offering, issue, sale and delivery of the Purchased Shares, Series 1 Warrant and Series 2 Warrant by the Corporation to EdgeStone in Ontario, except for the requirement that the Corporation, within 10 days after the date the trade is made, file a report with the OSC on Form 45-501F1 prepared and executed in accordance with OSC Rule 45-501 Exempt Distributions.

13. No prospectus or registration pursuant to the requirements of the securities laws of the Province of Ontario is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the securities laws of the Province of Ontario to permit the issuance and delivery by the Corporation of (i) the Series 1 Warrant Shares to holders of the Series 1 Warrant resident in Ontario, (ii) the Series 2 Warrant Shares to holders of the Series 2 Warrant resident in Ontario or (iii) Purchase Option Shares to residents in Ontario, in each case provided that no commission or other remuneration is paid or given in respect of the issuance and delivery of such securities except for ministerial or professional services or for services performed by a registered dealer.

14. No prospectus or registration pursuant to the requirements of the securities laws of the Province of Ontario is required, nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the securities laws of the Province of Ontario to permit the issue and delivery by the Corporation of the Conversion Shares upon the conversion of the Series A Shares in accordance with their terms to holders of Series A Shares resident in Ontario, provided that no commission or other remuneration is paid or given to others in respect of the issue and delivery of the Conversion Shares except for administrative, ministerial or professional services or for services performed by a registered dealer.

F.   QUALIFICATIONS

The opinions expressed herein are subject to the following qualifications:

     (a) BANKRUPTCY - Enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally.

[OSLER, HOSKIN & HARCOURT LOGO]

     (b) EQUITABLE PRINCIPLES - Enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

     (c) SEVERABILITY - The enforceability of provisions inserted in any of the Agreements which purport to sever from such Agreement any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Agreement would be determined only in the discretion of the court.

     (d)  FETTERING OF DISCRETION - Any provisions of the Shareholders
          Agreement: (i) which purport to fetter the discretion of the board of directors of the Corporation in managing the business and affairs of the Corporation may be rendered unenforceable or the enforcement thereof may be adversely affected as a consequence of it not being a unanimous shareholders agreement as contemplated by Section 146(2) of the Canada Business Corporations Act (the "Act"); and (ii) may be rendered unenforceable or the enforcement thereof may be affected by an order made by a court under Section 239 or 241 of the Act.

     (e) LIMITATIONS ACT, 2002 - Enforceability of the Agreements will be subject to the application of and limitations contained in the Limitations Act, 2002 (Ontario) and we express no opinion as to whether a court may find any provision of the Agreements to be unenforceable as an attempt to vary or exclude a limitation period under the Limitations Act, 2002 (Ontario).

     (f) INDEMNITY - Enforceability of rights of indemnity and contribution under the Agreements may be limited by applicable law.

The opinions in this letter are given solely for the benefit of the addressees hereof in connection with the transactions referred to herein and may not, in whole or in part, be relied upon by or shown or distributed to any other person.

Yours very truly,

[OSLER, HOSKIN & HARCOURT LLP]

JCW/DSK/NJG

[OSLER, HOSKIN & HARCOURT LOGO]

                                   SCHEDULE A

                           LIST OF PARALLEL INVESTORS

National Bank Financial & Co. Inc.

EdgeStone Capital Equity Fund II-US, L.P.

EdgeStone Capital Equity Fund II US-Inst., L.P.

National Bank Financial & Co. Inc. (on behalf of the EdgeStone Capital Equity Canadian and Non-Canadian 2004 Affiliate Funds)

                                   CERTIFICATE

TO:         OSLER, HOSKIN & HARCOURT LLP

AND TO:     EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., AS AGENT FOR
            EDGESTONE CAPITAL EQUITY FUND II-A, L.P., AND ITS PARALLEL INVESTORS

AND TO: EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., IN ITS CAPACITY AS NOMINEE OF EDGESTONE CAPITAL EQUITY FUND II-A, L.P., AND ITS PARALLEL INVESTORS

AND TO:     FRASER MILNER CASGRAIN LLP

RE: OFFERING, ISSUANCE AND SALE (THE "OFFERING") OF 20,000,000 CLASS A CONVERTIBLE PREFERRED SHARES, SERIES 1 AND CERTAIN WARRANTS TO PURCHASE COMMON SHARES OF MITEL NETWORKS CORPORATION

In connection with the opinion to be provided by Osler, Hoskin & Harcourt LLP ("OHH") on certain matters relating to Mitel Networks Corporation (the "Corporation") regarding the Offering, the undersigned hereby certifies, on behalf of the Corporation and not in his personal capacity, the following matters:

1. I, Steve Spooner, am the Chief Financial Officer of the Corporation and as such I am familiar with the books and records of the Corporation and its business.

2. The corporate records and minute books of the Corporation provided by the Corporation to OHH are the original or duplicate corporate records and minute books of the Corporation and contain the minutes or copies thereof of all proceedings of the shareholders and directors (or any committee thereof) of the Corporation during the periods noted in such corporate records and minute books and there have been no other meetings; resolutions or proceedings of the shareholders or of the directors (or any committee thereof) of the Corporation during such periods not reflected in such corporate records and minute books. Such corporate records and minute books are true, correct and complete in all material respects and, since being made available to OHH, there have been no changes, additions or alterations thereto other than those changes, additions or alterations thereto which have been delivered to OHH.

3. No proceedings have been taken by the Corporation for the liquidation, dissolution, winding up, insolvency, bankruptcy, amalgamation, reorganization, or continuance of the Corporation, no such proceedings are contemplated by the Corporation and the Corporation has no knowledge of any such proceedings having been commenced or being contemplated in respect of the Corporation by any other party.

4. As of the date hereof, the Corporation is up to date in the filings of all of its corporate returns, including those required under the Canada Business Corporations Act and similar legislation and the Corporation has not received notice of any proceedings to cancel its articles or otherwise to terminate its existence.

5. The authorized capital of the Corporation will, upon the completion of the Closing consist of: (i) an unlimited number of common shares, of which 111,786,763 will be issued and outstanding; (ii) an unlimited number of class A convertible preferred shares issuable in series, of which an unlimited number are designated as Class A Convertible Preferred Shares, Series 1, of which 20,000,000 will be issued and outstanding, and (iii) an unlimited number of class B convertible preferred shares issuable in series, of which an unlimited number are designated as Class B Convertible Preferred Shares, Series 1, of which 67,060,988 will be issued and outstanding. All of the foregoing issued shares in the capital of the Corporation have been duly approved for issuance by the Board of Directors and have been or will be upon completion of Closing validly issued and the Corporation has been fully paid for such shares in money or in property or past services that are not less in value than the fair equivalent of the money that the Corporation would have received if such shares had been issued for money.

The undersigned acknowledges that this certificate is to be relied upon by OHH in rendering their opinions on the date of this certificate, and may be relied upon by those permitted to rely on such opinions.

        [Remainder of this page left intentionally blank - The next page is the signature page.]

DATED this 23RD day of April, 2004
                                           /s/ Steve Spooner
                                           --------------------------------
                                           NAME:  Steve Spooner
                                           Title: Chief Financial Officer

                                   EXHIBIT F-l

                        FORM OF DEBENTURE HOLDER CONSENT

                        CONSENT AND NOTICE OF CONVERSION

TO:         MITEL NETWORKS CORPORATION ("THE "CORPORATION")

RE: COMMON SHARES OF THE CORPORATION ISSUED ON OCTOBER 31, 2003 UPON CONVERSION OF MANDATORY CONVERTIBLE DEBENTURES

WHEREAS:

A. The undersigned subscribed for one of a series of mandatory convertible debentures (the "Debentures") issued by the Corporation in August of 2002 to certain investors (the "Debenture Investors").

B. Section 3.1 of the Debentures provided that, if the Corporation did not complete certain financing arrangements by the Maturity Date (as defined in the Debentures), the Debentures would be converted into common shares of the Corporation at a price per share equal to the lesser of CDN$3.00 and the price per common share determined through external valuation by the board of directors of the Corporation.

C. By letter dated October 31, 2003 (the "October 2003 Letter"), the Corporation notified the Debenture Investors that the Debentures would be converted into common shares of the Corporation (the "Debenture Shares") at a conversion price of CDN$2.00 per share.

D. The October 2003 Letter provided that the Corporation would also offer the Debenture Investors downside price protection, along with the option of converting their Debenture Shares into the securities issued on the next arm's length private investment transaction undertaken by the Corporation.

E. The Corporation intends to proceed with an arm's length private equity financing transaction (the "Financing") whereby one or more new investors will subscribe for a series of Class A Convertible Preferred Shares in the capital of the Corporation at a purchase price of CDN$1.00 per share.

F. It is a requirement of the Financing that certain existing outstanding securities of the Corporation be exchanged for, and that the Debenture Shares be converted into, shares of a series of Class B Convertible Preferred Shares in the capital of the Corporation (the "Series B Shares"), the terms of which will be determined by the Board of Directors of the Corporation in conjunction with the negotiation of the Financing.

G. In connection with the Financing each holder of the Debenture Shares would receive two (2) Series B Shares for each Debenture Share.

NOW THEREFORE, in furtherance of the foregoing and for good and valuable consideration:

1. The undersigned Debenture Investor hereby irrevocably agrees to surrender all of the Debenture Shares held by such Debenture Investor and receive, concurrent with closing the Financing, Series B Shares, on the basis of two (2) Series B Shares for each Debenture Share held by such Debenture Investor.

2. The undersigned Debenture Investor hereby agrees that upon the surrender of his, her or its Debenture Shares and closing of the Financing in accordance with and as contemplated by this Consent and Notice of Conversion, the undersigned will have no further rights under the Debentures, the Debenture Shares or the October 2003 Letter, other than the right to receive the Series B Shares to which the undersigned is entitled pursuant hereto upon such closing. The undersigned further agrees that if the Financing does not close for any reason, the undersigned will continue to hold his, her or its Debenture Shares but will have no right to receive Series B Shares.

3. The undersigned Debenture Investor acknowledges that upon the surrender of his, her or its Debenture Shares and delivery of the Series B Shares as described in this Consent and Notice of Conversion, the Corporation will have fulfilled all of its obligations under and in connection with the Debentures, the Debenture Shares and the October 2003 Letter, if any, and agrees that all of the Debenture Investor's rights thereunder (including any price protection, anti-dilution or similar rights) are thereupon terminated, and the Corporation has no further liability to the undersigned with respect to any such rights.

4. The undersigned hereby waives any prior non-compliance on the part of the Corporation with any terms of the Debentures, and releases, remises and forever discharges the Corporation, its directors and officers of and from all actions, causes of action, suits, debts, demands, contracts and claims whatsoever and howsoever arising which the undersigned ever had, now has or which the undersigned may hereinafter have relating to the Debentures, the Debenture Shares and the October 2003 Letter.

5. The undersigned Debenture Investor hereby represents and warrants to the Corporation as follows:

      (a) The Debenture Investor is resident in the jurisdiction indicated on the signature page hereto.

      (b)   If the Debenture Investor is a resident of the United States of
            America:

            (i) the securities received pursuant to the terms hereof will be acquired for the Debenture Investor's own account and not with a view to the distribution of any part thereof, and the Debenture Investor has no present intention of selling, granting participation in, or otherwise distributing the same;

            (ii) the Debenture Investor has the knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the investment in the Series B Shares and protecting the Debenture Investor's own interests in connection therewith and has had the opportunity to ask such questions of the Corporation and to review such documents as the Debenture Investor deemed necessary in connection with his, her or its subscription for such securities, is able to fend for himself, herself or itself in the transactions contemplated by this Consent and Notice of Conversion and the agreements referred to herein, and has the ability to bear the economic risk of the Debenture Investor's investment pursuant to this Consent and Notice of Conversion;

            (iii) the Debenture Investor is an accredited investor, as defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended, or any similar federal statute, and the rules and regulations of the Commission issued under the Act, each as they may, from time to time, be in effect;

            (iv) the Debenture Investor understands that the Series B Shares to be received pursuant to the terms hereof are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being subscribed for from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Act and those state securities laws only in certain limited circumstances. In this connection, the Debenture Investor represents that the Debenture Investor is familiar with Rule 144 promulgated by the Commission under the Act, as presently in effect, understands the resale limitations imposed thereby and by the Act, and is aware that the Corporation is under no obligation to create a public market for its securities; and

            (v) the Debenture Investor acknowledges and agrees that the certificates evidencing the Series B Shares received pursuant to the terms hereof will bear substantially the following legend:

                        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, unless the holder shall have obtained an opinion of counsel satisfactory to the corporation that such registration is not required."

(c)         If the Debenture Holder is a resident of the Province of Ontario:

            (i) the Debenture Investor is receiving Series B Shares pursuant to the terms hereof as principal for his, her or its own account and not for the benefit of any other person; and

            (ii) the Debenture Investor is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501 Exempt Distributions.

(d) If the Debenture Investor is a resident of the Province of British Columbia, the Debenture Investor is receiving Series B Shares pursuant to the terms hereof as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Series B Shares, and one of the following is applicable to the Debenture Investor:

      (i) the Debenture Shares to be converted by the Debenture Investor hereunder have an aggregate value of not less than CDN$97,000 and if the Debenture Investor is not an individual but is a corporation, partnership, trust, fund, association or any other organization of a group of persons, the Debenture Investor was not created solely, nor is the Debenture Investor used primarily, to permit a group of individuals to purchase securities without a prospectus and the Debenture Shares to be converted by the Debenture Investor hereunder would have an aggregate value of not less than CDN$97,000 or, if the Debenture Investor is such an entity created or used primarily for such purpose, the aggregate value of the Debenture Shares to be converted hereunder by each of the individuals who form part of the group is at least CDN$97,000; or

      (ii) the Debenture Investor is an "accredited investor" as defined in Multilateral Instrument 45-103.

(e)   If the Debenture Investor is resident in the Province of Quebec:

      (i) the Debenture Investor is acting for his/her/its own account and has not been created, incorporated or established solely for purposes of acquiring the Series B Shares pursuant to applicable private placement exemptions under the Securities Act (Quebec);

      (ii) the Debenture Investor is acquiring the Series B Shares for investment only and not with a view to immediate resale or distribution and understands that until the Corporation becomes a reporting issuer in the Province of Quebec, the Debenture Investor may not resell or otherwise transfer or dispose of the Series B Shares except in accordance with the applicable provisions of the Securities Act (Quebec); and

      (iii) the Debenture Investor acknowledges and agrees that the conversion of the securities hereunder is conditional upon such conversion being exempt from the prospectus and registration requirements of the Securities Act (Quebec) and understands that the Debenture Shares to be converted by the Debenture Investor hereunder must have an aggregate value of not less than CDN$ 150,000.

(f)   If the Debenture Investor is resident in the Province of New Brunswick:

      (i) the Debenture Investor is receiving Series B Shares pursuant to the conversion hereunder as principal for his, her or its own account and not for the benefit of any other person; and

      (ii) the Debenture Investor acknowledges and agrees that the conversion of the securities hereunder is conditional upon such conversion being exempt from the registration requirements of the Security Frauds Prevention Act (New Brunswick) and understands that the Debenture Shares to be converted by the Debenture Investor hereunder must have an aggregate value of not less than CDN$97,000.

(g)   If the Debenture Investor is resident in the Province of Newfoundland and
      Labrador:

      (i) the Debenture Investor is receiving Series B Shares pursuant to the conversion hereunder as principle for his, her or its own account and not for the benefit of any other person;

      (ii) the Debenture Investor acknowledges that this conversion is not being made through the advertisement of the securities in printed media of general and regular paid circulation, radio or television; and

      (iii) the Debenture Investor acknowledges and agrees that the conversion of the securities hereunder is conditional upon such conversion being exempt from the prospectus and registration requirements of the Securities Act (Newfoundland) and understands that the Debenture Shares to be converted by the Debenture Investor hereunder must have an aggregate value of not less than CDN$97,000.

(h) If the Debenture Investor is a resident of Canada, the Debenture Investor further acknowledges and agrees that:

      (i) no person has made to the Debenture Investor any written or oral representation (i) that any person will resell or repurchase the Series B Shares, (ii) as to the future price or value of the Series B Shares, or (iii) as to the listing of the Series B Shares on any stock exchange or other market;

      (ii) at present there is no market through which the Series B Shares may be resold and there can be no assurance that such a market will develop in the future;

      (iii) the resale of the Series B Shares will be subject to certain resale restrictions provided for in applicable securities legislation of the provinces and territories of Canada, and the Debenture Investor agrees with the Corporation to comply with such resale restrictions; and

      (iv) the certificates evidencing the Series B Shares received pursuant to the terms here of will bear substantially the following legend:

                        "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of(i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory."

      (i) If the Debenture Investor is not a resident of Canada or the United States of America:

            (i) the Debenture Investor is not a U.S. Person (as defined in Rule 902(o) of Regulation S ("Regulation S") promulgated by the United States Securities and Exchange Commission, which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States, or any estate or trust of which any executor, administrator or trustee is a U.S. Person), the Debenture Investor is not acquiring the Series B Shares pursuant to the conversion hereunder for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction of residence of the Debenture Investor, the Debenture Investor was not offered the Series B Shares in the United States and the Debenture Investor was outside the United States at the time of execution and delivery of this Consent and Notice of Conversion;

            (ii) the Debenture Investor or the beneficial acquiror of Series B Shares, as appropriate, will: (i) not sell or otherwise dispose of the Series B Shares except in accordance with applicable Canadian laws; and (ii) if such person sells or otherwise disposes of the Series B Shares to a person other than a resident of Canada during the period referred to herein, such person covenants to obtain from such purchaser a covenant in the same form as provided herein and the Corporation shall have no obligation to register any purported sale or disposition in violation of this Consent and Notice of Conversion and any such sale or disposition shall be null and void and of no force and effect; and

            (iii) the conversion and issuance of Debenture Shares for Series B
                  Shares as contemplated in this Consent and Notice of Conversion complies with or is exempt from any of the applicable securities legislation in the jurisdiction in which the Debenture Investor is resident and does not trigger any obligation to prepare and file a prospectus, registration statement or similar offering document with any security regulatory authority or any other report with respect to such conversion, and the Debenture Investor:

                  (A) is acquiring Series B Shares pursuant to the conversion hereunder as principal for investment purposes only and not with a view to resale or distribution; and

                  (B) has knowledge and experience with respect to an investment of this type enabling him/her/it to evaluate the merits and risks thereof and has the capacity to obtain competent independent, business, legal and tax advice regarding this investment.

6. The undersigned agrees to provide such further documents or instruments required by the Corporation in order to effect the purpose of this Consent and Notice of Conversion and carry out its provisions.

DATED this ____ day of ______, 2004.

INDIVIDUAL DEBENTURE INVESTOR:

_______________________________       ________________________________________
Signature of Witness                  Signature of Debenture Investor
                                      (individual)

_______________________________       ________________________________________
Name of Witness (please print)        Name of Debenture Investor
                                      (please print)

                                      ________________________________________
                                      Jurisdiction of Residence (please print)

                                      ________________________________________
                                      Date of Birth (NON-RESIDENTS OF
                                      CANADA ONLY)

CORPORATE DEBENTURE INVESTOR:

                                      ________________________________________
                                      Name of Debenture Investor

                                      By:__________________________________
                                      Name:
                                      Title:

                                      ________________________________________
                                      Jurisdiction of Residence (please print)

                                      ________________________________________
                                      Date of Incorporation (NON-RESIDENTS OF
                                      CANADA ONLY)

                                   EXHIBIT F-2

                  FORM OF PTIC EXCHANGE AND RELEASE AGREEMENT

                         EXCHANGE AND RELEASE AGREEMENT

THIS EXCHANGE AND RELEASE AGREEMENT is made April 23, 2004.

BETWEEN:

            MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada,

            (the "CORPORATION")
AND:

            POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada,

            ("PTIC")

RECITALS:

A. Pursuant to a subscription agreement made as of August 31, 2001 between the Corporation and PTIC, as amended by amendment no. 1 made as of May 3, 2002 (together, the "SUBSCRIPTION AGREEMENT"), PTIC subscribed for 4,000,000 common shares in the capital of the Corporation (the "PTIC COMMON SHARES").

B. In connection with the purchase and sale of the PTIC Common Shares, the parties entered into an amended and restated shareholders agreement (the "EXISTING SHAREHOLDERS AGREEMENT") made as of August 31, 2001 between the Corporation, PTIC, Mitel Systems Corporation and Zarlink Semiconductor Inc.

C. Article 2 of the Existing Shareholders Agreement provides that the Corporation shall not issue any Securities (as defined in the Existing Shareholders Agreement) to any persons unless such Securities have first been offered to the Shareholders (as defined in the Existing Shareholders Agreement), and the Shareholders shall have the right (the "PRE-EMPTIVE RIGHTS") to purchase their proportionate share of such Securities.

D. Section 5.6 of the Subscription Agreement provides PTIC with a right (the "EXCHANGE RIGHT"), upon the issuance of certain securities by the Corporation, to exchange the PTIC Common Shares for certain securities of the Corporation, as set forth therein.

E. Section 5.7 of the Subscription Agreement provides PTIC with a right (the "ANTI-DILUTION RIGHT"), upon the issuance of certain securities by the Corporation at a price lower than $4.00 per Common Share, to require the Corporation to issue to PTIC certain additional securities of the Corporation as necessary to maintain PTIC's then current ownership percentage of the Corporation, as set forth therein.

F. The Corporation now proposes to enter into a financing transaction (the "FINANCING"), pursuant to which it proposes to issue to EdgeStone Capital Equity Fund II-A, L.P, ("EDGESTONE") and to certain of its parallel investors up to 20,000,000 Class A Convertible Preferred Shares, Series 1 of the Corporation (the "SERIES A SHARES") at a purchase price of $1.00 per share. The Series A Shares are convertible in accordance with their terms into common shares in the capital of the Corporation ("COMMON SHARES").

G. In connection with the Financing, the Corporation also proposes to grant or issue to EdgeStone: (i) an option (the "EDGESTONE PURCHASE OPTION") to purchase up to an additional 5,000,000 Series A Shares, at a purchase price of $1.00 per share; (ii) warrants (the "FINANCING WARRANTS") which will entitle EdgeStone to purchase up to that number of Common Shares as is equal to 25% of the number of Common Shares that would be issuable to EdgeStone on conversion of its Series A Shares, exercisable at a price of $1.25 per share; and (iii) a warrant (the "ANTI-DILUTION WARRANT") which will entitle EdgeStone to acquire certain additional Common Shares upon the occurrence of certain dilutive events. Following the Financing, the Corporation also proposes to offer, issue and sell (the "COMMON SHARE OFFERING") additional Common Shares for an aggregate purchase price of not more than $10,000,000, and up to an additional 5,000,000 Series A Shares (the "SUBSEQUENT SERIES A SHARE OFFERING"), to one or more additional investors at a price of $1.00 per share.

H. In connection with the Financing, the Corporation also proposes that certain existing outstanding securities of the Corporation, namely: (i) the PTIC Common Shares, (ii) 20,448,875 common shares in the capital of the Corporation (the "WCC COMMON SHARES") issued by the Corporation in October, 2003 upon the conversion of certain promissory notes previously issued by the Corporation in favour of Wesley Clover Corporation; and
      (iii) 5,445,775 common shares in the capital of the Corporation (the "DEBENTURE SHARES") issued in October, 2003 upon the conversion of mandatory convertible debentures previously issued by the Corporation in favour of certain existing investors, will be exchanged for or converted into (the "EXCHANGE AND CONVERSION TRANSACTION") Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES") of the Corporation, as follows:

      (a) the PTIC Common Shares will be exchanged for an aggregate of 16,000,000 Series B Shares, calculated on the basis of four Series B Shares for each outstanding PTIC Common Share;

      (b) the WCC Common Shares will be exchanged for an aggregate of 40,897,750 Series B Shares, calculated on the basis of two Series B Shares for each outstanding WCC Common Share; and

      (c) the Debenture Shares will be converted into an aggregate of up to 10,891,550 Series B Shares, calculated on the basis of two Series B Shares for each Debenture Share.

      The Series B Shares will be convertible in accordance with their terms into Common Shares.

I. The parties therefore desire to enter into this Exchange and Release Agreement to provide for the exchange of the PTIC Common Shares for 16,000,000 Series B Shares upon the Exchange and Conversion Transaction, and to confirm that the Corporation has satisfied all obligations under the agreements referred to above, and to terminate such agreements, as set forth herein.

J. In connection with the Financing, the Corporation, PTIC, EdgeStone and certain other shareholders of the Corporation will enter into a new shareholders agreement and a registration rights agreement.

THEREFORE the parties agree as follows:

1.    Waiver of Pre-emptive Rights and Termination of Existing Shareholders
      Agreement

      PTIC hereby agrees to enter into a waiver and termination agreement, in substantially the form attached as Schedule "A" hereto, with the Corporation, Mitel Systems Corporation and Zarlink Semiconductor Inc. to provide for the waiver of Pre-emptive Rights in connection with the issuance of various securities by the Corporation pursuant to the Financing and the Exchange and Conversion Transaction, and to terminate the Existing Shareholders Agreement.

2.    Waiver of Subscription Agreement Rights

      PTIC hereby irrevocably waives its rights under the Subscription Agreement, including, without limitation, the Exchange Right and Anti-Dilution Right, in connection with the issuance by the Corporation of the following:

      (a) the Series A Shares, EdgeStone Purchase Option, Financing Warrants and Anti- Dilution Warrant pursuant to the Financing;

      (b) the additional Series A Shares and any additional Financing Warrants upon the exercise by EdgeStone or its permitted assignees of the EdgeStone Purchase Option;

      (c)   any Series A Shares pursuant to the Subsequent Series A Share
            Offering;

      (d) the Common Shares upon the conversion of any Series A Shares in accordance with their terms;

      (e) the Common Shares upon the exercise of the Financing Warrants and the Anti-Dilution Warrants in accordance with their respective terms;

      (f)   the Common Shares pursuant to the Common Share Offering;

      (g) the Series B Shares pursuant to the Exchange and Conversion Transaction; and

      (h) the Common Shares upon the conversion of any Series B Shares in accordance with their terms.

3.    Exchange of PTIC Common Shares and Release

      (a) PTIC hereby irrevocably agrees to surrender all of the PTIC Common Shares in exchange for, concurrent with the closing of the Financing, an aggregate of 16,000,000 Series B Shares.

      (b) In order to effect the Exchange and Conversion Transaction in relation to the PTIC Common Shares, PTIC will return to the Corporation for cancellation the certificate(s) representing the PTIC Common Shares and, upon receipt thereof the Corporation will issue to PTIC a certificate(s) representing an aggregate of 16,000,000 Series B Shares.

      (c) PTIC hereby agrees that upon the surrender of the certificate(s) representing the PTIC Common Shares in accordance with and as contemplated by this Exchange and Release Agreement, PTIC will have no further rights under or in respect of the PTIC Common Shares or the Subscription Agreement, other than the right to receive the 16,000,000 Series B Shares to which PTIC is entitled in connection with the Exchange and Conversion Transaction.

      (d) PTIC acknowledges that upon the surrender of the certificate(s) representing the PTIC Common Shares and delivery of a certificate(s) representing an aggregate of 16,000,000 Series B Shares as described in this Exchange and Release Agreement, the Corporation will have fully satisfied any and all of its obligations under and in connection with the PTIC Common Shares and the Subscription Agreement, and agrees that all of its rights thereunder are thereupon terminated, and the Corporation will have no further liability to PTIC with respect to any such rights.

      (e) Upon delivery of one or more share certificates representing an aggregate of 16,000,000 Series B Shares as described in this Exchange and Release Agreement, PTIC hereby releases, remises and forever discharges the Corporation, its directors and officers of and from all actions, causes of action, suits, debts, demands, contracts and claims whatsoever and howsoever arising which PTIC ever had, now has or which PTIC may have relating to the PTIC Common Shares and the Subscription Agreement.

4.    Representations and Warranties

      PTIC hereby represents and warrants to the Corporation as follows:

      (a)   PTIC is resident in the Province of Quebec;

      (b) PTIC is acting for its own account and has not been created, incorporated or established solely for purposes of acquiring the Series B Shares pursuant to applicable private placement exemptions under the Securities Act (Quebec);

      (c) PTIC is acquiring the Series B Shares for investment only and not with a view to immediate resale or distribution and understands that until the Corporation becomes a reporting issuer in the Province of Quebec, PTIC may not resell or otherwise transfer or dispose of the Series B Shares except in accordance with the applicable provisions of the Securities Act (Quebec); and

      (d) PTIC acknowledges and agrees that the exchange of the securities hereunder is conditional upon such exchange being exempt from the prospectus and registration requirements of the Securities Act (Quebec) and understands that the PTIC Common Shares to be exchanged hereunder must have an aggregate value of not less than CDN$150,000.

5.    Termination of Subscription Agreement

      Upon and conditional on the closing of the Financing and Exchange and Conversion Transaction, the Subscription Agreement is terminated; provided that the representations and warranties of the Corporation in favour of PTIC set forth in Section 6.20 of the Subscription Agreement shall survive and continue for such period as if the Subscription Agreement had not been so terminated; and further provided that PTIC hereby represents and warrants that, as of the date of this Exchange and Release Agreement, it has no actual knowledge of any breach by the Corporation of any of its representations and warranties set forth in Section 6.20 of the Subscription Agreement.

6.    New Shareholders Agreement and Registration Rights Agreement

      The Corporation and PTIC acknowledge that, with respect to the 16,000,000 Series B Shares to be issued to PTIC upon the Exchange and Conversion Transaction, PTIC shall become a party to the following agreements to be entered into in connection with and effective upon the closing of the
      Financing:

      (a) a new shareholders agreement, in substantially the form attached as Schedule "B" hereto; and

      (b) a registration rights agreement, in substantially the form attached as Schedule "C" hereto.

7.    General

      (a) Entire Agreement. This Exchange and Release Agreement and the agreements and other documents required to be delivered pursuant to this Exchange and Release Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Exchange and Release Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Exchange and Release Agreement, except as specifically set forth in this Exchange and Release Agreement and the agreements and other documents required to be delivered pursuant to this Exchange and Release Agreement.

      (b) Further Assurances. Each of the parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to give effect to this Exchange and Release Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Exchange and Release Agreement and carry out its provisions.

      (c) Jurisdiction. This Exchange and Release Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Any action, suit or proceeding arising out of or relating to this Exchange and Release Agreement shall be brought in the courts of the Province of Ontario and each of the parties hereby irrevocably submits to the jurisdiction of such courts.

      (d) Currency. All references to money amounts herein are to the lawful currency of Canada.

      (e) Counterparts. This Exchange and Release Agreement may be executed in counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

    [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK - THE NEXT PAGE IS THE
                                SIGNATURE PAGE.]

IN WITNESS OF WHICH the parties have executed this Exchange and Release
Agreement.

                                      MITEL NETWORKS CORPORATION

                                      BY:/s/ S. SPOONER
                                         -------------------------------------
                                         Name:S. SPOONER
                                         Title:C.F.O.

                                      POWER TECHNOLOGY INVESTMENT CORPORATION

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

IN WITNESS OF WHICH the parties have executed this Exchange and Release
Agreement.

                                      MITEL NETWORKS CORPORATION

                                      BY:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      POWER TECHNOLOGY INVESTMENT CORPORATION

                                      By:/s/ LESRIE RAENDEN
                                         -------------------------------------
                                         Name:  LESRIE RAENDEN
                                         Title: EVP Finance

                                  SCHEDULE "A"

                        WAIVER AND TERMINATION AGREEMENT

THIS WAIVER AND TERMINATION AGREEMENT made April --, 2004.

BETWEEN:

      MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada,

      (the "CORPORATION")

AND:

      MITEL SYSTEMS CORPORATION, a corporation incorporated under the laws of Canada,

      ("Systems")

AND:

      ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada,

      ("ZARLINK")

AND:

      POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada,

      ("PTIC")

RECITALS:

A. Systems, Zarlink and PTIC (collectively, the "SHAREHOLDERS" and each individually, a "SHAREHOLDER") are the registered owners of certain shares in the capital of the corporation.

B. The Shareholders and the Corporation are party to an amended and restated shareholders agreement dated as of August 31, 2001 (the "SHAREHOLDERS AGREEMENT").

C. Article 2 of the Shareholders Agreement provides that the Corporation shall not issue any securities (as defined in the Shareholders Agreement) to any persons unless such Securities have first been offered to the Shareholders and the Shareholders shall have the right (the "PRE-EMPTIVE RIGHTS") to purchase their proportionate share of such Securities.

D. The Corporation now proposes to enter into a financing transaction (the "FINANCING"), pursuant to which it proposes to issue to EdgeStone Capital Equity Fund II-A, L.P.

      ("EDGESTONE") and to certain of its parallel investors and potentially to one or more additional investors up to 25,000,000 Class A Convertible Preferred Shares, Series 1 of the Corporation (the "SERIES A SHARES") at a purchase price of $1.00 per share. The Series A Shares will be convertible in accordance with their terms into common shares in the capital of the Corporation ("COMMON SHARES"). In connection with the Financing, the Corporation also proposes to grant or issue to EdgeStone: (i) an option (the "EDGESTONE PURCHASE OPTION") to purchase an additional 5,000,000 Series A Shares, at a purchase price of $1.00 per share; (ii) warrants (THE "FINANCING WARRANTS") which will entitle EdgeStone to purchase up to that number of Common Shares as is equal to 25% of the number of Common Shares that would be issuable to EdgeStone on conversion of its Series A Shares, exercisable at a price of $1.25 per share; and (iii) a warrant (the "ANTI-DILUTION WARRANT") which will entitle EdgeStone to acquire certain additional Common Shares upon the occurrence of certain dilutive events. Following the Financing, the Corporation is also entitled to offer, issue and sell (the "COMMON SHARE OFFERING") additional Common Shares for an aggregate purchase price of not more than $10,000,000.

E. As a condition to the Financing, the Company also proposes that certain existing outstanding securities of the Corporation, namely: (i) 4,000,000 Common Shares held by PTIC (the "PTIC COMMON SHARES"), (ii) 20,448,875 Common Shares (the "WCC COMMON SHARES") issued by the Corporation in October, 2003 upon the conversion of certain promissory notes previously issued by the Corporation in favour of Wesley Clover Corporation; and
      (iii) 5,445,775 Common Shares (the "DEBENTURE Shares") issued in October, 2003 upon the conversion of mandatory convertible debentures previously issued by the Corporation in favour of certain existing investors, will be exchanged for or converted into (the "EXCHANGE AND CONVERSION TRANSACTION") Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES") of the Corporation, as follows:

      (a) the PTIC Common Shares will be exchanged for an aggregate of 16,000,000 Series B Shares, calculated on the basis of four Series B Shares for each outstanding PTIC Common Share;

      (b) the WCC Common Shares will be exchanged for an aggregate of 40,897,750 Series B Shares, calculated on the basis of two Series B Shares for each outstanding WCC Common Share; and

      (c) the Debenture Shares will be converted into an aggregate of up to 10,891,550 Series B Shares, calculated on the basis of two Series B Shares for each Debenture Share.

      The Series B Shares will be convertible in accordance with their terms into Common Shares.

F. In connection with and as a condition of the Financing, the Shareholders and the Corporation now desire enter into this Waiver and Termination Agreement to provide for the waiver of Pre-emptive Rights in connection with the Financing and Exchange and Conversion Transaction and to terminate the Shareholders Agreement.

THEREFORE the parties agree as follows:

1.    Waiver of Pre-emptive Rights

      Each of the Shareholders hereby irrevocably waives its Pre-emptive Rights under Article 2 of the Shareholders Agreement (including any right to formal notice) in connection with the issuance by the Corporation of:

      (a) the Series A Shares, EdgeStone Purchase Option, Financing Warrants and Anti- Dilution Warrant pursuant to the Financing;

      (b) the additional Series A Shares and Financing Warrants upon the exercise by EdgeStone of the EdgeStone Purchase Option;

      (c) the Common Shares upon the conversion of any Series A Shares in accordance with their terms;

      (d) the Common Shares upon the exercise of the Financing Warrants in accordance with their terms;

      (e) the Common Shares upon the exercise of the Anti-Dilution Warrant in accordance with its terms;

      (f)   the Common Shares pursuant to the Common Share Offering;

      (g) the Series B Shares pursuant to the Exchange and Conversion Transaction; and

      (h) the Common Shares upon the conversion of any Series B Shares in accordance with their terms.

      Each of the Shareholders further acknowledges that in connection with the issuance of the above securities, the holders thereof will not be required to become a party to the Shareholders Agreement, and the Shareholders Agreement will be terminated as contemplated in this Waiver and Termination Agreement.

2.    Termination of Shareholders Agreement and Release

      (a) The Shareholders Agreement is hereby terminated. This Waiver and Termination Agreement, being duly executed by the Corporation and each of the Shareholders constitutes a valid termination of the Shareholders Agreement.

      (b) Each Shareholder hereby acknowledges that the Corporation has fully satisfied any and all of its obligations under and in connection with the Shareholders Agreement, and agrees that all of its rights thereunder are terminated, and the Corporation has no further liability to such Shareholder with respect to any such rights.

      (c) Each Shareholder hereby releases, remises and forever discharges the Corporation, its directors and officers of and from all actions, causes of action, suits, debts, demands, contracts and claims whatsoever and howsoever arising which such Shareholder ever had, now has or which such Shareholder may have relating to the Shareholders Agreement.

3.    General

      (a) Entire Agreement. This Waiver and Termination Agreement and the agreements and other documents required to be delivered pursuant to this Waiver and Termination Agreement, constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Waiver and Termination Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Waiver and Termination Agreement except as specifically set forth in this Waiver and Termination Agreement and any document required to be delivered pursuant to this Waiver and Termination Agreement.

      (b) Further Assurances. Each of the parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to give effect to this Waiver and Termination Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Waiver and Termination Agreement and carry out its provisions.

      (c) Jurisdiction. This Waiver and Termination Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Any action, suit or proceeding arising out of or relating to this Waiver and Termination Agreement shall be brought in the courts of the Province of Ontario and each of the parties hereby irrevocably submits to the jurisdiction of such courts.

      (d) Counterparts. This Waiver and Termination Agreement may be executed in several counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS.]

IN WITNESS OF WHICH the parties have executed this Waiver and Termination Agreement.

                                         MITEL NETWORKS CORPORATION

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         MITEL SYSTEMS CORPORATION

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         ZARLINK SEMICONDUCTOR INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         POWER TECHNOLOGY INVESTMENT CORPORATION

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  SCHEDULE "B"

                           NEW SHAREHOLDERS AGREEMENT

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A,L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A, GP, L.P.; EdgeStone Capital Equity Fund II-US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc; EdgeStone Capital Equity Fund II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-inst. GP, Inc.; Samuel L. Duboc; Gilbert S. Paller; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and uncorporated by reference.

                                   SCHEDULE"C"

                          REGISTRATION RIGHTS AGREEMENT

Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A,L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & Co. Inc; EdgeStone Capital Equity Fund II-A, GP, L.P.; EdgeStone Capital Equity Fund II-US GP, L.P., EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity II-A GP, Inc.; EdgeStone Capital Equity Fund II-US Main GP, Inc.; EdgeStone Capital Equity Fund II-US-inst. GP, Inc; Samuel L. Duboc; Gilbert S. Paller; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II - B GP, Inc. and uncorporated by reference.

                                   EXHIBIT F-3

                   FORM OF WCC EXCHANGE AND RELEASE AGREEMENT

                         EXCHANGE AND RELEASE AGREEMENT

      THIS EXCHANGE AND RELEASE AGREEMENT is made April 23, 2004.

BETWEEN:

      MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada,

      (the "CORPORATION")

                                     -and-

      WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of the Province of Newfoundland,

      ("WESLEY CLOVER")

RECITALS:

A. Wesley Clover is the holder of 20,448,875 common shares in the capital of the Corporation (the "WCC COMMON SHARES") which were issued to Wesley Clover by the Corporation in October, 2003 upon the conversion of certain promissory notes (the "WESLEY CLOVER NOTES") previously issued by the Corporation to evidence certain debt of the Corporation to Wesley Clover.

B. The Wesley Clover Notes were converted into the WCC Common Shares at a conversion price of $2.00 per share. In connection with such conversion, the Corporation committed to offer certain downside price protection to Wesley Clover in connection with the WCC Common Shares.

C. The Corporation now proposes to enter into a financing transaction (the "FINANCING"), pursuant to which it proposes to issue to EdgeStone Capital Equity Fund II-A, L.P. and to certain of its parallel investors ("EDGESTONE") up to an aggregate of 20,000,000 Class A Convertible Preferred Shares, Series 1 of the Corporation at a purchase price of $1.00 per share.

D. In connection with the Financing, the Corporation also proposes that certain existing outstanding securities of the Corporation, namely: (i) the WCC Common Shares, (ii) 4,000,000 common shares in the capital of the Corporation (the "PTIC COMMON SHARES") held by Power Technology Investment Corporation ("PTIC"); and (iii) 5,445,775 common shares in the capital of the Corporation (the "DEBENTURE SHARES") issued in October, 2003 upon the conversion of mandatory convertible debentures previously issued by the Corporation in favour of certain existing investors, will be exchanged for or converted into (the "EXCHANGE AND CONVERSION TRANSACTION") Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES") of the Corporation, as follows:

      (a) the WCC Common Shares will be exchanged for an aggregate of 40,897,750 Series B Shares, calculated on the basis of two Series B Shares for each outstanding WCC Common Share;

      (b) the PTIC Common Shares will be exchanged for an aggregate of 16,000,000 Series B Shares, calculated on the basis of four Series B Shares for each outstanding PTIC Common Share; and

      (c) the Debenture Shares will be converted into an aggregate of up to 10,891,550 Series B Shares, calculated on the basis of two Series B Shares for each Debenture Share.

E. The parties therefore desire to enter into this Exchange and Release Agreement to provide for the exchange of the WCC Common Shares for an aggregate of 40,897,750 Series B Shares as described above, and to confirm that the Corporation has satisfied its obligations to Wesley Clover as contemplated herein.

THEREFORE the parties agree as follows:

1.    Exchange, of WCC Common Shares and Release

      (a) Wesley Clover hereby irrevocably agrees to surrender all of the WCC Common Shares in exchange for, concurrent with the closing of the Financing, an aggregate of 40,897,750 Series B Shares.

      (b) In order to effect the Exchange and Conversion Transaction in relation to the WCC Common Shares, Wesley Clover will return to the Corporation for cancellation the certificate(s) representing the WCC Common Shares and, upon receipt thereof, the Corporation will issue to Wesley Clover one or more share certificates representing an aggregate of 40,897,750 Series B Shares.

      (c) Wesley Clover hereby agrees that upon the surrender of the certificate(s) representing the WCC Common Shares in accordance with and as contemplated by this Exchange and Release Agreement, Wesley Clover will have no further rights under or in respect of the WCC Common Shares, the Wesley Clover Notes or any other commitments of the Corporation to Wesley Clover in respect thereof, other than the right to receive the 40,897,750 Series B Shares to which Wesley Clover is entitled in connection with the Exchange and Conversion Transaction.

      (d) Wesley Clover acknowledges that upon the surrender of the certificate(s) representing the WCC Common Shares and delivery of one or more share certificates representing an aggregate of 40,897,750 Series B Shares as described in this Exchange and Release Agreement, the Corporation will have fully satisfied any and all of its obligations under and in connection with the WCC Common Shares, the Wesley Clover Notes and any other commitments of the Corporation to Wesley Clover in respect thereof, including without limitation any price protection or anti-dilution rights, and agrees that all of its rights thereunder are thereupon terminated, and the Corporation will have no further liability to Wesley Clover with respect to any such rights.

      (e) Upon delivery of one or more share certificates representing an aggregate of 40,897,750 Series B Shares as described in this Exchange and Release Agreement, Wesley Clover hereby releases, remises and forever discharges the Corporation, its directors and officers of and from all actions, causes of action, suits, debts, demands, contracts and claims whatsoever and howsoever arising which Wesley Clover ever had, now has or which Wesley Clover may have relating to the WCC Common Shares, the Wesley Clover Notes and any other commitments of the Corporation to Wesley Clover in respect thereof.

2.    Representations and Warranties

            Wesley Clover hereby represents and warrants to the Corporation as follows:

      (a)   it is resident in the Province of Newfoundland;

      (b) it is receiving the Series B Shares pursuant to the Exchange and Conversion Transaction as described herein as principal for its own account and not for the benefit of any other person;

      (c) it acknowledges that this Exchange and Conversion Transaction is not being made through the advertisement of the securities in printed media of general and regular paid circulation, radio or television; and

      (d) it acknowledges and agrees that the exchange of the securities hereunder is conditional upon such conversion being exempt from the prospectus and registration requirements of the Securities Act (Newfoundland) and understands that the WCC Common Shares to be exchanged hereunder must have an aggregate value of not less than $97,000.

3.    General

      (a) Entire Agreement. This Exchange and Release Agreement and the agreements and other documents required to be delivered pursuant to this Exchange and Release Agreement, constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Exchange and Release Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Exchange and Release Agreement, except as specifically set forth in this Exchange and Release Agreement and any document required to be delivered pursuant to this Exchange and Release Agreement.

      (b) Further Assurances. Each of the parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Exchange and Release Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Exchange and Release Agreement and carry out its provisions.

      (c) Jurisdiction. This Exchange and Release Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Any action, suit or proceeding arising out of or relating to this Exchange and Release Agreement shall be brought in the courts of the Province of Ontario and each of the parties hereby irrevocably submits to the jurisdiction of such courts.

      (d) Currency. All references to money amounts herein are to the lawful currency of Canada.

      (e) Counterparts. This Exchange and Release Agreement may be executed in counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS OF WHICH the parties have executed this Exchange and Release
Agreement.

 MITEL NETWORKS CORPORATION              WESLEY CLOVER CORPORATION

By: /s/ S. Spooner                       By: /s/ Jose Medeiros
   -------------------------------          ---------------------------------
   Name: S. Spooner                        Name: Jose Medeiros
   Title: C.F.O                            Title: Director